Exhibit 99.2


                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                         UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF NEW JERSEY

------------------------------------------
IN RE:                                    )     Chapter 11
                                          )
CONGOLEUM CORPORATION,                    )
CONGOLEUM SALES, INC., and                )     Case No. 03-51524 (KCF)
CONGOLEUM FISCAL, INC.,                   )
                  Debtors.                )     Jointly Administered
                                          )
------------------------------------------

                           SEVENTH MODIFIED JOINT PLAN
            OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
         OF CONGOLEUM CORPORATION, ET AL., DATED AS OF FEBRUARY 3, 2006


THIS PLAN PROVIDES, AMONG OTHER THINGS, FOR THE ISSUANCE OF INJUNCTIONS UNDER SECTIONS 105 AND 524(g) OF THE BANKRUPTCY CODE THAT RESULT IN THE CHANNELING OF ALL ASBESTOS-RELATED LIABILITIES OF CONGOLEUM CORPORATION AND THE PROTECTED PARTIES SET FORTH HEREIN INTO A TRUST AS MORE FULLY DESCRIBED HEREIN.

PILLSBURY WINTHROP SHAW PITTMAN LLP
1540 Broadway
New York, NY 10036-4039

Richard L. Epling
Robin L. Spear
Kerry A. Brennan

                        And

OKIN, HOLLANDER & DELUCA, LLP
Parker Plaza
400 Kelby Street
Fort Lee, New Jersey 07024

Paul S. Hollander
James J. DeLuca

Attorneys for Congoleum Corporation, et al.
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                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                  INTRODUCTION


                                    ARTICLE I

               DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME

   1.1  SCOPE OF DEFINITIONS.................................................1
   1.2  DEFINITIONS..........................................................1
   1.3  RULES OF INTERPRETATION:  APPLICATION OF DEFINITIONS, RULES OF
        CONSTRUCTION, AND COMPUTATION OF TIME...............................20
   1.4  EXHIBITS AND SCHEDULES..............................................21

                     ARTICLE II CLASSIFICATION OF CLAIMS AND INTERESTS

   2.1  GENERALLY...........................................................21
   2.2  UNCLASSIFIED CLAIMS.................................................21
   2.3  CLASSES.............................................................21

                                   ARTICLE III

                           TREATMENT OF ADMINISTRATIVE
                         CLAIMS AND PRIORITY TAX CLAIMS

   3.1  ADMINISTRATIVE CLAIMS...............................................22
   3.2  PRIORITY TAX CLAIMS.................................................23
   3.3  SUBSTANTIAL CONTRIBUTION CLAIMS.....................................23

                                   ARTICLE IV

                  TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

   4.1  CLAIMS AND INTERESTS................................................23
   4.2  RESERVATION OF RIGHTS REGARDING CLAIMS..............................29
   4.3  SEPARATE LIABILITIES OF REORGANIZED DEBTORS.........................29

                                    ARTICLE V

                           IMPLEMENTATION OF THE PLAN

   5.1  THE PLAN TRUST......................................................29
   5.2  INTERCOMPANY SETTLEMENT.............................................32
   5.3  CERTIFICATE OF INCORPORATION AND BYLAWS.............................32
   5.4  MANAGEMENT OF THE REORGANIZED DEBTORS...............................32
   5.5  AMENDED CREDIT AGREEMENT............................................32
   5.6  TRANSFER TAXES......................................................33
   5.7  SECTION 346 INJUNCTION..............................................33
   5.8  EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS.....................33
   5.9  CORPORATE ACTION....................................................33


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                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                                   ARTICLE VI

                PROVISIONS GOVERNING DISTRIBUTIONS WITH RESPECT TO CLAIMS
                      OTHER THAN PLAN TRUST ASBESTOS CLAIMS

   6.1  PLAN DISTRIBUTIONS..................................................33
   6.2  DELIVERY OF DISTRIBUTIONS...........................................34
   6.3  WITHHOLDING OF TAXES................................................34
   6.4  UNCLAIMED PROPERTY..................................................34

                                   ARTICLE VII

                          RESOLUTION OF DISPUTED CLAIMS

   7.1  DISALLOWANCE OF IMPROPERLY FILED CLAIMS.............................34
   7.2  PROSECUTION OF OBJECTIONS TO CLAIMS.................................34
   7.3  NO DISTRIBUTIONS PENDING ALLOWANCE..................................35
   7.4  DISTRIBUTIONS AFTER ALLOWANCE.......................................35
   7.5  LIQUIDATION OF ABI ASBESTOS PERSONAL INJURY INDEMNITY CLAIMS........35

                                  ARTICLE VIII

                        TREATMENT OF EXECUTORY CONTRACTS,
                        UNEXPIRED LEASES AND SETTLEMENTS

   8.1  ASSUMPTION OF UNEXPIRED LEASES AND EXECUTORY CONTRACTS..............37
   8.2  DAMAGES UPON REJECTION..............................................37
   8.3  EXECUTORY AND OTHER SETTLEMENTS.....................................38
   8.4  INSURANCE AGREEMENTS................................................38
   8.5  COMPENSATION AND BENEFITS PROGRAMS..................................38
   8.6  RETIREE BENEFITS....................................................38
   8.7  INDEMNIFICATION OF DIRECTORS, OFFICER AND EMPLOYEES.................39

                                   ARTICLE IX

                       ACCEPTANCE OR REJECTION OF THE PLAN

   9.1  CLASSES ENTITLED TO VOTE............................................39
   9.2  ACCEPTANCE BY IMPAIRED CLASSES OF CLAIMS............................39
   9.3  ACCEPTANCE BY IMPAIRED CLASS OF INTERESTS...........................39
   9.4  ACCEPTANCE PURSUANT TO SECTION 524(G) OF THE BANKRUPTCY CODE........39
   9.5  PRESUMED ACCEPTANCE OF PLAN.........................................39
   9.6  RESERVATION OF RIGHTS. IN THE EVENT THAT ANY IMPAIRED CLASS
        FAILS TO ACCEPT THE PLAN BY THE REQUISITE NUMBERS AND AMOUNTS
        REQUIRED BY THE BANKRUPTCY CODE, THE DEBTORS RESERVE THE RIGHT
        TO SEEK CONFIRMATION OF THE PLAN BY MEANS OF THE FAIR AND EQUITABLE
        POWER CONTAINED IN SECTION 1129(B) OF THE BANKRUPTCY CODE...........40


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                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                                    ARTICLE X

                  CONDITIONS TO CONFIRMATION AND EFFECTIVENESS

   10.1  CONDITIONS TO CONFIRMATION..........................................40
   10.2  CONDITIONS TO EFFECTIVENESS.........................................42
   10.3  WAIVER OF CONDITIONS................................................43

                                   ARTICLE XI

                       INJUNCTIONS, RELEASES AND DISCHARGE

   11.1  DISCHARGE...........................................................43
   11.2  RELEASE OF REPRESENTATIVES OF THE DEBTORS...........................44
   11.3  EXCULPATION.........................................................44
   11.4  RELEASES BY HOLDERS OF CLAIMS.......................................45
   11.5  DISCHARGE INJUNCTION................................................45
   11.6  ASBESTOS CHANNELING INJUNCTION......................................45
   11.7  RESERVATION OF RIGHTS...............................................46
   11.8  RIGHTS AGAINST NON-DEBTORS UNDER SECURITIES LAWS....................47
   11.9  RIGHTS AGAINST DEBTORS UNDER ENVIRONMENTAL LAWS.....................47
   11.10 DISALLOWED CLAIMS AND DISALLOWED INTERESTS..........................47
   11.11 ANTI-SUIT INJUNCTION................................................47

                                   ARTICLE XII

                      MATTERS INCIDENT TO PLAN CONFIRMATION

   12.1  TERM OF CERTAIN INJUNCTIONS AND AUTOMATIC STAY......................48
   12.2  NO SUCCESSOR LIABILITY..............................................48
   12.3  REVESTING...........................................................48
   12.4  VESTING AND ENFORCEMENT OF CAUSES OF ACTION.........................48
   12.5  PLAN TRUST BANKRUPTCY CAUSES OF ACTION..............................49
   12.6  BANKRUPTCY CAUSES OF ACTION.........................................49

                                  ARTICLE XIII

                                  MISCELLANEOUS

   13.1  JURISDICTION........................................................49
   13.2  GENERAL RETENTION...................................................49
   13.3  SPECIFIC PURPOSES...................................................50
   13.4  PAYMENT OF STATUTORY FEES...........................................51
   13.5  THE ASBESTOS CLAIMANTS' COMMITTEE AND THE FUTURES REPRESENTATIVE....51
   13.6  REVOCATION OF PLAN..................................................52
   13.7  MODIFICATION OF PLAN................................................52
   13.8  MODIFICATION OF PAYMENT TERMS.......................................52
   13.9  ENTIRE AGREEMENT....................................................52
   13.10 HEADINGS............................................................53
   13.11 PROFESSIONAL FEE CLAIMS.............................................53
   13.12 RECORDABLE ORDER....................................................53


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                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


   13.13 GOVERNING LAW.......................................................53
   13.14 NO ADMISSION........................................................53
   13.15 CONSENT TO JURISDICTION.............................................53
   13.16 SETOFFS.............................................................53
   13.17 SUCCESSORS AND ASSIGNS..............................................54
   13.18 NON-DEBTOR WAIVER OF RIGHTS.........................................54
   13.19 FURTHER AUTHORIZATIONS..............................................54
   13.20 NOTICES.............................................................54

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                                  INTRODUCTION

      Congoleum Corporation, Congoleum Sales, Inc. and Congoleum Fiscal, Inc., the Debtors (as defined herein) in these Reorganization Cases (as defined herein) hereby propose this joint plan of reorganization pursuant to the provisions of Chapter 11 of the United States Bankruptcy Code. Reference is made to the Disclosure Statement (as defined herein) distributed contemporaneously herewith for a discussion of the history, businesses, properties, results of operations, projections for future operations of the Debtors and risks associated with the Plan.

      All holders of Claims and Interests (each as defined herein) entitled to vote on the Plan are encouraged to read the Plan and Disclosure Statement in their entirety before voting to accept or reject the Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019 (as defined herein), and Section 13.7 of the Plan, the Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan prior to its substantial consummation.

                                    ARTICLE I

          DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME

      1.1 Scope of Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Article I of the Plan. Any term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

      1.2 Definitions.

      "AAA" shall have the meaning ascribed to such term in Section 7.5(d) of the Plan.

      "ABI" means American Biltrite Inc., a Delaware corporation, and any successor or assign thereto whether presently existing or which may arise in the future.

      "ABI Asbestos Claim" means any ABI Asbestos Indemnity Claim or Other ABI Asbestos Claim.

      "ABI Asbestos Indemnity Claim" means any ABI Asbestos Personal Injury Indemnity Claim or ABI Asbestos Property Damage Indemnity Claim.

      "ABI Asbestos Personal Injury Indemnity Claim" means any asbestos personal injury indemnification Claim or Demand that may be asserted by ABI against Congoleum at any time under the Joint Venture Agreement.

      "ABI Asbestos Property Damage Indemnity Claim" means any asbestos-related property damage indemnification Claim or Demand that may be asserted by ABI against Congoleum at any time under the Joint Venture Agreement.

      "ABI Claim" means any Claim or Demand at any time that may be asserted by ABI at any time against any Debtor, including without limitation ABI Asbestos Claims.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "ABI Contribution" means $250,000 in Cash to be delivered to the Plan Trust by and on behalf of ABI on the Effective Date pursuant to Section 5.2 of the Plan.

      "ABI Parties" means any current or former officers, directors and employees of ABI, in their capacity as such.

      "Additional Indemnitees" has the meaning set forth in the Plan Trust Agreement.

      "Additional Plan Trust Contribution" means (i) fifty percent (50%) of the amount of accrued and unpaid interest from the Petition Date through and including the Effective Date on the Senior Notes, which, if the Effective Date occurs on December 31, 2006 will total approximately $15 million; and (ii) $7,300,000 in Cash.

      "Administrative Claim" means any Claim for the payment of an Administrative Expense. The term "Administrative Claim" shall not include Asbestos Claims.

      "Administrative Expense" means (a) any cost or expense of administration of the Reorganization Cases under section 503(b) of the Bankruptcy Code including, but not limited to (1) any actual and necessary post-petition cost or expense of preserving the Estates or operating the Debtors' assets and businesses, (2) any payment to be made under the Plan to cure a default on an assumed executory contract or unexpired lease, (3) any post-petition cost, indebtedness or contractual obligation duly and validly incurred or assumed by the Debtors in the ordinary course of business, and (4) compensation or reimbursement of expenses of professionals to the extent allowed by the Bankruptcy Court under section 327, 328, 330(a), 331, 503(b) or 1103 of the Bankruptcy Code, including, without limitation, the Futures Representative and its Representatives and (b) any fee or charge assessed against the Estates under 28 U.S.C. ss. 1930.

      "Affiliate" shall have the meaning ascribed to such term in section 101(2) of the Bankruptcy Code.

      "Allowed" means:

            (a) With respect to the Claims Handling Fee, the amount certified by the Collateral Trustee pursuant to Section 5.1(i);

            (b) With respect to an Administrative Claim:

                  (i) such amount that represents a Claim of a professional person employed under sections 327, 328, 524(g)(4)(B)(i) or 1103 of the Bankruptcy Code who is required to apply to the Bankruptcy Court for the allowance of compensation and reimbursement of expenses pursuant to section 330 of the Bankruptcy Code, to the extent such Claim is allowed by a Final Order of the Bankruptcy Court under sections 330 or 331 of the Bankruptcy Code; and

                  (ii) other than with respect to a Claim described in clause
(c)(i) of this definition, such amount that represents an actual or necessary expense of preserving the Estates or operating the business of any of the Debtors, any such Claim to the extent that it constitutes an Allowed Administrative Claim, or if such Claim is a Disputed Claim, any such Claim to the extent it is allowed in whole or in part by a Final Order of the Bankruptcy Court and only to the extent that such allowed portion is deemed, pursuant to a Final Order of the Bankruptcy Court, to constitute a cost or expense of administration under section 503 or 1114 of the Bankruptcy Code;

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


            (c) With respect to an Asbestos Property Damage Claim that is filed prior to the expiration of the Asbestos Property Damage Claim Bar Date, such amount as is liquidated and allowed by the Bankruptcy Court;

            (d) With respect to an ABI Asbestos Personal Injury Indemnity Claim, such amount as is determined in accordance with Section 7.5 of the Plan; and

            (e) With respect to any Claim other than a Plan Trust Asbestos Claim, an Asbestos Property Damage Claim or an Administrative Claim, such Claim or any portion thereof (i) that has been allowed in whole or in part by a Final Order of the Bankruptcy Court; (ii) that has been expressly allowed in the Plan;
(iii) as to which, on or before the Effective Date, (A) no Proof of Claim has been filed with the Bankruptcy Court and (B) the Claim is listed in the Schedules (as they may be amended) and not listed as disputed, contingent, or unliquidated; or (iv) for which a Proof of Claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court, or other applicable bankruptcy law, and as to which either (A) no objection to its allowance has been filed within the periods of limitation fixed by the Plan, the Bankruptcy Code, or any order of the Bankruptcy Court, or (B) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order.

      "Allowed Amount" means the sum at which a Claim is Allowed.

      "Amended and Restated Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of Reorganized Congoleum, a form of which is annexed to the Plan as Exhibit "E."

      "Amended Credit Agreement" means the amended credit agreement which may be entered into on the Effective Date by Reorganized Congoleum, as borrower, and Wachovia, as lender, which shall provide for a revolving credit loan on terms and conditions mutually satisfactory and acceptable to Reorganized Congoleum and Wachovia.

      "Anti-Suit Injunction" means the injunction described in Section 11.11 of the Plan.

      "Asbestos Channeling Injunction" means the injunction described in Section
11.6 of the Plan.

      "Asbestos Claimant" means the holder of an Asbestos Personal Injury Claim.

      "Asbestos Claimants' Committee" means the official committee of the representatives of holders of present Asbestos Personal Injury Claims, which committee as of the date hereof consists of the following representatives of the holders of present Asbestos Personal Injury Claims: Perry Weitz, Esquire, Joseph Rice, Esquire, Steven Kazan, Esquire, Russell Budd, Esquire and Robert Taylor, II, Esquire.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Asbestos Claims" means, collectively, Plan Trust Asbestos Claims and ABI Asbestos Claims.

      "Asbestos Expenses" means all costs, taxes and expenses of or imposed on the Plan Trust Assets, the Collateral Trust or the Plan Trust attributable or allocable to Plan Trust Asbestos Claims, including, but not limited to: trustee compensation; employee compensation; compensation to and indemnification of the Futures Representative and the TAC and their respective Representatives; insurance premiums; legal, accounting and other professional fees and expenses; overhead; and disbursements, but excluding payments to holders of Plan Trust Asbestos Claims on account of such Plan Trust Asbestos Claims.

      "Asbestos In-Place Insurance Coverage" means any insurance coverage, not reduced to Cash settlement proceeds, available for the payment or reimbursement of liability, indemnity or defense costs arising from or related to Asbestos Claims or Demands or Plan Trust Expenses under any Asbestos Insurance Policy or any Asbestos Insurance Settlement Agreement.

      "Asbestos Insurance Action" means any claim, cause of action, or right of any Debtor against any Asbestos Insurance Company, including without limitation, the Coverage Litigation, arising from or related to: (a) any such Asbestos Insurance Company's failure to provide or pay under Asbestos In-Place Insurance Coverage, (b) the refusal of any Asbestos Insurance Company to compromise and settle any Asbestos Claim under or pursuant to any Asbestos Insurance Policy, or
(c) the interpretation or enforcement of the terms of any Asbestos Insurance Policy with respect to any Asbestos Claim.

      "Asbestos Insurance Action Recoveries" means (a) Cash derived from and paid pursuant to Asbestos Insurance Settlement Agreements, (b) the right to receive proceeds of Asbestos In-Place Insurance Coverage, and (c) the right to receive the proceeds or benefits of any Asbestos Insurance Action.

      "Asbestos Insurance Assignment" means the transfer, grant and assignment of the Asbestos Insurance Rights to the Plan Trust described in Article V of the Plan, which will be effectuated pursuant to the Insurance Assignment Agreement.

      "Asbestos Insurance Company" means any insurance company, insurance broker, guaranty association or any other Entity with demonstrated or potential liability to any of the Debtors, the Reorganized Debtors, the Collateral Trust or the Plan Trust under or related to an Asbestos Insurance Policy.

      "Asbestos Insurance Policy" means any insurance policy issued to or for the benefit of any of the Debtors (except for any insurance policy issued to ABI, American Biltrite International Inc., or any of their predecessors) in effect at any time on or before the Effective Date that may afford any of the Debtors indemnity or insurance coverage, upon which any claim has been or may be made with respect to any Asbestos Claim.

      "Asbestos Insurance Rights" means any and all rights, titles, privileges, interests, claims, demands or entitlements to any proceeds, payments, initial or supplemental dividends, scheme payments, supplemental scheme payments, causes of action and choses in action related to Asbestos In-Place Insurance Coverage, whether now existing or hereafter arising, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, disputed or undisputed, fixed or contingent, including but not limited to:

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                  (i) any and all rights to pursue or receive payments with respect to Asbestos Claims under any Asbestos In-Place Insurance Coverage, whether for liability, defense or otherwise;

                  (ii) any and all rights to pursue or receive payments related to any Asbestos In-Place Insurance Coverage that was entered into by any domestic or foreign insolvent insurance company, whether in receivership, liquidation, rehabilitation, run-off, scheme of arrangement or any other form of proceeding;

                  (iii) any and all rights to pursue or receive payments related to any Asbestos In-Place Insurance Coverage from any state insurance guaranty association in connection with any state insurance guaranty association statute; provided, however, that Asbestos Insurance Rights shall not include any rights or obligations under any insurance policy or settlement agreement to which the Debtors are a party insofar as such insurance policy or settlement agreement relates to Workers' Compensation Claims; and

                  (iv) any and all rights to pursue any Causes of Action against, or to receive payments related to any Asbestos In-Place Insurance Coverage from, any Asbestos Insurance Company.

      "Asbestos Insurance Settlement Agreement" means any settlement agreement between or among any of the Debtors and a Settling Asbestos Insurance Company relating to any Asbestos Claim or Asbestos Insurance Action.

      "Asbestos Personal Injury Claim" means (a) any claim, demand or lawsuit (including, but not limited to, any Claim or Demand), whenever and wherever arising or asserted against any of the Debtors or their respective present or former officers, directors or employees in their capacities as such and (b) any debt, obligation or liability (whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, bonded, secured or unsecured), whenever and wherever arising or asserted, of the Debtors or their respective present or former officers, directors or employees in their capacities as such (including, but not limited to, all thereof in the nature of or sounding in tort, contract, warranty, or any other theory of law, equity or admiralty); in either case (a) or (b) for, based on or arising by reason of, directly or indirectly, physical, emotional, bodily or other personal injury, sickness, disease, death or damages based on the foregoing (including, but not limited to, any claim or demand for compensatory damages, loss of consortium, proximate, consequential, general, special or punitive damages, reimbursement, indemnity, warranty, contribution or subrogation) whether or not diagnosable or manifested before the Confirmation of the Plan or the close of the Reorganization Cases, (x) caused or allegedly caused, in whole or part, directly or indirectly: (i) by exposure to asbestos or asbestos-containing products manufactured, supplied, distributed, handled, fabricated, stored, sold, installed, or removed by any Debtor and/or any of its Affiliates; (ii) by services, actions, or operations provided, completed or taken by any Debtor and/or any of its Affiliates in connection with asbestos or asbestos-containing products or (y) caused or allegedly caused by asbestos for which any Debtor or its predecessors, are otherwise liable under any applicable law including, but not limited to, Indirect Asbestos Claims and Asbestos Expenses, provided that Asbestos Personal Injury Claim shall not include Workers' Compensation Claims, ABI Asbestos Claims or Asbestos Property Damage Claims.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Asbestos Property Damage Claim" means any Claim or remedy or liability for damage to property (whether or not such Claim, remedy or liability is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not the facts of or legal bases therefor are known or unknown, under any theory of law, equity, admiralty or otherwise), for which the Debtors are alleged to be or may be responsible by judgment, order or settlement and that
(1) arises from or relates to any building or other real property in which asbestos was or is, or asbestos-containing products were or are, alleged to have been installed prior to the Petition Date; and (2) seeks monetary or other relief for injury to, destruction, loss of use, diminution in value, and/or asbestos-related repair or maintenance of such property or for the cost of inspection, encapsulation, decontamination, containment, removal, or other abatement of the asbestos or asbestos-containing products installed or allegedly installed in such property. Asbestos Property Damage Claim also includes any such Claims, remedies or liabilities as described immediately above that seek
(a) compensatory damages (such as proximate, consequential, general and special damages) and punitive damages; and/or (b) reimbursement, indemnification, subrogation and/or contribution, including, without limitation, any Asbestos Property Damage Contribution Claim. Notwithstanding the foregoing, Asbestos Property Damage Claim does not include any ABI Asbestos Claim or Asbestos Personal Injury Claim.

      "Asbestos Property Damage Claim Bar Date" means May 3, 2004, the date designated by the Bankruptcy Court as the last date for filing Proofs of Claim on account of an Asbestos Property Damage Claim against the Debtors.

      "Asbestos Property Damage Claimant" means the holder of an Asbestos Property Damage Claim.

      "Asbestos Property Damage Contribution Claim" means any Claim or remedy or liability for damage to property asserted against the Debtors (whether or not such Claim, remedy or liability is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not the facts of or legal bases therefor are known or unknown, under any theory of law, equity, admiralty or otherwise) that is: (1) held by any Entity or assignee or transferee thereof (other than a director or officer entitled to indemnification pursuant to Section 8.7 of the Plan) which has been, is, or may be a defendant in an action alleging damage to property that (i) arises from or relates to any building or other real property in which asbestos was or is, or asbestos-containing products were or are, alleged to have been installed prior to the Petition Date, and (ii) seeks monetary or other relief for injury to, destruction, loss of use, diminution in value, and/or asbestos-related repair or maintenance of such property or for the cost of inspection, encapsulation, decontamination, containment, removal, or other abatement of the asbestos or asbestos-containing products installed or allegedly installed in such property; and (2) on account of alleged liability by the Debtors for reimbursement, indemnification, subrogation, or contribution of any portion of any damages such Entity (or assignee or transferee thereof) has paid or may pay to the plaintiff in such action. Notwithstanding anything herein to the contrary, Asbestos Property Damage Contribution Claim does not include any ABI Asbestos Claims.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Asbestos Property Damage Insurance Rights" means all rights arising under all insurance policies, issued to or for the benefit of any of the Debtors (except for any insurance policy issued to ABI, American Biltrite International Inc., or any of their predecessors) that may afford any of the Debtors indemnity or insurance coverage solely for Asbestos Property Damage Claims, which policies are set forth on Exhibit "A." The foregoing includes, but is not limited to, rights under insurance policies, rights under settlement agreements made with respect to such insurance policies, rights against the estates of insolvent insurers that issued such policies or entered into such settlements, and rights against state insurance guaranty associations arising out of any such insurance policies issued by insolvent insurers.

      "Asbestos Settlement Documents" means the Security Agreement, Collateral Trust Agreement and Claimant Agreement, collectively.

      "Avoidance Actions" means, collectively, the Omnibus Avoidance Action and the Sealed Avoidance Action.

      "Bankruptcy Causes of Action" means all Causes of Action other than Plan Trust Bankruptcy Causes of Action arising under the Bankruptcy Code, including any avoidance or recovery actions under sections 544, 545, 547, 548, 549, 550, 551 and/or 553 of the Bankruptcy Code, or under any similar state statutes, which seek recovery of or with respect to any payment by, or transfer of any interest in property of, any of the Debtors made in respect of any claim, cause of action or other matter.

      "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C. ss.ss. 101, et seq., as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Reorganization Cases.

      "Bankruptcy Court" means the United States Bankruptcy Court having jurisdiction over the Reorganization Cases or the District Court exercising bankruptcy jurisdiction.

      "Bankruptcy Professional" means any Person (a) employed pursuant to an order of the Bankruptcy Court in accordance with section 327 or 1103 of the Bankruptcy Code and to be compensated for services pursuant to sections 327, 328, 329, 330 and/or 331 of the Bankruptcy Code, or (b) who applies to the Bankruptcy Court for compensation and reimbursement of expenses pursuant to section 503(b) of the Bankruptcy Code.

      "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Reorganization Cases.

      "Bar Dates" means the date(s), if any, designated by the Bankruptcy Court as the last date(s) for filing Proofs of Claim against the Debtors.

      "Business Day" means any day other than a Saturday, Sunday or a legal holiday (as such term is defined in Bankruptcy Rule 9006(a)) on which commercial banks are open for business in New York, New York.

      "Cash" means lawful currency of the United States of America and its equivalents.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Causes of Action" means, without limitation, any and all rights, remedies, claims, causes of action, liabilities, obligations, suits, debts, sums of money, damages, judgments, and demands whatsoever, whether known or unknown, in law, equity, or otherwise which may be brought by or on behalf of the Debtors and/or the Estates, arising under any provision of the Bankruptcy Code or other applicable law.

      "Claim" means a claim against the Debtors (or any of them), whether or not asserted, as defined in section 101(5) of the Bankruptcy Code, and further shall include, but is not limited to, Asbestos Claims.

      "Claimant Agreement" means that certain Settlement Agreement Between Congoleum and Various Asbestos Claimants, as amended by the first amendment thereto, entered into by Congoleum and certain Asbestos Claimants, through their counsel, prior to the Petition Date, as the same may be further amended from time to time in accordance with its terms. The Claimant Agreement and the first amendment thereto are attached to the Disclosure Statement as Exhibit "E."

      "Claimants' Counsel" or "Claimants' Representative" means Joseph F. Rice, Esquire and Perry Weitz, Esquire, collectively, in their capacity under the Claimant Agreement as the representatives of certain holders of Asbestos Personal Injury Claims.

      "Claims Handling Fee" shall have the meaning ascribed to such term in the Collateral Trust Agreement.

      "Claims Reviewer" shall have the meaning ascribed to such term in the Collateral Trust Agreement.

      "Class" means a category of Claims or Interests, as classified in Article II of the Plan pursuant to section 1122(a)(1) of the Bankruptcy Code.

      "Collateral Trust" means the Collateral Trust established pursuant to the Collateral Trust Agreement, the Security Agreement and the Claimant Agreement.

      "Collateral Trust Agreement" means that certain irrevocable trust agreement entered into by Congoleum and Arthur J. Pergament and Wilmington Trust Company, as amended by the first amendment thereto, and any further modifications or amendments thereto. The Collateral Trust Agreement and the first amendment thereto are attached to the Plan as Exhibit "B."

      "Collateral Trustee" means the Trustee as defined and named in the Collateral Trust Agreement.

      "Confirmation" means the approval of the Plan by the Bankruptcy Court pursuant to section 1129 and other applicable sections of the Bankruptcy Code.

      "Confirmation Date" means the date on which the Confirmation Order is entered on the docket of the Bankruptcy Court.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Confirmation Hearing" means the hearing(s) which will be held before the Bankruptcy Court and the District Court, as appropriate, in which the Debtors will seek Confirmation of the Plan.

      "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 and other applicable sections of the Bankruptcy Code.

      "Congoleum" means Congoleum Corporation, a Delaware corporation.

      "Congoleum Interests" means, collectively, all equity interests in Congoleum outstanding immediately prior to the Effective Date including, without limitation, (a) shares of Class A common stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share, of Congoleum and (b) any options, warrants, conversion rights, rights of first refusal, or other rights, contractual or otherwise, to acquire or receive any stock or other equity ownership interests in Congoleum.

      "Coverage Costs" means all reasonable costs, including reasonable attorneys' fees, actually incurred by the Debtors and/or their Representatives on their behalf, on or after January 1, 2003, to prosecute the Coverage Litigation and any other Asbestos Insurance Actions and to pursue the Asbestos Insurance Action Recoveries.

      "Coverage Litigation" means (i) that certain civil action pending in the Superior Court of New Jersey, docket number MID-L-8908-01, as such action exists after giving effect to the Order entered therein on October 30, 2003 that dismissed, without prejudice, certain claims including Environmental Claims, as referenced in such Order; and (ii) any other action which seeks to determine the extent of insurance coverage for defense of and liability for Asbestos Claims and related issues.

      "Debtor" means each of Congoleum, Congoleum Sales, Inc. and Congoleum Fiscal, Inc., as debtors-in-possession in the Reorganization Cases, and "Debtors" means all of them collectively, and when the context so requires, as post-Confirmation entities reorganized hereunder.

      "Demand" means a demand for payment against any of the Debtors within the meaning of section 524(g)(5) of the Bankruptcy Code, but excludes any demand in respect of an Asbestos Property Damage Claim, an ABI Asbestos Property Damage Indemnity Claim or an Other ABI Asbestos Claim.

      "Direct Action" means any cause of action or right to bring a cause of action possessed by an Asbestos Claimant against an Asbestos Insurance Company on account of such Asbestos Claimant's Plan Trust Asbestos Claim, whether arising by contract or under the laws of any jurisdiction.

      "Disallowed" means a Claim or Interest, as the case may be, that is disallowed by the Plan, a Final Order of the Bankruptcy Court, or that is disallowed pursuant to the TDP.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Disbursing Agent" means the Reorganized Debtors or any Person selected by the Reorganized Debtors to hold and distribute the consideration to be distributed to the holders of Allowed Claims (other than Plan Trust Asbestos Claims) under the Plan.

      "Discharge Injunction" means the injunction described in Section 11.5 of the Plan.

      "Disclosure Statement" means the Disclosure Statement with respect to the Plan, including all exhibits, appendices, schedules and annexes attached thereto, as submitted by the Debtors pursuant to section 1125 of the Bankruptcy Code, as such Disclosure Statement may be further amended, supplemented or modified from time to time.

      "Disputed Claim" means any Claim that has not been allowed by a Final Order as to which (a) a Proof of Claim has been filed with the Bankruptcy Court, and (b) an objection has been or may be timely filed or deemed filed under applicable law and any such objection has not been (i) withdrawn, (ii) overruled or denied by a Final Order or (iii) granted by a Final Order. For purposes of the Plan, a Claim that has not been Allowed by a Final Order shall be considered a Disputed Claim, whether or not an objection has been or may be timely filed, if (A) the amount of the Claim specified in the Proof of Claim exceeds the amount of any corresponding Claim listed in the Schedules, (B) the classification of the Claim specified in the Proof of Claim differs from the classification of any corresponding Claim listed in the Schedules, (C) any corresponding Claim has been listed in the Schedules as disputed, contingent or unliquidated, (D) no corresponding Claim has been listed in the Schedules or (E) such Claim is reflected as unliquidated or contingent in the Proof of Claim filed in respect thereof.

      "Distribution Date" means, when used with respect to an Allowed Claim (other than a Plan Trust Asbestos Claim), the date which is as soon as reasonably practicable after the latest of: (a) the Effective Date; (b) the first Business Day of the next calendar month following the date on which the Claim becomes an Allowed Claim; or (c) the first Business Day of the next calendar month upon which the Claim matures and becomes due and payable according to its own terms, unless the Claim becomes Allowed within fifteen (15) Business Days before the first Business Day of the next calendar quarter, in which case Distribution Date shall be the first Business Day of the next succeeding calendar quarter.

      "District Court" means the United States District Court for the judicial district having jurisdiction over the matter in question.

      "Effective Date" means the first Business Day after the Confirmation Date immediately following the first day upon which all of the conditions to occurrence of the Effective Date specified in Section 10.2 of the Plan have been satisfied or waived pursuant to Section 10.3 of the Plan.

      "Entity" means any Person, estate, trust, Governmental Unit or the United States Trustee.

      "Environmental Laws" means (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss. 9601, et seq., (b) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C. ss.ss. 6901, et seq., (c) the Clean Air Act,

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


42 U.S.C. ss.ss. 7401, et seq., (d) the Clean Water Act of 1977, 33 U.S.C. ss.ss. 1251, et seq., (e) the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601, et seq., (f) all statutes or laws issued or promulgated by any Governmental Unit, as they may be amended from time to time, relating to environmental contamination or pollution, air pollution, water pollution, noise control and/or the handling, discharge, existence, release, disposal or recovery of on-site or off-site hazardous, toxic or dangerous wastes, substances, chemicals or materials, and (g) the ordinances, rules, regulations, orders, notices of violation, requests, demands and requirements issued or promulgated by any Governmental Unit in connection with such statutes or laws.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Estate(s)" means, individually, the estate of each Debtor in the Reorganization Cases and, collectively, the estates of all Debtors in the Reorganization Cases, created pursuant to section 541 of the Bankruptcy Code.

      "Existing Credit Agreement" means the Loan and Security Agreement between Congoleum, as borrower, and Wachovia, as lender, dated as of December 10, 2001, as amended by Amendment No. 1 to Loan and Security Agreement, dated September 19, 2002, by and between Wachovia and Congoleum, and Amendment No. 2 to Loan and Security Agreement, dated as of February 27, 2003, by and between Wachovia and Congoleum, and as otherwise amended, restated, modified and/or supplemented as of the Petition Date and any related documents.

      "Existing Subsidiary Guaranty" means the Limited Guaranty, dated as of February 27, 2003, executed by Congoleum Fiscal, Inc. and Congoleum Sales, Inc., as amended, restated, modified or supplemented as of the Petition Date.

      "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, the implementation, operation or effect of which has not been stayed and as to which order (or any revision, modification or amendment thereon) the time to appeal or seek review, rehearing or writ of certiorari has expired and as to which no appeal or petition for review, reconsideration, rehearing or certiorari has been taken and is pending.

      "Financing Order" shall have the meaning ascribed to such term in Section 4.1(d).

      "Forbearance" means agreement, conditioned upon the occurrence of the Effective Date, to refrain from exercising: (i) the right to enforce or exercise any status or right as a secured party, including any rights in the Collateral described in the Security Agreement; (ii) the right to enforce or exercise any assignment or collateral assignment of insurance or insurance proceeds; (iii) the right to any priority of payment arising from or related to (i) or (ii) hereinabove; and (iv) the right to enforce or exercise any right to payment, claim or cause of action granted or arising under the Claimant Agreement, any Pre-Petition Settlement Agreement, the Collateral Trust Agreement, the Security Agreement or any other agreement related thereto or contemplated thereby.

      "Futures Representative" means the Person appointed by the Bankruptcy Court to represent the rights and interests of the Unknown Asbestos Claimants, who shall be R. Scott Williams, Esquire, or such other individual appointed by the Bankruptcy Court, pursuant to section 524(g) of the Bankruptcy Code.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "General Unsecured Claim" means an Unsecured Claim other than an Asbestos Claim, ABI Claim, Workers' Compensation Claim or a Senior Note Claim.

      "Governmental Unit" means any domestic, foreign, provincial, federal, state, local or municipal (a) government, or (b) governmental agency, commission, department, bureau, ministry or other governmental entity.

      "Impaired" means when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

      "Indirect Asbestos Claim" means (i) any Claim based on a right of contribution, reimbursement, subrogation, or indemnity (as those terms are defined by the non-bankruptcy law of any relevant jurisdiction) arising out of or based on an Asbestos Personal Injury Claim, another Indirect Asbestos Claim or an Unknown Asbestos Claim, (ii) any other derivative or indirect Claim of any kind whatsoever, whether in the nature of or sounding in contract, tort, warranty or any other theory of law, equity or admiralty, by reason of an Asbestos Personal Injury Claim, another Indirect Asbestos Claim or an Unknown Asbestos Claim (including, without limitation, any Claim (A) for attorneys' fees arising or incurred in connection with any Asbestos Personal Injury Claim, another Indirect Direct Asbestos Claim, an Unknown Asbestos Claim or an Asbestos Insurance Action or (B) arising out of or based on the rejection of any executory contract related to or involving asbestos), and (iii) any Claim arising out of Asbestos Insurance Policies or settlement agreements related thereto, in each case other than ABI Asbestos Claims or Asbestos Property Damage Claims.

      "Injunctions" means the Discharge Injunction, the Asbestos Channeling Injunction, the Anti-Suit Injunction and any other injunctions entered by Order of the Bankruptcy Court or the District Court in the Reorganization Cases (including but not limited to any injunction contained in any Final Order approving any Asbestos Insurance Settlement Agreement of a Settling Asbestos Insurance Company).

      "Insurance Assignment Agreement" means the insurance assignment agreement referenced in Section 5.1(c) of the Plan and substantially in the form attached as Exhibit "C" to the Plan.

      "Intercompany Agreements" means the: (i) Personal Services Agreement dated as of March 11, 1993, by and between ABI and Congoleum and all amendments thereto; (ii) Business Relations Agreement, dated as of March 11, 1993, by and between ABI and Congoleum and all amendments thereto; (iii) Stockholders Agreement, dated as of March 11, 1993, by and among Hillside Industries Incorporated, ABI, Congoleum Holdings Incorporated and Congoleum and all amendments thereto; and (iv) Tax Sharing Agreement, dated as of November 1, 1996, by and between ABI and Congoleum.

      "Interest" means any equity interest in the Debtors existing immediately prior to the Effective Date, including without limitation, the Congoleum Interests and the Subsidiary Interests.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "IRC" means the Internal Revenue Code of 1986, as amended.

      "Joint Venture Agreement" means that Joint Venture Agreement, dated as of December 16, 1992, by and among American Biltrite Inc., Resilient Holdings Incorporated, Congoleum, Hillside Industries Incorporated and Hillside Capital Incorporated, as amended by the Closing Agreement, dated as of March 11, 1993, by and among the same parties.

      "Lender Secured Claim" means any Claim of Wachovia arising under or relating to the Existing Credit Agreement, the Existing Subsidiary Guaranty and any related documents.

      "Lien" means, with respect to any asset or property, any properly perfected and unavoidable mortgage, lien, pledge, charge, security interest, encumbrance or other security device of any kind pertaining to or affecting such asset or property.

      "Negotiation Period" shall have the meaning ascribed to such term in
Section 7.5(b) of the Plan.

      "New Class A Common Stock" means the 3,800,000 shares of Congoleum Class A common stock, par value $.01 per share, to be issued by Reorganized Congoleum to the Plan Trust on the Effective Date.

      "New Convertible Security" means either shares of preferred stock or convertible promissory notes to be issued by Reorganized Congoleum and contributed to the Plan Trust on the Effective Date in satisfaction of section 524(g) of the Bankruptcy Code. If the New Convertible Security is to be shares of preferred stock of Reorganized Congoleum, it shall have the following terms:
(i) an initial liquidation preference equal to $2,738,234.75 in the aggregate, such amount being subject to increase in the amount, if any, by which 36% of Reorganized Congoleum's market capitalization based on average trading prices for Reorganized Congoleum's Class A common stock at the close of trading for the 90 consecutive trading days beginning on the one year anniversary of the Effective Date, exceeds such initial liquidation preference; (ii) an initial dividend rate equal to 9% of the liquidation preference per annum, payable semi-annually in arrears, with such dividend rate to reset at the rate of 5% of the liquidation preference per annum on the tenth anniversary of the Effective Date and payable at such reset dividend rate per annum unless and until redeemed; (iii) redeemable for the liquidation preference at the option of the Plan Trust or Reorganized Congoleum following the tenth anniversary of the Effective Date; (iv) a mandatory redemption on the fifteenth anniversary of the Effective Date if not redeemed earlier; (v) convertible into 5,700,000 shares of Class A Common Stock (or the equivalent thereof on a fully diluted basis) upon a specified default of the obligation to pay dividends and a failure to cure such default within any cure period, which, when combined with the New Class A Common Stock, will result in the Plan Trust owning 51% of the voting common shares of Reorganized Congoleum on a fully diluted basis; and (vi) no voting rights. If the New Convertible Security is convertible promissory notes, such notes will be on economic terms substantially equivalent to provisions (i) and (v) of the preferred stock described herein, with other terms substantially the same as the Promissory Note described in the Sixth Modified Plan.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Non-Compensatory Damages" means any and all damages awarded by a court of competent jurisdiction that are penal in nature, including, without limitation, punitive, punitory, exemplary, vindictive, imaginary or presumptive damages.

      "Not Previously Determined Unsecured Asbestos Personal Injury Claim" means any Asbestos Personal Injury Claim other than a Secured Asbestos Claim or Previously Determined Unsecured Asbestos Personal Injury Claim, and includes, but is not limited to, any Unknown Asbestos Claim.

      "Omnibus Avoidance Action" means that certain Adversary Proceeding No. 05-06245 (KCF), which was filed in the Bankruptcy Court on behalf of the Debtors on December 3, 2005, as amended by the filing of a first amended complaint on December 30, 2005 and as it may be further amended.

      "Other ABI Asbestos Claim" means any Asbestos Claim that may be asserted by ABI now or in the future, other than ABI Asbestos Indemnity Claims.

      "Other Secured Claim" means a Secured Claim arising prior to the Petition Date against any of the Debtors other than a Lender Secured Claim or a Secured Asbestos Claim.

      "Participating Claimant" means a holder of an Asbestos Personal Injury Claim designated as a Participating Asbestos Claimant pursuant to the Claimant Agreement.

      "Pension Plans" means, collectively, that certain Congoleum Corporation Hourly Retirement Plan, that certain Congoleum Corporation Retirement Plan for Salaried Employees and that certain Congoleum Corporation Plant 2 Retirement Plan, in each case as the same may be amended from time to time.

      "Person" means any person, individual, partnership, corporation, limited liability company, joint venture company, association or other entity or being of whatever kind, whether or not operating or existing for profit, including, but not limited to, any "person" as such term is defined in section 101(41) of the Bankruptcy Code, but excluding any Governmental Unit.

      "Petition Date" means December 31, 2003, the date on which the Debtors filed their petitions for relief commencing the Reorganization Cases.

      "Plan" means this Plan of Reorganization under Chapter 11 of the Bankruptcy Code and all exhibits and schedules annexed hereto or referenced herein, and any amendments or modifications thereto made in accordance with the Bankruptcy Code.

      "Plan Documents" means the Plan, the Plan Trust Agreement, the TDP, [the Amended and Restated Certificate of Incorporation,] [the Promissory Notes] and the Insurance Assignment Agreement, and all exhibits and schedules to any of the foregoing.

      "Plan Supplement" means the compilation of documents, including any exhibits to the Plan not included herewith, that the Debtors may file with the Bankruptcy Court on or before the date that is five (5) Business Days prior to the Confirmation Hearing.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Plan Trust" means the trust to be established pursuant to the Plan Trust Agreement and Section 5.1(a) of the Plan as of the Effective Date.

      "Plan Trust Agreement" means that certain Congoleum Plan Trust Agreement, effective as of the Effective Date, substantially in the form annexed hereto as Exhibit "D," as it may be modified from time to time in accordance with the terms thereof.

      "Plan Trust Asbestos Claims" means, collectively, Asbestos Personal Injury Claims, Unknown Asbestos Claims and ABI Asbestos Personal Injury Indemnity Claims.

      "Plan Trust Assets" means the assets to be delivered to the Plan Trust pursuant to the Plan Documents and shall include, without limitation, the following assets and any income, profits, and proceeds derived therefrom: (a) the New Class A Common Stock; (b) the New Convertible Security; (c) the Additional Plan Trust Contribution; (d) the Asbestos Insurance Rights; (e) the proceeds of the Asbestos Insurance Settlement Agreements; (f) the proceeds of the Asbestos In-Place Insurance Coverage; (g) the proceeds of the Asbestos Insurance Actions; (h) all of the assets held by the Collateral Trust as of the Effective Date; (i) the proceeds of the Asbestos Insurance Action Recoveries;
(j) the ABI Contribution; (k) Plan Trust Bankruptcy Causes of Action including, without limitation, the Avoidance Actions to the extent not already adjudicated prior to the Effective Date; (l) other Causes of Action, other than Bankruptcy Causes of Action, related to Plan Trust Asbestos Claims and Plan Trust Assets including, without limitation, the right to void any Asbestos Claim of a Qualified Pre-Petition Settlement Claimant or of a Qualified Participating Claimant whether because of failure to comply with the requirements of any applicable settlement agreement (including, without limitation, the Claimant Agreement) or because such Claim was not submitted in good faith or otherwise and including the right to pursue such Causes of Action, if any, in the name of any Debtor, if necessary; and (m) the rights granted to the Plan Trust pursuant to the Insurance Assignment Agreement.

      "Plan Trust Bankruptcy Causes of Action" means all Causes of Action arising under the Bankruptcy Code, including any avoidance or recovery actions under sections 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, or under any similar state statutes, which seek recovery of or with respect to any payment by, or transfer of any interest in property of, any of the Debtors (except for any payments made on account of indemnification or reimbursement rights under the Joint Venture Agreement), which payment or transfer was made in respect of any claim, cause of action or other matter which constitutes or relates to a Plan Trust Asbestos Claim, or which would have constituted or related to a Plan Trust Asbestos Claim had such payment or transfer not been made.

      "Plan Trust Bylaws" means the bylaws as approved by the Plan Trustee, the Trust Advisory Committee and the Futures Representative, effective as of the Effective Date, as may be modified from time to time with the consent and approval of the Plan Trustee, the Trust Advisory Committee and the Futures Representative.

      "Plan Trust Disputed Claim" means (a) any Asbestos Claim of a Participating Claimant or a Pre-Petition Settlement Claimant as to which the holder of such Claim has timely objected to the Forbearance of his, her or its rights under the Claimant Agreement or under any Pre-Petition Settlement Agreement, as applicable, and his, her or its rights, if any, under the Collateral Trust Agreement and the Security Agreement and (b) any Asbestos Claim of a Participating Claimant or a Pre-Petition Settlement Claimant who is either
(i) a party to either of the Avoidance Actions or (ii) may be joined as a party to either of the Avoidance Actions.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Plan Trust Documents" means the Plan Trust Agreement, the Plan Trust Bylaws, the TDP and the other agreements, instruments and documents governing the establishment, administration and operation of the Plan Trust, as amended or modified from time to time in accordance with the Plan and such documents.

      "Plan Trust Expenses" means any of the Asbestos Expenses, and any other liabilities, costs or expenses of, or imposed upon, assumed by, or in respect of the Trusts (except for payments to holders of Asbestos Claims on account of such Asbestos Claims).

      "Plan Trustee" means the Persons appointed pursuant to Article V of the Plan and the Plan Trust Agreement for the purpose of acting as Trustee(s) of the Plan Trust in accordance with the terms and conditions contained in the Plan, the Plan Trust Agreement and the Confirmation Order.

      "Postpetition Interest" means interest accruing on and after the Petition Date on a Claim.

      "Pre-Petition Asbestos Claimants' Committee" means the unofficial pre-petition committee of representatives of holders of present Asbestos Personal Injury Claims, which committee consisted of the following representatives of the holders of present Asbestos Personal Injury Claims: Perry Weitz, Esquire, Joseph Rice, Esquire, Steven Kazan, Esquire, Russell Budd, Esquire, Bryan Blevins, Esquire, John Cooney, Esquire and Matt Bergmann, Esquire.

      "Pre-Petition Settlement Agreement" means a settlement agreement, other than the Claimant Agreement, executed prior to the Petition Date to resolve an Asbestos Personal Injury Claim under which some or all of the consideration due has yet to be paid.

      "Pre-Petition Settlement Claimant" means a holder of an Asbestos Personal Injury Claim who is a party to a Pre-Petition Settlement Agreement.

      "Previously Determined Unsecured Asbestos Personal Injury Claim" means the unsecured portion of the liquidated claim of a Participating Claimant (as described in the Claimant Agreement).

      "Priority Claim" means any Claim (other than an Administrative Claim or a Priority Tax Claim) to the extent such Claim is entitled to a priority in payment under section 507(a) of the Bankruptcy Code.

      "Priority Tax Claim" means any Claim to the extent that such Claim is entitled to a priority in payment under section 507(a)(8) of the Bankruptcy Code.

      "Professional Fee Claim" means a Claim of a professional retained in the Reorganization Cases pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code, or otherwise, including (i) such Claims of the Futures Representative and its professionals, for compensation or reimbursement of costs and expenses relating to services rendered on and after the Petition Date and prior to and including the Effective Date, and (ii) Claims under section 503(b)(3), (4) or (5) of the Bankruptcy Code.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Proof of Claim" means any proof of claim filed with the Bankruptcy Court or its duly appointed claims agent with respect to the Debtors pursuant to Bankruptcy Rule 3001 or 3002.

      "Pro Rata" means with reference to any distribution on account of any Claim or Interest in any Class, the proportion that the amount of such Claim or Interest bears to the aggregate amount of all Claims (including Disputed Claims but excluding Disallowed Claims) or Interests (including disputed Interests, but excluding Disallowed Interests) in such Class.

      "Protected Party" means any of the following parties:

            (a) the Released Parties;

            (b) any Entity that, pursuant to the Plan or after the Confirmation Date, becomes a direct or indirect transferee of, or successor to, the Plan Trust or the Reorganized Debtors;

            (c) ABI, the ABI Parties and Wachovia in its capacity as Lender under the Existing Credit Agreement to the fullest extent permitted by section 524(g)(4) of the Bankruptcy Code;

            (d) the Persons designated on Exhibit "F" (as such Exhibit may be amended on or before the Confirmation Date) as current distributors of the product lines currently manufactured, sold or otherwise produced by Congoleum; or

            (e) each Settling Asbestos Insurance Company.

      "Qualified Claimant" means any Pre-Petition Settlement Claimant or Participating Claimant entitled to receive payment from the Collateral Trust pursuant to the provisions of the Collateral Trust Agreement.

      "Qualified Participating Claimant" means any Participating Claimant who is a Qualified Claimant.

      "Qualified Pre-Petition Settlement Claimant" means any Pre-Petition Settlement Claimant who is a Qualified Claimant.

      "Reinstated" or "Reinstatement" means (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim or Interest entitles the holder of such Claim or Interest so as to leave such Claim or Interest Unimpaired or (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default,
(i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim or Interest as such maturity existed before such default; and (iii) compensating the holder of such Claim or Interest for any damages incurred as a result of any legal, equitable or contractual rights to which such Claim or Interest entitles the holder of such

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


Claim or Interest; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligations on which such Claim or Interest is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence, prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

      "Released Non-Debtor Parties" means (a) the Futures Representative and his Representatives, (b) the Asbestos Claimants' Committee and its Representatives, and (c) the Additional Indemnitees.

      "Released Parties" means each of the Debtors, the Reorganized Debtors, their respective Representatives and the Released Non-Debtor Parties.

      "Reorganization Cases" means the cases filed by the Debtors under Chapter 11 of the Bankruptcy Code.

      "Reorganized Congoleum" means reorganized Congoleum on and after the Effective Date.

      "Reorganized Debtors" means the reorganized Debtors on and after the Effective Date.

      "Representatives" means, with respect to any Entity, the present and former directors, officers, members, employees, trustees, accountants (including independent certified public accountants), advisors, attorneys, consultants, experts or other agents of that Entity, or any other professionals of that Entity, in each case in their capacity as such; provided, however, that in no event shall "Representatives" mean Gilbert Heintz & Randolph LLP or Kenesis Group, LLP.

      "Schedules" means the schedules, statements and lists filed by the Debtors with the Bankruptcy Court pursuant to Bankruptcy Rule 1007, if such documents are filed, as they have been and may be amended or supplemented from time to time.

      "Sealed Avoidance Action" means that certain Adversary Proceeding No. 05-06461 (KCF), as it may be amended, which was filed under seal in the Bankruptcy Court on behalf of the Debtors on December 29, 2005, against (a) Arthur J. Pergament, in his capacity as Collateral Trustee; (b) Joseph F. Rice and the law firm of Motley Rice LLC; (c) Perry Weitz and the law firm of Weitz & Luxenberg, P.C.; and (d) all holders of Asbestos Personal Injury Claims in Classes 2, 3 and 11.

      "Secured Asbestos Claim" means: (a) an Asbestos Personal Injury Claim held by a Qualified Claimant to the extent that such Asbestos Personal Injury Claim is secured according to the provisions of the Collateral Trust Agreement; and
(b) the Claims Handling Fee.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Secured Claim" means any Claim that is (a) secured in whole or part, as of the Petition Date, by a Lien which is valid, perfected and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, or (b) subject to setoff under section 553 of the Bankruptcy Code, but, with respect to both (a) and (b) above, only to the extent of the value, net of any senior lien, of the Estates' interest in the assets or property securing any such Claim or the amount subject to setoff, as the case may be.

      "Security Agreement" means that certain Superseding Security Agreement entered into by Congoleum and the Collateral Trustee, dated June 11, 2003, as the same may be amended from time to time.

      "Senior Note Claim" means any Claim of a holder of Senior Notes based upon the Senior Notes.

      "Senior Notes" means the 8.625% Senior Notes Due 2008 issued by Congoleum and outstanding as of the Petition Date.

      "Settling Asbestos Insurance Company" means any Asbestos Insurance Company that has, before the conclusion of the Confirmation Hearing before the United States Bankruptcy Court for the District of New Jersey, entered into an Asbestos Insurance Settlement Agreement that is sufficiently comprehensive in the determination of the Debtors to warrant treatment under section 524(g) of the Bankruptcy Code, which determination by the Debtors will be indicated by the inclusion of such Asbestos Insurance Company on a schedule of Settling Asbestos Insurance Companies filed by the Debtors with such United States Bankruptcy Court before the conclusion of the Confirmation Hearing before such United States Bankruptcy Court and approved by such United States Bankruptcy Court.

      "Subsidiary Debtors" means, collectively, Congoleum Sales, Inc. and Congoleum Fiscal, Inc.

      "Subsidiary Interests" means, collectively, the issued and outstanding shares of stock of the Subsidiary Debtors as of the Petition Date and any options, warrants or other contractual rights to acquire any shares of stock of the Subsidiary Debtors as of the Petition Date.

      "Substantial Contribution Claim" shall have the meaning ascribed thereto in Section 3.3 of the Plan.

      "TDP" means the trust distribution procedures for the Plan Trust, substantially in the form attached as Exhibit "G" to the Plan, as it may be modified from time to time in accordance with the terms of the TDP and the Plan Trust Agreement.

      "Trust Advisory Committee" or "TAC" means a Trust Advisory Committee to be formed to represent all holders of Asbestos Personal Injury Claims to advise the Plan Trustee and to approve and consent to certain actions as specified herein and in the Plan Trust Agreement.

      "Trusts" means the Plan Trust and the Collateral Trust, collectively.

      "United States Trustee" means the United States Trustee for the judicial district in which the Reorganization Cases are commenced.

      "Unimpaired" means, with reference to a Claim or Interest, unimpaired within the meaning of section 1124 of the Bankruptcy Code.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Unknown Asbestos Claim" means any Asbestos Personal Injury Claim that, after the Confirmation Date, may be asserted in the future, so long as such Asbestos Personal Injury Claim has not been previously asserted.

      "Unknown Asbestos Claimant" means any Person that, after the Confirmation Date, may in the future assert an Unknown Asbestos Claim.

      "Unsecured Asbestos Personal Injury Claim" means any Asbestos Personal Injury Claim other than a Secured Asbestos Claim. "Unsecured Asbestos Personal Injury Claims" consist of Not Previously Determined Unsecured Asbestos Personal Injury Claims and Previously Determined Unsecured Asbestos Personal Injury Claims.

      "Unsecured Claim" means any Claim against any Debtor arising prior to the Petition Date (regardless of whether such Claim is covered by insurance) to the extent that such Claim is neither secured nor entitled to priority under the Bankruptcy Code or by a Final Order of the Bankruptcy Court, including, but not limited to: (a) any Claim arising from the rejection of an executory contract or unexpired lease under section 365 of the Bankruptcy Code, and (b) any portion of a Claim to the extent the value of the holder's interest in the applicable Estate's interest in the property securing such Claim is less than the amount of the Claim, or to the extent that the amount of the Claim subject to setoff is less than the amount of the Claim, as determined pursuant to section 506(a) of the Bankruptcy Code.

      "Voting Agent" means Logan & Company, Inc.

      "Wachovia" shall have the meaning ascribed to such term in Section 4.1(d).

      "Workers' Compensation Claim" means any Claim (a) for benefits under a state-mandated workers' compensation system, that a past, present, or future employee of the Debtors and their predecessors is receiving, or may in the future have a right to receive, and/or (b) reimbursement brought by any insurance company as a result of payments made to or for the benefit of such employees and fees and expenses incurred under any insurance policies covering such employee claims.

      1.3 Rules of Interpretation: Application of Definitions, Rules of Construction, and Computation of Time. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine and neuter. For purposes of the Plan: (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the document shall be substantially in that form or substantially on those terms and conditions; (b) any reference in the Plan to an existing document or exhibit filed or to be filed means the document or exhibit as it may have been or may be amended, modified, or supplemented; (c) unless otherwise specified, all references in the Plan to Sections, Schedules, and Exhibits are references to sections, schedules, and exhibits of or to the Plan. Unless otherwise specified, the words "herein," "hereof," "hereto," "hereunder," and other words of similar meaning refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. The headings in the

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


Plan are for convenience of reference only and shall not expand, limit, or otherwise affect the provisions of the Plan. Unless otherwise indicated herein, all references to dollars are to United States dollars. Unless otherwise expressly provided herein, in computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

      1.4 Exhibits and Schedules. All exhibits and schedules are incorporated into and are a part of the Plan as if set forth in full herein.

                                   ARTICLE II

                     CLASSIFICATION OF CLAIMS AND INTERESTS

      2.1 Generally. Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of Classes of Claims and Interests. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of the Class and is classified in a different Class to the extent the Claim or Interest qualifies within the description of that different Class. Solely for voting purposes, Claims against each Estate are classified as Claims against the Estates as a whole. The Plan does not provide for substantive consolidation of the Estates. In accordance with Section 4.3 of the Plan, the structure of the Plan shall not operate to impose liability on any Reorganized Debtor for the Claims against any other Debtor or the debts and obligations of any other Reorganized Debtor.

      2.2 Unclassified Claims. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, including Substantial Contribution Claims, and Priority Tax Claims are not classified and are excluded from the Classes set forth in Section 2.3 of the Plan. The treatment accorded Administrative Claims, Substantial Contribution Claims and Priority Tax Claims is set forth in Article III of the Plan.

      2.3 Classes. In accordance with section 1122 of the Bankruptcy Code, the following constitute the Classes of Claims against and Interests in the Debtors:

            (a) Class 1 - Priority Claims. Class 1 consists of all Priority Claims. Class 1 is Unimpaired.

            (b) Class 2 - Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants. Class 2 consists of all Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants to the extent secured under the terms of the Collateral Trust Agreement. Class 2 is Impaired.

            (c) Class 3 - Secured Asbestos Claims of Qualified Participating Claimants. Class 3 consists of all Secured Asbestos Claims of Qualified Participating Claimants to the extent secured under the terms of the Collateral Trust Agreement. Class 3 is Impaired.

            (d) Class 4 - Lender Secured Claims. Class 4 consists of the Lender Secured Claims. Class 4 is Unimpaired.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


            (e) Class 5 - Other Secured Claims. Class 5 consists of all Other Secured Claims, each of which will be within a separate subclass, with each such subclass to be deemed a separate Class for all purposes. Class 5 is (or these subclasses are) Unimpaired.

            (f) Class 6 - Senior Note Claims. Class 6 consists of all Senior Note Claims. Class 6 is Impaired.

            (g) Class 7 - General Unsecured Claims. Class 7 consists of all General Unsecured Claims. Class 7 is Unimpaired.

            (h) Class 8 - Workers' Compensation Claims. Class 8 consists of all Workers' Compensation Claims. Class 8 is Unimpaired.

            (i) Class 9 - ABI Claims. Class 9 consists of all ABI Claims. Class 9 is Impaired.

            (j) Class 10 - Not Previously Determined Unsecured Asbestos Personal Injury Claims. Class 10 consists of all Not Previously Determined Unsecured Asbestos Personal Injury Claims. Class 10 is Impaired.

            (k) Class 11 - Previously Determined Unsecured Asbestos Personal Injury Claims. Class 11 consists of all Previously Determined Unsecured Asbestos Personal Injury Claims. Class 11 is Impaired.

            (l) Class 12 - Asbestos Property Damage Claims. Class 12 consists of all Asbestos Property Damage Claims. Class 12 is Impaired.

            (m) Class 13 - Congoleum Interests. Class 13 consists of all Congoleum Interests. Class 13 is Impaired.

            (n) Class 14 - Subsidiary Interests. Class 14 consists of all Subsidiary Interests. Class 14 is Unimpaired.

                                   ARTICLE III

                           TREATMENT OF ADMINISTRATIVE
                         CLAIMS AND PRIORITY TAX CLAIMS

      3.1 Administrative Claims. On the Distribution Date, each holder of an Allowed Administrative Claim, except as otherwise provided for herein, and subject to the requirements of Section 13.11 of the Plan, shall receive, in full satisfaction, settlement, release, extinguishment, and discharge of such Allowed Administrative Claim, (a) Cash equal to the unpaid portion of such Allowed Administrative Claim or (b) such different treatment as to which the applicable Debtor and such holder shall have agreed upon in writing; provided, however, that Allowed Administrative Claims representing (i) post-petition liabilities incurred in the ordinary course of business by the Debtors and (ii) post-petition contractual liabilities arising under loans or advances to the Debtors, whether or not incurred in the ordinary course of business, shall be paid by the Reorganized Debtors in accordance with the terms and conditions of the particular transactions relating to such liabilities and any agreements relating thereto.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      3.2 Priority Tax Claims. On the Distribution Date, each holder of an Allowed Priority Tax Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim,
(a) Cash equal to the unpaid portion of such Allowed Priority Tax Claim, (b) such different treatment as to which the applicable Debtor and such holder shall have agreed upon in writing, or (c) at the Reorganized Debtors' sole discretion, deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim, over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim.

      3.3 Substantial Contribution Claims. Any Entity who requests compensation or expense reimbursement for making a substantial contribution in the Reorganization Cases pursuant to sections 503(b)(3), (4) and (5) of the Bankruptcy Code ("Substantial Contribution Claim") must file an application with the clerk of the Bankruptcy Court on or before a date that is sixty (60) days subsequent to the Confirmation Date and serve such application on counsel for the Debtors, counsel for the Futures Representative and counsel for the Asbestos Claimants' Committee and on all other parties as otherwise required by the Bankruptcy Court and the Bankruptcy Code, or be forever barred from seeking such compensation or expense reimbursement. All Allowed Substantial Contribution Claims shall be paid by the Reorganized Debtors within sixty (60) days of allowance by the Bankruptcy Court.

                                   ARTICLE IV

                  TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

      4.1 Claims and Interests.

            (a) Class 1 - Priority Claims. On the Distribution Date, each holder of an Allowed Priority Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Claim, either (i) the Allowed Amount of its Priority Claim, in Cash, or (ii) such different treatment as may be agreed to by such holder and the Reorganized Debtors. Class 1 Claims are Unimpaired and the holders of Class 1 Claims are deemed to have accepted the Plan and, accordingly, are not entitled to vote on the Plan.

            (b) Class 2 - Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants. As of the Effective Date, all liability for all Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants shall be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors shall have no liability therefor. Each such Qualified Pre-Petition Settlement Claimant shall, in respect of its Secured Asbestos Claim, be determined, liquidated and treated pursuant to the Plan Trust Agreement and the TDP without priority of payment and in all respects pari passu with the Secured Asbestos Claims of Qualified Participating Claimants in Class 3 and the Not Previously Determined Unsecured Asbestos Personal Injury Claims in Class 10 and the Previously Determined Unsecured Asbestos Personal Injury Claims in Class 11.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


            Effective as of the Effective Date, each Qualified Pre-Petition Claimant shall have irrevocably consented or be deemed to have irrevocably consented to the Forbearance of his, her or its rights under the respective Pre-Petition Settlement Agreements and his, her or its rights, if any, under the Collateral Trust Agreement and the Security Agreement (i) by voting to accept the Plan or (ii) by failing to timely object to such Forbearance upon notice thereof in accordance with procedures established by the Bankruptcy Court; provided, however, any Qualified Pre-Petition Settlement Claimant that votes to accept the Plan, may elect on its ballot to reserve the right to litigate the enforceability of any Pre-Petition Settlement Agreement and any security interest or assignment related thereto in accordance with the procedures established by the Bankruptcy Court for voting on the Plan. Upon the occurrence of such Forbearance, such Forbearance shall be irrevocable.

            If any Qualified Pre-Petition Settlement Claimant timely objects to such Forbearance or timely reserves the right to litigate the enforceability of any Pre-Petition Settlement Agreement and any security interest or assignment related thereto, the Secured Asbestos Claim of such objecting Qualified Pre-Petition Settlement Claimant shall be deemed a Plan Trust Disputed Claim and the validity of such Secured Asbestos Claim shall be subject to objection by the Plan Trustee based on (i) the terms of the Collateral Trust Agreement; (ii) any Plan Trust Bankruptcy Cause of Action; and (iii) any other Cause of Action available to the Plan Trustee under Section 12.4 of the Plan or otherwise and each such Qualified Pre-Petition Settlement Claimant shall be immediately added as a party defendant to the Avoidance Actions. Plan Trust Disputed Claims shall be treated as provided in a Final Order of the Bankruptcy Court adjudicating such Claims.

            Each Qualified Pre-Petition Settlement Claimant that has irrevocably consented or is deemed to have irrevocably consented to such Forbearance shall be deemed to have assigned to the Plan Trust, and the Plan Trustee shall be deemed such holder's sole attorney in fact, as may be appropriate, to prosecute, at the Plan Trustee's discretion with the consent and approval of the Trust Advisory Committee and the Futures Representative, any Direct Action. The Plan Trustee may, with the consent and approval of the Trust Advisory Committee and the Futures Representative, reassign such Direct Action to such holder at any time.

            Class 2 is Impaired and holders of Class 2 Claims are entitled to vote to accept or reject the Plan.

            (c) Class 3 - Secured Asbestos Claims of Qualified Participating Claimants. As of the Effective Date, all liability for all Secured Asbestos Claims of Qualified Participating Claimants shall be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors shall have no liability therefor. Each such Qualified Participating Claimant shall, in respect of its Secured Asbestos Claim, be determined, liquidated and treated pursuant to the Plan Trust Agreement and the TDP without priority of payment and in all respects pari passu with the Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants in Class 2 and the Not Previously Determined Unsecured Asbestos Personal Injury Claims in Class 10 and the Previously Determined Unsecured Asbestos Personal Injury Claims in Class 11.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


            Effective as of the Effective Date, each Qualified Participating Claimant shall have irrevocably consented or be deemed to have irrevocably consented to the Forbearance of his, her or its rights under the Claimant Agreement and his, her or its rights, if any, under the Collateral Trust Agreement and the Security Agreement (i) by voting to accept the Plan or (ii) by failing to timely object to such Forbearance upon notice thereof in accordance with procedures established by the Bankruptcy Court; provided, however, any Qualified Participating Claimant that votes to accept the Plan, may elect on its ballot to reserve the right to litigate the enforceability of the Claimant Agreement and any security interest or assignment related thereto in accordance with the procedures established by the Bankruptcy Court for voting on the Plan. Upon the occurrence of such Forbearance, such Forbearance shall be irrevocable.

            If any Qualified Participating Claimant timely objects to such Forbearance or timely reserves the right to litigate the enforceability of the Claimant Agreement and any security interest of assignment related thereto, the Asbestos Personal Injury Claim of such objecting Qualified Participating Claimant shall be deemed a Plan Trust Disputed Claim and the validity of such Asbestos Personal Injury Claim, including the Class 11 portion of such Asbestos Personal Injury Claim, shall be subject to objection by the Plan Trustee based on (i) the terms of the Collateral Trust Agreement; (ii) any Plan Trust Bankruptcy Cause of Action; and (iii) any other Cause of Action available to the Plan Trustee under Section 12.4 of the Plan or otherwise and each such Qualified Participating Claimant shall be immediately added as a party defendant to the Avoidance Actions. Plan Trust Disputed Claims shall be treated as provided in a Final Order of the Bankruptcy Court adjudicating such Claims.

            Each Qualified Participating Settlement Claimant that has irrevocably consented or is deemed to have irrevocably consented to such Forbearance shall be deemed to have assigned to the Plan Trust, and the Plan Trustee shall be deemed such holder's sole attorney in fact, as may be appropriate, to prosecute, at the Plan Trustee's discretion with the consent and approval of the Trust Advisory Committee and the Futures Representative, any Direct Action. The Plan Trustee may, with the consent and approval of the Trust Advisory Committee and the Futures Representative, reassign such Direct Action to such holder at any time.

            Class 3 is Impaired and holders of Class 3 Claims are entitled to vote to accept or reject the Plan.

            (d) Class 4 - Lender Secured Claims. On the Effective Date, the Existing Credit Agreement, as ratified, amended and approved in accordance with the Financing Order (as hereinafter defined), will be amended and restated in accordance with the terms of the Amended Credit Agreement and the holder of the Allowed Lender Secured Claim shall be entitled to all the rights and benefits under the Amended Credit Agreement and related documents. The Amended Credit Agreement will be on terms and conditions mutually acceptable to the Debtors and Wachovia Bank, National Association, successor by merger to Congress Financial Corporation ("Wachovia"). Alternatively, if, as of the Confirmation Hearing, the Debtors and the holder of the Lender Secured Claim have not agreed upon the terms of the Amended Credit Agreement, the Lender Secured Claim shall be paid in full indefeasibly on the Effective Date or as soon thereafter as practicable and Wachovia shall be released from any and all liabilities and causes of action in accordance with the Final Order (1) Authorizing Debtors' Use of Cash Collateral,
(2) Authorizing Debtors to Obtain Post-Petition Financing, (3) Granting Senior Liens and Priority Administrative Expense Status Pursuant to 11 U.S.C. ss.ss.105 and 364(c), (4) Modifying the Automatic Stay Pursuant to 11 U.S.C. ss.362, and
(5) Authorizing Debtors to Enter into Agreements with Congress Financial Corporation [docket no. 435](the "Financing Order"). Nothing herein requires

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


that Wachovia permit the use of collateral, including cash collateral, or finance the Debtors after Confirmation other than with Wachovia's prior written consent. Class 4 is Unimpaired and the holder of the Class 4 Claim is deemed to have accepted the Plan and, accordingly, is not required to vote on the Plan. Notwithstanding anything to the contrary contained in the Plan, the Confirmation Order, or otherwise, the Obligations under and as defined in the Existing Credit Agreement (as the same has heretofore been or may hereafter be amended, modified, ratified, restated, extended, renewed or replaced) and all the rights, claims, liens and priorities and other protections provided to Wachovia shall survive the Confirmation Date and continue in full force and effect in accordance with the terms and conditions of the Financing Order and the Existing Credit Agreement.

            (e) Class 5 - Other Secured Claims. Each holder of an Allowed Other Secured Claim shall retain unaltered the legal, equitable and contractual rights (including, but not limited to, any Liens that secure such Claim) to which such Claim entitles such holder and such Allowed Other Secured Claim shall be Reinstated on the Effective Date. Class 5 is Unimpaired and the holders of Class 5 Claims are deemed to have accepted the Plan and, accordingly, are not entitled to vote on the Plan.

            (f) Class 6 - Senior Note Claims. On the Effective Date, the Allowed Senior Note Claims shall be Reinstated; provided, however, that the maturity date of such Senior Notes shall be extended to August 1, 2011 and all accrued and unpaid interest from the Petition Date through and including the Effective Date shall be forgiven by the holders of such Senior Note Claims.

            Class 6 is Impaired and holders of Class 6 Claims are entitled to vote to accept or reject the Plan.

            (g) Class 7 - General Unsecured Claims. Each holder of an Allowed General Unsecured Claim shall retain unaltered the legal, equitable and contractual rights to which such Claim entitles such holder and such Allowed General Unsecured Claim shall be Reinstated on the Effective Date. Class 7 is Unimpaired and the holders of Class 7 Claims are deemed to have accepted the Plan and, accordingly, are not entitled to vote on the Plan.

            (h) Class 8 - Workers' Compensation Claims. Each holder of an Allowed Workers' Compensation Claim shall be paid in the ordinary course pursuant to such rights that exist under any state workers' compensation system or laws applicable to such Claims. Class 8 is Unimpaired and the holders of Class 8 Claims are deemed to have accepted the Plan and, accordingly, are not entitled to vote on the Plan.

            (i) Class 9 - ABI Claims. On the Effective Date, the ABI Claims shall receive the following treatment:

                  (i) all ABI Asbestos Personal Injury Indemnity Claims shall be channeled to, assumed by, and become the obligations solely of, the Plan Trust, and shall be payable in accordance with the terms of the Plan and the TDP;

                  (ii) all ABI Asbestos Property Damage Indemnity Claims and Other ABI Asbestos Claims shall be deemed Disallowed and expunged; and

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                  (iii) all ABI Claims (other than ABI Asbestos Personal Injury Indemnity Claims, ABI Asbestos Property Damage Indemnity Claims and Other ABI Asbestos Claims) shall be Reinstated, and shall be payable by the Reorganized Debtors.

                  Class 9 is Impaired and the holder of the Class 9 Claims is entitled to vote to accept or reject the Plan. Notwithstanding anything in the Plan, except as otherwise provided in Section 7.5 of the Plan with respect to the procedure to determine if an ABI Asbestos Personal Injury Indemnity Claim is Allowed, the holder of the Class 9 Claims shall not be required to file a Proof of Claim.

            (j) Class 10 - Not Previously Determined Unsecured Asbestos Personal Injury Claims. As of the Effective Date, all liability for all Not Previously Determined Unsecured Asbestos Personal Injury Claims as well as liability for all future Demands and Unknown Asbestos Claims shall be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors shall have no liability therefor. Each Not Previously Determined Unsecured Asbestos Personal Injury Claim, future Demand and Unknown Asbestos Claim shall be determined, liquidated and treated pursuant to the Plan Trust Agreement and the TDP and in all respects pari passu with the Secured Asbestos Claims in Classes 2 and 3 and the Previously Determined Unsecured Asbestos Personal Injury Claims in Class 11. The TDP shall apply to all holders of Not Previously Determined Unsecured Asbestos Personal Injury Claims, Unknown Asbestos Claims and Demands, including any such holder who elects to resort to the legal system and obtains a judgment for money damages. Each holder of a Not Previously Determined Unsecured Asbestos Personal Injury Claim shall be deemed to have assigned to the Plan Trust, and the Plan Trustee shall be deemed such holder's sole attorney in fact, as may be appropriate, to prosecute, at the Plan Trustee's discretion with the consent and approval of the Trust Advisory Committee and the Futures Representative, any Direct Action. The Plan Trustee may, with the consent and approval of the Trust Advisory Committee and the Futures Representative, reassign such Direct Action to such holder at any time. Class 10 is Impaired and holders of Class 10 Claims are entitled to vote to accept or reject the Plan.

            (k) Class 11 - Previously Determined Unsecured Asbestos Personal Injury Claims. As of the Effective Date, all liability for all Previously Determined Unsecured Asbestos Personal Injury Claims shall be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors shall have no liability therefor. Each Previously Determined Unsecured Asbestos Personal Injury Claim shall be determined, liquidated and treated pursuant to the Plan Trust Agreement and the TDP without priority of payment and in all respects pari passu with the Secured Asbestos Claims in Classes 2 and 3 and the Not Previously Determined Unsecured Asbestos Personal Injury Claims in Class 10.

            Effective as of the Effective Date, each Previously Determined Unsecured Asbestos Personal Injury Claimant shall have irrevocably consented or be deemed to have irrevocably consented to the Forbearance of his, her or its rights under the Claimant Agreement and his, her or its rights, if any, under the Collateral Trust Agreement and the Security Agreement (i) by voting to accept the Plan or (ii) by failing to timely object to such Forbearance upon notice thereof in accordance with procedures established by the Bankruptcy Court; provided, however, any Previously Determined Unsecured Asbestos Personal Injury Claimant that votes to accept the Plan, may elect on its ballot to reserve the right to litigate the enforceability of the Claimant Agreement and any security interest or assignment related thereto in accordance with the procedures established by the Bankruptcy Court for voting on the Plan. Upon the occurrence of such Forbearance, such Forbearance shall be irrevocable.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


            If any Previously Determined Unsecured Asbestos Personal Injury Claimant timely objects to such Forbearance or timely reserves the right to litigate the enforceability of the Claimant Agreement and any security interest or assignment related thereto, the Asbestos Personal Injury Claim of such objecting Previously Determined Unsecured Asbestos Personal Injury Claimant shall be deemed a Plan Trust Disputed Claim and the validity of such Asbestos Personal Injury Claim, including the Class 3 portion of such Asbestos Personal Injury Claim, shall be subject to objection by the Plan Trustee based on (i) the terms of the Collateral Trust Agreement; (ii) any Plan Trust Bankruptcy Cause of Action; and (iii) any other Cause of Action available to the Plan Trustee under
Section 12.4 of the Plan or otherwise and each such Previously Determined Unsecured Asbestos Personal Injury Claimant shall be immediately added as a party defendant to the Avoidance Actions. Plan Trust Disputed Claims shall be treated as provided in a Final Order of the Bankruptcy Court adjudicating such Claims.

            Each holder of a Previously Determined Unsecured Asbestos Personal Injury Claim shall be deemed to have assigned to the Plan Trust, and the Plan Trustee shall be deemed such holder's sole attorney in fact, as may be appropriate, to prosecute, at the Plan Trustee's discretion with the consent and approval of the Trust Advisory Committee and the Futures Representative, any Direct Action. The Plan Trustee may, with the consent and approval of the Trust Advisory Committee and the Futures Representative, reassign such Direct Action to such holder at any time.

            Class 11 is Impaired and holders of Class 11 Claims are entitled to vote to accept or reject the Plan.

            (l) Class 12 - Asbestos Property Damage Claims. Except to the extent that a holder of an Allowed Asbestos Property Damage Claim has agreed to receive other, lesser treatment, on the Distribution Date, or as soon as practicable thereafter, each such holder shall be paid the Allowed amount of its Asbestos Property Damage Claim from any Asbestos Property Damage Insurance Rights that are available to satisfy such claims, in full satisfaction and release of such claim. All Asbestos Property Damage Claims as to which a Proof of Claim was not filed prior to the expiration of the Asbestos Property Damage Claim Bar Date shall be deemed Disallowed. Class 12 Claims are Impaired and the holders of Class 12 Claims are entitled to vote to accept or reject the Plan.

            (m) Class 13 - Congoleum Interests. On the Effective Date, the holders of the Congoleum Interests shall retain such Interests, subject to the issuance on the Effective Date of the New Class A Common Stock and the New Convertible Security, which shall be contributed to the Plan Trust. Class 13 is Impaired and the holders of Class 13 Congoleum Interests are entitled to vote to accept or reject the Plan.

            (n) Class 14 - Subsidiary Interests. On the Effective Date, the holder of the Subsidiary Interests shall retain such Subsidiary Interests. Class 14 is Unimpaired and the holder of Class 14 Subsidiary Interests is deemed to have accepted the Plan, and accordingly, is not entitled to vote on the Plan.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      4.2 Reservation of Rights Regarding Claims. Except as otherwise explicitly provided in the Plan, nothing shall affect the Debtors' or the Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment. Except as otherwise explicitly provided in the Plan, nothing shall affect any of the Plan Trust's rights and defenses, both legal and equitable, with respect to any Asbestos Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

      4.3 Separate Liabilities of Reorganized Debtors. The structure of the Plan shall not operate to impose liability on any Reorganized Debtor for the Claims against any other Debtor or the debts and obligations of any other Reorganized Debtor. After the Effective Date, each Reorganized Debtor shall be separately liable for its post-Confirmation debts and obligations.

                                    ARTICLE V

                           IMPLEMENTATION OF THE PLAN

      5.1 The Plan Trust

            (a) Establishment and Purpose of the Plan Trust. On the Effective Date, the Plan Trust shall be established in accordance with the Plan Trust Agreement. The Plan Trust shall be a "qualified settlement fund" within the meaning of section 468B of the IRC and the Treasury Regulations promulgated thereunder. The purpose of the Plan Trust shall be to, among other things: (i) pay all Plan Trust Asbestos Claims in accordance with the Plan, the Plan Trust Agreement, the TDP and the Confirmation Order; (ii) preserve, hold, manage, and maximize the Plan Trust Assets for use in paying and satisfying Plan Trust Asbestos Claims in accordance with the Plan Trust Agreement and the TDP; (iii) prosecute, settle and manage the disposition of the Asbestos In-Place Insurance Coverage; and (iv) prosecute, settle, and manage Asbestos Insurance Actions and Direct Actions.

            (b) Funding and Receipt of Plan Trust Assets. On the Effective Date, Reorganized Congoleum shall issue the New Class A Common Stock and the New Convertible Security to, and all Plan Trust Assets shall be transferred to, vested in, and assumed by, the Plan Trust free and clear of all Claims, Liens and encumbrances; provided, however, that to the extent that certain Plan Trust Assets, because of their nature or because they will accrue subsequent to the Effective Date, cannot be transferred to, vested in, and assumed by the Plan Trust on the Effective Date, such Plan Trust Assets shall be transferred to, vested in, and assumed by the Plan Trust free and clear of Claims, Liens and encumbrances, as soon as practicable after the Effective Date. On the Effective Date, ABI shall deliver the ABI Contribution to the Plan Trust by wire transfer of immediately available funds.

            (c) Insurance Assignment Agreement. On the Effective Date, the Debtors shall deliver the Insurance Assignment Agreement attached hereto as Exhibit "C." Such agreement shall be valid, binding and enforceable. The Insurance Assignment Agreement shall transfer claims and rights set forth therein as Debtors may have.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


            (d) Transfer of Assets and Dissolution of the Collateral Trust. On the Effective Date, pursuant to the terms of the Collateral Trust Agreement, all of the Collateral Trust's right, title and interest in and to any assets or properties then held by the Collateral Trust shall automatically be transferred and assigned to, and vest in, the Plan Trust, free and clear of all Claims, Liens and encumbrances, and all rights with respect to such assets and properties shall be enforceable by the Plan Trust.

            (e) Assumption of Liabilities by the Plan Trust. On the Effective Date, all liabilities, obligations and responsibilities relating to all Plan Trust Asbestos Claims and Asbestos Expenses shall be transferred to the Plan Trust as set forth herein and the Plan Trustee, on behalf of the Plan Trust, shall expressly assume all liability for all Plan Trust Asbestos Claims, Demands and Asbestos Expenses as set forth herein, subject to the provisions of the Plan Trust Agreement.

            (f) Discharge of Liabilities to Holders of Asbestos Claims. Except as provided in the Plan and the Confirmation Order, the transfer to, vesting in, and assumption by the Plan Trust of the Plan Trust Assets as contemplated by the Plan shall, among other things, discharge the Debtors and the Reorganized Debtors from and in respect of all Plan Trust Asbestos Claims.

            (g) TDP. From and after the Effective Date, the Plan Trust shall pay the Plan Trust Asbestos Claims in accordance with the Plan Trust Agreement and the TDP. The Plan Trustee shall have the power to administer, amend, supplement or modify the TDP in accordance with the terms thereof.

            (h) Excess Plan Trust Assets. To the extent there are any Plan Trust Assets remaining after the payment in full of all Plan Trust Asbestos Claims and all Plan Trust Expenses (or provision has been made therefor) in accordance with the Plan Trust Agreement and the TDP, such excess Plan Trust Assets shall be transferred to a tax-exempt organization qualified under section 501(c)(3) of the IRC, which charity is to be determined by the Plan Trustee; provided, however, that such charitable purpose, if practicable, shall be related to the treatment of or research regarding asbestos-related disorders.

            (i) Plan Trust Expenses. The Plan Trust shall pay all Plan Trust Expenses from the Plan Trust Assets in accordance with the Plan Trust Agreement. Neither the Debtors, the Reorganized Debtors, ABI nor their Affiliates shall have any obligation to pay any Plan Trust Expenses. Notwithstanding any provision herein to the contrary, on the Effective Date, (i) the Collateral Trustee shall provide the Plan Trust with a certification setting forth the amount of Asbestos Expenses incurred by or on behalf of, or imposed on, the Collateral Trust, or otherwise payable by the Collateral Trust, in each case prior to the Effective Date and all appropriate invoices and other backup regarding such Asbestos Expenses, including without limitation, amounts which may be due to the Claims Reviewer (or to Congoleum to reimburse it for amounts it paid to the Claims Reviewer) for services performed prior to the Effective Date and (ii) the Plan Trust shall only assume Asbestos Expenses from periods prior to the Effective Date if and to the extent set forth on such certification. The Plan Trustees, each member of the TAC, the Futures Representative and the Representatives of each of the foregoing will have a lien upon the Plan Trust Assets which will be prior to any lien thereon, and the Plan Trust will grant a security interest in the Plan Trust Assets, all proceeds thereof and all accounts into which such proceeds or the Plan Trust Assets are deposited or maintained to secure payment of amounts payable to them as compensation or indemnification.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


            (j) Appointment of the Initial Plan Trustee. Prior to the Confirmation Hearing, the Debtors, with the approval of the Futures Representative and the Asbestos Claimants' Committee, shall nominate the initial Plan Trustee. Effective as of the Effective Date, the Bankruptcy Court shall appoint the initial Plan Trustee to serve as Plan Trustee in accordance with the Plan Trust Agreement. For purposes of performing his or her duties and fulfilling his or her obligations under the Plan Trust Agreement, the TDP and the Plan, the Plan Trustee shall be deemed to be a party in interest within the meaning of section 1109(b) of the Bankruptcy Code. The Plan Trustee shall be the "administrator" of the Plan Trust as that term is used in Treas. Reg. Section 1.468B-2(k)(3).

            (k) The Futures Representative. On and after the Effective Date, the Futures Representative shall continue to serve as the Futures Representative pursuant to the terms of the Plan Trust Agreement and shall have the functions and rights provided in the Plan Trust Documents.

            (l) Appointment of Trust Advisory Committee Members. After the Confirmation Date, the Asbestos Claimants' Committee shall designate the initial members of the TAC. Effective as of the Effective Date, the Bankruptcy Court shall appoint the initial members of the TAC (and thereupon the TAC shall be formed) to serve as members of the TAC in accordance with the Plan Trust Agreement.

            (m) Institution and Maintenance of Legal and Other Proceedings. As of the Effective Date, the Plan Trust shall be empowered to initiate, prosecute, defend, and resolve all legal actions and other proceedings related to any asset, liability, or responsibility of the Plan Trust including, without limitation, the Avoidance Actions. The Plan Trust shall be empowered to initiate, prosecute, defend, and resolve all such actions in the name of the Debtors and/or the Reorganized Debtors if deemed necessary or appropriate by the Plan Trustee. Except as otherwise provided by law or agreement, the Plan Trust shall be responsible for the payment of all damages, awards, judgments, settlements, expenses, costs, fees, and other charges incurred subsequent to Confirmation arising from or associated with any legal action or other proceeding brought pursuant to this Section 5.1(m) and shall pay or reimburse all deductibles, retrospective premium adjustments, or other charges which may arise from the receipt of insurance proceeds by the Plan Trust. Without in any way limiting the foregoing, the Plan Trust shall be empowered to elect to (or not to), initiate, prosecute, defend, settle, and resolve all Plan Trust Bankruptcy Causes of Action, Asbestos Insurance Actions and Direct Actions, and to maintain, administer, preserve, or pursue the Asbestos-In-Place Insurance Coverage, the Asbestos Insurance Action Recoveries, Asbestos Insurance Rights and the Asbestos Insurance Policies.

            (n) Preservation of Insurance Claims. The discharge and release of the Debtors and Released Non-Debtor Parties from all Claims as provided herein, and the injunctive protection provided to the Debtors, Reorganized Debtors, Released Non-Debtor Parties and Released Parties with respect to Demands as provided herein, shall neither diminish nor impair the enforceability of any of the Asbestos Insurance Policies by any Entity.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


            (o) Indemnification by the Plan Trust. As and to the extent provided in the Plan Trust Agreement, the Plan Trust will indemnify and hold harmless each of the Debtors, the Reorganized Debtors, the Pre-Petition Asbestos Claimants' Committee, the Asbestos Claimants' Committee, the Plan Trustees, any officer and employee of the Plan Trust, the Futures Representative, each member of the TAC and, with respect to each of the foregoing, their respective past, present and future Representatives, provided, however, that in no event shall the Pre-Petition Asbestos Claimants' Committee be indemnified or held harmless for any relief granted or any costs or expenses incurred in connection with the Avoidance Actions.

            (p) Coverage Costs. Notwithstanding anything in the Plan to the contrary, Coverage Costs shall be paid to the Reorganized Debtors in accordance with Section 1.4(d) of the Plan Trust Agreement.

      5.2 Intercompany Settlement. In consideration of the treatment set forth in Section 4.1(i) with respect to the ABI Claims, the ABI Contribution, and for other good and valuable consideration, (a) on the Effective Date, Reorganized Congoleum, with the consent of ABI, shall assume and cure its defaults, if any, under each of the Intercompany Agreements, pursuant to Section 8.1(d) of the Plan; (b) on the Effective Date, Reorganized Congoleum shall assume the Joint Venture Agreement, pursuant to Section 8.1(c) of the Plan; and (c) ABI and the ABI Parties shall be entitled to the protections of the Asbestos Channeling Injunction provided for in Section 11.6 of the Plan to the extent that any of ABI and the ABI Parties is, within the meaning of section 524(g)(4)(A)(ii) of the Bankruptcy Code, alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on the Debtors to the extent such alleged liability of ABI or any of the ABI Parties arises by reason of its (I) ownership of a financial interest in any Debtor, a past or present affiliate of any Debtor, or a predecessor in interest of any Debtor, (II) involvement in the management of any Debtor or a predecessor in interest of any Debtor, or service as an officer, director or employee of any Debtor or a related party, or (III) involvement in a transaction changing the corporate structure, or in a loan or other financial transaction affecting the financial condition, of any Debtor or a related party, including but not limited to - - (aa) involvement in providing financing (debt or equity), or advice to an entity involved in such transaction, or (bb) acquiring or selling a financial interest in an entity as part of such a transaction. For purposes of this paragraph, the term "related party" shall have the meaning ascribed to such term in section 524(g)(4)(A)(iii) of the Bankruptcy Code.

      5.3 Certificate of Incorporation and Bylaws. The certificates of incorporation and bylaws of each Debtor shall, as of the Effective Date, be amended to the extent necessary to comply with section 1123(a)(6) of the Bankruptcy Code.

      5.4 Management of the Reorganized Debtors. On and after the Effective Date, the business and affairs of the Reorganized Debtors will be managed by the respective boards of directors of the Reorganized Debtors. The existing senior officers and directors of the Debtors shall continue to serve in their same respective capacities after the Effective Date for the Reorganized Debtors.

      5.5 Amended Credit Agreement. On the Effective Date, the Amended Credit Agreement, together with a new promissory note evidencing the obligation of Reorganized Congoleum thereunder, and all other documents, instruments and agreements to be entered into, delivered or confirmed thereunder on the Effective Date, shall become effective. The new promissory note issued pursuant to the Amended Credit Agreement and all obligations under the Amended Credit Agreement and related documents shall be repaid as set forth in the Amended Credit Agreement.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      5.6 Transfer Taxes. The issuance, transfer, or exchange of any of the securities(.) issued under, or the transfer of any other assets or property pursuant to or in connection with the Plan or the making or delivery of an instrument of transfer under or in connection with the Plan shall not, pursuant to section 1146 of the Bankruptcy Code, be taxed under any law imposing a stamp tax, transfer tax or other similar tax.

      5.7 Section 346 Injunction. In accordance with section 346 of the Bankruptcy Code for the purposes of any state or local law imposing a tax, income will not be realized by the Estates, the Debtors or the Reorganized Debtors by reason of the forgiveness or discharge of indebtedness resulting from the consummation of the Plan. As a result, each state or local taxing authority is permanently enjoined and restrained, after the Confirmation Date, from commencing, continuing or taking any act to impose, collect or recover in any manner any tax against the Debtors or the Reorganized Debtors arising by reason of the forgiveness or discharge of indebtedness under the Plan.

      5.8 Effectuating Documents and Further Transactions. The Chief Executive Officer, President, Chief Financial Officer or any Vice President of any Debtor shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures, and other agreements or documents and take or direct such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Secretary or any Assistant Secretary of any Debtor shall be authorized to certify or attest to any of the foregoing actions.

      5.9 Corporate Action. All matters provided for under the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, or any corporate action to be taken by, or required of the Debtors or the Reorganized Debtors shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement for further action by the stockholders or directors of any of such entities.

                                   ARTICLE VI

            PROVISIONS GOVERNING DISTRIBUTIONS WITH RESPECT TO CLAIMS
                      OTHER THAN PLAN TRUST ASBESTOS CLAIMS

      6.1 Plan Distributions. The Disbursing Agent shall make all distributions required under the Plan (other than distributions to holders of Plan Trust Asbestos Claims). Distributions shall be made on the Distribution Date (unless otherwise provided herein or ordered by the Bankruptcy Court) with respect to all Claims except for Plan Trust Asbestos Claims. Distributions to be made on the Distribution Date shall be deemed actually made on the Distribution Date if made either (a) on the Distribution Date or (b) as soon as practicable thereafter. With respect to Plan Trust Asbestos Claims, distributions to holders of Plan Trust Asbestos Claims shall be made in accordance with the Plan Trust Agreement and/or the TDP, as applicable.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      6.2 Delivery of Distributions. Distributions to holders of Allowed Claims other than Asbestos Claims shall be made by the Disbursing Agent (a) at the holder's last known address, or (b) at the address in any written notice of address change delivered to the Disbursing Agent or the Plan Trustee, as applicable. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made, unless and until the Disbursing Agent is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent shall be returned to the appropriate Reorganized Debtor until such distributions are claimed or become unclaimed property pursuant to Section 6.4 of the Plan. With respect to Plan Trust Asbestos Claims, distributions to the holders of Plan Trust Asbestos Claims shall be made in accordance with the Plan Trust Agreement and/or the TDP, as applicable.

      6.3 Withholding of Taxes. The Disbursing Agent shall withhold from any assets or property distributed under the Plan any assets or property that must be withheld pursuant to applicable law.

      6.4 Unclaimed Property. Any Cash, assets and other property to be distributed on account of any Claim other than a Plan Trust Asbestos Claim under the Plan that remain unclaimed (including by an Entity's failure to negotiate a check issued to such Entity) or otherwise not deliverable to the Entity entitled thereto before the later of (a) one year after the date of distribution or (b) 120 calendar days after an order allowing such Entity's Claim becomes a Final Order, shall become vested in, and shall be transferred and delivered to, the Reorganized Debtors. In such event, such Entity's Claim shall no longer be deemed to be Allowed and such Entity shall be deemed to have waived its rights to such payments or distributions under the Plan pursuant to section 1143 of the Bankruptcy Code and shall have no further Claim in respect of such distribution and shall not participate in any further distributions under the Plan with respect to such Claim.

                                  ARTICLE VII

                          RESOLUTION OF DISPUTED CLAIMS

      7.1 Disallowance of Improperly Filed Claims. Subject to section 502(j) of the Bankruptcy Code and Bankruptcy Rules 3008 and 9006, any Administrative Claim, Asbestos Property Damage Claim or Claim (other than Asbestos Personal Injury Claims and ABI Claims) for which the filing of a Proof of Claim, application or motion with the Bankruptcy Court is required under the terms of the Bankruptcy Code, the Bankruptcy Rules, any order of the Bankruptcy Court (including one providing a Bar Date) or the Plan shall be Disallowed if and, to the extent that such Proof of Claim (or other filing) is not timely and properly made.

      7.2 Prosecution of Objections to Claims. Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, after the Effective Date the Reorganized Debtors shall have the exclusive right to make and file objections to Proofs of Claims, other than Proofs of Claims in respect of Asbestos Personal Injury Claims, Unknown Asbestos Claims, Professional Fee Claims and ABI Asbestos Claims, at any time on or before ninety (90) days after the later of (i) the Effective Date or (ii) the date on which such Claim was filed with the Bankruptcy Court unless no Proof of Claim is required to be filed pursuant to Bankruptcy Rule 3002, the Plan or any order of the Bankruptcy Court; provided, however, that (x) this deadline may be extended by the Bankruptcy Court on

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


motion by the Debtors or the Reorganized Debtors, as applicable, and (y) neither the Debtors, the Reorganized Debtors nor any other Person may file an objection to any (1) Claim that was Allowed by a Final Order entered during the Reorganization Cases, or (2) Claim Allowed by the Plan. In addition, unless otherwise ordered by the Bankruptcy Court after notice and a hearing, after the Effective Date the Reorganized Debtors, subject to Sections 13.5 and 13.11 of the Plan, shall have the exclusive right to make and file objections to Administrative Claims and to amend the Schedules or to object to any Claim specified on the Schedules, at any time on or before sixty (60) days after the later of (i) the Effective Date or (ii) the date on which such Claim was filed with the Bankruptcy Court unless no Proof of Claim is required to be filed pursuant to Bankruptcy Rule 3002, the Plan or any order of the Bankruptcy Court; provided, however, that (x) this deadline may be extended by the Bankruptcy Court on motion by the Debtors or the Reorganized Debtors, as applicable, and
(y) neither the Debtors, the Reorganized Debtors nor any other Person may file an objection to any (1) Claim that was Allowed by a Final Order entered during the Reorganization Cases, or (2) Claim Allowed by the Plan. After the Effective Date, only the Plan Trustee shall have the authority to contest Asbestos Personal Injury Claims, Unknown Asbestos Claims and ABI Asbestos Personal Injury Indemnity Claims and litigate to judgment, settle or withdraw such objections and each Asbestos Personal Injury Claim, Unknown Asbestos Claim and ABI Asbestos Personal Injury Indemnity Claim, whether or not a Proof of Claim was filed with the Bankruptcy Court, shall be satisfied exclusively in accordance with the Plan Trust Documents.

      7.3 No Distributions Pending Allowance. Notwithstanding any other provision hereof, if a Claim or any portion of a Claim is a Disputed Claim, no payment or distribution shall be made on account of such Disputed Claim, unless and until such Disputed Claim becomes an Allowed Claim.

      7.4 Distributions After Allowance. Payments and distributions to each holder of a Claim that is Disputed, or that is not Allowed, to the extent that such Claim ultimately becomes Allowed, shall be made in accordance with the provisions hereof governing the Class of Claims in which such Claim is classified. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim (other than a disputed Asbestos Claim) becomes a Final Order, the Reorganized Debtors shall distribute to the holder of such Claim any payment or property that would have been distributed to such holder if the Claim had been Allowed as of the Effective Date (or such other date on which such distribution would have been made).

      7.5 Liquidation of ABI Asbestos Personal Injury Indemnity Claims.

            (a) Liability for ABI Asbestos Personal Injury Indemnity Claims shall be determined under the provisions of the Joint Venture Agreement applicable thereto and this Section 7.5.

            (b) ABI shall give prompt written notice to the Plan Trust and Reorganized Congoleum of an ABI Asbestos Personal Injury Indemnity Claim, except that any delay or failure to so notify the Plan Trust and Reorganized Congoleum shall relieve the Plan Trust of its obligations in respect of such ABI Asbestos Personal Injury Indemnity Claim only to the extent, if at all, that the Plan Trust is materially prejudiced by reason of such delay or failure. Such notice shall include detailed information concerning the basis for the ABI Asbestos

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


Personal Injury Indemnity Claim. Reorganized Congoleum shall assist and cooperate with the Plan Trust in understanding and evaluating the basis of the ABI Asbestos Personal Injury Indemnity Claim, and each of Reorganized Congoleum and ABI shall provide such further information to the Plan Trust as it may reasonably request during the 30 day period following the Plan Trust's receipt of ABI's notice, provided, however, that Reorganized Congoleum and ABI shall not be required to disclose privileged information. If, by the expiration of such 30 day period, the Plan Trust has not notified ABI that it has determined that the asserted ABI Asbestos Personal Injury Indemnity Claim is due and payable by the Plan Trust, or if the Plan Trust concludes (and notifies ABI) during such period that it is unable to determine based on the information provided whether the Plan Trust has liability for such ABI Asbestos Personal Injury Indemnity Claim, ABI, Reorganized Congoleum and the Plan Trustee shall endeavor to resolve consensually whether the Plan Trust has liability in respect of such ABI Asbestos Personal Injury Indemnity Claim and if so, the amount of such liability, for a period of 15 days (the "Negotiation Period").

            (c) If upon the conclusion of the Negotiation Period, ABI, Reorganized Congoleum and the Plan Trustee have not resolved all outstanding issues related to the ABI Personal Injury Indemnity Claim and the Reorganization Case of Congoleum remains open, ABI may file in the Bankruptcy Court an application for allowance of such ABI Personal Injury Indemnity Claim, which application shall be treated as a proof of claim filed under section 501 of the Bankruptcy Code, and deemed allowed pursuant to section 502 of the Bankruptcy Code unless the Plan Trust files an objection to the application within 30 days following receipt of notice of the filing thereof. The Bankruptcy Court shall adjudicate an ABI application for allowance of an ABI Personal Injury Indemnity Claim that is subject to objection by the Plan Trust as a contested matter, with each party bearing its own costs and expenses, including attorneys' fees.

            (d) If upon the conclusion of the Negotiation Period, ABI, Reorganized Congoleum and the Plan Trustee have not resolved all outstanding issues related to the ABI Personal Injury Indemnity Claim and the Reorganization Case of Congoleum is closed, such issues shall be submitted to binding arbitration and shall be finally settled under the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") by an arbitrator appointed by agreement of ABI and the Plan Trust in accordance with such rules of the AAA. In the event ABI and the Plan Trust fail to agree upon an arbitrator, the AAA shall select an arbitrator in accordance with such rules of the AAA. Any such arbitration will be conducted in New York, New York. Any party to an arbitration may be represented by its attorney or other representative selected by such party. Each party shall be responsible for its own costs and expenses, including attorneys' fees, and the arbitrator shall issue a final ruling within one hundred and twenty (120) days of the commencement of the arbitration proceeding.

            (e) If at any time following ABI's assertion of an ABI Asbestos Personal Injury Indemnity Claim in accordance with this Section 7.5, the Plan Trust notifies ABI that it accepts liability for such ABI Asbestos Personal Injury Indemnity Claim and ABI and the Plan Trust agree on the amount of such liability, or if the Bankruptcy Court or an arbitrator determines the amount of such ABI Asbestos Personal Injury Indemnity Claim, such ABI Asbestos Personal Injury Indemnity Claim shall be Allowed in the amount so agreed or determined, and, notwithstanding any provision of the Joint Venture Agreement to the contrary, the Plan Trust shall only be obligated to pay the portion of the Allowed Amount of such ABI Asbestos Personal Injury Indemnity Claim as is determined in accordance with the TDP.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                                  ARTICLE VIII

                        TREATMENT OF EXECUTORY CONTRACTS,
                        UNEXPIRED LEASES AND SETTLEMENTS

      8.1 Assumption of Unexpired Leases and Executory Contracts.

            (a) Assumption. Except for any unexpired lease or executory contract that the Debtors reject or designate as being subject to rejection on or before the Effective Date, and except for the Joint Venture Agreement, as of the Effective Date, all executory contracts and unexpired leases not previously assumed by the Debtors pursuant to section 365 of the Bankruptcy Code shall be deemed to have been assumed by the Debtors, subject to Section 5.2, and the Plan shall constitute a motion to assume such executory contracts and unexpired leases. Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interests of the Debtors, the Estates and all parties in interest in the Reorganization Cases. With respect to each such executory contract or unexpired lease assumed by the Debtors, unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto on or before the Effective Date, any defaults of the Debtors with respect to such assumed executory contracts or leases existing as of the Effective Date shall be cured in the ordinary course of the Reorganized Debtors' business promptly after any such default becomes known to the Debtors and, if disputed, established pursuant to applicable law by the Bankruptcy Court, and the assumed executory contracts or leases shall be binding upon and enforceable upon the parties thereto, subject to any rights and defenses existing thereunder. Subject to the occurrence of the Effective Date, upon payment of such cure amount all defaults of the Debtors existing as of the Confirmation Date with respect to such executory contract or unexpired lease shall be deemed cured.

            (b) Rejection. Notwithstanding subpart (a) of this Section 8.1, the Debtors may reject those executory contracts and unexpired leases listed on an exhibit to be provided to the Bankruptcy Court in advance of the Confirmation Hearing (as such list may be amended or supplemented up to and including the Confirmation Date).

            (c) Assumption of Joint Venture Agreement. On the Effective Date, the Joint Venture Agreement shall be deemed to have been assumed by Reorganized Congoleum, and the obligations of Reorganized Congoleum to ABI thereunder shall be subject to the provisions set forth in the Plan.

            (d) Assumption of Intercompany Agreements. On the Effective Date, the Intercompany Agreements shall be deemed to have been assumed by Reorganized Congoleum.

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                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      8.2 Damages Upon Rejection. The Bankruptcy Court shall determine the dollar amount, if any, of the Claim of any Entity seeking damages by reason of the rejection of any executory contract or unexpired lease; provided, however, that such Entity must file a Proof of Claim with the Bankruptcy Court on or before thirty (30) calendar days following the later of the Confirmation Date or the date of rejection of the executory contract or unexpired lease. To the extent that any such Claim is Allowed by the Bankruptcy Court by Final Order, such Claim shall become, and shall be treated for all purposes under the Plan as, a Class 7 General Unsecured Claim, and the holder thereof shall receive distributions as a holder of an Allowed Claim in such Class pursuant to the Plan. The Debtors shall notify those Entities that may assert a Claim for damages from the rejection of an executory contract or unexpired lease of this bar date for filing a Proof of Claim in connection therewith.

      8.3 Executory and Other Settlements. Prior to the Effective Date, the Debtors may seek Bankruptcy Court approval of additional settlements with holders of Asbestos Claims. The Plan Trust, or the Reorganized Debtors, as may be appropriate, shall make payments in accordance with the terms of any settlement under the terms of this Section 8.3 and a Final Order approving such settlement and the Plan Trust Agreement and/or the TDP, as applicable, with respect to the Plan Trust Asbestos Claims.

      8.4 Insurance Agreements. Except to the extent expressly set forth in any Asbestos Insurance Settlement Agreement, nothing contained in the Plan or any negotiations leading up to the Plan, including this Section 8.4, shall constitute a waiver of any claim, right, or cause of action that any of the Debtors or the Plan Trust, as applicable, may have against any insurer, including under any insurance agreement. The discharge and release provisions contained in the Plan shall neither diminish nor impair the duties or obligations of any Asbestos Insurance Company under any Asbestos Insurance Policy or agreement relating thereto.

      8.5 Compensation and Benefits Programs.

            (a) Unless otherwise agreed to by the affected parties or modified by order of the Bankruptcy Court, all of the Debtors' obligations under employment and severance policies, and all compensation and benefit plan, policies, and programs shall be treated as though they are executory contracts that are deemed assumed under the Plan.

            (b) As of the Effective Date, the Pension Plans shall be deemed to have been assumed by Reorganized Congoleum. Reorganized Congoleum shall continue the Pension Plans, satisfy the minimum funding standards pursuant to 26 U.S.C. ss. 412 and 29 U.S.C. ss. 1082, and administer the Pension Plans in accordance with their terms and the provisions of ERISA. Furthermore, nothing in the Plan shall be construed as discharging, releasing or relieving the Debtors or any Reorganized Debtor, or any party, in any capacity, from any liability imposed under any law or regulatory provision with respect to the Pension Plans or the Pension Benefit Guaranty Corporation ("PBGC"). The PBGC and the Pension Plans shall not be enjoined or precluded from enforcing such liability as a result of any provision of the Plan or the Confirmation Order. Notwithstanding anything in this Section 8.5, the Plan Trust shall have no liability to any Entity with respect to the Pension Plans.

      8.6 Retiree Benefits. Notwithstanding any other provisions of the Plan (other than the last sentence of this Section 8.6), any payments that are due to any individual for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund, or program (through the purchase of insurance or

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


otherwise) maintained or established in whole or in part by the Debtors prior to the Petition Date shall be continued for the duration of the period, if any, that the Debtors have obligated themselves to provide such benefits. Notwithstanding the foregoing, no employee or retired employee (nor their spouses or dependents and beneficiaries) of the Debtors or the Reorganized Debtors shall be entitled to assert any Asbestos Claim against the Debtors or the Reorganized Debtors.

      8.7 Indemnification of Directors, Officer and Employees. The obligations of the Debtors to indemnify any Person serving at any time on or prior to the Effective Date as one of their directors, officers or employees by reason of such Person's service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in the Debtors' constituent documents, or by a written agreement with the Debtors, or pursuant to applicable general corporation law, each as applicable, shall be deemed and treated as executory contracts that are assumed by the Reorganized Debtors pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall be treated as General Unsecured Claims and shall survive Unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

                                   ARTICLE IX

                       ACCEPTANCE OR REJECTION OF THE PLAN

      9.1 Classes Entitled to Vote. The holders of Claims or Interests in each Impaired Class of Claims or Interests, i.e., Classes 2, 3, 6, 9, 10, 11, 12 and 13, are entitled to vote to accept or reject the Plan.

      9.2 Acceptance by Impaired Classes of Claims. Pursuant to section 1126(c) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if (a) the holders of at least two-thirds in dollar amount of the claims actually voting in such Class (other than Claims held by any holder designated pursuant to section 1126(e) of the Bankruptcy Code) have voted to accept the Plan and (b) more than one-half in number of such claims actually voting in such Class (other than Claims held by any holder designated pursuant to section 1126(e) of the Bankruptcy Code) have voted to accept the Plan.

      9.3 Acceptance by Impaired Class of Interests. Pursuant to section 1126(d) of the Bankruptcy Code, an Impaired Class of Interests shall have accepted the Plan if the holders of at least two-thirds in amount of the Allowed Interests actually voting in such Class (other than Interests held by any holder designated pursuant to section 1126(e) of the Bankruptcy Code) have voted to accept the Plan.

      9.4 Acceptance Pursuant to Section 524(g) of the Bankruptcy Code. The Plan shall have been voted upon favorably as required by section
524(g)(2)(B)(ii)(IV)(bb) of the Bankruptcy Code.

      9.5 Presumed Acceptance of Plan. Classes 1, 4, 5, 7, 8 and 14 are Unimpaired. Under section 1126(f) of the Bankruptcy Code, the holders of Claims and Interests in such Classes are conclusively presumed to have voted to accept the Plan.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      9.6 Reservation of Rights. In the event that any Impaired Class fails to accept the Plan by the requisite numbers and amounts required by the Bankruptcy Code, the Debtors reserve the right to seek confirmation of the Plan by means of the fair and equitable power contained in section 1129(b) of the Bankruptcy Code.

                                    ARTICLE X

                  CONDITIONS TO CONFIRMATION AND EFFECTIVENESS

      10.1 Conditions to Confirmation. Confirmation of the Plan shall not occur unless each of the following conditions has been satisfied or waived in accordance with Section 10.3 below. These conditions to Confirmation, which are designed, among other things, to ensure that the Injunctions, releases, and discharges set forth in Article XI shall be effective, binding and enforceable, are as follows:

            (a) The Bankruptcy Court shall have made specific findings and determinations, among others, in substantially the following form:

                  (i) The Discharge Injunction and the Asbestos Channeling Injunction are to be implemented in connection with the Plan and the Plan Trust;

                  (ii) As of the Petition Date, Congoleum has been named as a defendant in personal injury, wrongful death or property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products;

                  (iii) The Plan Trust, upon the Effective Date, shall assume the liabilities of the Debtors with respect to Plan Trust Asbestos Claims and Demands;

                  (iv) The Plan Trust is to be funded in part by securities of Reorganized Congoleum in the form of the New Class A Common Stock and the New Convertible Security and constitutes an obligation of Reorganized Congoleum to make future payments to the Plan Trust;

                  (v) The Plan Trust, on the Effective Date, will hold the New Class A Common Stock and the New Convertible Security, and if certain contingencies occur, the Plan Trust will be entitled to redeem or convert the New Convertible Security, and, in accordance with the terms of the New Convertible Security, own a majority of the voting shares of the common stock of Reorganized Congoleum;

                  (vi) The Plan Trust is to use its assets and income to pay Plan Trust Asbestos Claims and Plan Trust Expenses;

                  (vii) Congoleum is likely to be subject to substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to the Plan Trust Asbestos Claims, which are addressed by the Asbestos Channeling Injunction;

                  (viii) The actual amounts, numbers and timing of future Demands cannot be determined;

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                  (ix) Pursuit of Demands outside the procedures prescribed by the Plan and the TDP is likely to threaten the Plan's purpose to deal equitably with Plan Trust Asbestos Claims and future Demands;

                  (x) The Plan establishes separate Classes of Asbestos Personal Injury Claims that are to be addressed by the Plan Trust and at least seventy-five percent (75%) of the Asbestos Claimants voting in such Classes have accepted the Plan;

                  (xi) Pursuant to court orders or otherwise, the Plan Trust shall operate through mechanisms such as structured, periodic or supplemental payments, Pro Rata distributions, matrices or periodic review of estimates of the numbers and values of Asbestos Personal Injury Claims or other comparable mechanisms, that provide reasonable assurance that the Plan Trust shall value, and be in a financial position to pay, Asbestos Personal Injury Claims and Demands therefor in substantially the same manner;

                  (xii) The Futures Representative was appointed by the Bankruptcy Court as part of the proceedings leading to the issuance of the Discharge Injunction and the Asbestos Channeling Injunction for the purpose of, among other things, protecting the rights of persons that might subsequently assert Demands of the kind that are addressed in the Discharge Injunction and the Asbestos Channeling Injunction and transferred to the Plan Trust;

                  (xiii) In light of the benefits provided, or to be provided, to the Plan Trust on behalf of each Protected Party, the Asbestos Channeling Injunction is fair and equitable with respect to the persons that might subsequently assert Demands against any Protected Party;

                  (xiv) The Plan otherwise complies with section 524(g) of the Bankruptcy Code;

                  (xv) All insurers affording insurance coverage that is the subject of the Asbestos Insurance Assignment have been given notice and an opportunity to be heard on matters relating to such assignment, and are hereby bound by the Plan and the findings of facts and conclusions of law set forth in the Confirmation Order;

                  (xvi) Congoleum's contribution to the Plan Trust and ABI's contribution of the ABI Contribution to the Plan Trust provided for herein, together with the Asbestos Insurance Assignment, constitute substantial assets of the Plan Trust and the reorganization;

                  (xvii) The duties and obligations of the insurers that issued policies and their successors and assigns, or, with respect to any insolvent insurers, their liquidators and/or the state insurance guaranty funds that bear responsibility with respect to such rights under such policies which constitute the Asbestos Insurance Rights are not eliminated or diminished by the transfer pursuant to the Plan of the Debtors' rights in the Asbestos Insurance Rights pursuant to the Insurance Assignment Agreement;

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                  (xviii) The Settling Asbestos Insurance Companies are entitled to the benefits of the Asbestos Channeling Injunction with respect to Plan Trust Asbestos Claims;

                  (xix) After Confirmation, each Asbestos Insurance Settlement Agreement of a Settling Asbestos Insurance Company and each Final Order of the Bankruptcy Court approving such Settlement Agreements shall be binding upon and inure to the benefit of the Plan Trust and the Plan Trustee, and each of the foregoing shall become fully bound by all of the terms and conditions of each such Asbestos Insurance Settlement Agreement without need for further act or documentation of any kind; and

                  (xx) After Confirmation, none of the Debtors, ABI, the Futures Representative, the Plan Trustee, the Asbestos Claimants' Committee, and the Claimants' Representative shall seek to terminate, reduce or limit the scope of the Asbestos Channeling Injunction or any other injunction contained in the Plan that inures to the benefit of any Settling Asbestos Insurance Company.

            (b) Confirmation Order. The Bankruptcy Court shall have made such findings and determinations regarding the Plan as shall enable the entry of the Confirmation Order and any other order entered in conjunction therewith, each of which shall be in form and substance acceptable to the Debtors and ABI and, insofar as such findings and determinations affect the Financing Order or the rights of Wachovia thereunder, Wachovia.

      10.2 Conditions to Effectiveness. Notwithstanding any other provision of the Plan or the Confirmation Order, the Effective Date of the Plan shall not occur unless and until each of the following conditions has been satisfied or waived in accordance with Section 10.3 below:

            (a) Confirmation Order. The Confirmation Order shall have been entered by the Bankruptcy Court and affirmed by the District Court or entered by the District Court and the Confirmation Order and any order of the District Court shall be in form and substance acceptable to the Debtors and ABI and the Confirmation Order (and affirming order of the District Court) shall have become a Final Order; provided, however, that the Effective Date may occur at a point in time when the Confirmation Order is not a Final Order at the option of the Debtors, with the written consent of ABI, unless the effectiveness of the Confirmation Order has been stayed, reversed or vacated. The Effective Date may occur, again at the option of the Debtors, with the written consent of ABI on the first Business Day immediately following the expiration or other termination of any stay of effectiveness of the Confirmation Order.

            (b) Injunctions. The Discharge Injunction, the Asbestos Channeling Injunction and the Anti-Suit Injunction shall be in full force and effect.

            (c) Amended Credit Agreement. The Amended Credit Agreement and all documents to be executed in connection with the Amended Credit Agreement, in form and substance reasonably satisfactory to the Debtors, shall not restrict Reorganized Congoleum's obligations to make scheduled dividend or interest payments (as applicable) on the New Convertible Security except as provided in the Amended and Restated Certificate of Incorporation or Promissory Note, as applicable, and shall have been executed and delivered and all conditions precedent to effectiveness thereof shall have been satisfied or waived by the parties thereto.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


            (d) Plan Documents. The Plan Documents necessary or appropriate to implement the Plan (which shall include without limitation, the Amended and Restated Certificate of Incorporation, the Plan Trust Documents and the Insurance Assignment Agreement) shall have been executed, delivered and, where applicable, filed with the appropriate governmental authorities; all conditions precedent to the effectiveness of each of such Plan Documents shall have been satisfied or waived by the respective parties thereto; and the Plan Documents shall be in full force and effect.

            (e) Other Assurances. The Debtors shall have obtained either (i) a private letter ruling from the Internal Revenue Service establishing that the Plan Trust is a "qualified settlement fund" pursuant to Section 468(B) of the IRC and the regulations issued pursuant thereto, or (ii) other decisions, opinions or assurances regarding certain tax consequences of the Plan, satisfactory to the Debtors, the Reorganized Debtors, the Futures Representative and the Asbestos Claimants' Committee.

            (f) Other Approvals, Documents and Actions. All authorizations, consents and regulatory approvals required, if any, in connection with the consummation of the Plan shall have been obtained, and all actions, documents, and agreements necessary to implement the Plan shall have been effected or executed.

      10.3 Waiver of Conditions. Each of the conditions set forth in Sections
10.1 and 10.2 above may be waived in whole or in part by the Debtors, with the written consent of ABI and, solely with respect to Section 10.2(e) above, the Asbestos Claimants' Committee and the Futures Representative, without any notice to other parties in interest or the Bankruptcy Court and without a hearing. The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

                                   ARTICLE XI

                       INJUNCTIONS, RELEASES AND DISCHARGE

      11.1 Discharge.

            (a) Except as specifically provided in the Plan, the Plan Documents or in the Confirmation Order, as of the Effective Date, Confirmation shall discharge the Debtors and the Reorganized Debtors pursuant to section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims of any nature whatsoever and Demands including, without limitation, any Claims, demands and liabilities that arose before the Confirmation, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based on such Claim was filed or deemed filed under section 501 of the Bankruptcy Code, or such Claim was listed on the Schedules of the Debtors, (b) such Claim is or was Allowed under section 502 of the Bankruptcy Code, or (c) the holder of such Claim has voted on or accepted the Plan. Except as specifically provided in the Plan or Plan Documents, the rights that are provided in the Plan as of the Effective Date shall be in exchange for and in complete satisfaction, settlement and discharge of all Claims (including without limitation Asbestos Claims) or Demands against, Liens on, and interests in the Debtors or the Reorganized Debtors or any of their assets or properties.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


            (b) Notwithstanding any other provision of the Plan to the contrary, Confirmation shall not discharge any pre-Petition Date or post-Petition Date, pre-Confirmation Date liability that may be due from any of the Debtors to the Internal Revenue Service as currently set forth in that certain Proof of Claim filed by the Internal Revenue Service in the alleged amounts of $6,608,626.01 and $8,760,686.95 and that certain Administrative Expense Claim in the alleged amount of $4,002,431.97. Should any pre-Petition Date or post-Petition Date, pre-Confirmation Date tax liabilities be determined by the Internal Revenue Service to be due from any of the Debtors for any of the tax periods reflected by such Proof of Claim or Administrative Expense Claim, such liabilities shall be determined administratively or in a judicial forum in the manner in which such liabilities would have been resolved had these Reorganization Cases not been commenced. Any resulting liabilities determined pursuant to a Final Order or other final determination shall be paid as if these Reorganization Cases had not been commenced.

      11.2 Release of Representatives of the Debtors. To the extent permitted by law applicable to cases under the Bankruptcy Code in the judicial district in which the Bankruptcy Court is located, except as otherwise specifically provided in the Plan and the Plan Documents, for good and valuable consideration, the receipt and sufficiency of which is acknowledged in the Plan, all current and former Representatives of the Debtors, on and after the Effective Date, are released from any and all Claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that any Entity would have been legally entitled to assert in its own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity, based in whole or in part, upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, for claims or liabilities resulting from their services as officers or directors of the Debtors or to the extent such claims or liabilities relate to the business, operations or management of the Debtors prior to the Effective Date or to their conduct as professionals or advisors to any of the Debtors. For the avoidance of doubt, in no event shall any such Representative be released in the case of the gross negligence or willful misconduct of such Representative.

      11.3 Exculpation. To the extent permitted by law applicable to cases under the Bankruptcy Code in the judicial district in which the Bankruptcy Court is located, as of the Effective Date, each of the Reorganized Debtors, the Debtors, the Futures Representative, the Pre-Petition Asbestos Claimants' Committee, the Asbestos Claimants' Committee, the Plan Trustee, ABI and any of their respective Representatives (a) shall not have or incur any liability to any Entity for any act or omission in connection with or arising out of the negotiation of the Plan or any Plan Document, negotiation of the settlement provided in the Collateral Trust, negotiation of the settlement provided in the Claimant Agreement, the pursuit of confirmation of the Plan, the consummation of the Plan, the Collateral Trust Agreement, the Claimant Agreement, the Security Agreement or the administration of the Plan or the property to be distributed under the Plan; and (b) in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and the other Plan Documents, provided, however, that in no event shall the Pre-Petition Asbestos Claimants' Committee be exculpated from liability under this Section
11.3 for any relief granted or any costs or expenses incurred in connection with the Avoidance Actions and in no event shall this Section 11.3 exculpate any party from liability for any claim asserted in the Avoidance Actions. For the avoidance of doubt, in no event shall any such party be exculpated from liability under this Section 11.3 in the case of the gross negligence or willful misconduct of such party.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      11.4 Releases by Holders of Claims. To the extent permitted by law applicable to cases under the Bankruptcy Code in the judicial district in which the Bankruptcy Court is located, other than rights to the treatment provided in
Article IV of the Plan or as otherwise provided in the Plan or the Plan Documents herein, on and after the Effective Date, each holder of a Claim who has accepted the Plan shall be deemed to have unconditionally released the Released Non-Debtor Parties, the Pre-Petition Asbestos Claimants' Committee, the Asbestos Claimants' Committee and their current and former Representatives from any and all Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date by the Debtors or the Reorganized Debtors, the Reorganization Cases, or the negotiation, formulation, and preparation of the Plan, the Plan Documents or any related agreements, instruments or other documents, provided, however, that in no event shall the Pre-Petition Asbestos Claimants' Committee be released from liability for any relief granted or any costs or expenses incurred in connection with the Avoidance Actions and in no event shall this Section 11.4 release any party from liability for any claim asserted in the Avoidance Actions. For the avoidance of doubt, in no event shall any such party be released under this
Section 11.4 in the case of the gross negligence or willful misconduct of such party.

      11.5 Discharge Injunction. Except as specifically provided in the Plan Documents to the contrary, the satisfaction, release, and discharge set forth in
Section 11.1 shall also operate as an injunction, pursuant to sections 105, 524(g) and 1141 of the Bankruptcy Code, prohibiting and enjoining the commencement or continuation of any action, the employment of process or any act to collect, recover from, or offset (a) any Claim or Demand against or Interest in the Debtors, the Reorganized Debtors, the Collateral Trust, or the Plan Trust by any Entity and (b) any cause of action, whether known or unknown, against the Released Parties based on such Claim or Interest described in subpart (a) of this Section 11.5.

      11.6 Asbestos Channeling Injunction. The sole recourse of the holder of a Plan Trust Asbestos Claim or Demand on account of such Claim or Demand or of a Person that had or could have asserted an Asbestos Claim or Demand shall be to the Plan Trust pursuant to the provisions of the Asbestos Channeling Injunction, the Plan, the Plan Trust Agreement and the TDP, and such holder shall have no right whatsoever at any time to assert its Plan Trust Asbestos Claim or Demand against the Debtors, Reorganized Debtors, any other Protected Party, or any property or interest in property of the Debtors, the Reorganized Debtors, or any other Protected Party. Without limiting the foregoing, from and after the Effective Date, the Asbestos Channeling Injunction shall apply to all present and future holders of Plan Trust Asbestos Claims and Demands, and all such holders shall be permanently and forever stayed, restrained, and enjoined from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Plan Trust Asbestos Claims and Demands, other than from the Plan Trust in accordance with the Asbestos Channeling Injunction and pursuant to the Plan, the Plan Trust Agreement and the TDP:

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


            (a) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including a judicial, arbitration, administrative, or other proceeding) in any forum against or affecting any Protected Party or any property or interests in property of any Protected Party;

            (b) enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Protected Party or any property or interests in property of any Protected Party;

            (c) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance against any Protected Party, or any property or interests in property of any Protected Party;

            (d) setting off, seeking reimbursement of, contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Protected Party or any property or interests in property of any Protected Party; and

            (e) proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Plan Trust, except in conformity and compliance with the Plan, the Plan Trust Agreement and the TDP.

      Any right, claim or cause of action that an Asbestos Insurance Company may have been entitled to assert against a Settling Asbestos Insurance Company based on or relating to Asbestos Claims shall be channeled to and become a right, claim or cause of action as an offset claim against the Plan Trust and not against the Settling Asbestos Insurance Company in question and all persons, including any Asbestos Insurance Company, shall be enjoined from asserting any such right, claim or cause of action against a Settling Asbestos Insurance Company.

      Except as otherwise expressly provided in the Plan, nothing contained in the Plan shall constitute or be deemed a waiver of any claim, right or cause of action that the Debtors, the Reorganized Debtors, or the Plan Trust may have against any Entity in connection with or arising out of or related to an Asbestos Claim. Notwithstanding any other provision in the Plan to the contrary, nothing in the Plan shall be understood to channel, prevent, impair or limit in any way enforcement against the Debtors, the Reorganized Debtors, or any other Protected Party of any rights provided in connection with any Workers' Compensation Claim.

      11.7 Reservation of Rights. Notwithstanding any other provision of the Plan to the contrary, the satisfaction, release and discharge, and the Injunctions set forth in Article XI, shall not serve to satisfy, discharge, release, or enjoin (a) claims by the Plan Trust, the Reorganized Debtors, ABI, and their Affiliates, or any other Entity, as the case may be, against (i) the Plan Trust for payment of Plan Trust Asbestos Claims in accordance with the Plan, the Plan Trust Agreement and the TDP, as applicable, (ii) the Plan Trust for the payment of Plan Trust Expenses, or (iii) the Reorganized Debtors, the Plan Trust, or any other Entity, to enforce the provisions of Section 5.2 or any provision of the Plan or another Plan Document, or (b) the rights of any Asbestos Insurance Company to assert any claim, debt, obligation, cause of action or liability for payment against any other Asbestos Insurance Company that is not a Settling Asbestos Insurance Company.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      11.8 Rights Against Non-Debtors under Securities Laws. Notwithstanding any language to the contrary contained in the Disclosure Statement, Plan, and/or Confirmation Order, no provision shall release any non-Debtor, including any current and/or former officer and/or director of the Debtors and/or any non-Debtor included in the Released Non-Debtor Parties, from liability to the United States Securities and Exchange Commission, in connection with any legal action or claim brought by such governmental unit against such Person(s).

      11.9 Rights Against Debtors Under Environmental Laws. Environmental rights and Claims of Governmental Units under applicable Environmental Laws shall survive the Reorganization Cases, shall not be discharged, impaired or adversely affected by the Plan and the Reorganization Cases and shall be determined in the manner and by the administrative or judicial tribunals in which such rights or Claims would have been resolved or adjudicated if the Reorganization Cases had not been commenced. Governmental Units need not file any Proofs of Claim under Environmental Laws in the Reorganization Cases in order to preserve Claims under Environmental Laws. Nothing in the Confirmation Order or Plan shall be construed as releasing or relieving any Entity of any liability under any Environmental Law.

      11.10 Disallowed Claims and Disallowed Interests. On and after the Effective Date, the Debtors shall be fully and finally discharged from any liability or obligation on a Disallowed Claim or a Disallowed Interest and any order creating a Disallowed Claim or a Disallowed Interest that is not a Final Order as of the Effective Date solely because of an Entity's right to move for reconsideration of such order pursuant to section 502 of the Bankruptcy Code or Bankruptcy Rule 3008 will nevertheless become and be deemed to be a Final Order on the Effective Date. The Confirmation Order, except as otherwise provided herein, or unless the Bankruptcy Court orders otherwise, shall constitute an order: (a) disallowing all Claims (other than Plan Trust Asbestos Claims that have not been previously expunged by Final Order of the Bankruptcy Court or withdrawn) and Interests to the extent such Claims and Interests are not allowable under any provision of section 502 of the Bankruptcy Code, including, but not limited to, time-barred Claims, and Claims for unmatured interest, and
(b) disallowing or subordinating, as the case may be, any Claims, or portions of Claims, for penalties or Non-Compensatory Damages.

      11.11 Anti-Suit Injunction. With respect to any Settling Asbestos Insurance Company, this Section 11.11 shall operate as an injunction, pursuant to section 105(a) of the Bankruptcy Code, permanently and forever prohibiting and enjoining the commencement, conduct or continuation of any action or cause of action, whether known or unknown, the employment of process or any act to collect, recover from or offset any non-asbestos claim, Claim or demand against any Settling Asbestos Insurance Company arising out of, relating to, or in connection with an Asbestos Insurance Policy or any other insurance policy or rights under such other insurance policy issued to or insuring the relationship of the relevant Settling Asbestos Insurance Companies with, the relevant Congoleum entities that are insureds under such policies, but such injunction pursuant to section 105(a) of the Bankruptcy Code shall not affect or modify the rights of Persons insured under policies of insurance except to the extent released in an Asbestos Insurance Settlement Agreement.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                                  ARTICLE XII

                      MATTERS INCIDENT TO PLAN CONFIRMATION

      12.1 Term of Certain Injunctions and Automatic Stay.

            (a) All of the injunctions and/or automatic stays provided for in or in connection with the Reorganization Cases, whether pursuant to section 105, 362, 524(g), or any other provision of the Bankruptcy Code or other applicable law, in existence immediately prior to Confirmation shall remain in full force and effect until the Injunctions become effective, and thereafter if so provided by the Plan, the Confirmation Order, or by their own terms. In addition, on and after Confirmation, the Debtors may seek such further orders as they may deem necessary to preserve the status quo during the time between Confirmation and the Effective Date.

            (b) Each of the Injunctions shall become effective on the Effective Date and shall continue in effect at all times thereafter. Notwithstanding anything to the contrary contained in the Plan, all actions in the nature of those to be enjoined by the Injunctions shall be enjoined during the period between the Confirmation Date and the Effective Date.

      12.2 No Successor Liability. Except as otherwise expressly provided in the Plan, the Debtors, the Reorganized Debtors, ABI, their Affiliates, Asbestos Claimants' Committee, the Pre-Petition Asbestos Claimants' Committee and the Futures Representative do not, pursuant to the Plan or otherwise, assume, agree to perform, pay, or indemnify creditors or otherwise have any responsibilities for any liabilities or obligations of the Debtors relating to or arising out of the operations of or assets of the Debtors, whether arising prior to, on, or after the Confirmation Date. Neither the Debtors, the Reorganized Debtors, ABI, their Affiliates, nor the Plan Trust is, or shall be, a successor to the Debtors by reason of any theory of law or equity, and none shall have any successor or transferee liability of any kind or character, except that the Reorganized Debtors and the Plan Trust shall assume the obligations specified in the Plan Documents and the Confirmation Order.

      12.3 Revesting. Except as otherwise expressly provided in the Plan, on the Effective Date, each Reorganized Debtor shall be vested with all of the assets and property of its former Estate, free and clear of all Claims, Liens, charges and other interests of holders of Claims or Interests, and may operate its business free of any restrictions imposed by the Bankruptcy Code or by the Bankruptcy Court.

      12.4 Vesting and Enforcement of Causes of Action. Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, except as otherwise provided in the Plan, the Reorganized Debtors shall be vested with and have the right to enforce against any Entity any and all of the Debtors' Causes of Action other than Causes of Action related to Plan Trust Asbestos Claims and Plan Trust Assets (including the right to pursue such claims, if any, in the name of any Debtor if necessary), with the proceeds of the recovery of any such actions to be property of the Reorganized Debtors; provided, however, that nothing herein shall alter, amend, or modify the injunctions (including the Injunctions), releases, or discharges provided herein. Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, except as otherwise provided in the Plan, the Plan Trust shall be vested with and have the right to enforce against any Entity any and all of the Debtors' Causes of Action relating to any Plan Trust Asbestos Claims or any Plan Trust Assets, including, without limitation, the right to void any Asbestos

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


Claim of a Qualified Pre-Petition Settlement Claimant or of a Qualified Participating Claimant whether because of failure to comply with the requirements of any applicable settlement agreement (including the Claimant Agreement) or because such Claim was not submitted in good faith or otherwise and including the right to pursue such claims, if any, in the name of any Debtor, if necessary; and for this purpose the Plan Trust shall be designated as a representative of the Estates, with the proceeds of the recovery of any such actions to be property of the Plan Trust; provided, however, that nothing herein shall alter, amend, or modify the injunctions (including the Injunctions), releases, or discharges provided herein.

      12.5 Plan Trust Bankruptcy Causes of Action. On the Effective Date, the Debtors shall assign to the Plan Trust all Plan Trust Bankruptcy Causes of Action. All such Plan Trust Bankruptcy Causes of Action shall constitute part of the Plan Trust Assets, and shall be transferred to and vested in the Plan Trust as of the Effective Date, free and clear of all Claims, Liens and encumbrances of every nature. The Plan Trust shall be deemed the appointed representative of the Debtors' estates to, and may, enforce, pursue, litigate, abandon, compromise and settle any such Plan Trust Bankruptcy Cause of Action, as it deems appropriate.

      12.6 Bankruptcy Causes of Action. On the Effective Date, all Bankruptcy Causes of Action shall be preserved for enforcement solely by the Debtors; provided, however, that the Debtors shall not retain any such Bankruptcy Causes of Action against any parties indemnified by the Plan Trust pursuant to Section
4.6 of the Plan Trust Agreement.

                                  ARTICLE XIII

                                  MISCELLANEOUS

      13.1 Jurisdiction. Until the Reorganization Cases are closed, the Bankruptcy Court shall retain the fullest and most extensive jurisdiction permissible, including that necessary to ensure that the purposes and intent of the Plan are carried out. Except as otherwise provided in the Plan, the Bankruptcy Court shall retain jurisdiction to hear and determine all Claims against and Interests in the Debtors, and to adjudicate and enforce all other causes of action which may exist on behalf of the Debtors. Nothing contained herein shall prevent the Debtors, the Reorganized Debtors, or the Plan Trust from taking such action as may be necessary in the enforcement of any cause of action which the Debtors have or may have and which may not have been enforced or prosecuted by the Debtors, which cause of action shall survive Confirmation of the Plan and shall not be affected thereby except as specifically provided herein.

      13.2 General Retention. Following the Confirmation of the Plan, the administration of the Reorganization Cases will continue at least until the completion of the transfers contemplated to be accomplished on the Effective Date. Moreover, the Plan Trust shall be subject to the continuing jurisdiction of the Bankruptcy Court to the extent required by the requirements of section 468B of the IRC and the regulations issued pursuant thereto. The Bankruptcy Court shall also retain jurisdiction for the purpose of classification of any Claim and the re-examination of Claims that have been Allowed for purposes of voting, and the determination of such objections as may be filed with the Bankruptcy Court with respect to any Claim. The failure by the Debtors to object to, or examine, any Claim for the purposes of voting, shall not be deemed a waiver of the right of the Debtors, the Reorganized Debtors, or the Plan Trust, as the case may be, to object to or re-examine such Claim in whole or in part.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      13.3 Specific Purposes. In addition to the foregoing, the Bankruptcy Court shall retain jurisdiction for the following specific purposes after
Confirmation:

            (a) to modify the Plan after Confirmation, pursuant to the provisions of the Bankruptcy Code and the Bankruptcy Rules;

            (b) to correct any defect, cure any omission, reconcile any inconsistency, or make any other necessary changes or modifications in or to the Plan, the Plan Documents or the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan, including the adjustment of the date(s) of performance under the Plan Documents in the event that the Effective Date does not occur as provided herein so that the intended effect of the Plan may be substantially realized thereby;

            (c) to assure the performance by the Disbursing Agent and the Plan Trustee of their respective obligations to make distributions under the Plan;

            (d) to enforce and interpret the terms and conditions of the Plan Documents;

            (e) to enter such orders or judgments, including, but not limited to, injunctions as are necessary to (i) enforce the title, rights, and powers of the Debtors, the Reorganized Debtors, the Plan Trust, ABI, the Futures Representative and the Trust Advisory Committee or (ii) enable holders of Claims to pursue their rights against any Entity that may be liable therefor pursuant to applicable law or otherwise, including, but not limited to, Bankruptcy Court orders;

            (f) to hear and determine any motions or contested matters involving taxes, tax refunds, tax attributes, tax benefits, tax proceedings, and similar or related matters with respect to the Debtors, the Reorganized Debtors, or the Plan Trust relating to tax periods or portions thereof ending on or before the Effective Date, arising on account of transactions contemplated by the Plan Documents, or relating to the period of administration of the Reorganization Cases;

            (g) to hear and determine all applications for compensation of professionals and reimbursement of expenses under sections 330, 331, or 503(b) of the Bankruptcy Code;

            (h) to hear and determine any causes of action arising during the period from the Petition Date through the Effective Date;

            (i) to hear and determine any claim, causes of action, dispute or other matter in any way related to the Plan Documents or the transactions contemplated thereby, against the Debtors, the Reorganized Debtors, ABI, the ABI Parties, the Trust Advisory Committee, the Plan Trust, the Collateral Trust, the Plan Trustee, the Collateral Trustee or the Futures Representative and each of their respective Representatives;

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


            (j) to hear and determine any and all motions pending as of Confirmation for the rejection, assumption, or assignment of executory contracts or unexpired leases and the allowance of any Claim resulting therefrom;

            (k) to hear and determine such other matters and for such other purposes as may be provided in the Confirmation Order;

            (l) to consider and act on the compromise and settlement of any Claim against or Interest in the Debtors or their Estates;

            (m) to hear and determine all questions and disputes regarding title to the assets of the Debtors, their Estates, the Reorganized Debtors or the Plan Trust;

            (n) to hear and determine any other matters related hereto, including the implementation and enforcement of all orders entered by the Bankruptcy Court in these Reorganization Cases;

            (o) to retain continuing jurisdiction with regard to the Plan Trust sufficient to satisfy the requirements of the Treasury Regulations promulgated under section 468B of the IRC (including Treas. Reg. Section 1.468B-1(c)(1));

            (p) to hear and determine any and all applications brought by the Plan Trustee to amend, modify, alter, waive, or repeal any provision of the Plan Trust Agreement or the TDP; and

            (q) to enter such orders as are necessary to implement and enforce the Injunctions and the other injunctions described herein, including, without limitation, orders extending the protections afforded by section 524(g)(4) of the Bankruptcy Code to the Protected Parties, including without limitation, ABI, the ABI Parties and the Settling Asbestos Insurance Companies.

      13.4 Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid by the Debtors on or before the Effective Date and thereafter by the Reorganized Debtors as due until the Reorganization Cases are closed, converted or dismissed.

      13.5 The Asbestos Claimants' Committee and the Futures Representative. The Asbestos Claimants' Committee shall continue in existence until the Effective Date, with the Debtors to pay the reasonable fees and expenses of the Asbestos Claimants' Committee and the Futures Representative through that date as well, in accordance with any fee and expense procedures promulgated during the Reorganization Cases. After the Effective Date, the Futures Representative shall
(a) continue in existence and the rights, duties and responsibilities of the Futures Representative shall be as set forth in the Plan Trust Documents and (b) have the right to prosecute and/or object to applications for Professional Fee Claims. The Representatives retained by the Futures Representative during the Reorganization Cases shall, as of the Effective Date, be released and discharged of and from all further authority, duties, responsibilities and obligations related to, or arising from, the Reorganization Cases. On the Effective Date, any committee that may have been appointed in the Reorganization Cases other than the TAC shall be dissolved except for the purposes of: (a) prosecuting any

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


appeal or request for reconsideration or stay pending appeal of the Confirmation Order; (b) pending adversary proceedings; and (c) prosecuting applications for compensation for the professionals retained by such committee, and the members, attorneys, accountants, and other professionals thereof shall be released and discharged of and from all further authority, duties, responsibilities, liabilities, and obligations related to, or arising from, the Reorganization Cases. On the Effective Date, the Trust Advisory Committee will assume those powers, duties, and responsibilities as provided in the Plan Trust Agreement.

      13.6 Revocation of Plan. The Debtors reserve the right to revoke and withdraw the Plan before the entry of the Confirmation Order. If the Debtors revoke or withdraw the Plan, or if Confirmation does not occur, then, with respect to all parties in interest, the Plan shall be deemed null and void and nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other Entity or to prejudice in any manner the rights of the Debtors or such Entity in any further proceedings involving the Debtors.

      13.7 Modification of Plan. The Debtors, with the written consent of ABI, may propose amendments to or modifications of any of the Plan Documents under section 1127 of the Bankruptcy Code at any time prior to the Confirmation Date. After Confirmation, the Debtors, with the written consent of the Futures Representative, the Plan Trustee and ABI, may remedy any defects or omissions or reconcile any inconsistencies in the Plan or the Confirmation Order or any other order entered for the purpose of implementing the Plan in such manner as may be necessary to carry out the purposes and intent of the Plan, provided, however, that none of the Debtors, ABI, the Futures Representative, the Plan Trustee, the Asbestos Claimants' Committee and the Claimants' Representative shall seek to terminate, reduce or limit the scope of the Asbestos Channeling Injunction or any other injunction contained in the Plan that inures to the benefit of any Settling Asbestos Insurance Company. Anything in the Plan or in any Plan Document to the contrary notwithstanding, following Confirmation but prior to the Effective Date, the Plan Documents shall not be modified, supplemented, changed or amended in any material respect except with the written consent of ABI (to the extent that any such modification, supplementation, change, or amendment impairs or affects the rights of ABI, or the Affiliates under the
Plan), the Futures Representative and the Debtors. Unless otherwise provided in the Confirmation Order or other order of a court of competent jurisdiction in the event of a conflict between the terms or provisions of the Plan and the Plan Trust Documents, the terms of the Plan shall control.

      13.8 Modification of Payment Terms. The Reorganized Debtors reserve the right to modify the treatment of any Allowed Claim (other than a Plan Trust Asbestos Claim), as provided in section 1123(a)(4) of the Bankruptcy Code, at any time after the Effective Date upon the consent of the holder of such Allowed Claim, and solely with respect to any Allowed ABI Claim, with the additional consent of the Futures Representative and the Plan Trustee.

      13.9 Entire Agreement. The Plan Documents and the Plan Trust Documents set forth the entire agreement and undertakings relating to the subject matter thereof and supersede all prior discussions and documents. No Entity shall be bound by any terms, conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof, other than as expressly provided for herein or as may hereafter be agreed to by the parties in writing.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      13.10 Headings. Headings are utilized in the Plan for convenience and reference only and shall not constitute a part of the Plan for any other purpose.

      13.11 Professional Fee Claims. All final requests for payment of Professional Fee Claims must be filed and served on the Reorganized Debtors and their counsel no later than 60 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to any application of such Bankruptcy Professionals or other Entities for compensation or reimbursement of expenses must be filed and served on the respective applicant and its counsel no later than the first Business Day following 30 days (or such other period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was received. The Reorganized Debtors may pay charges that they incur on and after the Effective Date for Bankruptcy Professionals' fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

      13.12 Recordable Order. Upon Confirmation of the Plan, the Confirmation Order shall be deemed to be in recordable form, and shall be accepted by any recording officer for filing and recording purposes without further or additional orders, certifications, or other supporting documents.

      13.13 Governing Law. Except to the extent that federal law (including, but not limited to, the Bankruptcy Code and the Bankruptcy Rules) is applicable or where the Plan provides otherwise, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof that would require application of any other law.

      13.14 No Admission. Nothing contained in the Plan or in the Disclosure Statement shall be deemed as an admission by the Debtors, with respect to any matter set forth herein or therein, including, without limitation, liability on any Claim or the propriety of any Claims classification.

      13.15 Consent to Jurisdiction. Upon default under the Plan or any Plan Documents, the Debtors, the Reorganized Debtors, the Affiliates, ABI, the Plan Trust, the Trust Advisory Committee, the Futures Representative, and the Plan Trustee consent to the jurisdiction of the Bankruptcy Court, or any successor thereto, and agree that it shall be the preferred forum for all proceedings relating to such default.

      13.16 Setoffs. Subject to the limitations provided in section 553 of the Bankruptcy Code, the Debtors or the Plan Trust, as applicable, may, but shall not be required to, setoff against any Claim and the-payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claim that the Debtors may have against such holder; provided that Reorganized Congoleum may not offset any obligations under the New Convertible Security against any claim that Reorganized Congoleum may have against the Plan Trust.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      13.17 Successors and Assigns. The rights, duties, and obligations of any Entity named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of such Entity.

      13.18 Non-Debtor Waiver of Rights. Non-Debtor parties shall have the right to voluntarily waive any rights, benefits or protections that are afforded to them under the provisions of the Plan or any order issued in furtherance of the Plan, and such waiver shall supersede such rights, benefits or protections. Any such waiver shall only be effective if such party expressly and specifically waives in writing one or more of such rights, benefits or protections.

      13.19 Further Authorizations. The Debtors, the Reorganized Debtors, the Plan Trust, ABI and the Futures Representative, if and to the extent necessary, may seek with notice to the others such orders, judgments, injunctions, and rulings that any of them deem necessary to further carry out the intentions and purposes of, and give full effect to the provisions of, the Plan.

      13.20 Notices. All notices, requests, elections, or demands in connection with the Plan shall be in writing and shall be mailed by registered or certified mail, return receipt requested, to:

If to the Debtors:

Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, NY 10033-4039
Attn: Richard L. Epling
      Robin L. Spear
      Kerry A. Brennan

Okin, Hollander & DeLuca, LLP
Parker Plaza
400 Kelby Street
Fort Lee, NJ 07024
Attn: Paul S. Hollander
      James J. DeLuca

If to the Futures Representative:
R. Scott Williams, Esquire
Haskell Slaughter Young & Rediker, L.L.C.
2001 Park Place North, Suite 1400
Birmingham, AL 35203

      and

Orrick, Herrington & Sutcliffe LLP
3050 K Street, N.W.
Washington, DC  20007
Attn: Roger Frankel
      Richard Wyron

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


If to the Asbestos Claimants' Committee:
Caplin & Drysdale, Chtd.
One Thomas Circle, N.W.
Washington, D.C. 20005
Attn: Peter Van N. Lockwood

                                 CONGOLEUM CORPORATION

                                 By: /s/ Howard N. Feist
                                    ------------------------
                                 Name:  Howard N. Feist III
                                 Title: Chief Financial Officer and Secretary


                                 CONGOLEUM SALES, INC.


                                 By: /s/ Howard N. Feist
                                    ---------------------
                                 Name:  Howard N. Feist III
                                 Title:  Vice President, Treasurer and Secretary


                                 CONGOLEUM FISCAL, INC.


                                 By: /s/ Howard N. Feist
                                    ---------------------
                                 Name:  Howard N. Feist III
                                 Title:  Vice President, Treasurer and Secretary

                                                           EXHIBIT A TO THE PLAN


                              Congoleum Corporation
                 Schedule of Property Damage Insurance Policies

--------------------------------------------------------------------------------
Effective Date                 Company               Policy Number
--------------------------------------------------------------------------------
01/01/55-01/01/56              Liberty               LB-24-914417-55
--------------------------------------------------------------------------------
01/01/56-01/01/57              Liberty               LP-24-692115-56
--------------------------------------------------------------------------------
01/01/57-01/01/58              Liberty               LP-6032-900078-37
--------------------------------------------------------------------------------
01/01/58-01/01/59              Liberty               LP-6032-900078-38
--------------------------------------------------------------------------------
01/01/59-01/01/60              Liberty               LP-6032-900078-39
--------------------------------------------------------------------------------
01/01/60-01/01/61              Liberty               LP-632-004138-040-93
--------------------------------------------------------------------------------
01/01/61-01/01/62              Liberty               LP-632-0041 38-041-93
--------------------------------------------------------------------------------
01/01/62-01/01/63              Liberty               LP-632-0041 38-042-93
--------------------------------------------------------------------------------
01/01/63-01/01/64              Liberty               LP-632-0041 38-043-93
--------------------------------------------------------------------------------
01/01/64-01/01/65              Liberty               LP-632-0041 38-044-93
--------------------------------------------------------------------------------
01/01/65-01/01/66              Liberty               LP-632-0041 38-045-93
--------------------------------------------------------------------------------
01/01/66-01/01/67              Liberty               LP-632-0041 38-046-93
--------------------------------------------------------------------------------
01/01/67-01/01/68              Liberty               LG1-632-0041 38-047-9
--------------------------------------------------------------------------------
01/01/68-01/01/69              Liberty               LG1-632-0041 38-048-9
--------------------------------------------------------------------------------
01/01/69-01/01/70              Liberty               LG1-632-0041 38-049-9
--------------------------------------------------------------------------------
01/01/70-01/01/71              Liberty               LGI-632-0041 38-040-9
--------------------------------------------------------------------------------
01/01/71-01/01/72              Liberty               LG1-632-0041 38-041-9
--------------------------------------------------------------------------------
01/01/72-01/01/73              Liberty               LG1-632-0041 38-042-9
--------------------------------------------------------------------------------
01/01/75-03/01/76              Wausau                0526-00-084282
--------------------------------------------------------------------------------

                                                           EXHIBIT B TO THE PLAN


                           COLLATERAL TRUST AGREEMENT

      This irrevocable trust agreement (the "Collateral Trust Agreement") is entered into by and between Congoleum Corporation, a Delaware Corporation ("Congoleum"), Arthur J. Pergament, solely in his capacity as the Collateral Trustee hereunder (the "Collateral Trustee"), and Wilmington Trust Company, a Delaware banking corporation, solely in its capacity as Delaware Trustee hereunder ("Delaware Trustee") (the Collateral Trustee and Delaware Trustee are sometimes referred to herein as "Trustee" or collectively as the "Trustees") (Congoleum and the Trustees collectively, the "Parties").

                                    RECITALS

      WHEREAS, numerous individuals have asserted asbestos-related bodily injury claims against Congoleum (each an "Asbestos Claimant" and collectively, the "Asbestos Claimants"), each alleging exposure to an asbestos-containing product manufactured, sold, or distributed by Congoleum or for which Congoleum otherwise may have legal liability (the "Asbestos Claims"), and it is anticipated that additional asbestos-related bodily injury claims will continue to be asserted against Congoleum (collectively, the "Asbestos Actions"); and

      WHEREAS, Congoleum and certain Asbestos Claimants, contemporaneously herewith, are executing a settlement agreement, titled Settlement Agreement Between Congoleum Corporation and Various Asbestos Claimants (the "Claimant Agreement"); and

      WHEREAS, Congoleum entered into settlement agreements prior to the Claimant Agreement to resolve certain Asbestos Claims, under which some or all of the consideration has yet to be paid (the "Pre-Existing Settlement Agreements"); and

      WHEREAS, Congoleum may enter into additional settlement agreements to resolve certain Asbestos Claims that are scheduled for trial prior to the commencement of an anticipated chapter 11 reorganization case for Congoleum in an aggregate amount not to exceed $15,000,000.00 (the "Trial-Listed Settlement Agreements"); and

                                                           EXHIBIT B TO THE PLAN


      WHEREAS, Congoleum, contemporaneously herewith, is executing an agreement titled Security Agreement ("Security Agreement"), granting to the Collateral Trust (as defined below) a present and continuing security interest in certain insurance proceeds; and

      WHEREAS, Congoleum, to the extent permissible under applicable law, intends that the Collateral Trust be characterized as a Qualified Settlement Fund pursuant to Section 468B of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder ("QSF"); and

      WHEREAS, Congoleum has asked the Trustees to act as the Collateral Trustee and the Delaware Trustee, as applicable, and the Trustees have agreed to accept this appointment under the terms hereof; and

      WHEREAS, the Parties desire to enter into this Collateral Trust Agreement to confirm their agreements with respect to (i) the establishment, maintenance, investment and disbursement of the Trust Assets (as defined below); and (ii) certain other matters relating to the foregoing, as hereafter provided.

      NOW, THEREFORE, the Parties hereby agree as follows:

                                    AGREEMENT

I.    ESTABLISHMENT OF THE COLLATERAL TRUST

      A. Creation and Name. The Parties hereby create a trust known as the "Congoleum Collateral Trust," which is the "Collateral Trust" provided for and referred to in the Claimant Agreement. The Collateral Trustee may transact the business and affairs of the Collateral Trust in the name "Congoleum Collateral Trust."

                                                           EXHIBIT B TO THE PLAN


      B. Purpose. The purpose of the Collateral Trust is: (i) to hold security interests in the Collateral (as defined in the Security Agreement); (ii) to receive Insurance Proceeds (as defined in the Security Agreement); and (3) to pay amounts owed by Congoleum to various parties to Pre-Existing Settlement Agreements, Trial-Listed Settlement Agreements, and Claimant Agreement, and otherwise to meet the purposes and requirements stated in those agreements.

II.   PAYMENT OF CLAIMS AND COLLATERAL TRUST ADMINISTRATION

      A. Qualified Claims. Subject to the terms and conditions herein and in the Claimant Agreement, the following persons and entities shall be entitled to receive payment from the Collateral Trust in the following amounts:

            1. An Asbestos Claimant as to which Congoleum notifies the Collateral Trustee in writing that such Asbestos Claimant who entered into a Pre-Existing Settlement Agreement or a Trial-Listed Settlement Agreement with Congoleum has satisfied the requirements to qualify for payment under the terms of the applicable Pre-Existing Settlement Agreement or Trial-Listed Settlement Agreement (an Asbestos Claimant who has qualified under either a Pre-Existing Settlement Agreement or a Trial-Listed Settlement Agreement shall be referred to herein as a "Qualified First Priority Claimant"). Such Qualified First Priority Claimant shall be paid the applicable amount specified in the notice of satisfaction of the requirements for payment provided by Congoleum to the Trustee (the "First Priority Settlement Amount"). First Priority Settlement Amounts shall be paid in the order in which such Asbestos Claimants become Qualified First Priority Claimants. Each Qualified First Priority Claimant's First Priority Settlement Amount shall be fully secured, and shall be reduced by the amount of all payments received by the Qualified First Priority Claimant from Congoleum, the Collateral Trust, or any successor trust.

                                                           EXHIBIT B TO THE PLAN


            2. An Asbestos Claimant as to which the Claims Reviewer (as defined below) notifies the Trustee in writing that an Asbestos Claimant has satisfied the requirements to qualify as a Participating Asbestos Claimant (as defined in the Claimant Agreement). Such Participating Asbestos Claimant shall have a secured claim (the "Asbestos Claimant's Secured Claim") equal to seventy-five percent (75%) of the Participating Asbestos Claimant's Settlement Amount (as defined in the Claimant Agreement). Each Asbestos Claimant's Secured Claim shall be reduced by the amount of all payments received by the Participating Asbestos Claimant from the Collateral Trust or any successor trust.

            3. A claims-handling entity ("Claims Reviewer") as designated by Congoleum with the consent of Claimants' Counsel (as defined in the Claimant Agreement) shall be paid its fees and costs as agreed (the "Claims Handling Fee"). Congoleum shall be reimbursed by the Collateral Trust for all or part of the Claims Handling Fee paid by Congoleum.

      B. Payment of Qualified Claims. The Collateral Trustee shall make payments from the Trust Assets (as defined below) from time to time to the extent that the Collateral Trustee believes it is prudent in light of the funds available for distribution, the requirements of II.B.6 and II.F. below, and other factors, as follows:

            1. The Collateral Trustee shall pay the Settlement Amounts owed to the Qualified First Priority Claimants in the order in which the Qualified First Priority Claimants become Qualified First Priority Claimants based upon notice from Congoleum.

                                                           EXHIBIT B TO THE PLAN


            2. Following the payment in full of the Qualified First Priority Claimants, the Collateral Trustee shall pay to the Claims Reviewer and/or reimburse Congoleum for the Claims Handling Fee that has been paid by Congoleum to the Claims Reviewer.

            3. Following the payment in full of the Claims Handling Fee, the Collateral Trustee shall pay subsequent distributions up to $200 million in total distributions to Participating Asbestos Claimants on a pro-rata basis in accordance with Section II.C in an amount not to exceed each Participating Asbestos Claimants' Secured Claim.

            4. Following the payment of distributions aggregating $200 million to participating Asbestos Claimants, the Collateral Trustee shall pay all subsequent distributions as follows:

                  a. Fifty percent (50%) to Participating Asbestos Claimants on a pro-rata basis in accordance with Section II.C in an amount not to exceed each Participating Asbestos Claimants' Secured Claim; and

                  b. The remainder to a reserve account, which the Collateral Trustee shall maintain and hold until it is distributed pursuant to Section II.B.5 (the "Reserve").

            5. Upon or as soon as practicable after the establishment by Congoleum of a trust qualified as a QSF pursuant to a confirmed plan of reorganization in a case commenced by Congoleum as a debtor under chapter 11 of title 11 U.S.C., that preserves the rights of the beneficiaries hereunder and provides for the transfer of the Trust Assets, including the Reserve to a plan trust (the "Plan Trust"), the Collateral Trustee shall release the security interests granted by the Security Agreement and pay any remaining Trust Assets to the Plan Trust in accordance with the plan of reorganization. If no Plan Trust is established on or before the later of (a) three (3) years from the date of this Collateral Trust Agreement or
      (b) such time as all Participating Asbestos Claimants' Secured Claims are paid in full, the Collateral Trustee transfer any remaining Trust Assets, including the Reserve, to Congoleum.

                                                           EXHIBIT B TO THE PLAN


            6. Notwithstanding anything in this Collateral Trust Agreement to the contrary, from time to time the Collateral Trustee shall deduct from the Trust Assets and shall pay (a) such amounts as are reasonably necessary to pay Administrative Expenses (as defined below), and (b) any and all attorneys' fees or other professional fees, and related expenses and disbursements, incurred by or on behalf of Congoleum or any Congoleum successor in connection with the pursuit by Congoleum or any Congoleum successor of Congoleum's insurance coverage.

      C. Pro-Rata Distributions to Participating Asbestos Claimants. All distributions from the Collateral Trust to Participating Asbestos Claimants shall be allocated to individual Participating Asbestos Claimants by multiplying the aggregate amount of the distribution to be made by a fraction, the numerator of which is the unpaid amount of the Participating Asbestos Claimant's Secured Claim and the denominator of which is the total of all remaining unpaid Participating Asbestos Claimants' Secured Claims.

      D. Trust Assets.

            1. In furtherance of the purposes of the Collateral Trust, the Collateral Trustee, on behalf of the Collateral Trust, shall receive and accept from Congoleum, or directly from Congoleum's liability insurers, Insurance Proceeds and other assets, if any, as designated in the Claimant Agreement (the "Trust Assets"). To the extent that the Collateral Trustee receives payments or other assets that are not properly Trust Assets, the Collateral Trustee shall promptly thereafter notify Congoleum and shall remit such payments or forward such assets to or as directed by Congoleum no later than five (5) business days after the receipt of such payments or assets. Interest and other investment income accrued on the Trust Assets shall become part of the Trust Assets.

                                                           EXHIBIT B TO THE PLAN


            2. So long as the Collateral Trust exists, the Collateral Trustee shall, from time to time, invest and reinvest the Trust Assets in accordance with the investment guidelines attached hereto as Appendix A (the "Investment Guidelines"). The Collateral Trustee shall have the right to liquidate any investment held, in order to provide funds necessary to make distributions of the Trust Assets pursuant to this Collateral Trust Agreement. Absent gross negligence or willful misappropriation, the Collateral Trustee shall not have any liability for any loss sustained as a result of any investment made pursuant to this Collateral Trust Agreement or as a result of any liquidation of any investment prior to its maturity. The Collateral Trustee shall have the power to exercise all rights with respect to the Collateral Trust's investments consistent with the Collateral Trustee's fiduciary duties to the Collateral Trust and in accordance with the Investment Guidelines.

      E. Grant of Security Interest.

            1. Subject to the Claimant Agreement and the Security Agreement, the Collateral Trust shall have security interests in the Collateral (as defined in the Claimant Agreement and the Security Agreement). The Collateral Trustee shall have the power and authority to enforce the Collateral Trust's interest in the Collateral in accordance with the Collateral Trust Agreement, the Security Agreement, the Claimant Agreement, and applicable law.

                                                           EXHIBIT B TO THE PLAN


            2. Within ten (10) days following Congoleum's grant of the security interest, the Collateral Trustee shall take any and all actions that are necessary to establish and protect the security interest in the Collateral, including the filing of one or more UCC-1 financing statements. Congoleum agrees to execute and deliver promptly such financing statements and other documents, and do such other things, as the Collateral Trustee shall reasonably request, to effectuate the Collateral Trustee's actions hereunder, within three (3) business days of the Execution Date.

      F. Administrative Expenses.

            1. The Collateral Trustee shall have the power to appoint such officers and hire such employees and engage such legal, financial, accounting, investment, auditing, forecasting and other professionals, service providers or consultants as the business of the Collateral Trust reasonably requires, and to delegate to such persons such powers and authorities as the fiduciary duties of the Collateral Trustee permits and as the Collateral Trustee deems necessary in order to carry out the terms of this Collateral Trust Agreement. The Collateral Trustee shall serve copies of statements and invoices for fees and expenses of the Collateral Trustee, prior to the payment of any such statements or invoices, upon the parties listed (the "Notice Parties"), and in the manner set out, in
      Section IV.F. Such statements or invoices may be paid by the Collateral Trustee unless, within ten (10) days after such service, any of the Notice Parties serves upon the Collateral Trustee and the other Notice Parties its objection to payment of all or part of such statement or invoice. The portion(s) of any statement or invoice with respect to which an objection is served may not be paid until the objection thereto is settled or is resolved in accordance with Section IV.L of this Collateral Trust Agreement.

                                                           EXHIBIT B TO THE PLAN


            2. The Collateral Trustee shall periodically estimate the funds that shall be necessary to pay administrative expenses incurred or expected to be incurred pursuant to the execution of the Collateral Trustee's duties ("Administrative Expenses"). Such Administrative Expenses shall include, without limitation, reasonable compensation of the Trustees and any and all Collateral Trust employees, payment of the reasonable fees of all professionals and consultants reasonably engaged by the Collateral Trust, and the reasonable expenses of operating and administering the Collateral Trust. Pursuant to Section II.B.6 of this Collateral Trust Agreement, the Collateral Trustee shall, from time to time, set aside from the Trust Assets amounts sufficient to pay the estimated Administrative Expenses ("Administrative Funds") and shall not use Administrative Funds for any other purpose, except as otherwise required by this Collateral Trust Agreement. In the event that the Administrative Funds are insufficient to pay all Administrative Expenses in full, the Collateral Trustee shall pay any unpaid Administrative Expenses from Trust Assets.

III.  THE TRUSTEES

      A. Appointment of the Trustees.

            1. There shall be one (1) Collateral Trustee. The initial Collateral Trustee shall be Arthur J. Pergament.

            2. So long as required by the Delaware Act, there shall be one (1) Delaware Trustee who or which shall be (i) a natural person who is a resident of the State of Delaware or (ii) if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law. The initial Delaware Trustee shall be Wilmington Trust Company.

                                                           EXHIBIT B TO THE PLAN


            3. In the event of a vacancy in the position of either Trustee pursuant to Section III.B hereto or otherwise, the vacancy shall be filled by agreement of Congoleum and Claimants' Counsel or by order of a court of competent jurisdiction. Immediately upon the appointment of such a successor Trustee, all rights, titles, duties, powers and authority of the predecessor Trustee shall be vested in, and undertaken by, the successor Trustee without any further act. No successor Trustee shall be liable personally for any act or omission of his or her predecessor Trustee.

      B. Term of Service.

            1. Each Trustee shall serve until the earlier of (a) his or her resignation pursuant to Section III.B.2 hereto, (b) his or her removal pursuant to Section III.B.3 hereto, or (c) the termination of the Collateral Trust pursuant to Section IV.C hereto.

            2. Each Trustee may resign at any time by written notice to Congoleum and the Claimants' Counsel. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, absent the written consent of Congoleum to an earlier date.

            3. Each Trustee may be removed with or without cause at any time by written notice signed by Congoleum and Claimants' Counsel. Upon any such removal, such removed Trustee shall be entitled to any reimbursement and indemnification set forth in this Collateral Trust Agreement which remains due and owing at the time of such removal. Such removal shall be effective when a successor Trustee is appointed pursuant to Section III.A.3 above and the successor Trustee has accepted the appointment in writing.

                                                           EXHIBIT B TO THE PLAN


      C. Duties and Powers of the Collateral Trustee. The Collateral Trustee is and shall act as a fiduciary to the Collateral Trust in accordance with the provisions of this Collateral Trust Agreement. The Collateral Trustee at all times shall administer the Collateral Trust and the Trust Assets to provide reasonable assurance that the Collateral Trust shall be in a financial position to maximize payment of all Qualified Claims. Subject to the limitations set forth in this Collateral Trust Agreement, the Collateral Trustee shall have the power to take any and all reasonable actions that, in the Collateral Trustee's judgment, are necessary or proper to fulfill the purposes of the Collateral Trust, including, without limitation, each power expressly granted in this Collateral Trust Agreement and any power reasonably incidental thereto.

      D. Liability of the Trustees. Each Trustee shall not be liable to the Collateral Trust, to any Asbestos Claimant, or to any other person except for such Trustee's own breach of trust committed in bad faith, or for gross negligence or willful misappropriation.

      E. Tax Duties of the Collateral Trustee. The Collateral Trustee shall cause a Federal Employer Identification Number ("FEIN") for the Collateral Trust to be obtained and shall cause the annual income tax returns to be filed on the basis of a December 31 year end. The Collateral Trustee shall take all steps necessary to ensure that all tax obligations of the Collateral Trust are satisfied and all tax obligations imposed upon the Collateral Trust are paid. To the extent necessary to satisfy this objective, the Collateral Trustee is hereby authorized, among other things, to (i) obtain a tax identification number for the Collateral Trust, (ii) communicate with the Internal Revenue Service and state and local taxing authorities on behalf of the Collateral Trust, (iii) make payment of taxes on behalf of the Collateral Trust (which taxes will be paid out of the Trust Assets), (iv) file all applicable tax returns for the Collateral Trust to the extent permissible under applicable law, and (v) withhold taxes on payments made pursuant to this Collateral Trust Agreement as required by applicable law. To the extent permissible under applicable law, the Collateral Trustee shall jointly with Congoleum prepare and file a "relation-back election" under Treasury Regulation ss. 1.468B-1(j)(2)(ii), and shall otherwise cooperate with Congoleum in its efforts to cause the Collateral Trust to qualify as a QSF for federal income tax purposes.

                                                           EXHIBIT B TO THE PLAN


      F. Compensation and Expenses of the Collateral Trustee. The Collateral Trustee shall receive compensation from the Collateral Trust for his or her service as Collateral Trustee in the amount of $195.00 per hour devoted to Collateral Trust business. The hourly rate of compensation payable to the Collateral Trustee hereunder shall be subject to adjustment periodically, with the consent of Claimants' Counsel (as defined in the Claimant Agreement) and Congoleum. The Collateral Trust shall reimburse the Collateral Trustee for all reasonable out-of-pocket costs and expenses incurred by the Collateral Trustee in connection with the performance of his or her duties hereunder.

      G. Reporting Duties of the Collateral Trustee. The Collateral Trustee shall submit to Congoleum and to Claimants' Counsel periodic reports as such parties shall reasonably request. Congoleum or Claimants' Counsel shall have the right to conduct from time to time a financial audit of the Collateral Trust at such party's own expense.

      H. Power to Act on Behalf of the Collateral Trust. The Collateral Trustee shall have the power to act on behalf of the Collateral Trust, including, without limitation, the power to:

            1. initiate any judicial, administrative, arbitrative or other proceeding only with the consent of Claimant's Counsel, as representatives of the beneficiaries of the Trust, provided that if Claimant's Counsel withholds such consent, the Collateral Trustee may seek such consent from a court of competent jurisdiction;

                                                           EXHIBIT B TO THE PLAN


            2. be sued and participate, as a party or otherwise, in any judicial, administrative, arbitrative or other proceeding;

            3. execute and deliver such instruments as the Collateral Trustee considers proper in administering the Collateral Trust; and

            4. enter into such arrangements with third parties as is deemed by the Collateral Trustee to be necessary in carrying out the purposes of the Collateral Trust, provided such arrangements do not conflict with any other provision of this Collateral Trust Agreement or the Claimant Agreement.

      I. Delaware Trustee. Notwithstanding any other provision of this Collateral Trust Agreement, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties or responsibilities of the Collateral Trustee described in this Collateral Trust Agreement. The Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of chapter 38 of Title 12 of the Delaware Code, 12 Del. C.ss.ss.3801 et seq. (the "Delaware Act").

      J. Compensation and Expenses of the Delaware Trustee. The Delaware Trustee shall receive compensation from the Trust for its service as Delaware Trustee at the rates detailed in a mutually acceptable fee agreement. The fee agreement may be modified with the prior written consent of the Claimants' Counsel and Congoleum. The Trust shall reimburse the Delaware Trustee as a part of the Administrative Expenses for all reasonable out-of-pocket costs and expenses incurred by the Delaware Trustee in connection with the performance of its duties hereunder, at the rates detailed in the fee agreement. To the extent that Congoleum pays any fees or costs to the Delaware Trustee on behalf of the Trust, the Trust shall promptly reimburse Congoleum for the fees and costs so paid as monies are available in the Trust.

                                                           EXHIBIT B TO THE PLAN


IV.   GENERAL PROVISIONS

      A. Irrevocability. The Collateral Trust is irrevocable.

      B. Effective Date. This Collateral Trust Agreement shall be effective on the date on which both Parties have signed and delivered the Collateral Trust Agreement.

      C. Termination. The Collateral Trust shall terminate upon the earliest of:
(i) the payment in full of all of the Participating Asbestos Claimant's Secured Claims and the distribution of all Trust Assets pursuant to the terms of this Collateral Trust Agreement; (ii) the distribution of all Trust Assets pursuant to the terms of this Collateral Trust Agreement and the Trustee's determination that no further steps to recover any assets subject to the Security Interest are commercially reasonable; (iii) the transfer of the Trust Assets to the Plan Trust pursuant to the terms of this Collateral Trust Agreement; or (iv) the payment of the Trust Assets to Congoleum pursuant to the terms of Section II.B.5.

      D. Amendments. The Trustee, with the unanimous consent of Congoleum and Claimants' Counsel, may modify and amend this Collateral Trust Agreement. Any modification made pursuant to this Section IV.D must be made in writing.

      E. Incorporation by Reference. All terms and conditions contained in the Claimant Agreement shall be incorporated in this Agreement by reference. Capitalized terms not otherwise defined herein shall have the meanings accorded to them in the Claimant Agreement.

      F. Notices. All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes (if mailed) three (3) calendar days after being deposited, postage prepaid, in the United States Mail, registered or certified mail, or (if delivered by express courier) one (1) business day after being delivered to such courier, or (if delivered in person or via facsimile with faxed confirmation) the same day as delivery if delivered on a business day before 4:30 p.m. EST or EDT (as applicable) or if not so delivered, on the next succeeding business day, except with respect to notices issued to the Collateral Trustee, such notices shall be deemed received on the date actually received by the Collateral Trustee. Notice to the Claimants' Counsel shall be deemed notice to each Asbestos Claimant. Notices shall be addressed as follows:

                                                           EXHIBIT B TO THE PLAN


Congoleum:

Roger Marcus
Congoleum Corporation
3500 Quakerbridge Road
P.O. Box 3127
Mercerville, New Jersey  08616
(609) 584-3000 - Telephone No.
(609) 584-3655 - Facsimile No.

With copies to:

Bette Orr, Esq.
Gilbert, Heintz & Randolph. LLP
1100 New York Avenue
7th Floor
Washington, DC 20005
(202) 772-2200 - Telephone No.
(202) 772-3333 - Facsimile No.

Norman L. Pernick, Esq.
Saul Ewing LLP
222 Delaware Avenue
Suite 1200
Wilmington, DE 19899
(302) 421-6800 - Telephone No.
(302) 421-6813 - Facsimile No.

Mark Chehi, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
P.O. Box 636
Wilmington, DE 19899
(302) 651-3000 - Telephone No.
(302) 651-3001 - Facsimile No.

                                                           EXHIBIT B TO THE PLAN


Collateral Trustee:

Arthur Pergament
Pergament Advisors
950 Third Avenue, 3rd Floor
New York, NY  10022
(212) 754-7913
(212) 994-6229

Delaware Trustee:

James J. McGinley
Vice President and Sales Manager
Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890

Claimants' Counsel:

Perry Weitz, Esq.
Weitz & Luxenberg
180 Maiden Lane
New York, NY  10038
(212) 558-5500 - Telephone No.
(212) 344-5461 - Facsimile No.

Joseph F. Rice, Esq.
28 Bridgeside Boulevard
P.O. Box 1792
Mt. Pleasant, SC  29464
(843) 216-9000 - Telephone No.
(843) 216-9290 - Facsimile No.

      G. Successors and Assigns. This Collateral Trust Agreement shall be binding upon the Parties and their respective successors and assigns.

      H. Entire Agreement. This Collateral Trust Agreement contains the complete and entire understanding of the Parties with respect to the subject matter hereof, and no changes shall be recognized as valid unless they are made in writing and signed by the parties as required by Section IV.D hereto.

                                                           EXHIBIT B TO THE PLAN


      I. Headings. The headings used in this Collateral Trust Agreement are included for convenience only and neither constitute a portion of this Collateral Trust Agreement nor in any manner affect the construction of the provisions of this Collateral Trust Agreement.

      J. Invalidity; Illegality. The invalidity, illegality, or unenforceability of any provision of this Collateral Trust Agreement pursuant to a judicial or tribunal decree shall not affect the validity or enforceability of any other provision of this Collateral Trust Agreement, all of which shall remain in full force and effect.

      K. Governing Law. The Collateral Trust Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware (excluding conflict of law rules), including all matters of construction, validity and performance; provided, however, that there shall not be applicable to the Collateral Trust, the Trustees or this Collateral Trust Agreement, any provisions of the laws (statutory or common) of the State of Delaware, other than the Delaware Act, pertaining to trusts that relate to or regulate, in a manner inconsistent with the terms hereof (i) the filing with any court or governmental body or agency of trustee accounts or schedule of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition holding or disposition of real personal property, (iv) fees or other sums payable to trustees, officers, agents, or employees of a trust, (v) the allocation of receipts and expenditures to income and principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing trust assets, or
(vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees.

                                                           EXHIBIT B TO THE PLAN


      L. Dispute Resolution. Any dispute arising out of or relating to this contract including the breach, termination or validity thereof shall be settled by arbitration in accordance with the CPR Rules for Non-Administered Arbitration in effect on the date of this Collateral Trust Agreement, by a sole arbitrator who shall be drawn from the CPR judicial list of distinguished neutrals. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. ss.ss. 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be Wilmington, Delaware. The arbitrator is not empowered to award damages in excess of compensatory damages and each party expressly waives and foregoes any right to punitive, exemplary or similar damages unless a statute requires that compensatory damages be increased in specified manner. The statute of limitations of the State of Delaware applicable to the commencement of a lawsuit shall apply to the commencement of arbitration hereunder.

      M. Counterparts. This Collateral Trust Agreement may be executed in any number of counterparts. Each of such counterparts for all purposes shall be deemed to be an original, and all such counterparts together shall constitute but one and the same Agreement.

                                                           EXHIBIT B TO THE PLAN


      IN WITNESS WHEREOF, the parties have caused this Collateral Trust Agreement to be duly executed this 16th day of April 2003.

                                       CONGOLEUM CORPORATION


                                       By  /s/ Howard N. Feist III
                                           -----------------------------
                                           Howard N. Feist III
                                           Chief Financial Officer

                                       COLLATERAL TRUSTEE


                                       By /s/ Arthur J. Pergament
                                          ------------------------------
                                          Arthur J. Pergament

                                       DELAWARE TRUSTEE


                                       By /s/ Janet H. Havrilla
                                          ------------------------------
                                          Janet H. Havrilla
                                          Financial Services Officer
                                          Wilmington Trust Company

                                                           EXHIBIT B TO THE PLAN


APPENDIX A

                              INVESTMENT GUIDELINES


1. United States-Direct Obligations (e.g., Treasury Bills, Notes and Bonds). Any United States direct obligation that has a maturity of not more than 2 years from the date of purchase.

2. Government Agencies and Instrumentalities-Direct or Indirect Obligations (e.g., notes issued by the Federal Home Loan Bank and Federal National Mortgage Association). Any government agency or instrumentality direct or indirect obligation that has a maturity of not more than 2 years from the date of purchase.

3. Commercial Paper. Any commercial paper note of a foreign or domestic corporation that has a maturity of not more than six months and that is rated no lower than A-1 by S&P or P-1 by Moody's.

4. Medium Term Notes. Any promissory note of a domestic corporation that has a maturity of not more than 2 years from the date of purchase and that is rated no lower than A by S&P or Moody's.

5. Bank Securities. Any foreign or domestic banker's acceptance, certificate of deposit, time deposit or note that has a maturity of not more than 1 year from the date of purchase and that is rated no lower than A by Moody's or S&P.

6. Municipal Securities. Any issue that includes direct or indirect obligations of any state, county, city or other qualifying entity. A short-term issue may be rated no lower than MIG 1 or SP-1; a long-term issue may be rated no lower than A by S&P or Moody's. Issues must have a maturity or redemption option of not more than 2 years from the date of purchase.

7. Money Market Fund. Any money market fund that has minimum net assets of $500 million and an average portfolio maturity of not more than 180 days.

8. Other (e.g., U.S. dollar asset-backed securities, private placements, U.S. dollar obligations of foreign governments, supra-national organizations and domestic and foreign corporations). Any other investment that has a maturity of not less than 1 year from the date of purchase and that is rated no lower than A by Moody's or S&P.

                                                           EXHIBIT B TO THE PLAN


                  FIRST AMENDMENT TO COLLATERAL TRUST AGREEMENT

      This first amendment to the Collateral Trust Agreement ("Amendment to the Collateral Trust Agreement") is entered into by and among Congoleum Corporation, a Delaware Corporation ("Congoleum"), Arthur J. Pergament, solely in his capacity as the Collateral Trustee hereunder (the "Collateral Trustee") and Wilmington Trust Company, a Delaware banking corporation, solely in its capacity as Delaware Trustee (the "Delaware Trustee") (Congoleum, the Collateral Trustee, and the Delaware Trustee, collectively, the "Parties"), with the consent of Claimants' Counsel, as designated in the Settlement Agreement Between Congoleum Corporation And Various Asbestos Claimants.

                                    RECITALS

      WHEREAS Congoleum, the Collateral Trustee and the Delaware Trustee entered into the Collateral Trust Agreement pursuant to which a statutory trust under the Delaware Statutory Trust Act was created on April 17, 2003; and

       WHEREAS, Congoleum and various Asbestos Claimants executed a settlement agreement dated April 10, 2003, titled Settlement Agreement Between Congoleum Corporation and Various Asbestos Claimants (the "Claimant Agreement"); and

      WHEREAS, Congoleum and various Asbestos Claimants contemporaneously herewith are executing that certain first amendment to the Claimant Agreement (the "Amendment to the Claimant Agreement"); and

      WHEREAS, on or about April 11, 2003 and April 17, 2003, respectively, Congoleum executed agreements titled "Security Agreement" and "Second Security Agreement" (collectively, the "Security Agreements") granting to the Collateral Trust a present and continuing security interest in certain insurance proceeds; and

      WHEREAS, Congoleum and the Collateral Trustee contemporaneously herewith have terminated the Security Agreements by the means of the Termination Agreement and entered into a subsequent security agreement ("Superceding Security Agreement"); and

      WHEREAS, the Parties desire to enter into this Amendment to the Collateral Trust Agreement to confirm their agreement with respect to (i) the termination of the Security Agreements; (ii) the execution of the Superceding Security Agreement, (iii) certain technical corrections to the Collateral Trust Agreement; and (iv) certain other matters relating to the foregoing, as hereafter provided; and

      WHEREAS, Section IV.D. of the Collateral Trust Agreement authorizes the Trustee, with the unanimous consent of Congoleum and Claimants' Counsel to modify and amend the Collateral Trust Agreement.

      NOW, THEREFORE, the Parties hereby agree that the Collateral Trust Agreement shall be amended as follows:

                                    AGREEMENT

1.    The paragraph below shall be added to the Claimant Agreement as Section
      I.C:

      C. Nontransferability of Beneficial Interests. The beneficial interests in the Collateral Trust are not transferable or assignable, except as may be provided under operation of law or after the death of an Asbestos Claimant pursuant to a will or the law applicable to decedent's estates. The beneficial interests in the Collateral Trust shall not be evidenced by a separate certificate. Nothing in this paragraph I.C shall in any way restrict the ability of the Collateral Trust to transfer the Trust Assets to any trust established pursuant to a plan of reorganization for Congoleum under chapter 11 of the United States Bankruptcy Code.

                                                           EXHIBIT B TO THE PLAN


2. Sections II.E.1 and 2 of the Collateral Trust Agreement shall be replaced in their entirety with:

      E. Enforcement of Security Interest.

      The Collateral Trustee shall have the power and authority to enforce the Collateral Trust's interest in the Collateral in accordance with the Superceding Security Agreement and applicable law.

3. Sections IV.C and IV.D of the Collateral Trust Agreement shall be replaced in their entirety with:

      C. Termination. The Collateral Trust shall terminate upon the earliest of:
      (i) the payment in full of all of the Participating Asbestos Claimant's Secured Claims and the distribution of all Trust Assets pursuant to the terms of this Collateral Trust Agreement; (ii) the distribution of all Trust Assets pursuant to the terms of this Collateral Trust Agreement and the Collateral Trustee's determination that no further steps to recover any assets subject to the Security Interest are commercially reasonable;
      (iii) the transfer of the Trust Assets to the Plan Trust pursuant to the terms of this Collateral Trust Agreement; (iv) the payment of the Trust Assets to Congoleum pursuant to the terms of Section II.B.5; or (v) the expiration of any Perpetuities Period applicable to the Collateral Trust, provided that, to the extent permitted by applicable law, Congoleum directs that the Rule Against Perpetuities shall not apply to the Collateral Trust and that the Collateral Trust shall not be limited by a Perpetuities Period. "Perpetuities Period" shall mean the period (if any) defined by any applicable rule against perpetuities (the "Applicable Rule") within which interests in the Collateral Trust must vest in order to be valid when created. The Perpetuities Period includes any period in gross permitted by the Applicable Rule, such as twenty-one (21) years. If

                                                           EXHIBIT B TO THE PLAN


      the Perpetuities Period is defined with reference to a given date or the death of the last survivor of a class of individuals living on a given date (the "Measuring Lives"), the date shall be the date prescribed by the Applicable Rule and the Measuring Lives shall be the members of the class of persons living on that date who are authorized to receive any payment from the Collateral Trust prior to its termination. If the Applicable Rule applies differently to different kinds of Trust Assets, a direction to terminate the Collateral Trust upon the expiration of the Perpetuities Period shall be applied separately to the different kinds of property. If Trust Assets transferred to the Collateral Trustee at different times have different Perpetuities Periods, a direction to terminate the Collateral Trust upon the expiration of the Perpetuities Period shall be applied separately to the different Trust Assets, provided that (i) Trust Assets for which no sufficient record exists to determine the date of transfer shall be deemed for this purpose to have been transferred on the earliest possible date, and (ii) an insurance policy or the proceeds of an insurance policy shall be deemed transferred on the date the policy is acquired by the Collateral Trust regardless of the dates on which premiums are subsequently paid. If the Collateral Trust suspends the power of alienation or permits accumulations within the meaning of any Applicable Rule limiting the period for such suspension or accumulations then this provision shall apply to such suspension or accumulations as if they were non-vested interests. Upon the termination of the Collateral Trust pursuant to the application of any Perpetuities Period, the Collateral Trustee shall pay the remaining principal to Congoleum.

      D. Amendments. The Collateral Trustee, with the unanimous consent of Congoleum and Claimants' Counsel, may modify and amend this Collateral Trust Agreement. Any modification made pursuant to this Section IV.D must be made in writing. The ability of the Collateral Trustee, Congoleum and Claimants' Counsel to amend this Collateral Trust Agreement in accordance with this Section IV.D shall not be restricted by any third party not a party hereto, including without limitation any Asbestos Claimant. Notwithstanding the foregoing or any other provision of this Collateral Trust Agreement, no modification or amendment to this Collateral Trust Agreement shall be effective to alter the rights or duties of the Delaware Trustee unless consented to in writing by the Delaware Trustee.

                                                           EXHIBIT B TO THE PLAN


4. Other than expressly provided for herein, the terms of the Collateral Trust Agreement shall remain in full force and effect.

5. The Collateral Trust Agreement and this Amendment to the Collateral Trust Agreement (collectively, the "Agreements") constitute a single integrated written contract expressing the entire agreement among the parties hereto with respect to the subject matter hereof. The Agreements supercede any prior understandings and agreements between or among the parties with respect to the subject matter of the Agreements. Any statements, promises or inducements, whether made by any party or any agents of any party, that are not contained in the Agreements shall not be valid or binding. The failure or invalidation of any provision of the Agreements shall not in any way affect the validity or performance of any party pursuant to any other provision of the Agreements.

6. References in the Claimant Agreement, the Superceding Security Agreement and the Collateral Trust Agreement to the "Collateral Trust Agreement" shall be deemed references to the Agreements.

7. This Amendment to the Collateral Trust Agreement may be executed in any number of counterparts. Each of such counterparts for all purposes shall be deemed to be an original, and all such counterparts together shall constitute but one and the same Amendment to the Collateral Trust Agreement.

                                                           EXHIBIT B TO THE PLAN


      IN WITNESS WHEREOF, the Parties have caused this Amendment to the Collateral Trust Agreement to be duly executed this 6th day of June 2003.

                                    CONGOLEUM CORPORATION

                                    By /s/ Howard N. Feist III
                                       --------------------------------
                                           Howard N. Feist III
                                           Chief Financial Officer


                                    COLLATERAL TRUSTEE

                                    By /s/ Arthur J. Pergament
                                       --------------------------------
                                           Arthur J. Pergament


                                    DELAWARE TRUSTEE

                                    By /s/ Ronney Perkins
                                       --------------------------------
                                           Ronney Perkins
                                           Assistant Vice President
                                           Wilmington Trust Company

CONSENT:

      By their signatures below, Claimants' Counsel, as designated in the Settlement Agreement Between Congoleum Corporation And Various Asbestos Claimants, indicate their consent to the execution of this Amendment to the Collateral Trust Agreement.

                                    /s/ Perry Weitz
                                    --------------------------------
                                          Perry Weitz, Esq.

                                    /s/ Joseph F. Rice
                                    --------------------------------
                                          Joseph F. Rice, Esq.

                                                           EXHIBIT C TO THE PLAN


                 ASBESTOS INSURANCE RIGHTS ASSIGNMENT AGREEMENT


      This ASBESTOS INSURANCE RIGHTS ASSIGNMENT AGREEMENT (this "Agreement") is made as of [__________], 2006 by and among Congoleum Corporation, Congoleum Sales, Inc. and Congoleum Fiscal, Inc. (collectively, the "Insurance Contributors") and the Plan Trust. Capitalized terms used herein without definition shall have the meanings given to such terms in the Seventh Modified Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, et al. (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Plan").

      WHEREAS, to protect themselves from certain risks resulting from their businesses, the Insurance Contributors purchased liability insurance policies;

      WHEREAS, numerous individuals, business organizations, and other persons have asserted asbestos-related personal injury claims against Congoleum and certain affiliated entities;

      WHEREAS, on December 31, 2003, Congoleum and certain affiliated entities filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey;

      WHEREAS, the Plan was confirmed on [__________], and has become effective;

      WHEREAS, the Plan provides that the Insurance Contributors will assign the Asbestos Insurance Rights to the Plan Trust;

      WHEREAS, the Insurance Contributors wish to implement the terms of the Plan; and

      WHEREAS, the Insurance Contributors are receiving good and valuable consideration in exchange for the transfers, grants, assignments, and promises made in this Agreement, including the releases and indemnification described in the Plan and related documents, the receipt and sufficiency of which is acknowledged and agreed;

      NOW, THEREFORE, subject to and on the terms and conditions herein set forth, the Insurance Contributors and the Plan Trust hereby agree as follows:

I.    ASSIGNMENT TO THE PLAN TRUST

      A. Effective upon the Effective Date, the Insurance Contributors hereby irrevocably transfer and assign to the Plan Trust any and all of their Asbestos Insurance Rights and all rights and claims asserted in the pending Coverage Litigation (including without limitation cash and other proceeds of all such rights and claims received by any Insurance Contributor and/or any Debtor during the pendency of the Reorganization Cases), free and clear of all Claims, Liens and encumbrances, provided, however, that such transfer and assignment of the Asbestos Insurance Rights shall be subject to the terms of the Plan and the Plan Trust Agreement.

      B. The Plan Trust and the Insurance Contributors intend that the Asbestos Insurance Assignment be made to the maximum extent permitted under applicable law.

      C. The Asbestos Insurance Assignment is not an assignment of any insurance policy.

                                                           EXHIBIT C TO THE PLAN


      D. Upon request by the Plan Trust and at the cost of the Plan Trust (as provided in Section II herein), an Insurance Contributor or Reorganized Debtor, as applicable, shall (i), provided that the Plan Trust provides reasonable evidence of its ability to promptly pay all costs incurred in such effort, use its best efforts to pursue any of the Asbestos Insurance Rights for the benefit of and to the fullest extent required by the Plan Trust, and (ii) immediately transfer any amounts recovered under or on account of any of the Asbestos Insurance Rights to the Plan Trust; provided, however, that while any such amounts are held by or under the control of an Insurance Contributor or Reorganized Debtor, such amounts (and any interest earned thereon) shall be segregated and held in trust for the benefit of the Plan Trust.

II.   COOPERATION

      A. To the fullest extent permitted by applicable law, the Insurance Contributors and/or Reorganized Debtors, as the case may be, shall provide the Plan Trust with such cooperation as the Plan Trust may reasonably request in connection with the pursuit by the Plan Trust of the Asbestos Insurance Rights. Such cooperation shall include, but not be limited to, making their books, records, employees, agents and professionals available to the Plan Trust. The Plan Trust shall reimburse the Insurance Contributors and/or Reorganized Debtors, as the case may be, for their reasonable out-of-pocket costs and expenses (including reasonable attorneys' and consultants' fees) incurred (i) in connection with providing the cooperation described in the preceding sentences, and (ii) in connection with the pursuit of Asbestos Insurance Rights as provided in Section I.D. above. Such reimbursement shall be paid promptly following request for reimbursement accompanied by appropriate documentation.

      B. Notwithstanding anything in the Plan Documents to the contrary, the Insurance Contributors and/or Reorganized Debtors, as the case may be, as part of every settlement with any one or more London Market insurer(s) (including Equitas), hereby agree that the Plan Trust, in its sole discretion, may effectuate a complete policy buy-back of any policies subscribed by any one or more London Market insurer(s) (following which the Insurance Contributors and/or Reorganized Debtors shall retain no coverage with respect to such insurer(s)). The Insurance Contributors and/or Reorganized Debtors, as the case may be, hereby waive their rights to any proceeds of all such settlements, and all proceeds of each such settlement (other than as reimbursement in accordance with the Collateral Trust Agreement and the Plan Documents of Coverage Costs and/or the Claims Handling Fee) shall be held for the benefit of Asbestos Claimants in accordance with the Plan Documents.

      C. The Insurance Contributors and/or Reorganized Debtors, as the case may be, upon request of the Plan Trustee, shall evaluate additional requests for complete policy commutations. To the extent that additional complete policy commutations do not materially impair the Insurance Contributors' and/or Reorganized Debtors', as the case may be, ongoing need for insurance coverage for potential non-asbestos liabilities and such additional releases are reasonably necessary to permit the realization of asbestos-related insurance settlements, the Insurance Contributors and/or Reorganized Debtors, as the case may be, will cooperate with the Plan Trustee to provide additional policy commutations. Such additional policy commutations may be conditioned upon a reasonable allocation of policy proceeds or other provisions to protect Congoleum from potential non-asbestos liabilities as may be agreed between the Insurance Contributors and/or Reorganized Debtors, as the case may be, and the Plan Trustee.

      D. The Insurance Contributors and/or Reorganized Debtors, as the case may be, agree that their collection or use, if any, of proceeds of any Asbestos Insurance Policy, to the extent permitted under the Plan Documents, (i) will not reduce any aggregate, per occurrence or other policy limit of any Asbestos Insurance Policy that is or could potentially be applicable to Asbestos Claims, and (ii) will not in any way interfere with the Plan Trust's exercise of any Asbestos Insurance Rights.

                                                           EXHIBIT C TO THE PLAN


III.  MISCELLANEOUS

      A. Binding Effect, Assignment, Third Party Beneficiaries. This Agreement shall be binding on each of the parties hereto and their respective successors and assigns. This Agreement is not intended, and shall not be construed, deemed or interpreted, to confer on any person or entity not a party hereto any rights or remedies hereunder.

      B. Entire Agreement; Amendment; Waivers. This Agreement, the Plan and the other Plan Documents shall constitute the entire agreement and understanding among the parties to this Agreement with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, among the parties hereto relating to the subject matter of this Agreement. This Agreement may not be amended or modified, and no provision hereof may be waived, except by an agreement in writing signed by the party against whom enforcement of any such amendment, modification or waiver is sought.

      C. Governing Law. This Agreement and the rights and obligations of the parties hereto under this Agreement shall be governed by and construed and enforced in accordance with the substantive laws of the State of Delaware, without regard to any conflicts of law provisions thereof that would result in the application of the laws of any other jurisdiction.

      D. Counterparts. This Agreement may be executed in multiple counterparts, each of which will be an original, but all of which together will constitute one and the same agreement.

                            [SIGNATURE PAGE FOLLOWS]

                                                           EXHIBIT C TO THE PLAN


      IN WITNESS WHEREOF, the parties hereto have caused this Asbestos Insurance Rights Assignment Agreement to be duly executed by their respective duly authorized representatives as of the date first above written.

                                    CONGOLEUM CORPORATION


                                    By: ______________________
                                    Its: _____________________

                                    CONGOLEUM SALES, INC.


                                    By: ______________________
                                    Its: _____________________

                                    CONGOLEUM FISCAL, INC.


                                    By: ______________________
                                    Its: _____________________

                                    CONGOLEUM PLAN TRUST


                                    By: ______________________
                                    Trustee: _________________

                                    By: ______________________
                                    Trustee: _________________

                                    By:  _____________________
                                    Trustee: _________________

                                                           EXHIBIT D TO THE PLAN


                         CONGOLEUM PLAN TRUST AGREEMENT

                                                           EXHIBIT D TO THE PLAN


                         CONGOLEUM PLAN TRUST AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1 AGREEMENT OF TRUST.................................................2

   1.1   Creation and Name...................................................2

   1.2   Purpose.............................................................2

   1.3   Transfer of Assets..................................................2

   1.4   Acceptance of Assets and Assumption of Liabilities..................2

SECTION 2 POWERS AND TRUST ADMINISTRATION....................................4

   2.1   Powers..............................................................4

   2.2   General Administration..............................................6

   2.3   Claims Administration...............................................9

SECTION 3 ACCOUNTS, INVESTMENTS, AND PAYMENTS................................9

   3.1   Accounts............................................................9

   3.2   Plan Trust Disputed Claims Reserve..................................9

   3.3   Investments........................................................10

   3.4   Source of Payments.................................................11

SECTION 4 PLAN TRUSTEES.....................................................11

   4.1   Number.............................................................11

   4.2   Term of Service....................................................11

   4.3   Appointment of Successor Trustees..................................12

   4.4   Liability of Plan Trustees, Officers and Employees.................12

   4.5   Compensation and Expenses of Plan Trustees.........................12

   4.6   Indemnification of Plan Trustees and Additional Indemnitees........13

   4.7   Plan Trustees' Lien................................................13

   4.8   Plan Trustees' Employment of Experts...............................13

   4.9   Plan Trustees' Independence........................................13

   4.10  Bond...............................................................14

SECTION 5 PLAN TRUST ADVISORY COMMITTEE.....................................14

   5.1   Members............................................................14

   5.2   Duties.............................................................14

   5.3   Consent of TAC With Respect to Pre-Petition Settlement Agreements..14

                                                           EXHIBIT D TO THE PLAN


   5.4   Term of Office.....................................................14

   5.5   Appointment of Successor...........................................15

   5.6   TAC's Employment of Professionals..................................15

   5.7   Compensation and Expenses of the TAC...............................16

   5.8   Procedures for Consultation With and Obtaining the Consent
         of the TAC.........................................................16

SECTION 6 THE FUTURES REPRESENTATIVE........................................17

   6.1   Duties.............................................................17

   6.2   Term of Office.....................................................17

   6.3   Appointment of Successor...........................................18

   6.4   Futures Representative's Employment of Professionals...............18

   6.5   Compensation and Expenses of the Futures Representative............18

   6.6   Procedures for Consultation with and Obtaining the Consent of the
         Futures Representative.............................................19

SECTION 7 GENERAL PROVISIONS................................................20

   7.1   Irrevocability.....................................................20

   7.2   Termination........................................................20

   7.3   Amendments.........................................................21

   7.4   Meetings...........................................................21

   7.5   Severability.......................................................21

   7.6   Notices............................................................21

   7.7   Successors and Assigns.............................................23

   7.8   Limitation on Claim Interests for Securities Laws Purposes.........23

   7.9   Entire Agreement; No Waiver........................................23

   7.10  Headings...........................................................23

   7.11  Governing Law......................................................23

   7.12  Settlor Representative and Cooperation.............................24

   7.13  Dispute Resolution.................................................24

   7.14  Enforcement and Administration.....................................24

   7.15  Effectiveness......................................................24

   7.16  Counterpart Signatures.............................................24

                                                           EXHIBIT D TO THE PLAN


                         CONGOLEUM PLAN TRUST AGREEMENT

      This Congoleum Plan Trust Agreement (this "Plan Trust Agreement"), dated the date set forth on the signature page hereof and effective as of the Effective Date, is entered into by Congoleum Corporation, Congoleum Sales, Inc., and Congoleum Fiscal, Inc., (collectively referred to as the "Debtors," "Congoleum," or the "Settlors"), the debtors and debtors-in-possession in Case No. 03-51524 in the United States Bankruptcy Court for the District of New Jersey; the Legal Representative for Unknown Asbestos Claimants ("Futures Representative"); the Congoleum Unsecured Asbestos Claimants Committee ("ACC"); the Plan Trustees and the members of the Plan Trust Advisory Committee ("TAC") identified on the signature page hereof and appointed at Confirmation pursuant to The Seventh Modified Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, et al., dated as of February 3, 2006 (the "Plan"), as such Plan may be amended, modified or supplemented from time to time. All capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Plan, and such definitions are incorporated herein by reference. All capitalized terms not defined herein or defined in the Plan, but defined in the Bankruptcy Code or Rules, shall have the meanings ascribed to them by the Bankruptcy Code and Rules, and such definitions are incorporated herein by reference.

      WHEREAS, at the time of the entry of the order for relief in the Chapter 11 case, Congoleum was named as a defendant in actions involving personal injury or death claims caused by exposure to asbestos-containing products for which Congoleum, its predecessors, successors and assigns have legal liability ("Plan Trust Asbestos Claims" as defined in the Plan); and

      WHEREAS, Congoleum has reorganized under the provisions of Chapter 11 of the Bankruptcy Code in a case pending in the United States Bankruptcy Court for the District of New Jersey, known as In re Congoleum Corporation et al., Debtor, Case No. 03-51524; and

      WHEREAS, the Plan has been confirmed by the Bankruptcy Court; and

      WHEREAS, the Plan provides, inter alia, for the creation of the Congoleum Plan Trust ("Plan Trust"); and

      WHEREAS, pursuant to the Plan, the Plan Trust is to use its assets and income to satisfy all Plan Trust Asbestos Claims; and

      WHEREAS, it is the intent of Congoleum, the Plan Trustees, the ACC, the TAC, and the Futures Representative that the Plan Trust be administered, maintained, and operated at all times through mechanisms that provide reasonable assurance that the Plan Trust will satisfy all Plan Trust Asbestos Claims pursuant to the Congoleum Plan Trust Distribution Procedures ("TDP") that are attached hereto as Exhibit A in substantially the same manner, and in strict compliance with the terms of this Plan Trust Agreement; and

      WHEREAS, pursuant to the Plan, the Plan Trust is intended to qualify as a "qualified settlement fund" within the meaning of section 1.468B-1 et seq. of the Treasury Regulations promulgated under section 468B of the Internal Revenue Code ("IRC"); and

                                                           EXHIBIT D TO THE PLAN


      WHEREAS, the Bankruptcy Court has determined that the Plan Trust and the Plan satisfy all the prerequisites for an injunction pursuant to section 524(g) of the Bankruptcy Code, and such injunction has been entered in connection with the Confirmation Order;

      NOW, THEREFORE, it is hereby agreed as follows:

                                   SECTION 1

                               AGREEMENT OF TRUST

      1.1 Creation and Name. Congoleum as Settlor hereby creates a trust known as the "Congoleum Plan Trust," which is the Plan Trust provided for and referred to in the Plan. The Trustees of the Plan Trust (the "Plan Trustees") may transact the business and affairs of the Plan Trust in the name of the Plan Trust.

      1.2 Purpose. The purpose of the Plan Trust is to assume the liabilities of Congoleum, its predecessors and successors in interest, for all Plan Trust Asbestos Claims, and to use the Plan Trust's assets and income to pay the holders of all Plan Trust Asbestos Claims in accordance with this Plan Trust Agreement and the TDP in such a way that such holders of Plan Trust Asbestos Claims are treated fairly, equitably and reasonably in light of the limited assets available to satisfy such claims, and to otherwise comply in all respects with the requirements of a trust set forth in section 524(g)(2)(B) of the Bankruptcy Code.

      1.3 Transfer of Assets. Pursuant to the Plan, the Plan Trust Assets (as defined in the Plan) have been transferred and assigned to the Plan Trust to settle and discharge all Plan Trust Asbestos Claims. Any insurance proceeds subject to the Security Agreement and/or the Collateral Trust Agreement are transferred and assigned to and assumed by the Trust subject to any lien and/or security interests reflected in such Agreements, in the event that such Agreements are found valid, enforceable and unavoidable by a final nonappealable order of a court of competent jurisdiction, or by a settlement agreement approved by the Bankruptcy Court. Pursuant to the Plan, Reorganized Congoleum and others may also transfer and assign additional assets to the Plan Trust from time to time. In all events, such assets will be transferred to the Plan Trust free and clear of any liens or other claims by Congoleum, Reorganized Congoleum, any creditor, or other entity. Congoleum, Reorganized Congoleum, and any other transferors shall also execute and deliver such documents to the Plan Trust as the Plan Trustees reasonably request to transfer and assign the Plan Trust Assets to the Plan Trust.

      1.4 Acceptance of Assets and Assumption of Liabilities.

      (a) In furtherance of the purposes of the Plan Trust, the Plan Trustees, on behalf of the Plan Trust, hereby expressly accept the transfer and assignment to the Plan Trust of the Plan Trust assets in the time and manner as contemplated in the Plan.

      (b) In furtherance of the purposes of the Plan Trust, the Plan Trustees, on behalf of the Plan Trust, expressly assume all liability for all Plan Trust Asbestos Claims. Except as otherwise provided in this Plan Trust Agreement and the TDP, the Plan Trust shall have all defenses, cross-claims, offsets, and recoupments, as well as rights of indemnification, contribution, subrogation, and similar rights, regarding such claims that Congoleum or Reorganized Congoleum has or would have had under applicable law. Regardless of the foregoing, however, a claimant must meet otherwise applicable federal, state and foreign statutes of limitations and repose, except that a claimant may establish that such statutes were tolled pursuant to a pre-petition settlement agreement with Congoleum, or otherwise by operation of law.

                                                           EXHIBIT D TO THE PLAN


      (c) No provision herein or in the TDP shall be construed to mandate distributions on any claims or other actions that would contravene the Plan Trust's compliance with the requirements of a qualified settlement fund within the meaning of section 1.468B-1 et seq. of the Treasury Regulations promulgated under section 468B of the IRC.

      (d) The Plan Trust shall indemnify, defend and hold harmless each of the Debtors, the Reorganized Debtors and their past, present and future Representatives for any expenses, costs and fees (including reasonable attorneys' fees and costs, but excluding any such expenses, costs and fees incurred prior to the Effective Date), judgments, settlements or other liabilities arising from or incurred in connection with, any Plan Trust Asbestos Claim, including but not limited to indemnification or contribution for Plan Trust Asbestos Claims prosecuted against the Reorganized Debtors after the Effective Date but excluding (i) any amounts paid prior to or on the Effective Date by the Debtors or their past or present Representatives, (ii) any amounts paid or incurred by any Reorganized Debtor or its Representatives, whether before or after the Effective Date, in connection with defending, objecting to, or otherwise related to any proceedings to determine whether an Asbestos Property Damage Claim is or should be Allowed and (iii) any amounts paid or incurred by any Reorganized Debtor or its Representatives after the Effective Date in connection with a proceeding under Section 7.5 of the Plan. Notwithstanding anything in this Section 1.4 to the contrary, the Plan Trust shall reimburse and pay promptly the Reorganized Debtors, from the proceeds of Asbestos Insurance Action Recoveries, for Coverage Costs and the Claims Handling Fee to the extent that such Coverage Costs and Claims Handling Fee have not been reimbursed or paid to the Debtors or Reorganized Debtors, as applicable, from Asbestos Insurance Action Recoveries received on or after the Petition Date. Asbestos Insurance Action Recoveries shall not be reserved for the payment of Coverage Costs not yet incurred or not yet payable under the terms of this
Section 1.4(d). Coverage Costs shall be paid out of any Asbestos Insurance Action Recoveries after the date when such Coverage Costs are or become payable hereunder.

      (e) Nothing in this Plan Trust Agreement shall be construed in any way to limit the scope, enforceability, or effectiveness of the Section 524(g) injunction issued in connection with the Plan or the Plan Trust's assumption of all liability for Plan Trust Asbestos Claims, subject to the provisions of
Section 1.4(b) above.

                                                           EXHIBIT D TO THE PLAN


                                   SECTION 2

                         POWERS AND TRUST ADMINISTRATION

      2.1 Powers.

      (a) The Plan Trustees are and shall act as the fiduciaries to the Plan Trust in accordance with the provisions of this Plan Trust Agreement and the Plan. The Plan Trustees shall, at all times, administer the Plan Trust and the Plan Trust Assets in accordance with the purposes set forth in Section 1.2 above. Subject to the limitations set forth in this Plan Trust Agreement, the Plan Trustees shall have the power to take any and all actions that, in the judgment of the Plan Trustees, are necessary or proper to fulfill the purposes of the Plan Trust, including, without limitation, each power expressly granted in this Section 2.1, any power reasonably incidental thereto, and any trust power now or hereafter permitted under the laws of the State of New Jersey.

      (b) Except as required by applicable law or otherwise specified herein, the Plan Trustees need not obtain the order or approval of any court in the exercise of any power or discretion conferred hereunder.

      (c) Without limiting the generality of Section 2.1(a) above, and except as limited below, the Plan Trustees shall have the power to:

            (i) receive and hold the Plan Trust assets, vote the New Class A Common Stock, and exercise all rights with respect to, and sell, any securities issued by Reorganized Congoleum that are included in the Plan Trust assets, subject to any restrictions set forth in the Amended and Restated Certificate of Incorporation of Reorganized Congoleum;

            (ii) invest the monies held from time to time by the Plan Trust;

            (iii) sell, transfer, or exchange any or all of the Plan Trust assets at such prices and upon such terms as the Plan Trustees may consider proper, consistent with the other terms of this Plan Trust Agreement;

            (iv) enter into leasing and financing agreements with third parties to the extent such agreements are reasonably necessary to permit the Plan Trust to operate;

            (v) pay liabilities and expenses of the Plan Trust, including, but not limited to, Plan Trust expenses;

            (vi) establish such funds, reserves and accounts within the Plan Trust estate, as deemed by the Plan Trustees to be useful in carrying out the purposes of the Plan Trust;

            (vii) sue and be sued and participate, as a party or otherwise, in any judicial, administrative, arbitrative, or other proceeding;

                                                           EXHIBIT D TO THE PLAN


            (viii) establish, supervise and administer the Plan Trust in accordance with the TDP and the terms thereof;

            (ix) appoint such officers and hire such employees and engage such legal, financial, accounting, investment, auditing and forecasting, and other consultants and agents as the business of the Plan Trust requires, and delegate to such persons such powers and authorities as the fiduciary duties of the Plan Trustees permit and as the Plan Trustees, in their discretion, deem advisable or necessary in order to carry out the terms of this Plan Trust;

            (x) pay employees, legal, financial, accounting, investment, auditing, and forecasting, and other consultants, advisors, and agents, including those engaged by the Plan Trust in connection with its alternative dispute resolution activities, reasonable compensation;

            (xi) compensate the Plan Trustees, the TAC members, and the Futures Representative as provided below, and their employees, legal, financial, accounting, investment and other advisors, consultants, independent contractors, and agents, and reimburse the Plan Trustees, the TAC members and the Futures Representatives all reasonable out-of-pocket costs and expenses incurred by such persons in connection with the performance of their duties hereunder;

            (xii) execute and deliver such instruments as the Plan Trustees consider proper in administering the Plan Trust;

            (xiii) enter into such other arrangements with third parties as are deemed by the Plan Trustees to be useful in carrying out the purposes of the Plan Trust, provided such arrangements do not conflict with any other provision of this Plan Trust Agreement;

            (xiv) in accordance with Section 4.6 below, defend, indemnify and hold harmless (and purchase insurance indemnifying) (A) the Plan Trustees and (B) the TAC, the Futures Representative, the officers and employees of the Plan Trust, and any agents, advisors and consultants of the Plan Trust, the TAC or the Futures Representative (the "Additional Indemnitees"), to the fullest extent that a corporation or trust organized under the law of the Plan Trust's situs is from time to time entitled to indemnify and/or insure its directors, trustees, officers, employees, agents, and representatives;

            (xv) indemnify the Entities to be indemnified in accordance with
      Section 1.4 and Section 4.6 and purchase insurance or make other such arrangements for the Plan Trust and those Entities for whom the Plan Trust has an indemnification obligation hereunder;

            (xvi) delegate any or all of the authority herein conferred with respect to the investment of all or any portion of the Plan Trust assets to any one or more reputable individuals or recognized institutional investment advisors or investment managers without liability for any action taken or omission made because of any such delegation, except as provided in Section 4.4 below;

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                                                           EXHIBIT D TO THE PLAN


            (xvii) consult with Reorganized Congoleum, the TAC and the Futures Representative at such times and with respect to such issues relating to the conduct of the Plan Trust as the Plan Trustees consider desirable; and

            (xviii) make, pursue (by litigation or otherwise), collect, compromise or settle, in the name of the Plan Trust or the name of Reorganized Congoleum, any claim, right, action, or cause of action included in the Plan Trust Assets, including, but not limited to, insurance recoveries, before any court of competent jurisdiction; provided that settlement of actions before the Bankruptcy Court require the approval of the Bankruptcy Court after notice to Reorganized Congoleum.

      (d) The Plan Trustees shall not have the power to guarantee any debt of other persons.

      (e) The Plan Trustees shall give the TAC, the Futures Representative and Reorganized Congoleum prompt notice of any act performed or taken pursuant to Sections 2.1(c)(i), (iii), (vii), or (xv) above, and any act proposed to be performed or taken pursuant to Section 2.2(f) below.

      2.2 General Administration.

      (a) The Plan Trustees shall adopt and act in accordance with the Plan Trust Bylaws. To the extent not inconsistent with the terms of this Plan Trust Agreement, the Plan Trust Bylaws shall govern the affairs of the Plan Trust. In the event of an inconsistency between the Plan Trust Bylaws and this Plan Trust Agreement, the Plan Trust Agreement shall govern.

      (b) The Plan Trustees shall (i) timely file such income tax and other returns and statements and shall timely pay all taxes required to be paid, (ii) comply with all withholding obligations, as required under the applicable provisions of the IRC and of any state law and the regulations promulgated thereunder, (iii) meet without limitation all requirements necessary to qualify and maintain qualification of the Plan Trust as a qualified settlement fund within the meaning of section 1.468B-1 et seq. of the Treasury Regulations promulgated under section 468B of the IRC, and (iv) take no action that could cause the Plan Trust to fail to qualify as a qualified settlement fund within the meaning of section 1.468B-1 et seq. of the Treasury Regulations promulgated under section 468B of the IRC.

      (c) The Plan Trustees shall timely account to the Bankruptcy Court as follows:

            (i) The Plan Trustees shall cause to be prepared and filed with the Bankruptcy Court, as soon as available, and in any event within one hundred and twenty (120) days following the end of each fiscal year, an annual report containing financial statements of the Plan Trust (including, without limitation, a balance sheet of the Plan Trust as of the end of such fiscal year and a statement of operations for such fiscal year) audited by a firm of independent certified public accountants selected by the Plan Trustees and accompanied by an opinion of such firm as to the fairness of the financial statements' presentation of the cash and investments available for the payment of claims and as to the conformity of the financial statements with generally accepted accounting principles. The Plan Trustees shall provide a copy of such report to the TAC, the Futures Representative, and Reorganized Congoleum when such reports are filed with the Bankruptcy Court.

                                                           EXHIBIT D TO THE PLAN


            (ii) Simultaneously with delivery of each set of financial statements referred to in Article 2.2(c)(i) above, the Plan Trustees shall cause to be prepared and filed with the Bankruptcy Court a report containing a summary regarding the number and type of claims disposed of during the period covered by the financial statements. The Plan Trustees shall provide a copy of such report to the TAC, the Futures Representatives, and Reorganized Congoleum when such report is filed.

            (iii) All materials required to be filed with the Bankruptcy Court by this Section 2.2(c) shall be available for inspection by the public in accordance with procedures established by the Bankruptcy Court and shall be filed with the Office of the United States Trustee for the District of New Jersey.

      (d) The Plan Trustees shall cause to be prepared as soon as practicable prior to the commencement of each fiscal year a budget and cash flow projections covering such fiscal year and the succeeding four fiscal years. The budget and cash flow projections shall include determining the Maximum Annual Payment pursuant to Section 2.4 of the TDP, and the Plan Trust Asbestos Claims Payment Ratio pursuant to Section 2.5 of the TDP. The Plan Trustees shall provide a copy of the budget and cash flow projections to the TAC and the Futures Representative.

      (e) The Plan Trustees shall consult with the TAC and the Futures Representative (i) on the general implementation and administration of the Plan Trust; (ii) on the general implementation and administration of the TDP; and
(iii) on such other matters as may be required under this Plan Trust Agreement and the TDP.

      (f) The Plan Trustees shall be required to obtain the consent of the TAC and the Futures Representative pursuant to the Consent Process set forth in
Section 5.8(b) and 6.6(b) below, in addition to any other instances elsewhere enumerated, in order:

            (i) to redetermine the Payment Percentage described in Section 2.3 of the TDP as provided in Section 4.2 of the TDP;

            (ii) to change the Claims Payment Ratio described in Section 2.5 of the TDP in the event that the requirements for such a change as set forth in said provision have been met;

            (iii) to change the Disease Levels, Scheduled Values and/or Medical/Exposure Criteria set forth in Section 5.3(a)(3) of the TDP, and/or the Average Values and/or Maximum Values set forth in Section 5.3(b)(3) and Section 5.4(a) of the TDP;

            (iv) to establish and/or to change the Claims Materials to be provided holders of Plan Trust Asbestos Claims under Section 6.1 of the TDP;

            (v) to require that claimants provide additional kinds of medical evidence pursuant to Section 7.1 of the TDP;

                                                           EXHIBIT D TO THE PLAN


            (vi) to change the form of release to be provided pursuant to
      Section 7.8 of the TDP;

            (vii) to terminate the Plan Trust pursuant to Section 7.2 below;

            (viii) to settle the liability of any insurer under any insurance policy or legal action related thereto;

            (ix) subject to Section 5.3 below, to settle either of the Avoidance Actions or any other legal action relating to the validity, enforceability or voidability of any Plan Trust Disputed Claim;

            (x) to change the compensation and/or per diem of the members of the TAC, the Futures Representative or Plan Trustees, other than to reflect cost-of-living increases or changes approved by the Bankruptcy Court as otherwise provided herein;

            (xi) to take structural or other actions to minimize any tax on the Plan Trust Assets;

            (xii) to vote the stock of the Reorganized Debtor for purposes of appointing members of the Board of Directors of the Reorganized Debtor; or

            (xiii) to acquire an interest in or to merge any asbestos claims resolution organization formed by the Plan Trust with another asbestos claims resolution organization that is not specifically created by this Plan Trust Agreement or the TDP, or to contract with another asbestos claims resolution organization or other entity that is not specifically created by this Plan Trust Agreement or the TDP, or permit any other party to join in any asbestos claims resolution organization that is formed by the Plan Trust pursuant to the Plan Trust Agreement or the TDP; provided that such merger, acquisition, contract or joinder shall not (a) subject Reorganized Congoleum, or any successors in interest thereto, to any risk of having any Plan Trust Asbestos Claim asserted against it or them, or
      (b) otherwise jeopardize the validity or enforceability of the section 524(g) injunction; and provided further that the terms of such merger will require the surviving organization to make decisions about the allowability and value of claims in accordance with Section 2.1 of the TDP which requires that such decisions be based on the provisions of the TDP.

      (g) The Plan Trustees shall meet with the TAC and the Futures Representative no less often than quarterly. The Plan Trustees shall meet in the interim with the TAC and the Futures Representative when so requested by either.

      (h) The Plan Trustees, upon notice from either the TAC or the Futures Representative, if practicable in view of pending business, shall at their next meeting with the TAC or the Futures Representative consider issues submitted by the TAC or the Futures Representative.

      (i) Periodically, but not less often than once a year, the Plan Trustees shall make available to claimants and other interested parties the number of claims by disease levels that have been resolved both by individual review and by arbitration, as well as by trial, indicating the amounts of the awards and the averages of the awards by jurisdiction pursuant to Section 7.10 of the TDP.

                                                           EXHIBIT D TO THE PLAN


      2.3 Claims Administration. The Plan Trustees shall promptly proceed to implement the TDP.

                                   SECTION 3

                       ACCOUNTS, INVESTMENTS, AND PAYMENTS

      3.1 Accounts. The Plan Trustees may, from time to time, create such accounts and reserves within the Plan Trust estate as they may deem necessary, prudent, or useful in order to provide for the payment of expenses and payment of Plan Trust Asbestos Claims and may, with respect to any such account or reserve, restrict the use of monies therein.

      3.2 Plan Trust Disputed Claims Reserve. Within six (6) months of the Initial Claims Filing Date, the Plan Trustees shall create a reserve of funds for all Plan Trust Disputed Claims (the "Plan Trust Disputed Claims Reserve").

      In the event that any Plan Trust Disputed Claims and/or any lien or security interest with respect to such claims are determined by a final, non-appealable order of a court of competent jurisdiction, or by a final and binding settlement agreement approved by the Bankruptcy Court, to be valid, enforceable and unavoidable, such claims shall be entitled to treatment by the Plan Trust in accordance with the liquidated amount of such claims and any valid lien or security interest therefor, and shall be paid by the Plan Trust from the funds in the Plan Trust Disputed Claims Reserve.

      In the event that any Plan Trust Disputed Claims are determined by a final, non-appealable order of a court of competent jurisdiction, or by a final and binding settlement agreement approved by the Bankruptcy Court, to be valid, enforceable and unavoidable, but any lien or security interest with respect to such claims such claims is found to be invalid, unenforceable and avoidable, an amount equal to the Payment Percentage times the liquidated amount of such claims shall be paid by the Plan Trust from the Plan Trust Disputed Claims Reserve. Any additional funds in the Plan Trust Disputed Claims Reserve attributable to such claims shall be made available for distribution by the Plan Trust in accordance with the terms of this Plan Trust Agreement.

      In the event that any Plan Trust Disputed Claims are determined by a final, non-appealable order of a court of competent jurisdiction, or by a final and binding settlement agreement approved by the Bankruptcy Court, to be to be invalid, unenforceable or void, any funds in the Disputed Pre-Petition Settlement Reserve attributable to such claims shall be made available for distribution by the Plan Trust in accordance with the terms of this Plan Trust Agreement. As provided in Section 2.3 of the TDP, the holders of such Plan Trust Disputed Claims may file their claims with the Plan Trust for determination and treatment under the TDP in a manner consistent with such settlement or order.

                                                           EXHIBIT D TO THE PLAN


      3.3 Investments. Investment of monies held in the Plan Trust shall be administered in the manner in which individuals of ordinary prudence, discretion, and judgment would act in the management of their own affairs, subject to the following limitations and provisions:

      (a) The Plan Trust shall not acquire, directly or indirectly, equity in any entity (other than Reorganized Congoleum or any successor to Reorganized Congoleum) or business enterprise if, immediately following such acquisition, the Plan Trust would hold more than 5% of the equity in such entity or business enterprise. The Plan Trust shall not hold, directly or indirectly, more than 10% of the equity in any entity (other than Reorganized Congoleum or any successor to Reorganized Congoleum) or business enterprise.

      (b) The Plan Trust shall not acquire or hold any long-term debt securities unless (i) such securities are Plan Trust assets under the Plan, (ii) such securities are rated "Baa" or higher by Moody's, "BBB" or higher by Standard & Poor's ("S&P's"), or have been given an equivalent investment grade rating by another nationally recognized statistical rating agency, or (iii) have been issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof.

      (c) The Plan Trust shall not acquire or hold for longer than ninety (90) days any commercial paper unless such commercial paper is rated "Prime 1" or higher by Moody's or "A 1" or higher by S&P's, or has been given an equivalent rating by another nationally recognized statistical rating agency.

      (d) Excluding any securities issued by the Debtor or Reorganized Congoleum, or transferred to the Plan Trust in accordance with the provisions of the Plan, the Plan Trust shall not acquire or hold any common or preferred stock or convertible securities unless such stock or securities are rated "A" or higher by Moody's or "A" or higher by S&P's, or have been given an equivalent investment grade rating by another nationally recognized statistical rating agency.

      (e) The Plan Trust shall not acquire any debt securities or other instruments issued by any entity (other than debt securities or other instruments issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof) if, following such acquisition, the aggregate market value of all debt securities and instruments issued by such entity held by the Plan Trust would exceed 2% of the aggregate value of the Plan Trust's assets. The Plan Trust shall not hold any debt securities or other instruments issued by any entity (other than debt securities or other instruments issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof and other than debt securities or other instruments of Reorganized Congoleum or any successor to Reorganized Congoleum) to the extent that the aggregate market value of all securities and instruments issued by such entity held by the Plan Trust would exceed 5% of the aggregate value of the Plan Trust's assets.

      (f) The Plan Trust shall not acquire or hold any certificates of deposit unless all publicly held, long-term debt securities, if any, of the financial institution issuing the certificate of deposit and the holding company, if any, of which such financial institution is a subsidiary, meet the standards set forth in Section 3.3(b) above.

      (g) The Plan Trust may acquire and hold any securities or instruments issued by Reorganized Congoleum or any successor to Reorganized Congoleum, or obtained as proceeds of litigation or otherwise to resolve disputes, without regard to the limitations set forth in Subsections (a)-(f) above.

      (h) The Plan Trust shall not acquire or hold any repurchase obligations unless, in the opinion of the Plan Trustees, they are adequately collateralized.

      (i) The Plan Trust shall not acquire or hold any options.

      3.4 Source of Payments. All Plan Trust expenses and payments and all liabilities with respect to claims shall be payable solely by the Plan Trustees out of the Plan Trust assets. Neither Congoleum, Reorganized Congoleum, their subsidiaries, any successor in interest, the present or former directors, officers, employees or agents of Congoleum, Reorganized Congoleum, nor the Plan Trustees, the TAC or Futures Representative, or any of their officers, agents, advisors, or employees shall be liable for the payment of any Plan Trust expense or any other liability of the Plan Trust.

                                   SECTION 4

                                  PLAN TRUSTEES

      4.1 Number. There shall be three (3) Plan Trustees who shall be initially those persons named on the signature page hereof, namely ___________, _____________ and _____________.

      4.2 Term of Service.

      (a) The initial Plan Trustees named pursuant to Article 4.1 above shall serve staggered terms of three (3), four (4) and five (5) years. Thereafter each term of service shall be five (5) years. The initial Plan Trustees shall serve from the Effective Date until the earlier of (i) the end of his or her term,
(ii) his or her death, (iii) his or her resignation pursuant to Section 4.2(b) below, (iv) his or her removal pursuant to Section 4.2(c) below, or (v) the termination of the Plan Trust pursuant to Section 7.2 below.

      (b) A Plan Trustee may resign at any time by written notice to the remaining Plan Trustees, the TAC and the Futures Representative. Such notice shall specify a date when such resignation shall take place, which shall not be less than ninety (90) days after the date such notice is given, where practicable.

      (c) A Plan Trustee may be removed by unanimous vote of the remaining Plan Trustees in the event that he or she becomes unable to discharge his or her duties hereunder due to accident or physical or mental deterioration, or for other good cause. Good cause shall be deemed to include, without limitation, any substantial failure to comply with the general administration provisions of
Section 2.2 above, a consistent pattern of neglect and failure to perform or participate in performing the duties of the Plan Trustees hereunder, or repeated non-attendance at scheduled meetings. Such removal shall require the approval of the Bankruptcy Court and shall take effect at such time as the Bankruptcy Court shall determine.

                                                           EXHIBIT D TO THE PLAN


      4.3 Appointment of Successor Trustees.

      (a) In the event of a vacancy in the position of a Plan Trustee, whether by term expiration, resignation or removal, the remaining Plan Trustees shall consult with the TAC and the Futures Representative concerning appointment of a successor Plan Trustee. The vacancy shall be filled by the unanimous vote of the remaining Plan Trustees unless a majority of the TAC or the Futures Representative vetoes the appointment. In the event that the remaining Plan Trustees cannot agree on a successor Plan Trustee, or a majority of the TAC or the Futures Representative vetoes the appointment of a successor Plan Trustee, the Bankruptcy Court shall make the appointment. Nothing shall prevent the reappointment of a Plan Trustee for an additional term or terms.

      (b) Immediately upon the appointment of any successor Plan Trustee, all rights, titles, duties, powers and authority of the predecessor Plan Trustee hereunder shall be vested in, and undertaken by, the successor Plan Trustee without any further act. No successor Plan Trustee shall be liable personally for any act or omission of his or her predecessor Plan Trustees.

      (c) Each successor Plan Trustee shall serve until the earlier of (i) the end of a full term of five (5) years if the predecessor Plan Trustee completed his or her term, (ii) the end of the remainder of the term of the Plan Trustee whom he or she is replacing if said predecessor Plan Trustee did not complete said term, (iii) his or her death, (iv) his or her resignation pursuant to
Section 4.2(b) above, (v) his or her removal pursuant to Section 4.2(c) above, or (vi) the termination of the Plan Trust pursuant to Section 7.2 below.

      4.4 Liability of Plan Trustees, Officers and Employees. The Plan Trustees and the individuals identified as Additional Indemnitees in Section 2.1(c)(xiv) above shall not be liable to the Plan Trust, to any individual holding an asbestos claim, or to any other person, except for such individual's own breach of trust committed in bad faith or willful misappropriation. In addition, the Plan Trustees and the Additional Indemnitees shall not be liable for any act or omission of any other Plan Trustee or Additional Indemnitee unless such person acted with bad faith in the selection or retention of such other Plan Trustee or Additional Indemnitee.

      4.5 Compensation and Expenses of Plan Trustees.

      (a) The Plan Trustees shall receive compensation from the Plan Trust for their services as Plan Trustees in the amount of $60,000.00 per annum, plus a per diem allowance for meetings or other Plan Trust business performed in the amount of $1,500.00. For purposes of the per diem allowance, Plan Trust business includes, but is not limited to, attendance at meetings of Reorganized Congoleum's Board of Directors. For purposes of Section 7.4 below, the Plan Trustees shall determine the scope and duration of activities that constitute a meeting and, if the Plan Trustees elect to provide for payment for activities of less than a full day's duration, may provide for partial payment of per diem amounts on a proportional basis for activities of less than a full day's duration. The per annum and per diem compensation payable to the Plan Trustees hereunder shall be reviewed every three (3) years and appropriately adjusted for changes in the cost of living. Any other changes in compensation of the Plan Trustees shall be made subject to the approval of the Bankruptcy Court.

                                                           EXHIBIT D TO THE PLAN


      (b) The Plan Trust will promptly reimburse the Plan Trustees for all reasonable out-of-pocket costs and expenses incurred by the Plan Trustees in connection with the performance of their duties hereunder.

      (c) The Plan Trust shall include a description of the amounts paid under this Section 4.5 in the accounts to be filed with the Bankruptcy Court and provided to the TAC, the Futures Representative, and Reorganized Congoleum pursuant to Section 2.2(c)(i).

      4.6 Indemnification of Plan Trustees and Additional Indemnitees.

      (a) The Plan Trust shall indemnify and defend the Plan Trustees, as well as the Additional Indemnitees in the performance of their duties hereunder to the fullest extent that a corporation or trust organized under the laws of the Plan Trust's situs is from time to time entitled to indemnify and defend such persons against any and all liabilities, expenses, claims, damages or losses incurred by them in the performance of their duties. Notwithstanding the foregoing, the Plan Trustees and the Additional Indemnitees shall not be indemnified or defended in any way for any liability, expense, claim, damage, or loss for which he or she is ultimately liable under Section 4.4 above.

      (b) Reasonable expenses, costs and fees (including attorneys' fees and costs) incurred by or on behalf of a Plan Trustee or Additional Indemnitee in connection with any action, suit, or proceeding, whether civil, administrative or arbitrative, from which they are indemnified by the Plan Trust pursuant to
Section 4.6(a) above, shall be paid by the Plan Trust in advance of the final disposition thereof upon receipt of an undertaking, by or on behalf of the Plan Trustees or Additional Indemnitee, to repay such amount in the event that it shall be determined ultimately by final order that such Plan Trustee or Additional Indemnitee is not entitled to be indemnified by the Plan Trust.

      (c) The Plan Trustees may purchase and maintain reasonable amounts and types of insurance on behalf of an individual who is or was a Plan Trustee or Additional Indemnitee, including against liability asserted against or incurred by such individual in that capacity or arising from his or her status as a Plan Trustee, TAC member, Futures Representative, officer, employee, agent or other representative.

      4.7 Plan Trustees' Lien. The Plan Trustees and the Additional Indemnitees shall have a first priority lien upon the Plan Trust assets to secure the payment of any amounts payable to them pursuant to Section 4.6 above.

      4.8 Plan Trustees' Employment of Experts. The Plan Trustees may, but shall not be required to, retain and/or consult with counsel, accountants, appraisers, auditors and forecasters, and other parties deemed by the Plan Trustees to be qualified as experts on the matters submitted to them, and the written opinion of or information provided by any such parties on any matters submitted to them by the Plan Trustees shall be full and complete authorization and protection in respect of any action taken or not taken by the Plan Trustees hereunder in good faith and in accordance with the written opinion of or information provided by any such party.

                                                           EXHIBIT D TO THE PLAN


      4.9 Plan Trustees' Independence. The Plan Trustees shall not, during the term of their service, hold a financial interest in, act as attorney or agent for, or serve as any other professional for Reorganized Congoleum. Notwithstanding the foregoing, any Plan Trustee may serve, without any additional compensation other than the per diem compensation to be paid by the Plan Trust pursuant to Section 4.5(a) above, as a director of Reorganized Congoleum. No Plan Trustee shall act as an attorney for any person who holds an asbestos claim.

      4.10 Bond. The Plan Trustees shall not be required to post any bond or other form of surety or security unless otherwise ordered by the Bankruptcy Court.

                                   SECTION 5

                          PLAN TRUST ADVISORY COMMITTEE

      5.1 Members. The TAC shall consist of five (5) members, who shall initially be the persons named on the signature page hereof, namely
_________________.

      5.2 Duties. The members of the TAC shall serve in a fiduciary capacity representing all holders of present Plan Trust Asbestos Claims. Subject to
Section 5.3, below, the Plan Trustees must consult with the TAC on matters identified in Section 2.2(e) above and in other provisions herein, and must obtain the consent of the TAC on matters identified in Section 2.2(f) above. Where provided in the TDP, certain other actions by the Plan Trustees are also subject to the consent of the TAC.

      5.3 Consent of TAC With Respect to Pre-Petition Settlement Agreements. If the Plan Trustees seek the consent of the TAC with respect to a matter identified in Section 2.2(f)(ix) above, a TAC member who is a Claimants' Counsel, as defined in the Claimant Agreement, or who is a member, employee or associate of a firm of such Claimants' Counsel, shall not take part in the decision of the TAC as to whether to grant such consent, or in any decision of the TAC regarding the resolution of any dispute concerning such matter pursuant to Section 7.13 below.

      5.4 Term of Office.

      (a) The initial members of the TAC appointed in accordance with Section 5.1(a) above shall serve staggered three-, four-, or five-year terms. Thereafter, each term of service shall be five (5) years. A member of the TAC shall serve until the earlier of (i) his or her death, (ii) his or her resignation pursuant to Section 5.4(b) below, (iii) his or her removal pursuant to Section 5.4(c) below, (iv) the end of his or her term as provided above, or
(v) the termination of the Plan Trust pursuant to Section 7.2 below.

      (b) A member of the TAC may resign at any time by written notice to the other members of the TAC, the Plan Trustees and the Futures Representative. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, where practicable.

      (c) A member of the TAC may be removed in the event that he or she becomes unable to discharge his or her duties hereunder due to accident, physical deterioration, mental incompetence, or a consistent pattern of neglect and failure to perform or to participate in performing the duties of such member hereunder, such as repeated non-attendance at scheduled meetings, or for other good cause. Such removal shall be made at the recommendation of the remaining members of the TAC with the approval of the Bankruptcy Court.

                                                           EXHIBIT D TO THE PLAN


5.5   Appointment of Successor.

      (a) In the event of a vacancy caused by the resignation, expiration of the term, or death of a TAC member, his or her successor shall be pre-selected by the TAC member whose has resigned, is deceased or whose term has expired, or by his or her law firm in the event that such member has not pre-selected a successor. Nothing shall prevent a TAC member or his or her law firm from pre-selecting that TAC member to succeed himself or herself at the expiration of his or her term, and there shall be no limit on the number of terms that a TAC member may serve. If neither the member nor the law firm exercises the right to make such a selection, the successor shall be chosen by a majority vote of the remaining TAC members. If a majority of the remaining members cannot agree, the Bankruptcy Court shall appoint the successor. In the event of a vacancy caused by the removal of a TAC member, the remaining members of the TAC by majority vote shall name the successor. If the majority of the remaining members of the TAC cannot reach agreement, the Bankruptcy Court shall appoint the successor.

      (b) Each successor TAC member shall serve until the earlier of (i) his or her death, (ii) his or her resignation pursuant to Section 5.4(b) above, (iii) his or her removal pursuant to Section 5.4(c) above, (iv) the expiration of his or her term pursuant to Section 5.4(a) above, or (v) the termination of the Plan Trust pursuant to Section 7.2 below.

      5.6 TAC's Employment of Professionals.

      (a) The TAC may but is not required to retain and/or consult counsel, accountants, appraisers, auditors, forecasters, experts, and financial and investment advisors, and such other parties deemed by the TAC to be qualified as experts on matters submitted to the TAC (the "Professionals"). The TAC and its Professionals shall at all times have complete access to the Plan Trust's officers, employees and agents, as well as to the Professionals retained by the Plan Trust, and shall also have complete access to all information generated by them or otherwise available to the Plan Trust or the Plan Trustees. In the absence of gross negligence, the written opinion of or information provided by any Professional deemed by the TAC to be qualified as an expert on the particular matter submitted to the TAC shall be full and complete authorization and protection in support of any action taken or not taken by the TAC in good faith and in accordance with the written opinion of or information provided by the Professional.

      (b) The Plan Trust shall promptly reimburse, or pay directly if so instructed, the TAC for all reasonable fees and costs associated with the TAC's employment of legal counsel pursuant to this provision in connection with the TAC's performance of its duties hereunder. The Plan Trust shall also promptly reimburse, or pay directly if so instructed, the TAC for all reasonable fees and costs associated with the TAC's employment of any other Professional pursuant to this provision in connection with the TAC's performance of its duties hereunder; provided, however, that (i) the TAC has first submitted to the Plan Trust a written request for such reimbursement setting forth the reasons (A) why the TAC desires to employ such Professional, and (B) why the TAC cannot rely on Professionals retained by the Plan Trust to meet the need of the TAC for such expertise or advice, and (ii) the Plan Trust has approved the TAC's request for reimbursement in writing. If the Plan Trust agrees to pay for the TAC Professional, such reimbursement shall be treated as a Trust expense. If the Plan Trust declines to pay for the TAC Professional, it must set forth its reasons in writing. If the TAC still desires to employ such Professional at Plan Trust expense, the TAC and/or the Plan Trustees shall resolve their dispute pursuant to Section 7.13 below.

                                                           EXHIBIT D TO THE PLAN


      5.7 Compensation and Expenses of the TAC. The members of the TAC shall receive compensation from the Plan Trust for their services as TAC members in the form of a reasonable hourly rate set by the Plan Trustees for attendance at meetings or other conduct of Plan Trust business. The members of the TAC shall also be reimbursed promptly for all reasonable out-of-pocket costs and expenses incurred in connection with the performance of their duties hereunder. Such reimbursement or direct payment shall be deemed a Plan Trust expense. The Plan Trust shall include a description of the amounts paid under this Section 5.7 in the accounts to be filed with the Bankruptcy Court and provided to the Plan Trustees, the Futures Representative, and Reorganized Congoleum pursuant to
Section 2.2(c)(i).

      5.8 Procedures for Consultation With and Obtaining the Consent of the TAC.

      (a) Consultation Process.

            (i) In the event the Plan Trustees are required to consult with the TAC pursuant to Section 2.2(e) above or on other matters as provided herein, the Plan Trustees shall provide the TAC with written advance notice of the matter under consideration, and with all relevant information concerning the matter as is reasonably practicable under the circumstances. The Plan Trustees shall also provide the TAC with such reasonable access to the Professionals and other experts retained by the Plan Trust and its staff (if any) as the TAC may reasonably request during the time that the Plan Trustees are considering such matter, and shall also provide the TAC the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such matter with the Plan Trustees.

            (ii) The Plan Trustees shall take into consideration the time required for the TAC, if its members so wish, to engage and consult with its own independent financial or investment advisors as to such matter.

      (b) Consent Process.

            (i) In the event the Plan Trustees are required to obtain the consent of the TAC pursuant to Section 2.2(f) above, the Trustees shall provide the TAC with a written notice stating that their consent is being sought pursuant to that provision, describing in detail the nature and scope of the action the Plan Trustees propose to take, and explaining in detail the reasons why the Plan Trustees desire to take such action. The Plan Trustees shall provide the TAC as much relevant additional information concerning the proposed action as is reasonably practicable under the circumstances. The Plan Trustees shall also provide the TAC with such reasonable access to the Professionals and other experts retained by the Plan Trust and its staff (if any) as the TAC may reasonably request during the time that the Plan Trustees are considering such action, and shall also provide the TAC the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such action with the Plan Trustees.

                                                           EXHIBIT D TO THE PLAN


            (ii) The TAC must consider in good faith and in a timely fashion any request for its consent by the Plan Trustees, and must in any event advise the Plan Trustees in writing of its consent or its objection to the proposed action within 30 days of receiving the original request for consent from the Plan Trustees. The TAC may not withhold its consent unreasonably. If the TAC decides to withhold its consent, it must explain in detail its objections to the proposed action. If the TAC does not advise the Plan Trustees in writing of its consent or its objections to the action within thirty (30) days of receiving notice regarding such request, the TAC's consent to the proposed actions shall be deemed to have been affirmatively granted.

            (iii) If, after following the procedures specified in this Section 5.8(b), the TAC continues to object to the proposed action and to withhold its consent to the proposed action, the Plan Trustees and/or the TAC shall resolve their dispute pursuant to Section 7.13. However, the burden of proof with respect to the validity of the TAC's objection and withholding of its consent shall be on the TAC.

                                   SECTION 6

                           THE FUTURES REPRESENTATIVE

      6.1 Duties. The initial Futures Representative shall be the individual identified on the signature pages hereto, namely R. Scott Williams, Esquire. He shall serve in a fiduciary capacity, representing the interests of the holders of future Plan Trust Asbestos Claims for the purpose of protecting the rights of such persons. The Plan Trustees must consult with the Futures Representative on matters identified in Section 2.2(e) above and on certain other matters provided herein, and must obtain the consent of the Futures Representative on matters identified in Section 2.2(f) above. Where provided in the TDP, certain other actions by the Plan Trustees are also subject to the consent of the Futures Representative.

      6.2 Term of Office.

      (a) The Futures Representative shall serve until the earlier of (i) his or her death, (ii) his or her resignation pursuant to Section 6.2(b) below, (iii) his or her removal pursuant to Section 6.2(c) below, or (iv) the termination of the Plan Trust pursuant to Section 7.2 below.

      (b) The Futures Representative may resign at any time by written notice to the Plan Trustees. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, where practicable.

      (c) The Futures Representative may be removed by the Bankruptcy Court in the event he or she becomes unable to discharge his or her duties hereunder due to accident, physical deterioration, mental incompetence, or a consistent pattern of neglect and failure to perform or to participate in performing the duties hereunder, such as repeated non-attendance at scheduled meetings, or for other good cause.

                                                           EXHIBIT D TO THE PLAN


      6.3 Appointment of Successor. A vacancy caused by death or resignation shall be filled with an individual nominated prior to the effective date of the resignation or the death by the resigning or deceased Futures Representative, and a vacancy caused by removal of the Futures Representative shall be filled with an individual nominated by the Plan Trustees in consultation with the TAC, subject to the approval of the Bankruptcy Court. In the event a majority of the Plan Trustees cannot agree, or a nominee has not been pre-selected, the successor shall be chosen by the Bankruptcy Court.

      6.4 Futures Representative's Employment of Professionals.

      (a) The Futures Representative may, but is not required to, retain and/or consult counsel, accountants, appraisers, auditors, forecasters, experts, and financial and investment advisors, and such other parties deemed by the Futures Representative to be qualified as experts on matters submitted to the Futures Representative (the "Professionals"). The Futures Representative and his or her experts shall at all times have complete access to the Plan Trust's officers, employees and agents, as well as to the Professionals retained by the Plan Trust, and shall also have complete access to all information generated by them or otherwise available to the Plan Trust or the Plan Trustees. In the absence of gross negligence, the written opinion of or information provided by any Professional deemed by the Futures Representative to be qualified as an expert on the particular matter submitted to the Futures Representative shall be full and complete authorization and protection in support of any action taken, or not taken, by the Futures Representative in good faith and in accordance with the written opinion of or information provided by the Professional.

      (b) The Plan Trust shall promptly reimburse, or pay directly if so instructed, the Futures Representative for all reasonable fees and costs associated with the Futures Representative's employment of legal counsel pursuant to this provision in connection with the Futures Representative's performance of his or her duties hereunder. The Plan Trust shall also promptly reimburse, or pay directly if so instructed, the Futures Representative for all reasonable fees and costs associated with the Futures Representative's employment of any other Professionals pursuant to this provision in connection with the Futures Representative's performance of his or her duties hereunder; provided, however, that (i) the Futures Representative has first submitted to the Plan Trust a written request for such reimbursement setting forth the reasons (A) why the Futures Representative desires to employ the Professional, and (B) why the Futures Representative cannot rely on Professionals retained by the Plan Trust to meet the need of the Futures Representative for such expertise or advice, and (ii) the Plan Trust has approved the Futures Representative's request for reimbursement in writing. If the Plan Trust agrees to pay for the Futures Representative's Professional, such reimbursement shall be treated as a Trust Expense. If the Plan Trust declines to pay for the Futures Representative's Professional, it must set forth its reasons in writing. If the Futures Representative still desires to employ the Professional at Trust expense, the Futures Representative and/or the Plan Trustees shall resolve their dispute pursuant to Section 7.13 below.

      6.5 Compensation and Expenses of the Futures Representative. The Futures Representative shall receive compensation from the Plan Trust in the form of payment at the Futures Representative's normal hourly rate for services performed. The Plan Trust will promptly reimburse the Futures Representative for all reasonable out-of-pocket costs and expenses incurred by the Futures Representative in connection with the performance of his or her duties hereunder. Such reimbursement or direct payment shall be deemed a Plan Trust expense. The Plan Trust shall include a description of the amounts paid under this Section 6.5 in the accounts to be filed with the Bankruptcy Court and provided to the Plan Trustees, the Futures Representative, and Reorganized Congoleum pursuant to Section 2.2(c)(i).

                                                           EXHIBIT D TO THE PLAN


      6.6 Procedures for Consultation with and Obtaining the Consent of the Futures Representative.

      (a) Consultation Process.

            (i) In the event the Plan Trustees are required to consult with the Futures Representative pursuant to Section 2.2(e) above or on any other matters specified herein, the Plan Trustees shall provide the Futures Representative with written advance notice of the matter under consideration, and with all relevant information concerning the matter as is reasonably practicable under the circumstances. The Plan Trustees shall also provide the Futures Representative with such reasonable access to Professionals and other experts retained by the Plan Trust and its staff (if any) as the Futures Representative may reasonably request during the time that the Plan Trustees are considering such matter, and shall also provide the Futures Representative the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such matter with the Plan Trustees.

            (ii) The Plan Trustees shall take into consideration the time required for the Futures Representative, if he or she so wishes, to engage and consult with his or her own independent financial or investment advisors as to such matter.

      (b) Consent Process.

            (i) In the event the Plan Trustees are required to obtain the consent of the Futures Representative pursuant to Section 2.2(f) above, the Plan Trustees shall provide the Futures Representative with a written notice stating that his or her consent is being sought pursuant to that provision, describing in detail the nature and scope of the action the Plan Trustees propose to take, and explaining in detail the reasons why the Trustees desire to take such action. The Plan Trustees shall provide the Futures Representative as much relevant additional information concerning the proposed action as is reasonably practicable under the circumstances. The Plan Trustees shall also provide the Futures Representative with such reasonable access to Professional and other experts retained by the Plan Trust and its staff (if any) as the Futures Representative may reasonably request during the time that the Plan Trustees are considering such action, and shall also provide the Futures Representative the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such action with the Plan Trustees.

            (ii) The Futures Representative must consider in good faith and in a timely fashion any request for his or her consent by the Plan Trustees, and must in any event advise the Plan Trustees in writing of his or her consent or objection to the proposed action within thirty (30) days of receiving the original request for consent from the Plan Trustees. The Futures Representative may not withhold his or her consent unreasonably. If the Futures Representative decides to withhold consent, he or she must explain in detail his or her objections to the proposed action. If the Futures Representative does not advise the Plan Trustees in writing of his or her consent or objections to the proposed action within thirty (30) days of receiving the notice from the Plan Trustees regarding such consent, the Futures Representative's consent shall be deemed to have been affirmatively granted.

                                                           EXHIBIT D TO THE PLAN


            (iii) If, after following the procedures specified in this Section 6.6(b), the Futures Representative continues to object to the proposed action and to withhold its consent to the proposed action, the Plan Trustees and/or the Futures Representative shall resolve their dispute pursuant to Section 7.13. However, the burden of proof with respect to the validity of the Futures Representative's objection and withholding of his or her consent shall be on the Futures Representative.

                                   SECTION 7

                               GENERAL PROVISIONS

      7.1 Irrevocability. The Plan Trust is irrevocable.

      7.2 Termination.

      (a) The Plan Trust shall automatically terminate on the date ninety (90) days after the first to occur of the following events (the "Termination Date"):

            (i) the Plan Trustees decide to terminate the Plan Trust because (A) they deem it unlikely that new asbestos claims will be filed against the Plan Trust, (B) all Plan Trust Asbestos Claims duly filed with the Plan Trust have been liquidated and paid to the extent provided in this Plan Trust Agreement and the TDP or have been disallowed by a final, non-appealable order, to the extent possible based upon the funds available through the Plan, and (C) twelve (12) consecutive months have elapsed during which no new asbestos claim has been filed with the Plan Trust; or

            (ii) if the Plan Trustees have procured and have in place irrevocable insurance policies and have established claims handling agreements and other necessary arrangements with suitable third parties adequate to discharge all expected remaining obligations and expenses of the Plan Trust in a manner consistent with this Plan Trust Agreement and the TDP, the date on which the Bankruptcy Court enters an order approving such insurance and other arrangements and such order becomes a final order; or

            (iii) to the extent that any rule against perpetuities shall be deemed applicable to the Plan Trust, twenty-one (21) years less ninety-one
      (91) days pass after the death of the last survivor of all of the descendants of the late Joseph P. Kennedy, Sr., father of the late President John F. Kennedy, living on the date hereof.

                                                           EXHIBIT D TO THE PLAN


      (b) On the Termination Date, after payment of all the Plan Trust's liabilities have been provided for, all monies remaining in the Plan Trust estate shall be given to such organization(s) exempt from federal income tax under section 501(c)(3) of the Internal Revenue Code, which tax-exempt organization(s) shall be selected by the Plan Trustees using their reasonable discretion; provided, however, that (i) if practicable, the activities of the selected tax-exempt organization(s) shall be related to the treatment of, research on, or the relief of suffering of individuals suffering from asbestos related lung disorders, and (ii) the tax-exempt organization(s) shall not bear any relationship to Reorganized Congoleum within the meaning of section 468B(d)(3) of the Internal Revenue Code. Notwithstanding any contrary provision of the Plan and related documents, this Section 7.2(b) cannot be modified or amended.

      7.3 Amendments. The Plan Trustees, after consultation with the TAC and the Futures Representative, and subject to the unanimous consent of the TAC and the Futures Representative, may modify or amend this Plan Trust Agreement and the Plan Trust By-laws. The Plan Trustees, after consultation with the TAC and the Futures Representative, and subject to the consent of the TAC and the Futures Representative, may modify or amend the TDP; provided, however, that no amendment to the TDP shall be inconsistent with the provisions limiting amendments to that document provided therein, and in particular the provisions limiting amendment of the Claims Payment Ratio set forth in Section 2.5 of the TDP and of the Payment Percentage set forth in Section 4.2 of the TDP. Any modification or amendment made pursuant to this Article must be done in writing. Notwithstanding anything contained in this Plan Trust Agreement to the contrary, neither this Plan Trust Agreement, the Plan Trust Bylaws, the TDP, nor any document annexed to the foregoing shall be modified or amended in any way that could jeopardize, impair, or modify the applicability of Section 524(g) of the Bankruptcy Code, the efficacy or enforceability of the injunction entered thereunder, or the Plan Trust's qualified settlement fund status under Section 468B of the Internal Revenue Code.

      7.4 Meetings. The Plan Trustees, the TAC, and the Futures Representative shall be deemed to have attended a meeting in the event such person spends a substantial portion of the day conferring, in person or by telephone conference call, on Plan Trust matters with the TAC, the Futures Representative, or Plan Trustees, as applicable. A Plan Trustee shall also be deemed to have attended a meeting in the event he or she spends a substantial portion of the day engaging in activities related to Reorganized Congoleum, including attendance at its Board of Directors meetings. The Plan Trustees, the TAC and the Futures Representative shall have complete discretion to determine whether a meeting, as described herein, occurred for purposes of Sections 4.5, 5.7, and 6.5 above.

      7.5 Severability. Should any provision in this Plan Trust Agreement be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Plan Trust Agreement.

      7.6 Notices. Notices to persons asserting claims shall be given by first class mail, postage prepaid, at the address of such person, or, where applicable, such person's legal representative, in each case as provided on such person's claim form submitted to the Plan Trust with respect to his or her Plan Trust Asbestos Claim.

                                                           EXHIBIT D TO THE PLAN


      (a) Any notices or other communications required or permitted hereunder to the following parties shall be in writing and delivered at the addresses designated below, or sent by electronic mail (email) or facsimile pursuant to the instructions listed below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished in writing to each of the other parties listed below in compliance with the terms hereof.

      To the Plan Trust through the Plan Trustees:

      To the TAC:

      To the Futures Representative:

            R. Scott Williams
            Haskell Slaughter Young & Rediker, LLC
            1400 Park Place Tower
            2001 Park Place North
            Birmingham, AL 35203
            Fax:(205) 324-1133

      To Debtors, Settlors, or Reorganized Debtors:

            Congoleum Corporation
            3500 Quakerbridge Road
            P.O. Box 3127
            Mercerville, N.J. 08619-0127
            Attention: Roger Marcus
            Fax: 609-584-3685

            Congoleum Sales, Inc.
            c/o Congoleum Corporation
            3500 Quakerbridge Road
            P.O. Box 3127
            Mercerville, N.J. 08619-0127
            Attention: Roger Marcus
            Fax: 609-584-3685

            Congoleum Fiscal, Inc.
            c/o Congoleum Corporation
            3500 Quakerbridge Road
            P.O. Box 3127
            Mercerville, N.J. 08619-0127
            Attention: Roger Marcus
            Fax: 609-584-3685

                                                           EXHIBIT D TO THE PLAN


      With a copy to (which copy shall not constitute notice):

            Richard L. Epling, Esq.
            Pillsbury Winthrop Shaw Pittman LLP
            1540 Broadway
            New York, NY 10036-4039
            Fax: 212-858-1500

      (b) All such notices and communications if mailed shall be effective when physically delivered at the designated addresses or, if electronically transmitted, when the communication is received at the designated addresses and confirmed by the recipient by return transmission.

      7.7 Successors and Assigns. The provisions of this Plan Trust Agreement shall be binding upon and inure to the benefit of Congoleum, the Plan Trust, the Plan Trustees and Reorganized Congoleum, and their respective successors and assigns, except that neither Congoleum, the Plan Trust, the Plan nor Reorganized Congoleum may assign or otherwise transfer any of its, or their, rights or obligations under this Plan Trust Agreement except, in the case of the Plan Trust and the Plan Trustees, as contemplated by Section 2.1 above.

      7.8 Limitation on Claim Interests for Securities Laws Purposes. Plan Trust Asbestos Claims, and any interests therein (a) shall not be assigned, conveyed, hypothecated, pledged or otherwise transferred, voluntarily or involuntarily, directly or indirectly, except by will or under the laws of descent and distribution; (b) shall not be evidenced by a certificate or other instrument;
(c) shall not possess any voting rights; and (d) shall not be entitled to receive any dividends or interest; provided, however, that clause (a) of this
Section 7.8 shall not apply to the holder of a claim that is subrogated to a Plan Trust Asbestos Claim as a result of its satisfaction of such Plan Trust Asbestos Claim.

      7.9 Entire Agreement; No Waiver. The entire agreement of the parties relating to the subject matter of this Plan Trust Agreement is contained herein and in the documents referred to herein, and this Plan Trust Agreement and such documents supersede any prior oral or written agreements concerning the subject matter hereof. No failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of rights under law or in equity.

      7.10 Headings. The headings used in this Plan Trust Agreement are inserted for convenience only and do not constitute a portion of this Plan Trust Agreement, nor in any manner affect the construction of the provisions of this Plan Trust Agreement.

      7.11 Governing Law. This Plan Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey without regard to New Jersey conflict of law principles.

                                                           EXHIBIT D TO THE PLAN


      7.12 Settlor Representative and Cooperation. Congoleum is hereby irrevocably designated as the Settlor, and it is hereby authorized to take any action required of the Settlor in connection with the Plan Trust Agreement. Congoleum agrees to cooperate in implementing the goals and objectives of this Plan Trust.

      7.13 Dispute Resolution. Any disputes that arise under this Plan Trust Agreement or under the TDP shall be resolved by submission of the matter to an alternative dispute resolution ("ADR") process mutually agreeable to the parties involved. Should any party to the ADR process be dissatisfied with the decision of the arbitrator(s), that party may apply to the Bankruptcy Court for a judicial determination of the matter. In either case, if the dispute arose pursuant to the consent provision set forth in Section 5.8(b) (in the case of the TAC) or Section 6.6(b) (in the case of the Futures Representative), the burden of proof shall be on the party or parties who withheld consent to show that the objection was valid. Should the dispute not be resolved by ADR process within thirty (30) days after submission, the parties are relieved of the requirement to pursue ADR prior to application to the Bankruptcy Court. Notwithstanding anything else herein contained, to the extent any provision of this Plan Trust Agreement is inconsistent with any provision of the Plan or the TDP, the Plan or the TDP shall control.

      7.14 Enforcement and Administration. The provisions of this Plan Trust Agreement and the TDP attached hereto shall be enforced by the Bankruptcy Court pursuant to the Plan. The parties hereby further acknowledge and agree that the Bankruptcy Court shall have exclusive jurisdiction over the settlement of the accounts of the Plan Trustees and over any disputes hereunder not resolved by alternative dispute resolution in accordance with Section 7.13 above.

      7.15 Effectiveness. This Plan Trust Agreement shall not become effective until it has been executed and delivered by all the parties hereto.

      7.16 Counterpart Signatures. This Plan Trust Agreement may be executed in any number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Plan Trust Agreement this _____ day of ________________________, _______.

                             CONGOLEUM CORPORATION, SETTLOR, by

                              Name:
                                    -------------------------------------

                              Title:
                                     ------------------------------------

                                                           EXHIBIT D TO THE PLAN


                             CONGOLEUM SALES, INC., SETTLOR, by

                              Name:
                                    -------------------------------------

                              Title:
                                     ------------------------------------


                              CONGOLEUM FISCAL, INC., SETTLOR, by

                              Name:
                                    -------------------------------------

                              Title:
                                     ------------------------------------


                              PLAN TRUSTEES

                              -------------------------------------------

                              -------------------------------------------

                              -------------------------------------------


                              CONGOLEUM UNSECURED ASBESTOS
                              CLAIMANTS' COMMITTEE


                              -------------------------------------------


                              TRUST ADVISORY COMMITTEE


                              -------------------------------------------

                              -------------------------------------------

                              -------------------------------------------

                              -------------------------------------------

                              -------------------------------------------

                                                           EXHIBIT D TO THE PLAN


                              FUTURES REPRESENTATIVE


                              -------------------------------------------
                              R. Scott Williams, Esq.

                              Exhibit E to the Plan
              ["Amended and Restated Certificate of Incorporation"]
                                   [TO FOLLOW]

                                                           EXHIBIT F TO THE PLAN


                         Congoleum Current Distributors

Mohawk Industries, Inc.
Pacific American Lumber, Inc.
Albert F. Fitzgerald, Inc.
All Tile, Inc.
Bayard Sales, Corp.
Bishop Distributing
CMH Flooring Products, Inc.
Fargo Glass & Paint Company
Floor Covering, Inc.
Rosele Heck, Co.
Tri-State Wholesale Flooring, Inc.
LaSalle Bristol, LP
W.G. McMahon Canada, Ltd.
Omni Floorcoverings, Ltd. (Ontario)
Tapis Kraus Quebec

                                                           EXHIBIT G TO THE PLAN


                          TRUST DISTRIBUTION PROCEDURES
                            FOR CONGOLEUM PLAN TRUST

                          TRUST DISTRIBUTION PROCEDURES
                            FOR CONGOLEUM PLAN TRUST

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    SECTION I

                                  INTRODUCTION

   1.1  Purpose..............................................................1

   1.2  Interpretation.......................................................1

                                   SECTION II

                                    OVERVIEW

   2.1  Plan Trust Goals.....................................................1

   2.2  Claims Liquidation Procedures........................................2

   2.3  Pre-Petition Settlement Claims.......................................3

   2.4  Application of the Payment Percentage................................4

   2.5  Plan Trust's Determination of the Maximum Annual Payment and
        Maximum Available Payment............................................5

   2.6  Claims Payment Ratio.................................................5

   2.7  Indirect Plan Trust Asbestos Claims..................................6

                                   SECTION III

                               TDP ADMINISTRATION

   3.1  Plan Trust Advisory Committee and Futures Representative.............7

   3.2  Consent and Consultation Procedures..................................7

                                                           EXHIBIT G TO THE PLAN


                                   SECTION IV

                     PAYMENT PERCENTAGE; PERIODIC ESTIMATES

   4.1  Uncertainty of Congoleum's Personal Injury Asbestos Liabilities......7

   4.2  Computation of Payment Percentage....................................7

   4.3  Applicability of the Payment Percentage..............................9

                                    SECTION V

                    RESOLUTION OF PLAN TRUST ASBESTOS CLAIMS.

   5.1  Ordering, Processing and Payment of Claims..........................10

        (a)    Ordering of Claims...........................................10

               (1) Establishment of the FIFO Processing Queue...............10

               (2) Position in FIFO Processing Queue of Claimants with
                   Pre-Petition Settlement Claims...........................10

               (3) Effect of Statutes of Limitation and Repose..............10

        (b)    Processing of Claims.........................................11

        (c)    Payment of Claims............................................11

   5.2  Resolution of Pre-Petition Liquidated Plan Trust Asbestos Claims....12

        (a)    Processing and Payment.......................................12

        (b)    Marshalling of Security......................................13

   5.3  Resolution of Unliquidated Plan Trust Asbestos Claims...............13

        (a)    Expedited Review Process.....................................14

               (1) In General...............................................14

               (2) Claims Processing Under Expedited Review.................14

               (3) Disease Levels, Scheduled Values and Medical/Exposure
                   Criteria.................................................14

        (b)    Individual Review Process....................................17

               (1) In General...............................................17

                  (A)   Review of Medical/Exposure Criteria.................18

                  (B)   Review of Liquidated Value..........................19

               (2) Valuation Factors to Be Considered in Individual Review..19

               (3) Scheduled, Average and Maximum Values....................20


                                       ii
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                                                           EXHIBIT G TO THE PLAN


   5.4  Categorizing Claims as Extraordinary and/or Exigent Hardship........20

        (a)    Extraordinary Claims.........................................20

        (b)    Exigent Hardship Claims......................................21

   5.5  Secondary Exposure Claims...........................................21

   5.6  Indirect Plan Trust Asbestos Claims.................................21

   5.7  Evidentiary Requirements............................................23

        (a)    Medical Evidence.............................................23

               (1) In General...............................................23

                  (A)  Disease Levels I-IV..................................23

                  (B)  Disease Levels V - VIII..............................24

                  (C)  Exception to the Exception for Certain Pre-Petition
                       Claims...............................................24

               (2) Credibility of Medical Evidence..........................24

        (b)    Exposure Evidence............................................24

               (1) In General...............................................24

               (2) Significant Occupational Exposure........................25

               (3) Congoleum Exposure.......................................25

   5.8  Claims Audit Program................................................25

   5.9  Second Disease (Malignancy) Claims..................................26

   5.10 Arbitration.........................................................26

        (a)    Establishment of ADR Procedures..............................26

        (b)    Claims Eligible for Arbitration..............................26

        (c)    Limitations on and Payment of Arbitration Awards.............27

   5.11 Litigation..........................................................27

                                   SECTION VI

                                CLAIMS MATERIALS

   6.1  Claims Materials....................................................27

   6.2  Content of Claims Materials.........................................27

   6.3  Withdrawal or Deferral of Claims....................................28


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                                                           EXHIBIT G TO THE PLAN


   6.4  Filing Requirements and Fees........................................28

   6.5  Confidentiality of Claimants' Submissions...........................28


                                   SECTION VII

              GENERAL GUIDELINES FOR LIQUIDATING AND PAYING CLAIMS

   7.1  Showing Required....................................................28

   7.2  Costs Considered....................................................29

   7.3  Discretion to Vary the Order and Amounts of Payments in Event of
        Limited Liquidity...................................................29

   7.4  Punitive Damages....................................................29

   7.5  Interest............................................................30

        (a)    In General...................................................30

        (b)    Unliquidated Plan Trust Asbestos Claims......................30

        (c)    Liquidated Pre-Petition Claims...............................30

   7.6  Suits in the Tort System............................................30

   7.7  Payment of Judgments for Money Damages..............................31

   7.8  Releases............................................................31

   7.9  Third-Party Services................................................31

   7.10 Plan Trust Disclosure of Information................................31

                                  SECTION VIII

                                  MISCELLANEOUS

   8.1  Amendments..........................................................32

   8.2  Severability........................................................32

   8.3  Governing Law.......................................................32


                                       iv
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                                                           EXHIBIT G TO THE PLAN


                          TRUST DISTRIBUTION PROCEDURES
                            FOR CONGOLEUM PLAN TRUST

      The Congoleum Plan Trust Distribution Procedures (this "TDP") contained herein provide for resolving all asbestos-related personal injury and death claims caused by conduct of, and/or exposure to products for which, Congoleum Corporation, Congoleum Sales, Inc., and Congoleum Fiscal, Inc., (collectively referred to as the "Debtors" or "Congoleum"), and their predecessors, successors, and assigns, have legal responsibility (hereinafter for all purposes of this TDP defined as "Plan Trust Asbestos Claims"), as provided in and required by the Seventh Modified Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, et al., dated as of February 3, 2006 (the "Plan") and the Congoleum Plan Trust Agreement (the "Plan Trust Agreement"). The Plan and Plan Trust Agreement establish the Congoleum Plan Trust ("Plan Trust"). The Trustees of the Plan Trust (the "Plan Trustees") shall implement and administer this TDP in accordance with the Plan Trust Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Plan and the Plan Trust Agreement.

                                   SECTION I

                                  INTRODUCTION

      1.1 Purpose. This TDP has been adopted pursuant to the Plan Trust Agreement. It is designed to provide fair, equitable and substantially similar treatment for all Plan Trust Asbestos Claims that may presently exist or may arise in the future.

      1.2 Interpretation. Except as may otherwise be provided below, nothing in this TDP shall be deemed to create a substantive right for any claimant.

                                   SECTION II

                                    OVERVIEW

      2.1 Plan Trust Goals. The goal of the Plan Trust is to treat all claimants equitably and in accordance with their legal rights. This TDP furthers that goal by setting forth procedures for processing and paying Congoleum's several share of the unpaid portion of the liquidated value of Plan Trust Asbestos Claims generally on an impartial, first-in-first-out ("FIFO") basis, with the intention of paying all claimants over time as equivalent a share as possible of the value of their claims based on historical values for substantially similar claims in the tort system.1 To this end, the TDP establishes a schedule of eight asbestos-related diseases ("Disease Levels"), seven of which have presumptive medical and exposure requirements ("Medical/Exposure Criteria") and specific liquidated values ("Scheduled Values"), and five of which have both anticipated average values ("Average Values") and caps on their liquidated values ("Maximum Values"). The Disease Levels, Medical/Exposure Criteria, Scheduled Values, Average Values and Maximum Values, which are set forth in Sections 5.3 and 5.4 below, have all been selected and derived with the intention of achieving a fair allocation of the Plan Trust funds as among claimants suffering from different disease processes in light of the best available information considering the settlement history of Congoleum and the rights claimants would have in the tort system absent the bankruptcy.

----------
(1) As used in this TDP, the phrase "in the tort system" shall include only claims asserted by way of litigation and not claims asserted against a trust established for the benefit of asbestos personal injury claimants pursuant to section 524(g) and/or section 105 of the Bankruptcy Code or any other applicable law.

                                                           EXHIBIT G TO THE PLAN


      2.2 Claims Liquidation Procedures. Plan Trust Asbestos Claims (other than ABI Asbestos Personal Injury Indemnity Claims) shall be processed based on their place in the FIFO Processing Queue to be established pursuant to Section 5.1(a) below. The ABI Asbestos Personal Injury Indemnity Claims shall be determined and liquidated pursuant to the Plan, and paid, if Allowed, pursuant to the Plan and the TDP. The Plan Trust shall take all reasonable steps to resolve Plan Trust Asbestos Claims as efficiently and expeditiously as possible at each stage of claims processing and arbitration, which steps may include conducting settlement discussions with claimants' representatives with respect to more than one claim at a time, provided that the claimants' respective positions in the FIFO Processing Queue are maintained and each claim is individually evaluated pursuant to the valuation factors set forth in Section 5.3(b)(2) below. The Plan Trust shall also make every effort to resolve each year at least that number of Plan Trust Asbestos Claims required to exhaust the Maximum Annual Payment and the Maximum Available Payment for Category A and Category B claims, as those terms are defined below.

      The Plan Trust shall liquidate all Plan Trust Asbestos Claims except Foreign Claims (as defined below) that meet the presumptive Medical/Exposure Criteria of Disease Levels I - V, VII and VIII under the Expedited Review Process described in Section 5.3(a) below. Claims involving Disease Levels I - V, VII and VIII that do not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level may undergo the Plan Trust's Individual Review Process described in Section 5.3(b) below. In such a case, notwithstanding that the claim does not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level, the Plan Trust can offer the claimant an amount up to the Scheduled Value of that Disease Level if the Plan Trust is satisfied that the claimant has presented a claim that would be cognizable and valid in the tort system.

      Plan Trust Asbestos Claims involving Disease Levels IV - VIII tend to raise more complex valuation issues than the Plan Trust Asbestos Claims in Disease Levels I - III. Accordingly, claimants holding claims involving these Disease Levels may in addition or alternatively seek to establish a liquidated value for the claim that is greater than its Scheduled Value by electing the Plan Trust's Individual Review Process. However, the liquidated value of a more serious Disease Level IV, V, VII or VIII claim that undergoes the Individual Review Process for valuation purposes may be determined to be less than its Scheduled Value, and in any event shall not exceed the Maximum Value for the relevant Disease Level set forth in Section 5.3(b)(3) below, unless the claim qualifies as an Extraordinary Claim as defined in Section 5.4(a) below, in which case its liquidated value cannot exceed the Maximum Value specified in that provision for such claims. Level VI (Lung Cancer 2) claims and all Foreign Claims may be liquidated only pursuant to the Plan Trust's Individual Review Process.

      Based upon Congoleum's claims settlement history in light of applicable tort law, and current projections of present and future unliquidated claims, the Scheduled Values and Maximum Values set forth in Section 5.3(b)(3) have been established for each of the five more serious Disease Levels that are eligible for Individual Review of their liquidated values, with the expectation that the combination of settlements at the Scheduled Values and those resulting from the Individual Review Process shall result in the Average Values also set forth in that provision.

                                                           EXHIBIT G TO THE PLAN


      Subject to Section 2.3, below, regarding Pre-Petition Settlement Claims, all unresolved disputes over a claimant's medical condition, exposure history and/or the liquidated value of the claim shall be subject to binding or non-binding arbitration as set forth in Section 5.10 below, at the election of the claimant, under the ADR Procedures that are provided in Attachment A hereto. Plan Trust Asbestos Claims that are the subject of a dispute with the Plan Trust that cannot be resolved by non-binding arbitration may enter the tort system as provided in Sections 5.11 and 7.6 below. However, if and when a claimant obtains a judgment in the tort system, the judgment shall be payable (subject to the Payment Percentage, Maximum Available Payment, and Claims Payment Ratio provisions set forth below) as provided in Section 7.7 below.

      2.3 Pre-Petition Settlement Claims. Under the terms of the Plan, each Qualified Claimant that has irrevocably consented or that has been deemed to have irrevocably consented to the Forbearance of his, her or its rights under any Pre-Petition Settlement Agreement, or the Claimant Agreement, as applicable, and his, her, or its rights under the Security Agreement and the Collateral Trust Agreement by (a) voting to accept the Plan without electing on his, her or its ballot to reserve the right to litigate the enforceability of such Agreements in accordance with the procedures established by the Bankruptcy Court for voting on the Plan, or (b) by failing to timely object to such Forbearance, upon notice thereof in accordance with the procedures established by the Bankruptcy Court (a "Consenting Pre-Petition Settlement Claimant") shall have his, her or its claim (a "Consenting Pre-Petition Settlement Claim") processed, liquidated and treated pursuant to the terms of this TDP, including Section 5.1(a)(1) and (2), below, regarding the claimant's position in the FIFO processing queue.

      Pursuant to the Plan, if any Qualified Claimant has timely objected to the Forbearance or has timely elected to reserve the right to litigate the enforceability of a Pre-Petition Settlement Agreement or the Claimant Agreement, as applicable, and any security interest or assignment related thereto, the Asbestos Personal Injury Claim of such Qualified Claimant has been deemed a Plan Trust Disputed Claim. The holder of a Plan Trust Disputed Claim may not file a claim with the Plan Trust until the validity, enforceability and voidability of such Plan Trust Disputed Claim has been determined by a final, nonappealable order of a court of competent jurisdiction, or by a valid and binding settlement agreement approved by the Bankruptcy Court.

      In the event that a Plan Trust Disputed Claim is determined by a final, nonappealable order of a court of competent jurisdiction, or by a final and binding settlement agreement approved by the bankruptcy court, to be valid, enforceable and unavoidable, such claim shall be entitled to treatment by the Plan Trust in accordance with the liquidated amount of such claim and any valid lien or security interest therefor. Payment of such claims shall be made by the Plan Trust from the funds in the Plan Trust Disputed Claims Reserve, pursuant to
Section 3.2 of the Plan Trust Agreement.

      In the event that a Plan Trust Disputed Claim is determined by a final and nonappealable order of a court of competent jurisdiction, or by a final and binding settlement agreement approved by the Bankruptcy Court, to be invalid, unenforceable or void, the holder of such claim may file a claim with the Plan Trust for determination and treatment under this TDP in a manner consistent with such settlement or order. However, in no event may a Plan Trust Disputed Claim be filed with the Plan Trust on or before the Initial Claims Filing Date, and the claimant's position in the FIFO processing queue will be determined by the date the claim is filed with the Plan Trust, as provided in Section 5.1(a)(1) and (2), below.

                                                           EXHIBIT G TO THE PLAN


      2.4 Application of the Payment Percentage. After the liquidated value of a Plan Trust Claim other than a claim involving Other Asbestos Disease (Disease Level I - Cash Discount Payment), as defined in Section 5.3(a)(3) below, is determined pursuant to the procedures set forth herein for Expedited Review, Individual Review, arbitration, or litigation in the tort system, the claimant shall ultimately receive a pro-rata share of that value based on a Payment Percentage described in Section 4.2 below. The Payment Percentage shall also apply to all Pre-Petition Liquidated Claims as provided in Section 5.2 below, and to any Plan Trust Disputed Claims that have been determined by a final, non-appealable order of a court of competent jurisdiction to be valid, enforceable, and unavoidable, provided that such court has also determined that any liens or security interest with respect to such claims are invalid, unenforceable and/or voidable.

      The Initial Payment Percentage has been set at [______]% and shall apply to all Plan Trust Voting Claims accepted as valid by the Plan Trust, unless adjusted by the Plan Trust pursuant to the consent of the Plan Trust Advisory Committee ("TAC") and the Legal Representative for Unknown Asbestos Claimants ("Futures Representative") (who are described in Section 3.1 below) pursuant to
Section 4.2 below, and except as provided in Section 4.2 below with respect to supplemental payments in the event the Initial Payment Percentage is changed. The term "Plan Trust Voting Claims" includes (i) Pre-Petition Liquidated Claims as defined in Section 5.2(a) below; (ii) claims filed against Congoleum in the tort system or actually submitted to Congoleum pursuant to an administrative settlement agreement prior to the Petition Date of December 31, 2003, including the Claimant Agreement and any other Pre-Petition Settlement Agreements; and
(iii) all claims filed against another defendant in the tort system prior to the date the Plan was filed with the Bankruptcy Court (the "Petition Date"); provided, however, that (1) either (a) the holder of a claim described in subsection (i), (ii) or (iii) above, or his or her authorized agent, actually voted to accept or reject the Plan pursuant to the voting procedures established by the Bankruptcy Court, unless such holder certifies to the satisfaction of the Plan Trustees that he or she was prevented from voting in this proceeding as a result of circumstances resulting in a state of emergency affecting, as the case may be, the holder's residence, principal place of business or legal representative's place of business at which the holder or his or her legal representative receives notice and/or maintains material records relating to his or her Plan Trust Voting Claim or (b) the holder of a claim is deemed, pursuant to the Plan, to have irrevocably consented to the Forbearance of his, her or its rights under any Pre-Petition Settlement Agreement, or the Claimant Agreement, as applicable, and his, her or its right under the Security Agreement and Collateral Trust Agreement; and provided further that (2) the claim was subsequently filed with the Plan Trust pursuant to Section 6.1 below by the Initial Claims Filing Date defined in Section 5.1(a) below. The Initial Payment Percentage has been calculated on the assumption that the Average Values set forth in Section 5.3(b)(3) below shall be achieved with respect to existing present claims and projected future claims involving Disease Levels IV - VIII.

                                                           EXHIBIT G TO THE PLAN


      The Payment Percentage may thereafter be adjusted upwards or downwards from time to time by the Plan Trust with the consent of the TAC and the Futures Representative to reflect then-current estimates of the Plan Trust's assets and its liabilities, as well as then-estimated value of then-pending and future claims. Any adjustment to the Initial Payment Percentage shall be made only pursuant to Section 4.2 below. If the Payment Percentage is increased over time, claimants whose claims were liquidated and paid in prior periods under the TDP shall receive additional payments only as provided in Section 4.2 below. Because there is uncertainty in the prediction of both the number and severity of future Plan Trust Asbestos Claims, and the amount of the Plan Trust's assets, no guarantee can be made of any Payment Percentage of a Plan Trust Claim's liquidated value.

      2.5 Plan Trust's Determination of the Maximum Annual Payment and Maximum Available Payment. The Plan Trust shall estimate or model the amount of cash flow anticipated to be necessary over its entire life to ensure that funds shall be available to treat all present and future Congoleum claimants as similarly as possible. In each year, the Plan Trust shall be empowered to pay out all of the interest earned during the year, together with a portion of its principal, calculated so that the application of Plan Trust funds over its life shall correspond with the needs created by the anticipated flow of claims (the "Maximum Annual Payment"), taking into account the Payment Percentage provisions set forth in Sections 2.4 above and 4.2 below. The Plan Trust's distributions to all claimants for that year shall not exceed the Maximum Annual Payment determined for that year.

      In distributing the Maximum Annual Payment, the Plan Trust shall, after making reservation for any unresolved Plan Trust Disputed Claims, as provided for in Section 3.2 of the Plan Trust Agreement, and after reimbursing the Reorganized Debtors for Coverage Costs and Claims Handling Fees, as provided in
Section 1.4(d) of the Plan Trust Agreement, first allocate the amount in question to outstanding Pre-Petition Liquidated Claims and to liquidated Plan Trust Asbestos Claims involving Disease Level I (Cash Discount Payment), in proportion to the aggregate value of each group of claims. The remaining portion of the Maximum Annual Payment (the "Maximum Available Payment"), if any, shall then be allocated and used to satisfy all other liquidated Plan Trust Asbestos Claims, subject to the Claims Payment Ratio set forth in Section 2.6 below. In the event there are insufficient funds in any year to pay the total number of outstanding Pre-Petition Liquidated Claims and/or previously liquidated Disease Level I Claims, the available funds allocated to that group of claims shall be paid to the maximum extent to claimants in the particular group based on their place in their respective FIFO Payment Queue. Claims in either group for which there are insufficient funds shall be carried over to the next year, and placed at the head of their FIFO Payment Queue.

      2.6 Claims Payment Ratio. Based upon Congoleum's claims settlement history and analysis of present and future claims, a Claims Payment Ratio has been determined which, as of the Effective Date, has been set at [____]% for Category A claims, which consist of Plan Trust Asbestos Claims involving severe asbestosis and malignancies (Disease Levels IV - VIII) that were unliquidated as of the Petition Date, and at [____]% for Category B claims, which are Plan Trust Asbestos Claims involving non-malignant Asbestosis or Pleural Disease (Disease Levels II and III) that were similarly unliquidated as of the Petition Date. However, the Claims Payment Ratio shall not apply to any Pre-Petition Liquidated Claims or to any claims for Other Asbestos Disease (Disease Level I - Cash Discount Payment).

                                                           EXHIBIT G TO THE PLAN


      In each year, after the determination of the Maximum Available Payment described in Section 2.5 above, [___]% of that amount shall be available to pay Category A claims and [___]% shall be available to pay Category B claims that have been liquidated since the Petition Date. In the event there are insufficient funds in any year to pay the liquidated claims within either or both of the Categories, the available funds allocated to the particular Category shall be paid to the maximum extent to claimants in that Category based on their place in the FIFO Payment Queue described in Section 5.1(c) below, which shall be based upon the date of claim liquidation. Claims for which there are insufficient funds allocated to the relevant Category shall be carried over to the next year where they shall be placed at the head of the FIFO Payment Queue. If there are excess funds in either or both Categories, because there is an insufficient amount of liquidated claims to exhaust the respective Maximum Available Payment amount for that Category, then the excess funds for either or both Categories shall be rolled over and remain dedicated to the respective Category to which they were originally allocated.

      The [___]%/[___]% Claims Payment Ratio and its rollover provision shall apply to all Plan Trust Voting Claims as defined in Section 2.4 above (except Pre-Petition Liquidated Claims and Other Asbestos Disease claims (Disease Level I - Cash Discount Payment)), and shall not be amended until the fifth anniversary of the Effective Date. Thereafter, both the Claims Payment Ratio and its rollover provision shall be continued absent circumstances, such as a significant change in law or medicine, necessitating amendment to avoid a manifest injustice. However, the accumulation, rollover and subsequent delay of claims resulting from the application of the Claims Payment Ratio shall not, in and of itself, constitute such circumstances. In addition, an increase in the numbers of Category B claims beyond those predicted or expected shall not be considered as a factor in deciding whether to reduce the percentage allocated to Category A claims.

      In considering whether to make any amendments to the Claims Payment Ratio and/or its rollover provisions, the Plan Trustees shall consider the reasons for which the Claims Payment Ratio and its rollover provisions were adopted, the settlement history that gave rise to its calculation, and the foreseeability or lack of foreseeability of the reasons why there would be any need to make an amendment. In that regard, the Plan Trustees should keep in mind the interplay between the Payment Percentage and the Claims Payment Ratio as it affects the net cash actually paid to claimants.

      In any event, no amendment to the Claims Payment Ratio may be made without the consent of the TAC and the Futures Representative pursuant to the consent process set forth in Sections 5.7(b) and 6.6(b) of the Plan Trust Agreement. However, the Plan Trustees, with the consent of the TAC and the Futures Representative, may offer the option of a reduced Payment Percentage to holders of claims in either Category A or Category B in return for prompter payment (the "Reduced Payment Option").

      2.7 Indirect Plan Trust Asbestos Claims. As set forth in Section 5.6 below, Plan Trust Asbestos Claims for indemnity and contribution ("Indirect Plan Trust Asbestos Claims"), if any, shall be subject to the same categorization, evaluation, and payment provisions of this TDP as all other Plan Trust Asbestos Claims.

                                                           EXHIBIT G TO THE PLAN


                                  SECTION III

                               TDP ADMINISTRATION

      3.1 Plan Trust Advisory Committee and Futures Representative. Pursuant to the Plan and the Plan Trust Agreement, the Plan Trust and this TDP shall be administered by the Plan Trustees in consultation with the TAC, which represents the interests of holders of present Plan Trust Asbestos Claims, and the Futures Representative, who represents the interests of holders of Plan Trust Asbestos Claims that shall be asserted in the future. The Plan Trustees shall obtain the consent of the TAC and the Futures Representative on any amendments to these Procedures pursuant to Section 8.1 below, and on such other matters as are otherwise required below and in Section 2.2(f) of the Plan Trust Agreement. The Plan Trustees shall also consult with the TAC and the Futures Representative on such matters as are provided below and in Section 2.2(e) of the Plan Trust Agreement. The initial Plan Trustees, the initial members of the TAC and the initial Futures Representative are identified in the Plan Trust Agreement.

      3.2 Consent and Consultation Procedures. In those circumstances in which consultation or consent is required, the Plan Trustees shall provide written notice to the TAC and the Futures Representative of the specific amendment or other action that is proposed. The Plan Trustees shall not implement such amendment nor take such action unless and until the parties have engaged in the Consultation Process described in Sections 5.7(a) and 6.6(a), or the Consent Process described in Sections 5.7(b) and 6.6(b), of the Plan Trust Agreement, respectively.

                                   SECTION IV

                     PAYMENT PERCENTAGE; PERIODIC ESTIMATES

      4.1 Uncertainty of Congoleum's Personal Injury Asbestos Liabilities. As discussed above, there is inherent uncertainty regarding Congoleum's total asbestos-related tort liabilities, as well as the total value of the assets available to the Plan Trust to pay Plan Trust Asbestos Claims. Consequently, there is inherent uncertainty regarding the amounts that holders of Plan Trust Asbestos Claims shall receive. To seek to ensure substantially equivalent treatment of all present and future Plan Trust Asbestos Claims, the Plan Trustees must determine from time to time the percentage of full liquidated value that holders of present and future Plan Trust Asbestos Claims shall be likely to receive, i.e, the "Payment Percentage" described in Section 2.4 above and Section 4.2 below.

      4.2 Computation of Payment Percentage. As provided in Section 2.4 above, the Initial Payment Percentage shall be [___]% and shall apply to all Plan Trust Voting Claims as defined in Section 2.4 above, unless the Plan Trustees, with the consent of the TAC and the Futures Representative, determine that the Initial Payment Percentage should be changed to assure that the Plan Trust shall be in a financial position to pay holders of unliquidated and/or unpaid Plan Trust Voting Claims and present and future Plan Trust Asbestos Claims in substantially the same manner.

                                                           EXHIBIT G TO THE PLAN


      In making any such adjustment, the Plan Trustees, the TAC and the Futures Representative shall take into account the fact that the holders of Plan Trust Voting Claims voted on the Plan relying on the findings of experts that the Initial Payment Percentage represented a reasonably reliable estimate of the Plan Trust's total assets and liabilities over its life based on the best information available at the time, and shall thus give due consideration to the expectations of Plan Trust Voting Claimants that the Initial Payment Percentage would be applied to their Plan Trust Asbestos Claims.

      Except with respect to Plan Trust Voting Claims to which the Initial Payment Percentage applies, the Payment Percentage shall be subject to change pursuant to the terms of this TDP and the Plan Trust Agreement if the Plan Trustees determine that an adjustment is required. No less frequently than once every three years, commencing with the first day of January occurring after the Plan is consummated, the Plan Trustees shall reconsider the then applicable Payment Percentage to assure that it is based on accurate, current information and may, after such reconsideration, change the Payment Percentage if necessary with the consent of the TAC and the Futures Representative. The Plan Trustees shall also reconsider the then applicable Payment Percentage at shorter intervals if they deem such reconsideration to be appropriate or if requested to do so by the TAC or the Futures Representative.

      The Plan Trustees must base their determination of the Payment Percentage on current estimates of the number, types, and values of present and future Plan Trust Asbestos Claims, the value of the assets then available to the Plan Trust for their payment, taking into account the Plan Trust Disputed Claims Reserve established under Section 3.2 of the Plan Trust Agreement, all anticipated administrative and legal expenses, and any other material matters that are reasonably likely to affect the sufficiency of funds to pay a comparable percentage of full value to all holders of Plan Trust Asbestos Claims. When making these determinations, the Plan Trustees shall exercise common sense and flexibly evaluate all relevant factors. The Payment Percentage applicable to Category A or Category B claims may not be reduced to alleviate delays in payments of claims in the other Category; both Categories of claims shall receive the same Payment Percentage, but the payment may be deferred as needed, and a Reduced Payment Option may be instituted as described in Section 2.5 above.

      The uncertainty surrounding the amount of the Plan Trust's future assets is due in significant part to the fact that the estimates of those assets do not take into account the possibility that the Plan Trust may receive substantial additional funds from successful recoveries of insurance proceeds that have been assigned to the Plan Trust with respect to which the coverage is presently in dispute or the solvency of the carrier is in doubt. In addition, as provided in section 3.2 of the Plan Trust Agreement, the Plan Trust has established a reserve for Plan Trust Disputed Claims, in the event that any or all such claims, the relevant Pre-Petition Settlement Agreements, the Security Agreement, and/or the Collateral Trust Agreement are finally determined to be valid, enforceable, and/or unavoidable by a court of competent jurisdiction. There is also uncertainty surrounding the totality of the Plan Trust Asbestos Claims to be paid over time as well as the extent to which changes in existing federal and/or state law could affect the Plan Trust's liabilities under this TDP. If the Plan Trust successfully resolves an insurance coverage dispute or otherwise receives a substantial recovery of insurance proceeds, and/or if the value or volume of Plan Trust Asbestos Claims actually filed with the Plan Trust is significantly lower than originally estimated, and/or if any or all of the Plan Trust Disputed Claims, the Pre-Petition Settlement Agreements, the Security Agreement, and/or the Collateral Trust Agreement are found invalid, unenforceable or avoidable, and thus the funds reserved for those claims, or portions thereof, are available, the Plan Trust shall use those proceeds and/or claims savings, as the case may be, first to maintain the Payment Percentage then in effect.

      If the Plan Trustees, with the consent of the TAC and the Futures Representative, determine to increase the Payment Percentage, including the Initial Payment Percentage applicable to Plan Trust Voting Claims, due to a material change in the estimates of the Plan Trust's future assets and/or liabilities, the Plan Trustees shall also make supplemental payments to all claimants who previously liquidated their claims against the Plan Trust and received payments based on a lower Payment Percentage. The amount of any such supplemental payment shall be the liquidated value of the claim in question times the newly adjusted Payment Percentage, less all amounts previously paid to the claimant with respect to the claim, not including the portion of such previously paid amounts that was attributable to interest.

      The Plan Trustees' obligation to make a supplemental payment to a claimant shall be suspended in the event the payment in question would be less than $100.00, and the amount of the suspended payment shall be added to the amount of any prior supplemental payment/payments that was/were also suspended because it/they would have been less than $100.00. However, the Plan Trustees' obligation shall resume and the Plan Trustees shall pay any such aggregate supplemental payments due the claimant at such time that the total exceeds $100.00.

      4.3 Applicability of the Payment Percentage. No holder of a Plan Trust Voting Claim, other than a Plan Trust Voting Claim for Other Asbestos Disease (Disease Level I - Cash Discount Payment) as defined in Section 5.3(a)(3) below, shall receive a payment that exceeds the Initial Payment Percentage times the liquidated value of the claim. Except as otherwise provided in Section 5.1(c) below for Plan Trust Asbestos Claims involving deceased or incompetent claimants for which approval of the Plan Trust's offer by a court or through a probate process is required, no holder of any other Plan Trust Asbestos Claim, other than a Plan Trust Asbestos Claim for Other Asbestos Disease (Disease Level I - Cash Discount Payment), shall receive a payment that exceeds the liquidated value of the claim times the Payment Percentage in effect at the time of payment. Plan Trust Asbestos Claims involving Other Asbestos Disease (Disease Level I - Cash Discount Payment) shall not be subject to the Payment Percentage, but shall instead be paid the full amount of their Scheduled Value as set forth in Section 5.3(a)(3) below.

      If a redetermination of the Payment Percentage has been proposed in writing by the Plan Trustees to the TAC and the Futures Representative but has not yet been adopted, the claimant shall receive the lower of the current Payment Percentage or the proposed Payment Percentage. However, if the proposed Payment Percentage was the lower amount but was not subsequently adopted, the claimant shall thereafter receive the difference between the lower proposed amount and the higher current amount. Conversely, if the proposed Payment Percentage was the higher amount and was subsequently adopted, the claimant shall thereafter receive the difference between the lower current amount and the higher adopted amount.

                                                           EXHIBIT G TO THE PLAN


                                   SECTION V

                    RESOLUTION OF PLAN TRUST ASBESTOS CLAIMS.

      5.1   Ordering, Processing and Payment of Claims.

            (a) Ordering of Claims.

                  (1) Establishment of the FIFO Processing Queue. The Plan Trust shall order claims that are sufficiently complete to be reviewed for processing purposes on a FIFO basis except as otherwise provided herein (the "FIFO Processing Queue"). Subject to the provisions of Section 5.1(a)(2) regarding Pre-Petition Settlement Claims, for all claims filed on or before the date six months after the date that the Plan Trust first makes available the proof of claim forms and other claims materials required to file a claim with the Plan Trust (the "Initial Claims Filing Date"), a claimant's position in the FIFO Processing Queue shall be determined as of the earlier of (i) the date prior to December 31, 2003 (the "Petition Date") (if any) that the specific claim was either filed against Congoleum in the tort system or was actually submitted to Congoleum pursuant to an administrative settlement agreement; (ii) the date before the Petition Date that a claim was filed against another defendant in the tort system if at the time the claim was subject to a tolling agreement with Congoleum; (iii) the date after the Petition Date (if any) but before the Initial Claims Filing Date that the claim was filed against another defendant in the tort system; (iv) the date after the Petition Date but before the Effective Date that a proof of claim was filed against Congoleum in this Chapter 11 proceeding; or (v) the date a ballot was submitted on behalf of the claimant for purposes of voting to accept or reject the Plan pursuant to the voting procedures approved by the Bankruptcy Court.

      Following the Initial Claims Filing Date, the claimant's position in the FIFO Processing Queue shall be determined by the date the claim is filed with the Plan Trust. If any claims are filed on the same date, the claimant's position in the FIFO Processing Queue shall be determined by the date of the diagnosis of the asbestos-related disease. If any claims are filed and diagnosed on the same date, the claimant's position in the FIFO Processing Queue shall be determined by the claimant's date of birth, with older claimants given priority over younger claimants.

                  (2) Position in FIFO Processing Queue of Claimants with Pre-Petition Settlement Claims. The position in the FIFO Queue of Consenting Pre-Petition Settlement Claimants shall be determined pursuant to Section 5.1(a)(1)(2). The position in the FIFO Processing Queue of a claimant with a Plan Trust Disputed Claim will be determined by the date the claim is filed with the Plan Trust, as provided in Section 5.1(a)(1), above. Furthermore, the holder of a Plan Trust Disputed Claim may not file a claim with the Plan Trust until the validity and enforceability of the relevant Plan Trust Disputed Claim has been determined by a final non-appealable order a court of competent jurisdiction, or by a valid and binding settlement agreement approved by the Bankruptcy Court, and in no event may such a claim be filed with the Plan Trust on or before the Initial Claims Filing Date.

                                                           EXHIBIT G TO THE PLAN


                  (3) Effect of Statutes of Limitation and Repose. All unliquidated Plan Trust Asbestos Claims must meet either (i) for claims first filed in the tort system against Congoleum prior to the Petition Date, the applicable federal, state and foreign statute of limitation and repose that was in effect at the time of the filing of the claim in the tort system, or (ii) for claims not filed against Congoleum in the tort system prior to the Petition Date, the applicable federal, state or foreign statute of limitation that was in effect at the time of the filing with the Plan Trust. However, the running of the relevant statute of limitation shall be tolled as of the earliest of (A) the actual filing of the claim against Congoleum prior to the Petition Date, whether in the tort system or by submission of the claim to Congoleum pursuant to an administrative settlement agreement, including the Claimant Agreement or any other Disputed Pre-Petition Settlement Agreement; (B) the filing of the claim against another defendant in the tort system prior to the Petition Date if the claim was tolled against Congoleum at the time by an agreement or otherwise; (C) the filing of a claim after the Petition Date but prior to the Initial Claims Filing Date against another defendant in the tort system; (D) the date after the Petition Date but before the Effective Date that a proof of claim was filed against Congoleum in this Chapter 11 proceeding; (E) the filing of the claim, or submitting a ballot on any Congoleum Plan, for voting purposes in this Chapter 11 proceeding; or (F) the filing of a proof of claim with the requisite supporting documentation with the Plan Trust after the Initial Claims Filing Date.

      If a Plan Trust Claim meets any of the tolling provisions described in the preceding sentence and the claim was not barred by the applicable federal, state or foreign statute of limitation at the time of the tolling event, it shall be treated as timely filed if it is actually filed with the Plan Trust within three
(3) years after the Initial Claims Filing Date. Provided, however, that a Plan Trust Claim of the holder of a Plan Trust Disputed Claim shall be treated as timely filed if it is actually filed with the Plan Trust within six (6) months of a final determination of the validity, enforceability or voidability of the Plan Trust Disputed Claim, and/or the liens or security interests with respect to such claim, or within three (3) years after the Initial Claims Filing Date, whichever occurs later. In addition, any claims that were first diagnosed after the Petition Date, irrespective of the application of any relevant federal, state or foreign statute of limitation or repose, may be filed with the Plan Trust within three (3) years after the date of diagnosis or within three (3) years after the Initial Claims Filing Date, whichever occurs later. However, the processing of any Plan Trust Claim by the Plan Trust may be deferred at the election of the claimant pursuant to Section 6.3 below.

            (b) Processing of Claims. As a general practice, the Plan Trust shall review its claims files on a regular basis and notify all claimants whose claims are likely to come up in the FIFO Processing Queue in the near future. However, Plan Trust Disputed Claims, and claims that were not filed (i) against Congoleum in the tort system or actually submitted to Congoleum pursuant to an administrative settlement agreement prior to the Petition Date, or (ii) against another defendant in the tort system prior to the Plan Filing Date, shall not be processed until after the Initial Claims Filing Date.

            (c) Payment of Claims. Plan Trust Asbestos Claims that have been liquidated by the Expedited Review Process as provided in Section 5.3(a) below, by the Individual Review Process as provided in Section 5.3(b) below, by arbitration as provided in Section 5.10 below, or by litigation in the tort system provided in Section 5.11 below, shall be paid in FIFO order based on the date their liquidation became final (the "FIFO Payment Queue"), all such payments being subject to the applicable Payment Percentage, the Maximum Available Payment, and the Claims Payment Ratio, except as otherwise provided herein. Pre-Petition Liquidated Claims, as defined in Section 5.2 below, shall be subject to the Maximum Annual Payment and Payment Percentage limitations, but not to the Maximum Available Payment and Claims Payment Ratio provisions set forth above.

                                                           EXHIBIT G TO THE PLAN


      Where the claimant is deceased or incompetent, and the settlement and payment of his or her claim must be approved by a court of competent jurisdiction or through a probate process prior to acceptance of the claim by the claimant's representative, an offer made by the Plan Trust on the claim shall remain open so long as proceedings before that court or in that probate process remain pending, provided that the Plan Trust has been furnished with evidence that the settlement offer has been submitted to such court or in the probate process for approval. If the offer is ultimately approved by the court or through the probate process and accepted by the claimant's representative, the Plan Trust shall pay the claim in the amount so offered, multiplied by the Payment Percentage in effect at the time the offer was first made.

      If any claims are liquidated on the same date, the claimant's position in the FIFO Payment Queue shall be determined by the date of the diagnosis of the claimant's asbestos-related disease. If any claims are liquidated on the same date and the respective holders' asbestos-related diseases were diagnosed on the same date, the position of those claims in the FIFO Payment Queue shall be determined by the Plan Trust based on the dates of the claimants' birth, with older claimants given priority over younger claimants.

      5.2 Resolution of Pre-Petition Liquidated Plan Trust Asbestos Claims.

            (a) Processing and Payment. As soon as practicable after the Effective Date, the Plan Trust shall pay, upon submission by the claimant of the appropriate documentation, all Plan Trust Asbestos Claims that were liquidated by (i) a jury verdict or non-final judgment in the tort system as to both damages and liability obtained prior to the Petition Date, or (ii) by a judgment that became final and non-appealable prior to the Petition Date (collectively "Pre-Petition Liquidated Claims"). In order to receive payment from the Plan Trust, the holder of a Pre-Petition Liquidated Claim must submit all documentation necessary to demonstrate to the Plan Trust that the claim was liquidated in the manner described in the preceding sentence.

      The liquidated value of a Pre-Petition Liquidated Claim shall be the unpaid portion of the amount awarded by the jury verdict or non-final judgment as to both damages and liability, or the unpaid portion of the amount of the final judgment, as the case may be, plus interest, if any, that has accrued on that amount in accordance with the terms of the agreement, if any, or under applicable state law for settlements or judgments as of the Petition Date; however, except as otherwise provided in Section 7.4 below, the liquidated value of a Pre-Petition Liquidated Claim shall not include any punitive or exemplary damages. In addition, the amounts payable with respect to such claims shall not be subject to or taken into account in consideration of the Claims Payment Ratio and the Maximum Available Payment limitations, but shall be subject to the Maximum Annual Payment and Payment Percentage provisions.

      Pre-Petition Liquidated Claims shall be processed and paid in accordance with their order in a separate FIFO queue to be established by the Plan Trust based on the date the Plan Trust received all required documentation for the particular claim; provided, however, the amounts payable with respect to such claims shall not be subject to or taken into account in consideration of the Claims Payment Ratio, but shall be subject to the Maximum Annual Payment and Payment Percentage provisions set forth above. If any Pre-Petition Liquidated Claims were filed on the same date, the claimants' position in the FIFO queue for such claims shall be determined by the date on which the claim was liquidated. If any Pre-Petition Liquidated Claims were both filed and liquidated on the same dates, the position of the claimants in the FIFO queue shall be determined by the dates of the claimants' birth, with older claimants given priority over younger claimants.

                                                           EXHIBIT G TO THE PLAN


            (b) Marshalling of Security. Holders of Pre-Petition Liquidated Claims that are secured by letters of credit, appeal bonds, or other security or sureties shall first exhaust their rights against any applicable security or surety before making a claim against the Plan Trust. Only in the event that such security or surety is insufficient to pay the Pre-Petition Liquidated Claim in full shall the deficiency be processed and paid as a Pre-Petition Liquidated Claims. Any Plan Trust Disputed Claims, or portion thereof, that are finally determined by a court of competent jurisdiction to be enforceable shall be paid from the funds reserved by the Plan Trust pursuant to Section 3.2 of the Plan Trust Agreement.

      5.3 Resolution of Unliquidated Plan Trust Asbestos Claims. Within six months after the establishment of the Plan Trust, the Plan Trustees, with the consent of the TAC and the Futures Representative, shall adopt procedures for reviewing and liquidating all unliquidated Plan Trust Asbestos Claims, which shall include deadlines for processing such claims. Such procedures shall also require that claimants seeking resolution of unliquidated Plan Trust Asbestos Claims must first file a proof of claim form, together with the required supporting documentation, in accordance with the provisions of Sections 6.1 and
6.2 below. It is anticipated that the Plan Trust shall provide an initial response to the claimant within six months of receiving the proof of claim form.

      The proof of claim form shall require the claimant to assert his or her claim for the highest Disease Level for which the claim qualifies at the time of filing. Irrespective of the Disease Level alleged on the proof of claim form, all claims shall be deemed to be a claim for the highest Disease Level for which the claim qualifies at the time of filing, and all lower Disease Levels for which the claim may also qualify at the time of filing or in the future shall be treated as subsumed into the higher Disease Level for both processing and payment purposes.

      Upon filing of a valid proof of claim form with the required supporting documentation, the claimant shall be placed in the FIFO Processing Queue in accordance with the ordering criteria described in Section 5.1(a) above. The Plan Trust shall provide the claimant with six-months notice of the date by which it expects to reach the claim in the FIFO Queue, following which the claimant shall promptly (i) advise the Plan Trust whether the claim should be liquidated under the Plan Trust's Expedited Review Process described in Section 5.3(a) below or, in certain circumstances, under the Plan Trust's Individual Review Process described in Section 5.3(b) below; (ii) provide the Plan Trust with any additional medical and/or exposure evidence that was not provided with the original claim submission; and (iii) advise the Plan Trust of any change in the claimant's Disease Level. If a claimant fails to respond to the Plan Trust's notice prior to the reaching of the claim in the FIFO Queue, the Plan Trust shall process and liquidate the claim under the Expedited Review Process based upon the medical/exposure evidence previously submitted by the claimant, although the claimant shall retain the right to request Individual Review as described in Section 5.3(b) below.

            (a) Expedited Review Process.

                  (1) In General. The Plan Trust's Expedited Review Process is designed primarily to provide an expeditious, efficient and inexpensive method for liquidating all Plan Trust Asbestos Claims (except those involving Lung Cancer 2 - Disease Level VI and all Foreign Claims (as defined below), which shall only be liquidated pursuant to the Plan Trust's Individual Review Process), where the claim can easily be verified by the Plan Trust as meeting the presumptive Medical/Exposure Criteria for the relevant Disease Level. Expedited Review thus provides claimants with a substantially less burdensome process for pursuing Plan Trust Asbestos Claims than does the Individual Review Process described in Section 5.3(b) below. Expedited Review is also intended to provide qualifying claimants a fixed and certain claims payment.

      Thus, claims that undergo Expedited Review and meet the presumptive Medical/Exposure Criteria for the relevant Disease Level shall be paid the Scheduled Value for such Disease Level set forth in Section 5.3(a)(3) below. However, except for claims involving Other Asbestos Disease (Disease Level I), all claims liquidated by Expedited Review shall be subject to the applicable Payment Percentage, the Maximum Available Payment, and the Claims Payment Ratio limitations set forth above. Claimants holding claims that cannot be liquidated by Expedited Review because they do not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level may elect the Plan Trust's Individual Review Process set forth in Section 5.3(b) below.

      Further, the claimant's eligibility to receive the Scheduled Value for his or her Plan Trust Claim pursuant to the Expedited Review Process shall be determined solely by reference to the Medical/Exposure Criteria set forth below for each of the Disease Levels eligible for Expedited Review.

                  (2) Claims Processing Under Expedited Review. All claimants seeking liquidation of their claims pursuant to Expedited Review shall file the Plan Trust's proof of claim form. As a proof of claim form is reached in the FIFO Processing Queue, the Plan Trust shall determine whether the claim described therein meets the Medical/Exposure Criteria for one of the seven Disease Levels eligible for Expedited Review, and shall advise the claimant of its determination. If a Disease Level is determined, the Plan Trust shall tender to the claimant an offer of payment of the Scheduled Value for the relevant Disease Level multiplied by the applicable Payment Percentage, together with a form of release approved by the Plan Trust. If the claimant accepts the Scheduled Value and returns the release properly executed, the claim shall be placed in the FIFO Payment Queue, following which the Plan Trust shall disburse payment subject to the limitations of the Maximum Available Payment and Claims Payment Ratio, if any.

                  (3) Disease Levels, Scheduled Values and Medical/Exposure Criteria. The eight Disease Levels covered by this TDP, together with the Medical/Exposure Criteria for each and the Scheduled Values for the seven Disease Levels eligible for Expedited Review, are set forth below. These Disease Levels, Scheduled Values, and Medical/Exposure Criteria shall apply to all Plan Trust Voting Claims filed with the Plan Trust (except Pre-Petition Liquidated Claims) on or before the Initial Claims Filing Date provided in Section 5.1 above for which the claimant elects the Expedited Review Process. Thereafter,

                                                           EXHIBIT G TO THE PLAN


for purposes of administering the Expedited Review Process and with the consent of the TAC and the Futures Representative, the Plan Trustees may add to, change, or eliminate Disease Levels, Scheduled Values, or Medical/Exposure Criteria; develop subcategories of Disease Levels, Scheduled Values or Medical/Exposure Criteria; or determine that a novel or exceptional asbestos personal injury claim is compensable even though it does not meet the Medical/Exposure Criteria for any of the then current Disease Levels.

Disease Level             Scheduled Value       Medical/Exposure Criteria
-------------             ---------------       -------------------------

Mesothelioma (Level VIII)     [___]             (1) Diagnosis(2) of mesothelioma; and (2)
                                                Congoleum Exposure prior to December 31, 1982,
                                                as defined in Section 5.7(b)(3).

Lung Cancer 1 (Level VII)     [___]             (1) Diagnosis of a primary lung cancer plus
                                                evidence of an underlying Bilateral
                                                Asbestos-Related Nonmalignant Disease(3), (2) six
                                                months Congoleum Exposure prior to December 31,
                                                1982, (3) Significant Occupational Exposure(4) to
                                                asbestos, and (4) supporting medical
                                                documentation establishing asbestos exposure as
                                                a contributing factor in causing the lung
                                                cancer in question.

Lung Cancer 2 (Level VI)      None              (1) Diagnosis of a primary lung cancer; (2)
                                                Congoleum Exposure prior to December 31, 1982,
                                                and (3) supporting medical documentation
                                                establishing asbestos exposure as a
                                                contributing factor in causing the lung cancer
                                                in question.

----------
(2) The requirements for a diagnosis of an asbestos-related disease that may be compensated under the provisions of this TDP are set forth in Section
      5.7 below.
(3) Evidence of "Bilateral Asbestos-Related Nonmalignant Disease," for purposes of meeting the criteria for establishing Disease Levels I, II, III, V, VII, and VII, means either (i) a chest X-ray read by a qualified B reader of 1/0 or higher on the ILO scale or (ii)(x) a chest X-ray read by a qualified B reader or other Qualified Physician, (y) a CT scan read by a Qualified Physician, or (z) pathology, in each case showing either bilateral interstitial fibrosis, bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification. Solely for claims filed against Congoleum or another asbestos defendant in the tort system prior to the Petition Date, if an ILO reading is not available, either (i) a chest X-ray or a CT scan read by a Qualified Physician, or (ii) pathology, in each case showing bilateral interstitial fibrosis, bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification consistent with or compatible with a diagnosis of asbestos-related disease, shall be evidence of a Bilateral Asbestos-Related Nonmalignant Disease for purposes of meeting the presumptive medical requirements of Disease Levels I, II, III, V and VII. Pathological proof of asbestosis may be based on the pathological grading system for asbestosis described in the Special Issue of the Archives of Pathology and Laboratory Medicine, "Asbestos-associated Diseases," Vol. 106, No. 11, App. 3 (October 8, 1982). For all purposes of this TDP, a "Qualified Physician" is a physician whose is board-certified (or in the case of Canadian claims or Foreign Claims, a physician who is certified or qualified under comparable medical standards or criteria of the jurisdiction in question) in one or more relevant specialized fields of medicine such as pulmonology, radiology, internal medicine or occupational medicine; provided, however, that the requirement for board certification in this provision shall not apply to otherwise qualified physicians whose X-ray and/or CT scan readings are submitted for deceased holders of Plan Trust Asbestos Claims.
(4) The term "Significant Occupational Exposure" is defined in Section 5.7(b) below.

                                                           EXHIBIT G TO THE PLAN


Disease Level             Scheduled Value       Medical/Exposure Criteria
-------------             ---------------       -------------------------

                                                Lung Cancer 2 (Level VI) claims are
                                                claims that do not meet the more
                                                stringent medical and/or exposure
                                                requirements of Lung Cancer 1 (Level
                                                VII) claims. All claims in this
                                                Disease Level shall be individually
                                                evaluated. The estimated likely
                                                average of the individual evaluation
                                                awards for this category is [___],
                                                with such awards capped at [___]
                                                unless the claim qualifies for
                                                Extraordinary Claim treatment.

                                                Level VI claims that show no evidence
                                                of either an underlying Bilateral
                                                Asbestos-Related Non-malignant Disease
                                                or Significant Occupational Exposure
                                                may be individually evaluated,
                                                although it is not expected that such
                                                claims shall be treated as having any
                                                significant value, especially if the
                                                claimant is also a Smoker.(5) In any
                                                event, no presumption of validity
                                                shall be available for any claims in
                                                this category.

Other Cancer (Level V)        [___]             (1) Diagnosis of a primary colo-rectal,
                                                laryngeal, esophageal, pharyngeal, or stomach
                                                cancer, plus evidence of an underlying
                                                Bilateral Asbestos-Related Nonmalignant
                                                Disease, (2) six months Congoleum Exposure
                                                prior to December 31, 1982, (3) Significant
                                                Occupational Exposure to asbestos, and (4)
                                                supporting medical documentation establishing
                                                asbestos exposure as a contributing factor in
                                                causing the other cancer in question.

----------
(5) There is no distinction between Non-Smokers and Smokers for either Lung Cancer 1 (Level VII) or Lung Cancer 2 (Level VI), although a claimant who meets the more stringent requirements of Lung Cancer 1 (Level VII) (evidence of an underlying Bilateral Asbestos-Related Nonmalignant Disease plus Significant Occupational Exposure), and who is also a Non-Smoker, may wish to have his or her claim individually evaluated by the Plan Trust. In such a case, absent circumstances that would otherwise reduce the value of the claim, it is anticipated that the liquidated value of the claim might well exceed the [___] Scheduled Value for Lung Cancer 1 (Level VII) shown above. "Non-Smoker" means a claimant who either (a) never smoked or (b) has not smoked during any portion of the twelve (12) years immediately prior to the diagnosis of the lung cancer.

                                                           EXHIBIT G TO THE PLAN


Disease Level                  Scheduled Value       Medical/Exposure Criteria
-------------                  ---------------       -------------------------

Severe Asbestosis (Level IV)       [___]             (1) Diagnosis of asbestosis with ILO of 2/1 or
                                                     greater, or asbestosis determined by
                                                     pathological evidence  of asbestos, plus (a)
                                                     TLC less than 65%, or (b) FVC less than 65% and
                                                     FEV1/FVC ratio greater than 65%, (2) six months
                                                     Congoleum Exposure prior to December 31, 1982,
                                                     (3) Significant Occupational Exposure to
                                                     asbestos, and (4) supporting medical
                                                     documentation establishing asbestos exposure as
                                                     a contributing factor in causing the pulmonary
                                                     disease in question.
Asbestosis/
Pleural Disease (Level III)        [___]             (1) Diagnosis of Bilateral Asbestos-Related
                                                     Nonmalignant Disease, plus (a) TLC less than
                                                     80%, or (b) FVC less than 80% and FEV1/FVC
                                                     ratio greater than or equal to 65%, and (2) six
                                                     months Congoleum Exposure prior to December 31,
                                                     1982, (3)  Significant Occupational Exposure to
                                                     asbestos, and (4) supporting medical
                                                     documentation establishing asbestos exposure as
                                                     a contributing factor in causing the pulmonary
                                                     disease in question.

Asbestosis/
Pleural                                              Disease (Level II) [___] (1) Diagnosis
                                                     of a Bilateral Asbestos-Related
                                                     Nonmalignant Disease, and (2) six
                                                     months Congoleum Exposure prior to
                                                     December 31, 1982, and (3) five years
                                                     cumulative occupational exposure to
                                                     asbestos.

Other Asbestos Disease (Level I -
Cash Discount Payment)             [___]             (1) Diagnosis of a Bilateral Asbestos-Related
                                                     Nonmalignant Disease or an asbestos-related
                                                     malignancy other than mesothelioma, and
                                                     (2) Congoleum Exposure prior to December 31, 1982.

            (b) Individual Review Process.

                  (1) In General. Subject to the provisions set forth below, a Congoleum claimant may elect to have his or her Plan Trust Asbestos Claim reviewed for purposes of determining whether the claim would be compensable in the tort system even though it does not meet the presumptive Medical/Exposure Criteria for any of the Disease Levels set forth in Section 5.3(a)(3) above. In addition or alternatively, a Congoleum claimant may elect to have a claim undergo the Individual Review Process for purposes of determining whether the liquidated value of claim involving Disease Levels IV, V, VII or VIII exceeds

                                                           EXHIBIT G TO THE PLAN


the Scheduled Value for the relevant Disease Level also set forth in said provision. However, until such time as the Plan Trust has made an offer on a claim pursuant to Individual Review, the claimant may change his or her Individual Review election and have the claim liquidated pursuant to the Plan Trust's Expedited Review Process. In the event of such a change in the processing election, the claimant shall nevertheless retain his or her place in the FIFO Processing Queue.

      The liquidated value of all Foreign Claims payable under this TDP shall be established only under the Plan Trust's Individual Review process. Because Plan Trust Asbestos Claims of individuals exposed in Canada who were resident in Canada when such claims were filed were routinely litigated and resolved in the courts of the United States, and because the resolution history of these claims has been included in developing the Expedited Review Process, such claims shall not be considered Foreign Claims hereunder and shall be eligible for liquidation under the Expedited Review Process. Accordingly, a "Foreign Claim" is a Plan Trust Asbestos Claim with respect to which the claimant's exposure to an asbestos-containing product for which Congoleum has legal responsibility occurred outside of the United States and its Territories and Possessions, and outside of the Provinces and Territories of Canada.

      In reviewing such Foreign Claims, the Plan Trust shall take into account all relevant procedural and substantive legal rules to which the claims would be subject in the Claimant's Jurisdiction as defined in Section 5.3(b)(2)(B) below. The Plan Trust shall determine the liquidated value of Foreign Claims based on historical settlements and verdicts in the Claimant's Jurisdiction as well as the other valuation factors set forth in Section 5.3(b)(2)(B) below.

      For purposes of the Individual Review process for Foreign Claims, the Plan Trustees, with the consent of the TAC and the Futures Representative, may develop separate Medical/Exposure Criteria and standards, as well as separate requirements for physician and other professional qualifications, which shall be applicable to all Foreign Claims channeled to the Plan Trust; provided however, that such criteria, standards or requirements shall not effectuate substantive changes to the claims eligibility requirements under this TDP, but rather shall be made only for the purpose of adapting those requirements to the particular licensing provisions and/or medical customs or practices of the foreign country in question.

      At such time as the Plan Trust has sufficient historical settlement, verdict and other valuation data for claims from a particular foreign jurisdiction, the Plan Trustees, with the consent of the TAC and the Futures Representative, may also establish a separate valuation matrix for any such Foreign Claims based on that data.

                        (A) Review of Medical/Exposure Criteria. The Plan Trust's Individual Review Process provides a claimant with an opportunity for individual consideration and evaluation of a Plan Trust Asbestos Claim that fails to meet the presumptive Medical/Exposure Criteria for Disease Levels I - V, VII or VIII. In such a case, the Plan Trust shall either deny the claim or, if the Plan Trust is satisfied that the claimant has presented a claim that would be cognizable and valid in the tort system, the Plan Trust can offer the claimant a liquidated value amount up to the Scheduled Value for that Disease Level.


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                                                           EXHIBIT G TO THE PLAN


                        (B) Review of Liquidated Value. Claimants holding claims in the five more serious Disease Levels IV - VIII shall also be eligible to seek Individual Review of the liquidated value of their claims, as well as of their medical/exposure evidence. The Individual Review Process is intended to result in payments equal to the full liquidated value for each claim multiplied by the Payment Percentage; however, the liquidated value of any Plan Trust Asbestos Claim that undergoes Individual Review may be determined to be less than the Scheduled Value the claimant would have received under Expedited Review. Moreover, the liquidated value for a claim involving Disease Levels IV - VIII shall not exceed the Maximum Value for the relevant Disease Level set forth in Section 5.3(b)(3) below, unless the claim meets the requirements of an Extraordinary Claim described in Section 5.4(a) below, in which case its liquidated value cannot exceed the Maximum Value set forth in that provision for such claims. Because the detailed examination and valuation process pursuant to Individual Review requires substantial time and effort, claimants electing to undergo the Individual Review Process shall ordinarily be paid the liquidated value of their Plan Trust Asbestos Claims later than would have been the case had the claimant elected the Expedited Review Process.

                  (2) Valuation Factors to Be Considered in Individual Review. The Plan Trust shall liquidate the value of each Plan Trust Asbestos Claim that undergoes Individual Review based on the historic liquidated values of other similarly situated claims in the tort system for the same Disease Level. The Plan Trust shall thus take into consideration all of the factors that affect the severity of damages and values within the tort system including, but not limited to, (i) the degree to which the characteristics of a claim differ from the presumptive Medical/Exposure Criteria for the Disease Level in question; (ii) factors such as the claimant's age, disability, employment status, disruption of household, family or recreational activities, dependencies, special damages, and pain and suffering; (iii) evidence that the claimant's damages were (or were not) caused by asbestos exposure, including exposure to an asbestos-containing product or to conduct for which Congoleum has legal responsibility prior to December 31, 1982 (for example, alternative causes, and the strength of documentation of injuries); (iv) the industry of exposure; and (v) settlements, verdicts and the claimant's and other law firms' experience in the Claimant's Jurisdiction for similarly situated claims.

      For these purposes, the "Claimant's Jurisdiction" is the jurisdiction in which the claim was filed (if at all) against Congoleum in the tort system prior to the Petition Date. If the claim was not filed against Congoleum in the tort system prior to the Petition Date, the claimant may elect as the Claimant's Jurisdiction either (i) the jurisdiction in which the claimant resides at the time of diagnosis or when the claim is filed with the Plan Trust; or (ii) a jurisdiction in which the claimant experienced exposure to an asbestos-containing product or to conduct for which Congoleum has legal responsibility.

      With respect to the "Claimant's Jurisdiction" in the event a personal representative or authorized agent makes a claim under this TDP for wrongful death with respect to which the governing law of the Claimant's Jurisdiction could only be the Alabama Wrongful Death Statute, the Claimant's Jurisdiction for such claim shall be the State of New Jersey, and such claimant's damages shall be determined pursuant to the statutory and common laws of the State of New Jersey without regard to its choice of law principles. The choice of law provision in Section 7.4 below applicable to any claim with respect to which, but for this choice of law provision, the applicable law of the Claimant's Jurisdiction pursuant to Section 5.3(b)(2) is determined to be the Alabama Wrongful Death Statute, shall only govern the rights between the Plan Trust and the claimant, and, to the extent the Plan Trust seeks recovery from any entity that provided insurance coverage to Congoleum, the Alabama Wrongful Death Statute shall govern.


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                                                           EXHIBIT G TO THE PLAN


                  (3) Scheduled, Average and Maximum Values. The Scheduled, Average and Maximum Values for claims involving Disease Levels I - VIII are the following:

Scheduled Disease               Scheduled Value  Average Value   Maximum Value
-----------------               ---------------  -------------   -------------

Mesothelioma (Level VIII)            [___]          [___]             [___]

Lung Cancer 1 (Level VII)            [___]          [___]             [___]

Lung Cancer 2 (Level VI)             [___]          [___]             [___]

Other Cancer (Level V)               [___]          [___]             [___]

Severe Asbestosis (Level IV)         [___]          [___]             [___]

Asbestosis/Pleural Disease
   (Level III)                       [___]          [___]             [___]

Asbestosis/Pleural Disease
   (Level II)                        [___]          [___]             [___]

Other Asbestos Disease - Cash
   Discount Payment (Level I)        [___]           None              None

      These Scheduled Values, Average Values and Maximum Values shall apply to all Plan Trust Voting Claims other than Pre-Petition Liquidated Claims filed with the Plan Trust on or before the Initial Claims Filing Date as provided in
Section 5.1 above. Thereafter, the Plan Trust, with the consent of the TAC and the Futures Representative pursuant to Sections 5.7(b) and 6.6(b) of the Plan Trust Agreement, may change these valuation amounts for good cause and consistent with other restrictions on the amendment power.

      5.4 Categorizing Claims as Extraordinary and/or Exigent Hardship.

            (a) Extraordinary Claims. "Extraordinary Claim" means a Plan Trust Asbestos Claim that otherwise satisfies the Medical Criteria for Disease Levels IV - VIII, and that is held by a claimant whose exposure to asbestos (i) occurred primarily as a result of working in a manufacturing facility of Congoleum during a period in which Congoleum was manufacturing asbestos-containing products at that facility, or (ii) was at least 75% the result of exposure to an asbestos-containing product or to conduct for which Congoleum has legal responsibility, and in either case there is little likelihood of a substantial recovery elsewhere. All such Extraordinary Claims shall be presented for Individual Review and, if valid, shall be entitled to an award of up to a Maximum Value of five (5) times the Scheduled Value set forth in Section 5.3(b)(3) for claims qualifying for Disease Levels IV -V, VII and VIII, and five (5) times the Average Value for claims in Disease Level VI, multiplied by the applicable Payment Percentage.


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                                                           EXHIBIT G TO THE PLAN


      Any dispute as to Extraordinary Claim status shall be submitted to a special Extraordinary Claims Panel established by the Plan Trust with the consent of the TAC and the Futures Representative. All decisions of the Extraordinary Claims Panel shall be final and not subject to any further administrative or judicial review. An Extraordinary Claim, following its liquidation, shall be placed in the FIFO Queue ahead of all other Plan Trust Asbestos Claims except Pre-Petition Liquidated Claims, Disease Level I Claims and Exigent Hardship Claims, which shall be paid first in that order in said Queue, based on its date of liquidation, subject to the Maximum Available Payment and Claims Payment Ratio described above.

      (b) Exigent Hardship Claims. At any time the Plan Trust may liquidate and pay Plan Trust Asbestos Claims that qualify as Exigent Hardship Claims as defined below. Such claims may be considered separately no matter what the order of processing otherwise would have been under this TDP. An Exigent Hardship Claim, following its liquidation, shall be placed first in the FIFO Payment Queue ahead of all other liquidated Plan Trust Asbestos Claims except Pre-Petition Liquidated Claims, and Disease Level I Claims, subject to the Maximum Available Payment and Claims Payment Ratio described above. A Plan Trust Asbestos Claim qualifies for payment as an Exigent Hardship Claim if the claim meets the Medical/Exposure Criteria for Severe Asbestosis (Disease Level IV) or an asbestos-related malignancy (Disease Levels V-VIII), and the Plan Trust, in its sole discretion, determines (i) that the claimant needs financial assistance on an immediate basis based on the claimant's expenses and all sources of available income, and (ii) that there is a causal connection between the claimant's dire financial condition and the claimant's asbestos-related disease.

      5.5 Secondary Exposure Claims. If a claimant alleges an asbestos-related disease resulting solely from exposure to an occupationally exposed person, such as a family member, the claimant may seek Individual Review of his or her claim pursuant to Section 5.3(b) above. In such a case, the claimant must establish that the occupationally exposed person would have met the exposure requirements under this TDP that would have been applicable had that person filed a direct claim against the Plan Trust. In addition, the claimant with secondary exposure must establish that he or she is suffering from one of the eight Disease Levels described in Section 5.3(a)(3) above or an asbestos-related disease otherwise compensable under this TDP, that his or her own exposure to the occupationally exposed person occurred within the same time frame as the occupationally exposed person was exposed to an asbestos-containing product manufactured, produced or distributed by Congoleum, or to conduct for which Congoleum has legal responsibility, and that such secondary exposure was a cause of the claimed disease. All other liquidation and payment rights and limitations under this TDP shall be applicable to such claims.

      5.6 Indirect Plan Trust Asbestos Claims. Indirect Plan Trust Asbestos Claims asserted against the Plan Trust based upon theories of contribution or indemnification under applicable law shall be treated as presumptively valid and paid by the Plan Trust subject to the applicable Payment Percentage if (a) such claim satisfied the requirements of the Bar Date for such claims established by the Bankruptcy Court, if applicable, and is not otherwise disallowed by Section 502(e) of the Code or subordinated under Section 509(c) of the Code, and (b) the holder of such claim (the "Indirect Claimant") establishes to the satisfaction of the Plan Trustees that (i) the Indirect Claimant has paid in full the liability and obligation of the Plan Trust to the individual claimant to whom


                                       21
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                                                           EXHIBIT G TO THE PLAN


the Plan Trust would otherwise have had a liability or obligation under these Procedures (the "Direct Claimant"), (ii) the Direct Claimant and the Indirect Claimant have forever and fully released the Plan Trust from all liability to the Direct Claimant, and (iii) the claim is not otherwise barred by a statute of limitation or repose or by other applicable law. In no event shall any Indirect Claimant have any rights against the Plan Trust superior to the rights of the related Direct Claimant against the Plan Trust, including any rights with respect to the timing, amount or manner of payment. In addition, no Indirect Claim may be liquidated and paid in an amount that exceeds what the Indirect Claimant has actually paid the related Direct Claimant.

      To establish a presumptively valid Indirect Plan Trust Asbestos Claim, the Indirect Claimant's aggregate liability for the Direct Claimant's claim must also have been fixed, liquidated and paid fully by the Indirect Claimant by settlement (with an appropriate full release in favor of the Plan Trust) or a Final Order (as defined in the Plan) provided that such claim is valid under the applicable state law. In any case where the Indirect Claimant has satisfied the claim of a Direct Claimant against the Plan Trust under applicable law by way of a settlement, the Indirect Claimant shall obtain for the benefit of the Plan Trust a release in form and substance satisfactory to the Plan Trustees.

      If an Indirect Claimant cannot meet the presumptive requirements set forth above, including the requirement that the Indirect Claimant provide the Plan Trust with a full release of the Direct Claimant's claim, the Indirect Claimant may request that the Plan Trust review the Indirect Plan Trust Asbestos Claim individually to determine whether the Indirect Claimant can establish under applicable state law that the Indirect Claimant has paid all or a portion of a liability or obligation that the Plan Trust had to the Direct Claimant as of the Effective Date of this TDP. If the Indirect Claimant can show that it has paid all or a portion of such a liability or obligation, the Plan Trust shall reimburse the Indirect Claimant the amount of the liability or obligation so paid, times the then applicable Payment Percentage. However, in no event shall such reimbursement to the Indirect Claimant be greater than the amount to which the Direct Claimant would have otherwise been entitled. Further, the liquidated value of any Indirect Plan Trust Asbestos Claim paid by the Plan Trust to an Indirect Claimant shall be treated as an offset to or reduction of the full liquidated value of any Plan Trust Asbestos Claim that might be subsequently asserted by the Direct Claimant against the Plan Trust.

      Any dispute between the Plan Trust and an Indirect Claimant over whether the Indirect Claimant has a right to reimbursement for any amount paid to a Direct Claimant shall be subject to the ADR procedures provided in Section 5.10 below and set forth in Attachment A hereto. If such dispute is not resolved by said ADR procedures, the Indirect Claimant may litigate the dispute in the tort system pursuant to Sections 5.11 and 7.6 below.

      The Plan Trustees may develop and approve a separate proof of claim form for Indirect Plan Trust Asbestos Claims. Indirect Plan Trust Asbestos Claims that have not been disallowed, discharged, or otherwise resolved by prior order of the Bankruptcy Court shall be processed in accordance with procedures to be developed and implemented by the Plan Trustees consistent with the provisions of this Section 5.6, which procedures (a) shall determine the validity, allowability and enforceability of such claims; and (b) shall otherwise provide the same liquidation and payment procedures and rights to the holders of such claims as the Plan Trust would have afforded the holders of the underlying valid Plan Trust Asbestos Claims. Nothing in this TDP is intended to preclude a trust to which asbestos-related liabilities are channeled from asserting an Indirect Plan Trust Asbestos Claim against the Plan Trust subject to the requirements set forth herein.


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                                                           EXHIBIT G TO THE PLAN


      5.7 Evidentiary Requirements.

            (a) Medical Evidence.

                  (1) In General. All diagnoses of a Disease Level shall be accompanied by either (i) a statement by the physician providing the diagnosis that at least 10 years have elapsed between the date of first exposure to asbestos or asbestos-containing products and the diagnosis, or (ii) a history of the claimant's exposure sufficient to establish a 10-year latency period. A finding by a physician after the Petition Date that a claimant's disease is "consistent with" or "compatible with" asbestosis shall not alone be treated by the Plan Trust as a diagnosis.

                        (A) Disease Levels I-IV. Except for claims filed against Congoleum or any other asbestos defendant in the tort system prior to the Petition Date, all diagnoses of a non-malignant asbestos-related disease (Disease Levels I-IV) shall be based in the case of a claimant who was living at the time the claim was filed, upon a physical examination of the claimant by the physician providing the diagnosis of the asbestos-related disease. All living claimants must also provide (i) for Disease Levels I-III, evidence of Bilateral Asbestos-Related Nonmalignant Disease (as defined in Footnote 3 above); (ii)for Disease Level IV,6 an ILO reading of 2/1 or greater or pathological evidence of asbestosis, and (iii) for Disease Levels III and IV, pulmonary function testing.7

      In the case of a claimant who was deceased at the time the claim was filed, all diagnoses of a non-malignant asbestos-related disease (Disease Levels I-IV) shall be based upon either (i) a physical examination of the claimant by the physician providing the diagnosis of the asbestos-related disease; or
(ii)pathological evidence of the non-malignant asbestos-related disease; or
(iii) in the case of Disease Levels I-III, evidence of Bilateral Asbestos-Related Nonmalignant Disease (as defined in Footnote 3 above), and for Disease Level IV, either an ILO reading of 2/1 or greater or pathological evidence of asbestosis; and (iv) for either Disease Level III or IV, pulmonary function testing.

----------
(6) All diagnoses of Asbestos/Pleural Disease (Disease Levels II and III) not based on pathology shall be presumed to be based on findings of bilateral asbestosis or pleural disease, and all diagnoses of Mesothelioma (Disease Level VIII) shall be presumed to be based on findings that the disease involves a malignancy. However, the Plan Trust may rebut such presumptions.
(7) "Pulmonary Function Testing" or "PFT" shall mean testing that is in material compliance with the quality criteria established by the American Thoracic Society ("ATS") and is performed on equipment which is in material compliance with ATS standards for technical quality and calibration. PFT performed in a hospital accredited by the JCAHO, or performed, reviewed or supervised by a board certified pulmonologist or other Qualified Physician shall be presumed to comply with ATS standards, and the claimant may submit a summary report of the testing. If the PFT was not performed in an JCAHO-accredited hospital, or performed, reviewed or supervised by a board certified pulmonologist or other Qualified Physician, the claimant must submit the full report of the testing (as opposed to a summary report); provided however that if the PFT was conducted prior to the Effective Date of the Plan, and the full PFT report is not available, the claimant must submit a signed declaration in the form provided by the Plan Trust certifying that the PFT was conducted in material compliance with ATS standards.


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                                                           EXHIBIT G TO THE PLAN


                        (B) Disease Levels V - VIII. All diagnoses of an asbestos-related malignancy (Disease Levels V - VIII) shall be based upon either (i) a physical examination of the claimant by the physician providing the diagnosis of the asbestos-related disease, or (ii) on a diagnosis of such a malignant Disease Level by a board-certified pathologist.

                        (C) Exception to the Exception for Certain Pre-Petition Claims. If the holder of a Plan Trust Asbestos Claim that was filed against Congoleum or any other defendant in the tort system prior to the Petition Date has available a report of a diagnosing physician engaged by the holder or his or her law firm who conducted a physical examination of the holder as described in Sections 5.7(a)(1)(A), or if the holder has filed such medical evidence with another asbestos-related personal injury settlement trust that requires such evidence without regard to whether the claimant or the law firm engaged the diagnosing physician, the holder shall provide such medical evidence to the Plan Trust notwithstanding the exception in Section 5.7(a)(1)(A).

                  (2) Credibility of Medical Evidence. Before making any payment to a claimant, the Plan Trust must have reasonable confidence that the medical evidence provided in support of the claim is credible and consistent with recognized medical standards. The Plan Trust may require the submission of X-rays, CT scans, detailed results of pulmonary function tests, laboratory tests, tissue samples, results of medical examination or reviews of other medical evidence, and may require that medical evidence submitted comply with recognized medical standards regarding equipment, testing methods and procedures to assure that such evidence is reliable. Medical evidence (i) that is of a kind shown to have been received in evidence by a state or federal judge at trial, or
(ii) that is a diagnosis by a physician shown to have previously qualified as a medical expert with respect to the asbestos-related disease in question before a state or federal judge, is presumptively reliable, although the Plan Trust may seek to rebut the presumption. In addition, claimants who otherwise meet the requirements of this TDP for payment of a Plan Trust Asbestos Claim shall be paid irrespective of the results in any litigation at anytime between the claimant and any other defendant in the tort system. However, any relevant evidence submitted in a proceeding in the tort system, other than any findings of fact, a verdict, or a judgment, involving another defendant may be introduced by either the claimant or the Plan Trust in any Individual Review proceeding conducted pursuant to 5.3(b) or any Extraordinary Claim proceeding conducted pursuant to 5.4(a).

            (b) Exposure Evidence.

                  (1) In General. As set forth above in Section 5.3(a)(3), to qualify for any Disease Level, the claimant must demonstrate a minimum exposure to an asbestos-containing product manufactured, produced or distributed by Congoleum, or to conduct for which Congoleum has legal responsibility. Claims based on conspiracy theories that involve no such Congoleum exposure or conduct are not compensable under this TDP. To meet the presumptive exposure requirements of Expedited Review set forth in Section 5.3(a)(3) above, the claimant must show (i) for all Disease Levels, Congoleum Exposure as defined in
Section 5.7(b)(3) below prior to December 31, 1982; (ii) for Asbestos/Pleural Disease Level II, six months Congoleum Exposure prior to December 31, 1982, plus five years cumulative occupational asbestos exposure; and (iii) for

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                                                           EXHIBIT G TO THE PLAN


Asbestosis/Pleural Disease (Disease Level III), Severe Asbestosis (Disease Level
IV), Other Cancer (Disease Level V) or Lung Cancer 1 (Disease Level VII), the claimant must show six months Congoleum Exposure prior to December 31, 1982, plus Significant Occupational Exposure to asbestos. If the claimant cannot meet the relevant presumptive exposure requirements for a Disease Level eligible for Expedited Review, the claimant may seek Individual Review pursuant to Section 5.3(b) of his or her claim based on exposure to an asbestos-containing product or to conduct for which Congoleum has legal responsibility.

                  (2) Significant Occupational Exposure. "Significant Occupational Exposure" means employment for a cumulative period of at least five years with a minimum of two years prior to December 31, 1982, in an industry and an occupation in which the claimant (a) handled raw asbestos fibers on a regular basis; (b) fabricated asbestos-containing products so that the claimant in the fabrication process was exposed on a regular basis to raw asbestos fibers; (c) altered, repaired or otherwise worked with an asbestos-containing product such that the claimant was exposed on a regular basis to asbestos fibers; or (d) was employed in an industry and occupation such that the claimant worked on a regular basis in close proximity to workers engaged in the activities described in (a), (b) and/or (c).

                  (3) Congoleum Exposure. The claimant must demonstrate meaningful and credible exposure, which occurred prior to December 31, 1982, to asbestos or asbestos-containing products supplied, specified, manufactured, installed, maintained, or repaired by Congoleum and/or any entity, including a Congoleum contracting unit, for which Congoleum has legal responsibility. The Plan Trust shall consider meaningful and credible evidence, including an affidavit of the claimant, an affidavit of a co-worker or the affidavit of a family member in the case of a deceased claimant (providing the Plan Trust finds such evidence reasonably reliable), invoices, employment, construction or similar records, or other credible evidence. The Plan Trust can also require submission of other or additional evidence of exposure when it deems such to be necessary. The specific exposure information required by the Plan Trust to process a claim under either Expedited or Individual Review shall be set forth on the proof of claim form to be used by the Plan Trust. The Plan Trust can also require submission of other or additional evidence of exposure when it deems such to be necessary.

      5.8 Claims Audit Program. The Plan Trust, with the consent of the TAC and the Futures Representative, may develop methods for auditing the reliability of medical evidence, including additional reading of X-rays, CT scans and verification of pulmonary function tests, as well as the reliability of evidence of exposure to asbestos, including exposure to asbestos-containing products manufactured, produced or distributed by Congoleum prior to December 31, 1982. In the event that the Plan Trust reasonably determines that any individual or entity has engaged in a pattern or practice of providing unreliable medical evidence to the Plan Trust, it may decline to accept additional evidence from such provider in the future.

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                                                           EXHIBIT G TO THE PLAN


      Further, in the event that an audit reveals that fraudulent information has been provided to the Plan Trust, the Plan Trust may penalize any claimant or claimant's attorney by disallowing the Plan Trust Claim or by other means including, but not limited to, requiring the source of the fraudulent information to pay the costs associated with the audit and any future audit or audits, reordering the priority of payment of all affected claimants' Plan Trust Asbestos Claims, raising the level of scrutiny of additional information submitted from the same source or sources, refusing to accept additional evidence from the same source or sources, seeking the prosecution of the claimant or claimant's attorney for presenting a fraudulent claim in violation of 18 U.S.C. ss.152, and seeking sanctions from the Bankruptcy Court.

      5.9 Second Disease (Malignancy) Claims. The holder of a Plan Trust Asbestos Claim involving a non-malignant asbestos-related disease (Disease Levels I through IV) may assert a new Plan Trust Claim against the Plan Trust for a malignant disease (Disease Levels V - VIII) that is subsequently diagnosed. Any additional payments to which such claimant may be entitled with respect to such malignant asbestos-related disease shall not be reduced by the amount paid for the non-malignant asbestos-related disease, provided that the malignant disease had not been diagnosed by the time the claimant was paid with respect to the original claim involving the non-malignant disease.

      5.10 Arbitration.

            (a) Establishment of ADR Procedures. The Plan Trust, with the consent of the TAC and the Futures Representative, shall institute binding and non-binding arbitration procedures in accordance with the Alternative Dispute Resolution ("ADR") Procedures included in Attachment A hereto for resolving disputes concerning whether a Pre-Petition settlement agreement with Congoleum is binding and judicially enforceable in the absence of a Final Order of the Bankruptcy Court determining the issue, whether the Plan Trust's outright rejection or denial of a claim was proper, or whether the claimant's medical condition or exposure history meets the requirements of this TDP for purposes of categorizing a claim involving Disease Levels I - VIII. Binding and non-binding arbitration shall also be available for resolving disputes over the liquidated value of a claim involving Disease Levels IV - VIII, as well as disputes over Congoleum's share of the unpaid portion of a Pre-Petition Liquidated Plan Trust Claim described in Section 5.2 above and disputes over the validity of an Indirect Plan Trust Claim.

      In all arbitrations, the arbitrator shall consider the same medical and exposure evidentiary requirements that are set forth in Section 5.7 above. In the case of an arbitration involving the liquidated value of a claim involving Disease Levels IV - VIII, the arbitrator shall consider the same valuation factors that are set forth in Section 5.3(b)(2) above. With respect to all claims eligible for arbitration, the claimant, but not the Plan Trust, may elect either non-binding or binding arbitration. The ADR Procedures set forth in Attachment A hereto may be modified by the Plan Trust with the consent of the TAC and the Futures Representative.

            (b) Claims Eligible for Arbitration. In order to be eligible for arbitration, the claimant must first complete the Individual Review Process with respect to the disputed issue as well as either the Pro Bono Evaluation or the Mediation processes set forth in to the ADR Procedures. Individual Review shall be treated as completed for these purposes when the claim has been individually reviewed by the Plan Trust, the Plan Trust has made an offer on the claim, the claimant has rejected the liquidated value resulting from the Individual Review, and the claimant has notified the Plan Trust of the rejection in writing. Individual Review shall also be treated as completed if the Plan Trust has rejected the claim.

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                                                           EXHIBIT G TO THE PLAN


            (c) Limitations on and Payment of Arbitration Awards. In the case of a non-Extraordinary claim involving Disease Levels I - III, the arbitrator shall not return an award in excess of the Scheduled Value for such claim. In the case of a non-Extraordinary Claim involving Disease Levels IV - VIII, the arbitrator shall not return an award in excess of the Maximum Value for the appropriate Disease Level as set forth in Section 5.3(a)(3) above, and for an Extraordinary Claim involving one of those Disease Levels, the arbitrator shall not return an award greater than the maximum value for such a claim as set forth in Section 5.4(a) above. A claimant who submits to arbitration and who accepts the arbitral award shall receive payments in the same manner as one who accepts the Plan Trust's original valuation of the claim.

      5.11 Litigation. Claimants who elect non-binding arbitration and then reject their arbitral awards retain the right to institute a lawsuit in the tort system against the Plan Trust pursuant to Section 7.6 below. However, a claimant shall be eligible for payment of a judgment for monetary damages obtained in the tort system from the Plan Trust's available cash only as provided in Section 7.7 below.

                                   SECTION VI

                                CLAIMS MATERIALS

      6.1 Claims Materials. The Plan Trust shall prepare suitable and efficient claims materials ("Claims Materials") for all Plan Trust Asbestos Claims, and shall provide such Claims Materials upon a written request for such materials to the Plan Trust. The proof of claim form to be submitted to the Plan Trust shall require the claimant to assert the highest Disease Level for which the claim qualifies at the time of filing. The proof of claim form shall also include a certification by the claimant or his or her attorney sufficient to meet the requirements of Rule 11(b) of the Federal Rules of Civil Procedure. In developing its claim filing procedures, the Plan Trust shall make every effort to provide claimants with the opportunity to utilize currently available technology at their discretion, including filing claims and supporting documentation over the internet and electronically by disk or CD-rom. The proof of claim form may be changed by the Plan Trust with the consent of the TAC and the Futures Representative.

      6.2 Content of Claims Materials. The Claims Materials shall include a copy of this TDP, such instructions as the Plan Trustees shall approve, and a detailed proof of claim form. If feasible, the forms used by the Plan Trust to obtain claims information shall be the same or substantially similar to those used by other asbestos claims resolution organizations. Instead of collecting some or all of the claims information from a claimant or the claimant's attorney, the Plan Trust may also obtain such information from electronic data bases maintained by any other asbestos claims resolution organization. However, the Plan Trust shall inform the claimant that it plans to obtain information as available from such other organizations and may do so unless the claimant objects in writing or provides such information directly to the Plan Trust. If requested by the claimant, the Plan Trust shall accept information provided electronically. The claimant may, but shall not be required to, provide the Plan Trust with evidence of recovery from other asbestos defendants and claims resolution organizations.

                                                           EXHIBIT G TO THE PLAN


      6.3 Withdrawal or Deferral of Claims. A claimant can withdraw a Plan Trust Asbestos Claim at any time upon written notice to the Plan Trust and file another claim subsequently without affecting the status of the claim for statute of limitations purposes, but any such claim filed after withdrawal shall be given a place in the FIFO Processing Queue based on the date of such subsequent filing. A claimant can also request that the processing of his or her Plan Trust Asbestos Claim by the Plan Trust be deferred for a period not to exceed three
(3) years without affecting the status of the claim for statute of limitation purposes, in which case the claimant shall also retain his or her original place in the FIFO Processing Queue. Except for Plan Trust Asbestos Claims held by representatives of deceased or incompetent claimants for which court or probate approval of the Plan Trust's offer is required, or a Plan Trust Asbestos Claim for which deferral status has been granted, a claim shall be deemed to have been withdrawn if the claimant neither accepts, rejects, nor initiates arbitration within six months of the Plan Trust's offer of payment or rejection of the claim. Upon written request and good cause, the Plan Trust may extend the withdrawal or deferral period for an additional six months.

      6.4 Filing Requirements and Fees. The Plan Trustees shall have the discretion to determine, with the consent of the TAC and the Futures Representative, (a) whether a claimant must have previously filed an asbestos-related personal injury claim in the tort system to be eligible to file the claim with the Plan Trust and (b) whether a filing fee should be required for any Plan Trust Asbestos Claims.

      6.5 Confidentiality of Claimants' Submissions. All submissions to the Plan Trust by a holder of a Plan Trust Asbestos Claim of a proof of claim form and materials related thereto shall be treated as made in the course of settlement discussions between the holder and the Plan Trust, and intended by the parties to be confidential and to be protected by all applicable state and federal privileges, including but not limited to those directly applicable to settlement discussions. The Plan Trust will preserve the confidentiality of such claimant submissions, and shall disclose the contents thereof only, with the permission of the holder, to another trust established for the benefit of asbestos personal injury claimants pursuant to section 524(g) and/or section 105 of the Bankruptcy Code or other applicable law, to such other persons as authorized by the holder, or in response to a valid subpoena of such materials issued by the Bankruptcy Court. Furthermore, the Plan Trust shall provide counsel for the holder a copy of any such subpoena immediately upon being served. The Plan Trust shall on its own initiative or upon request of the claimant in question take all necessary and appropriate steps to preserve said privileges before the Bankruptcy Court and before those courts having appellate jurisdiction related thereto.

                                  SECTION VII

              GENERAL GUIDELINES FOR LIQUIDATING AND PAYING CLAIMS

      7.1 Showing Required. To establish a valid Plan Trust Claim, a claimant must meet the requirements set forth in this TDP. The Plan Trust may require the submission of X-rays, CT scans, laboratory tests, medical examinations or reviews, other medical evidence, or any other evidence to support or verify the claim, and may further require that medical evidence submitted comply with recognized medical standards regarding equipment, testing methods, and procedures to assure that such evidence is reliable.

                                                           EXHIBIT G TO THE PLAN


      7.2 Costs Considered. Notwithstanding any provisions of this TDP to the contrary, the Plan Trustees shall always give appropriate consideration to the cost of investigating and uncovering invalid Plan Trust Asbestos Claims so that the payment of valid Plan Trust Asbestos Claims is not further impaired by such processes with respect to issues related to the validity of the medical evidence supporting a Plan Trust Asbestos Claim. The Plan Trustees shall also have the latitude to make judgments regarding the amount of transaction costs to be expended by the Plan Trust so that valid Plan Trust Asbestos Claims are not unduly further impaired by the costs of additional investigation. Nothing herein shall prevent the Plan Trustees, in appropriate circumstances, from contesting the validity of any claim against the Plan Trust whatever the costs, or to decline to accept medical evidence from sources that the Plan Trustees have determined to be unreliable pursuant to the Claims Audit Program described in
Section 5.8 above.

      7.3 Discretion to Vary the Order and Amounts of Payments in Event of Limited Liquidity. Consistent with the provisions hereof and subject to the FIFO Processing and Liquidation Queues, the Maximum Annual Payment, the Maximum Available Payment and the Claims Payment Ratio requirements set forth above, the Plan Trustees shall proceed as quickly as possible to liquidate valid Plan Trust Asbestos Claims, and shall make payments to holders of such claims in accordance with this TDP promptly as funds become available and as claims are liquidated, while maintaining sufficient resources to pay future valid claims in substantially the same manner.

      Because the Plan Trust's income over time remains uncertain, and decisions about payments must be based on estimates that cannot be done precisely, they may have to be revised in light of experiences over time, and there can be no guarantee of any specific level of payment to claimants. However, the Plan Trustees shall use their best efforts to treat similar claims in substantially the same manner, consistent with their duties as Plan Trustees, the purposes of the Plan Trust, the established allocation of funds to claims in Categories A and B, and the practical limitations imposed by the inability to predict the future with precision.

      In the event that the Plan Trust faces temporary periods of limited liquidity, the Plan Trustees may, with the consent of the TAC and the Futures Representative, suspend the normal order of payment and may temporarily limit or suspend payments altogether, and may offer a Reduced Payment Option as described in Section 2.5 above.

      7.4 Punitive Damages. Except as provided below for claims asserted under the Alabama Wrongful Death Statute, in determining the value of any liquidated or unliquidated Plan Trust Claim, punitive or exemplary damages, i.e., damages other than compensatory damages, shall not be considered or allowed, notwithstanding their availability in the tort system.

      Similarly, no punitive or exemplary damages shall be payable with respect to any claim litigated against the Plan Trust in the tort system pursuant to Sections 5.11 above and 7.6 below. The only damages that may be awarded pursuant to this TDP to Alabama Claimants who are deceased and whose personal representatives pursue their claims only under the Alabama Wrongful Death Statute shall be compensatory damages determined pursuant to the statutory and common law of the State of New Jersey, without regard to its choice of law principles. The choice of law provision in Section 7.4 herein applicable to any claim with respect to which, but for this choice of law provision, the applicable law of the Claimant's Jurisdiction pursuant to Section 5.3(b)(2) is determined to be the Alabama Wrongful Death Statute, shall only govern the rights between the Plan Trust and the claimant including, but not limited to, suits in the tort system pursuant to Section 7.6, and to the extent the Plan Trust seeks recovery from any entity that provided insurance to Congoleum, the Alabama Wrongful Death Statute shall govern.

      7.5 Interest.

            (a) In General. Except for any Plan Trust Asbestos Claim involving Other Asbestos Disease (Disease Level I - Cash Discount Payment) and subject to the limitations set forth below, interest shall be paid on all Plan Trust Asbestos Claims with respect to which the claimant has had to wait a year or more for payment, provided, however, that no claimant shall receive interest for a period in excess of seven (7) years. The initial interest rate shall be six percent (6%) simple interest per annum for each of the first five (5) years after the Effective Date; thereafter, the Plan Trust shall have the discretion to change the annual interest rate with the consent of the TAC and the Futures Representative.

            (b) Unliquidated Plan Trust Asbestos Claims. Interest shall be payable on the Scheduled Value of any unliquidated Plan Trust Asbestos Claim that meets the requirements of Disease Levels II -V, VII and VIII, whether the claim is liquidated under Expedited Review, Individual Review, or by arbitration. No interest shall be paid on any claim involving Disease Level I or on any claim liquidated in the tort system pursuant to Section 5.11 above and
Section 7.6 below. Interest on an unliquidated Plan Trust Asbestos Claim that meets the requirements of Disease Level VI shall be based on the Average Value of such a claim. Interest on all such unliquidated claims shall be measured from the date of payment back to the earliest of the date that is one year after the date on which (a) the claim was filed against Congoleum prior to the Petition Date; (b) the claim was filed against another defendant in the tort system on or after the Petition Date but before the Effective Date; (c) the claim was filed with the Bankruptcy Court during the pendency of the Chapter 11 proceeding; or
(d) the claim was filed with the Plan Trust after the Effective Date. Provided, however, that interest on any Plan Trust Disputed Claim shall be measured from the date of payment back to one year after the date on which the claim was filed with the Plan Trust.

            (c) Liquidated Pre-Petition Claims. Interest shall also be payable on the liquidated value of all Pre-Petition Liquidated Claims described in
Section 5.2(a) above. In the case of Pre-Petition Liquidated Claims liquidated by verdict or judgment, interest shall be measured from the date of payment back to the date that is one year after the date that the verdict or judgment was entered.

      7.6 Suits in the Tort System. If the holder of a disputed claim disagrees with the Plan Trust's determination regarding the Disease Level of the claim, the claimant's exposure history or the liquidated value of the claim, and if the holder has first submitted the claim to non-binding arbitration as provided in
Section 5.10 above, the holder may file a lawsuit in the Claimant's Jurisdiction as defined in Section 5.3(b)(2) above. Any such lawsuit must be filed by the claimant in her or her own right and name and not as a member or representative of a class, and no such lawsuit may be consolidated with any other lawsuit. All defenses (including, with respect to the Plan Trust, all defenses which could have been asserted by Congoleum) shall be available to both sides at trial; however, the Plan Trust may waive any defense and/or concede any issue of fact or law. If the claimant was alive at the time the initial pre-petition complaint was filed or on the date the proof of claim form was filed with the Plan Trust, the case shall be treated as a personal injury case with all personal injury damages to be considered even if the claimant has died during the pendency of the claim.

                                                           EXHIBIT G TO THE PLAN


      7.7 Payment of Judgments for Money Damages. If and when a claimant obtains a judgment in the tort system, the claim shall be placed in the FIFO Payment Queue based on the date on which the judgment became final. Thereafter, the claimant shall receive from the Plan Trust an initial payment (subject to the applicable Payment Percentage, the Maximum Available Payment, and the Claims Payment Ratio provisions set forth above) of an amount equal to the greater of
(i) the Plan Trust's last offer to the claimant or (ii) the award that the claimant declined in non-binding arbitration. The claimant shall receive the balance of the judgment, if any, in five equal installments in years six (6) through ten (10) following the year of the initial payment (also subject to the applicable Payment Percentage, the Maximum Available Payment and the Claims Payment Ratio provisions above).

      In the case of non-Extraordinary claims involving Disease Levels I, II and III, the total amounts paid with respect to such claims shall not exceed the relevant Scheduled Value for such Disease Levels as set forth in Section 5.3(b)(3) above. In the case of claims involving a non-malignant asbestos-related disease that does not attain classification under Disease Levels I, II or III, the amount payable shall not exceed the Scheduled Value for the Disease Level most comparable to the disease proven. In the case of non-Extraordinary claims involving severe asbestosis and malignancies (Disease Levels IV - VIII), the total amounts paid with respect to such claims shall not exceed the Maximum Values for such Disease Levels set forth in Section 5.3(b)(3). In the case of Extraordinary Claims, the total amounts paid with respect to such claims shall not exceed the Maximum Value for such claims set forth in Section 5.4(a) above. Under no circumstances shall interest be paid pursuant to Section 7.5 or under any statute on any judgments obtained in the tort system.

      7.8 Releases. The Plan Trustees shall have the discretion to determine the form and substance of the releases to be provided to the Plan Trust in order to maximize recovery for claimants against other tortfeasors without increasing the risk or amount of claims for indemnification or contribution from the Plan Trust. As a condition to making any payment to a claimant, the Plan Trust shall obtain a general, partial, or limited release as appropriate in accordance with the applicable state or other law. If allowed by state law, the endorsing of a check or draft for payment by or on behalf of a claimant shall constitute such a release.

      7.9 Third-Party Services. Nothing in this TDP shall preclude the Plan Trust from contracting with another asbestos claims resolution organization to provide services to the Plan Trust so long as decisions about the categorization and liquidated value of Plan Trust Asbestos Claims are based on the relevant provisions of this TDP, including the Disease Levels, Scheduled Values, Average Values, Maximum Values, and Medical/Exposure Criteria set forth above.

      7.10 Plan Trust Disclosure of Information. Periodically, but not less often than once a year, the Plan Trust shall make available to claimants and other interested parties, the number of claims by Disease Levels that have been resolved both by the Individual Review Process and by arbitration as well as by litigation in the tort system indicating the amounts of the awards and the averages of the awards by jurisdiction.

                                  SECTION VIII

                                  MISCELLANEOUS

      8.1 Amendments. Except as otherwise provided herein, the Plan Trustees may amend, modify, delete, or add to any provisions of this TDP (including, without limitation, amendments to conform this TDP to advances in scientific or medical knowledge or other changes in circumstances), provided they first obtain the consent of the TAC and the Futures Representative pursuant to the Consent Process set forth in Sections 5.7(b) and 6.6(b) of the Plan Trust Agreement, except that the right to amend the Claims Payment Ratio is governed by the restrictions in Section 2.5 above, and the right to adjust the Payment Percentage is governed by Section 4.2 above.

      8.2 Severability. Should any provision contained in this TDP be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this TDP. Should any provision contained in this TDP be determined to be inconsistent with or contrary to Congoleum's obligations to any insurance company providing insurance coverage to Congoleum in respect of claims for personal injury based on exposure to an asbestos-containing product or to conduct for which Congoleum has legal responsibility, the Plan Trust with the consent of the TAC and the Futures Representative may amend this TDP and/or the Plan Trust Agreement to make the provisions of either or both documents consistent with the duties and obligations of Congoleum to said insurance company.

      8.3 Governing Law. Except for purposes of determining the liquidated value of any Plan Trust Asbestos Claim, administration of this TDP shall be governed by, and construed in accordance with, the laws of the State of New Jersey. The law governing the liquidation of Plan Trust Asbestos Claims in the case of Individual Review, arbitration or litigation in the tort system shall be the law of the Claimant's Jurisdiction as described in Section 5.3(b)(2) above.

                        Exhibit B to Disclosure Statement
                             "Liquidation Analysis"
                                   [TO FOLLOW]

                        Exhibit C to Disclosure Statement
             "Audited Financial Statements of Congoleum Corporation
                      for the Year Ended December 31, 2005"
                                   [TO FOLLOW]

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


 Unaudited Financial Statements of Congoleum Corporation for the Quarter Ended
                               September 30, 2005

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


                              CONGOLEUM CORPORATION
                           Consolidated Balance Sheets
                    (In thousands, except per share amounts)

                                                                                            September 30,    December 31,
                                                                                                2005            2004
                                                                                             (unaudited)
-------------------------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents .............................................................     $  17,658      $  29,710
  Restricted cash .......................................................................        11,334         15,682
  Accounts receivable, less allowances of $1,509 and $1,174 as of
     September 30, 2005 and December 31, 2004, respectively .............................        26,159         17,621
  Inventories ...........................................................................        37,065         39,623
  Prepaid expenses and other current assets .............................................         7,302          5,124
  Deferred income taxes .................................................................        10,678         10,678
-------------------------------------------------------------------------------------------------------------------------
       Total current assets .............................................................       110,196        118,438
Property, plant, and equipment, net .....................................................        75,107         79,550
Other assets, net .......................................................................        14,642         14,894
-------------------------------------------------------------------------------------------------------------------------
       Total assets .....................................................................     $ 199,945      $ 212,882
-------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable ......................................................................     $   9,583      $  10,296
  Accrued liabilities ...................................................................        22,694         26,395
  Asbestos-related liabilities ..........................................................        18,771         21,079
  Revolving credit loan .................................................................        12,595          9,500
  Accrued taxes .........................................................................         1,282          1,670
Liabilities subject to compromise - current .............................................        21,377         14,225
-------------------------------------------------------------------------------------------------------------------------
       Total current liabilities ........................................................        86,302         83,165
Asbestos-related liabilities ............................................................         2,738          2,738
Deferred income taxes ...................................................................        10,678         10,678
Liabilities subject to compromise - long term ...........................................       135,841        137,290
-------------------------------------------------------------------------------------------------------------------------
       Total liabilities ................................................................       235,559        233,871
-------------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY (DEFICIT)
Class A common stock, par value $0.01; 20,000,000 shares authorized; 4,736,950 shares issued and 3,652,190 shares outstanding as of September 30, 2005 and
    December 31, 2004 ...................................................................            47             47
Class B common stock, par value $0.01; 4,608,945 shares authorized, issued and
    outstanding at September 30, 2005 and December 31, 2004 .............................            46             46
Additional paid-in capital ..............................................................        49,106         49,106
Retained deficit ........................................................................       (58,455)       (43,830)
Accumulated other comprehensive loss ....................................................       (18,545)       (18,545)
                                                                                               --------       --------
                                                                                                (27,801)       (13,176)
Less Class A common stock held in treasury, at cost; 1,085,760 shares at:
September 30, 2005 and December 31, 2004 ................................................         7,813          7,813
-------------------------------------------------------------------------------------------------------------------------
     Total stockholders' equity (deficit) ...............................................       (35,614)       (20,989)
                                                                                                -------        -------
-------------------------------------------------------------------------------------------------------------------------
     Total liabilities and stockholders' equity .........................................     $ 199,945      $ 212,882
-------------------------------------------------------------------------------------------------------------------------

                   The accompanying notes are an integral part
               of the condensed consolidated financial statements.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


                              CONGOLEUM CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (Unaudited)

                                                   Three Months Ended          Nine Months Ended
                                                      September 30,              September 30,
                                                  --------------------      ----------------------
                                                    2005        2004         2005         2004
                                                      (In thousands, except per share amounts)

Net sales .....................................   $ 60,507    $ 58,871      $ 176,245    $ 173,822
Cost of sales .................................     47,270      41,812        135,577      126,326
Selling, general and administrative expenses ..     10,556      12,959         48,416       37,961
                                                  --------    --------      ---------    ---------
     Income (loss) from operations ............      2,681       4,100         (7,748)       9,535
Other income (expense):
     Interest income ..........................         91          26            273           26
     Interest expense .........................     (2,670)     (2,417)        (7,788)      (6,976)
     Other income .............................        223         212            638          877
                                                  --------    --------      ---------    ---------
     Income (loss) before taxes ...............        325       1,921        (14,625)       3,462

Provision for income taxes ....................         --         768             --        1,384
                                                  --------    --------      ---------    ---------

Net income (loss) .............................   $    325    $  1,153      $ (14,625)   $   2,078
                                                  ========    ========      =========    =========

Net income (loss) per common share, basic .....   $   0.04    $   0.14      $   (1.77)   $    0.25
                                                  ========    ========      =========    =========

Net income (loss) per common share, diluted ...   $   0.04    $   0.13      $   (1.77)   $    0.25
                                                  ========    ========      =========    =========

Weighted average number of common shares
     outstanding, basic .......................      8,261       8,260          8,261        8,260
                                                  ========    ========      =========    =========

Weighted average number of common shares
     outstanding, diluted .....................      8,642       8,583          8,261        8,422
                                                  ========    ========      =========    =========

                   The accompanying notes are an integral part
               of the condensed consolidated financial statements.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


                              CONGOLEUM CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (Unaudited)

                                                                                         Nine Months Ended
                                                                                           September 30,
                                                                                       ----------------------
                                                                                          2005        2004
                                                                                           (In thousands)

Cash flows from operating activities:
     Net (loss) income .............................................................   $(14,625)   $  2,078
     Adjustments to reconcile net (loss) income to net cash (used in) provided by
     Operating activities:
         Depreciation ..............................................................      8,083       8,126
         Amortization ..............................................................        288         419
         Asbestos-related charge ...................................................     15,454          --
         Deferred income taxes .....................................................         --         550
         Changes in certain assets and liabilities:
              Accounts receivable ..................................................     (8,538)     (5,009)
              Inventories ..........................................................      2,558       1,899
              Prepaid expenses and other assets ....................................        577       3,498
              Accounts payable .....................................................       (712)      8,990
              Accrued expenses .....................................................      3,415      14,526
              Asbestos-related expenses ............................................    (20,819)     (4,500)
              Asbestos-related expense reimbursements from insurance settlement ....      6,091          --
              Other liabilities ....................................................     (1,838)        504
                                                                                       --------    --------
                   Net cash (used in) provided by operating activities .............    (10,066)     31,081
                                                                                       --------    --------
Cash flows from investing activities:
         Capital expenditures ......................................................     (3,640)     (2,246)
         Proceeds from asset retirement ............................................         --          30
                                                                                       --------    --------
                   Net cash used in investing activities ...........................     (3,640)     (2,216)
Cash flows from financing activities:
         Net short-term borrowings .................................................      3,095      (1,594)
         Net change in restricted cash .............................................     (1,441)     (1,854)
                                                                                       --------    --------
                   Net cash provided by financing activities .......................      1,654      (3,448)
                                                                                       --------    --------
Net (decrease) increase in cash and cash equivalents ...............................    (12,052)     25,417
Cash and cash equivalents:
     Beginning of period ...........................................................     29,710       2,169
                                                                                       --------    --------
     End of period .................................................................   $ 17,658    $ 27,586
                                                                                       ========    ========

                   The accompanying notes are an integral part
               of the condensed consolidated financial statements.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


                              CONGOLEUM CORPORATION
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005
                                   (Unaudited)

1.    Basis of Presentation

      The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal and recurring adjustments as well as provisions to effect its plan to settle asbestos liability) considered necessary for a fair presentation of Congoleum Corporation's (the "Company" or "Congoleum") condensed consolidated financial position, results of operations and cash flows have been included. Operating results for the three and nine months period ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005. For further information, refer to the consolidated financial statements and related footnotes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

      Based upon the nature of the Company's operations, facilities and management structure, the Company considers its business to constitute a single segment for financial reporting purposes.

      Certain amounts appearing in the prior period's condensed consolidated financial statements have been reclassified to conform to the current period's presentation.

      The financial statements of Congoleum have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. As described more fully below and in Note 6 of the Notes to Unaudited Condensed Consolidated Financial Statements, there is substantial doubt about the Company's ability to continue as a going concern unless it obtains relief from its substantial asbestos liabilities through a successful reorganization under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code").

      On December 31, 2003, Congoleum filed a voluntary petition with the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court") (Case No. 03-51524) seeking relief under Chapter 11 of the Bankruptcy Code as a means to resolve claims asserted against it related to the use of asbestos in its products decades ago. During 2003, Congoleum obtained the requisite votes of asbestos personal injury claimants necessary to seek approval of a proposed, pre-packaged Chapter 11 plan of reorganization. In January 2004, the Company filed its proposed plan of reorganization and disclosure statement with the Bankruptcy Court. In November 2004, Congoleum filed a modified plan of reorganization and related documents with the Bankruptcy Court reflecting the result of further negotiations with representatives of the Asbestos Claimants' Committee, the Future Claimants' Representative and other asbestos claimant representatives. The Bankruptcy Court approved the disclosure statement and plan voting procedures in December 2004 and Congoleum obtained the requisite votes of asbestos personal injury claimants necessary to seek approval of the modified

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


plan. In April 2005, Congoleum announced that it had reached an agreement in principle with representatives of the Asbestos Claimants' Committee and the Future Claimants' Representative to make certain modifications to its proposed plan of reorganization and related documents governing the settlement and payment of asbestos-related claims against Congoleum. Under the agreed-upon modifications, asbestos claimants with claims settled under Congoleum's pre-petition settlement agreements would agree to forbear from exercising the security interest they were granted and share on a pari passu basis with all other present and future asbestos claimants in insurance proceeds and other assets of the trust to be formed upon confirmation of the plan under Section 524(g) of the Bankruptcy Code (the "Plan Trust") to pay asbestos claims against Congoleum. In July 2005, Congoleum filed an amended plan of reorganization (the "Sixth Plan") and related documents with the Bankruptcy Court which reflected the result of these negotiations, as well as other technical modifications. The Bankruptcy Court approved the disclosure statement and voting procedures and Congoleum commenced solicitation of acceptances of the Sixth Plan in August 2005. In September 2005, Congoleum learned that certain asbestos claimants were unwilling to agree to forbear from exercising their security interest as contemplated by the Sixth Plan. In October 2005, Congoleum sought and obtained an extension of the voting deadline to December 14, 2005 to allow time to address this issue. Congoleum is presently in negotiations with these claimants, as well as other constituencies, to determine the modifications of the Sixth Plan and other steps that may be appropriate for the implementation of the plan. The Bankruptcy Court has given Congoleum permission to file a new amended plan and disclosure statement by December 2, 2005. On November 7, 2005, the Bankruptcy Court denied a request to extend Congoleum's exclusive right to file a plan of reorganization and solicit acceptances thereof. The Bankruptcy Court ruled that other parties may file proposed reorganization plans by December 2, 2005. It is unclear whether any person other than Congoleum will attempt to propose a plan or what any such plan would provide or propose.

      There can be no assurance that the Company will finalize the terms of a new amended plan by that date, that the Company will receive the acceptances necessary for confirmation of a new amended plan of reorganization, that a new amended plan will not be modified further, that a new amended plan will receive necessary court approvals from the Bankruptcy Court or the Federal District Court, or that such approvals will be received in a timely fashion, that a new amended plan will be confirmed, or that a new amended plan, if confirmed, will become effective.

      Congoleum is presently involved in litigation with certain insurance carriers related to disputed insurance coverage for asbestos related liabilities, and certain insurance carriers filed various objections to Congoleum's previously proposed plans of reorganization and related matters and may file objections to any new amended plan. Certain other parties have also filed various objections to Congoleum's previously proposed plans of reorganization and may file objections to any new amended plan.

      Although the terms of a new amended plan have not been determined, the Company is negotiating amendments and modifications with reference to the terms of the Sixth Plan. Any descriptions of the Sixth Plan provided in these Notes to Unaudited Condensed Consolidated Financial Statements are provided to assist the reader in understanding the basis from which any further amended plan may be negotiated. There can be no assurance that the terms of any new amended plan will not materially differ from the terms of the Sixth Plan or that Congoleum will reach agreement on a new amended plan on or before December 2, 2005.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


      The Sixth Plan would leave the Company's non-asbestos creditors unimpaired and would resolve all pending and future asbestos claims against the Company. The Sixth Plan provides, among other things, for an assignment of certain rights in, and proceeds of, Congoleum's applicable insurance to the Plan Trust that would fund the settlement of all pending and future asbestos claims and protect the Company from future asbestos-related litigation by channeling all asbestos claims to the Plan Trust under Section 524(g) of the Bankruptcy Code. The Bankruptcy Court has authorized the Company to pay its trade creditors in the ordinary course of business. The Company expects that it will take until some time in the second or third quarter of 2006 at the earliest to obtain confirmation of any new amended plan of reorganization.

      Based on the Sixth Plan, the Company has made provision in its financial statements for the minimum amount of the range of estimates for its contribution to effect its plan to settle asbestos liabilities through the Plan Trust. The Company recorded charges aggregating approximately $26 million in prior years and a further approximately $15.5 million in the second quarter of 2005, to provide for the estimated minimum costs of completing its reorganization given the revised timeline then assumed in the second quarter of 2005 for anticipated confirmation and as based on the Sixth Plan. The Company is not yet able to determine the additional costs that may be required to effect a new amended plan, and actual amounts that will be contributed to the Plan Trust and costs for pursuing and implementing any plan of reorganization could be materially higher than currently recorded. Delays in proposing, filing and obtaining approval of any new amended plan of reorganization could result in a proceeding that takes longer and is more costly than the Company has estimated. The Company may record significant additional charges should the minimum estimated cost increase.

      For more information regarding the Company's asbestos liability and plan for resolving that liability, please refer to Note 6 of the Notes to Unaudited Condensed Consolidated Financial Statements.

      AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7") provides financial reporting guidance for entities that are reorganizing under the Bankruptcy Code. The Company implemented this guidance in consolidated financial statements for periods after December 31, 2003.

      Pursuant to SOP 90-7, companies are required to segregate pre-petition liabilities that are subject to compromise and report them separately on the balance sheet. Liabilities that may be affected by a plan of reorganization are recorded at the amount of the expected allowed claims, even if they may be settled for lesser amounts. Substantially all of the Company's liabilities at December 31, 2003 have been reclassified as liabilities subject to compromise. Obligations arising post-petition, and pre-petition obligations that are secured, are not classified as liabilities subject to compromise.

      Additional pre-petition claims (liabilities subject to compromise) may arise due to the rejection of executory contracts or unexpired leases, or as a result of the allowance of contingent or disputed claims.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


2.    Recent Accounting Principles:

      Stock Based Compensation

      In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), Share-Based Payment. SFAS No. 123(R) replaces SFAS No. 123, Accounting for Stock-Based Compensation, supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. Pro forma disclosure is no longer an alternative to financial statement recognition. SFAS No. 123(R) was originally effective for public companies at the beginning of the first interim or annual period beginning after June 15, 2005. In April 2005, the Securities and Exchange Commission ("SEC") provided for a phased-in implementation process for public companies. Based on the Company's year end of December 31, the Company must adopt SFAS No. 123(R) on January 1, 2006.

      SFAS No. 123(R) allows for either prospective recognition of compensation expense or retrospective recognition, which may be back to the original issuance of SFAS No. 123 or only to interim periods in the year of adoption. The Company is currently evaluating these transition methods and determining the effect on the Company's consolidated results of operations and whether the adoption will result in amounts that are similar to the current pro forma disclosures under SFAS No. 123. For 2005, the Company will continue to disclose stock-based compensation information in accordance with FASB Statement No. 148 ("SFAS 148"), "Accounting for Stock-Based Compensation--Transition and Disclosure--an Amendment of FASB Statement No. 123," and Statement No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation."

      A reconciliation of consolidated net income (loss), as reported, to pro forma consolidated net income (loss) including compensation expense for the Company's stock-based plans as calculated based on the fair value at the grant dates for awards made under these plans in accordance with the provisions of SFAS 123 as amended by SFAS 148, as well as a comparison of as reported and pro forma basic and diluted earnings per share, follows:

                                                               For the Three Months     For the Nine Months
                                                                Ended September 30,     Ended September 30,
                                                                 2005        2004        2005        2004
                                                               --------    --------    --------    --------
                                                             (Dollars in thousands, except per share amounts)
Net income (loss):
   As reported .............................................   $    325    $  1,153    $(14,625)   $  2,078
   Deduct: Total stock-based employee compensation
     expense determined under fair value based method for
     all awards, net of related tax effects ................        (59)        (57)       (173)       (161)
                                                               --------    --------    --------    --------
   As adjusted .............................................   $    266    $  1,096    $(14,798)   $  1,917
                                                               ========    ========    ========    ========
Net Income (loss) per share:
   As reported basic .......................................   $    .04    $   0.14    $  (1.77)   $   0.25
   Pro forma compensation expense ..........................       (.01)      (0.01)       (.02)      (0.02)
                                                               --------    --------    --------    --------
   Pro forma basic .........................................   $    .03    $   0.13    $  (1.79)   $   0.23
                                                               ========    ========    ========    ========
Net Income / (Loss) per share:
   As reported diluted .....................................   $   0.04    $   0.13    $  (1.77)   $   0.25
   Pro forma compensation expense ..........................      (0.01)      (0.01)      (0.02)      (0.02)
                                                               --------    --------    --------    --------
   As adjusted diluted .....................................   $   0.03    $   0.12    $  (1.79)   $   0.23
                                                               ========    ========    ========    ========

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


3.    Inventories

      A summary of the major components of inventories is as follows (in thousands):

                                                    September 30,   December 31,
                                                        2005            2004
                                                    -------------   ------------
      Finished goods                                   $28,126        $32,811
      Work-in-process                                    2,041          1,415
      Raw materials and supplies                         6,898          5,397
      --------------------------------------------------------------------------
      Total inventories                                $37,065        $39,623
      --------------------------------------------------------------------------

4.    Income / (Loss) Per Share

      Basic net income (loss) per share is calculated by dividing net income
(loss) by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is calculated by dividing net income
(loss) by the weighted average number of shares of common stock and common stock equivalents outstanding during the period, unless their effect is anti-dilutive.

5.    Environmental and Other Liabilities

      The Company records a liability for environmental remediation claims when a cleanup program or claim payment becomes probable and the costs can be reasonably estimated. As assessments and cleanup programs progress, these liabilities are adjusted based upon the progress in determining the timing and extent of remedial actions and the related costs and damages. The recorded liabilities, totaling $4.6 million at September 30, 2005 and at December 31, 2004, are not reduced by the amount of insurance recoveries. Such estimated insurance recoveries approximated $2.1 million at September 30, 2005 and at December 31, 2004, and are reflected in other noncurrent assets and are considered probable of recovery.

      The Company is named, together with a large number (in most cases, hundreds) of other companies, as a potentially responsible party ("PRP") in pending proceedings under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and similar state laws. In addition, in four other instances, although not named as a PRP, the Company has received a request for information. The pending proceedings relate to eight disposal sites in New Jersey, Pennsylvania, and Maryland in which recovery from generators of hazardous substances is sought for the cost of cleaning up the contaminated waste sites. The Company's ultimate liability and funding obligations in connection with those sites depends on many factors, including the volume of material contributed to the site, the number of other PRPs and their financial viability, the remediation methods and technology to be used and the extent to which costs may be recoverable from insurance. However, under CERCLA, and certain other laws, the Company as a PRP, can be held jointly and severally liable for all environmental costs associated with a site.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


      The most significant exposure to which the Company has been named a PRP relates to a recycling facility site in Elkton, Maryland. The PRP group at this site is made up of 81 companies, substantially all of which are large financially solvent entities. Two removal actions were substantially complete as of December 31, 1998 and a groundwater treatment system was installed thereafter. EPA recently selected a remedy for the soil and shallow groundwater; however, the remedial investigation/feasibility study related to the deep groundwater has not been completed. The PRP group estimates that future costs of the remedy recently selected by EPA based on engineering estimates would be approximately $11 million. Congoleum's proportionate share, based on waste disposed at the site, is estimated to be approximately 5.7%, or $0.7 million. The majority of Congoleum's share of costs is presently being paid by one of its insurance carriers, whose remaining policy limits for this claim will cover approximately half this amount. Congoleum expects the balance to be funded by other insurance carriers and the Company.

      The Company also accrues remediation costs for certain of the Company's owned facilities on an undiscounted basis. The Company has entered into an administrative consent order with the New Jersey Department of Environmental Protection and has established a remediation trust fund of $100 thousand as financial assurance for certain remediation funding obligations. Estimated total cleanup costs of $ 1.7 million, including capital outlays and future maintenance costs for soil and groundwater remediation, are primarily based on engineering studies. Of this amount, $0.3 million is included in current liabilities subject to compromise and $1.4 million is included in non-current liabilities subject to compromise.

      The Company anticipates that these matters will be resolved over a period of years and that after application of expected insurance recoveries, funding the costs will not have a material adverse impact on the Company's liquidity or financial position. However, unfavorable developments in these matters could result in significant expenses or judgments that could have a material adverse effect on the financial position of the Company.

6.    Asbestos Liabilities

      Claims Settlement and Chapter 11 Reorganization

      In early 2003, the Company announced a strategy for resolving current and future asbestos claims liability through confirmation of a pre-packaged plan of reorganization under Chapter 11 of the Bankruptcy Code. Later in 2003, the Company entered into a settlement agreement with various asbestos personal injury claimants (the "Claimant Agreement"). As contemplated by the Claimant Agreement, the Company also entered into agreements establishing a pre-petition trust (the "Collateral Trust") to distribute funds in accordance with the terms of the Claimant Agreement and granting the Collateral Trust a security interest in the Company's rights under its applicable insurance coverage and payments from the Company's insurers for asbestos claims. Under the terms of the Sixth Plan, participants in the Claimant Agreement who vote in favor of the plan agree to forbear from exercising the security interest in and priority rights to distributions from the Collateral Trust. As discussed below, in September 2005 certain asbestos claimants indicated that they are not willing to agree to forbear from exercising their security interest as contemplated by the Sixth

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


Plan. The Company is presently in negotiations with these claimants, as well as other constituencies, to determine the modifications of the Sixth Plan and other steps that may be appropriate for the implementation of the plan. Although the terms of any new amended plan have not been determined, the Company is negotiating amendments and modifications with reference to the terms of the Sixth Plan. There can be no assurance that the terms of any new amended plan will not materially differ from the terms of the Sixth Plan.

      The Claimant Agreement established a compensable disease valuation matrix (the "Matrix") and allowed claimants who qualified to participate in the Claimant Agreement (the "Qualifying Claimants") to settle their claims for the Matrix value, secured in part (75%) by a security interest in the collateral granted to the Collateral Trust. The Collateral Trust provides for distribution of trust assets according to various requirements that give priority (subject to aggregate distribution limits) to participating claimants who had pre-existing unfunded settlement agreements ("Pre-Existing Settlement Agreements") with the Company and participating claimants who qualified for payment under unfunded settlement agreements entered into by the Company with plaintiffs that had asbestos claims pending against the Company and which claims were scheduled for trial after the effective date of the Claimant Agreement but prior to the commencement of the Company's anticipated Chapter 11 reorganization case ("Trial-Listed Settlement Agreements").

      The Claimant Agreement incorporated Pre-Existing Settlement Agreements and the settlement of certain Trial-Listed Settlement Agreement claims for a fully secured claim against the Collateral Trust, and it settled all other claims for a secured claim against the Collateral Trust equal to 75% of the claim value and an unsecured claim for the remaining 25%. Under the Sixth Plan, after the establishment of the Plan Trust, the assets in the Collateral Trust would be transferred to the Plan Trust and any claims subject to the Claimant Agreement would be channeled to the Plan Trust and paid in accordance with the terms of the Sixth Plan, which incorporates the forbearance.

      In October 2003, the Company began soliciting acceptances for its proposed pre-packaged plan of reorganization and the Company received the votes necessary for acceptance of the plan in late December 2003. On December 31, 2003, Congoleum filed a voluntary petition with the United States Bankruptcy Court for the District of New Jersey (Case No. 03-51524) seeking relief under Chapter 11 of the Bankruptcy Code. In January 2004, the Company filed its proposed plan of reorganization and disclosure statement with the Bankruptcy Court.

      In November 2004, Congoleum filed a modified plan of reorganization and related documents with the Bankruptcy Court reflecting the result of further negotiations with representatives of the Asbestos Claimants' Committee, the Future Claimants' Representative and other asbestos claimant representatives. The Bankruptcy Court approved the disclosure statement and plan voting procedures in December 2004 and Congoleum obtained the requisite votes of asbestos personal injury claimants necessary to seek approval of the modified plan.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


      In April 2005, Congoleum announced that it had reached an agreement in principle with representatives of the Asbestos Claimants' Committee and the Future Claimants' Representative to make certain modifications to its proposed plan of reorganization and related documents governing the settlement and payment of asbestos-related claims against Congoleum. Under the agreed-upon modifications, asbestos claimants with claims settled under Congoleum's pre-petition settlement agreements would agree to forbear from exercising the security interest they were granted and share on a pari passu basis with all other present and future asbestos claimants in insurance proceeds and other assets of the Plan Trust.

      In July 2005, Congoleum filed the Sixth Plan and related documents with the Bankruptcy Court which reflected the result of these negotiations, as well as other technical modifications. The Bankruptcy Court approved the disclosure statement and voting procedures and Congoleum commenced solicitation of acceptances of the Sixth Plan in August 2005. In September 2005, Congoleum learned that certain asbestos claimants were unwilling to agree to forbear from exercising their security interest as contemplated by the Sixth Plan.

      In October 2005, Congoleum sought and obtained an extension of the voting deadline to December 14, 2005 to allow time to address this issue. Congoleum is presently in negotiations with these claimants, as well as other constituencies, to determine the modifications of the Sixth Plan and other steps that may be appropriate for the implementation of the plan. The Bankruptcy Court has given Congoleum permission to file a new amended plan and disclosure statement by December 2, 2005. On November 7, 2005, the Bankruptcy Court denied a request to extend Congoleum's exclusive right to file a plan of reorganization and solicit acceptances thereof. The Bankruptcy Court ruled that other parties may file proposed reorganization plans by December 2, 2005. It is unclear whether any person other than Congoleum will attempt to propose a plan or what any such plan would provide or propose.

      There can be no assurance that the Company will finalize the terms of a new amended plan by that date, that the Company will receive the acceptances necessary for confirmation of a new amended plan of reorganization, that a new amended plan will not be modified further, that a new amended plan will receive necessary court approvals from the Bankruptcy Court or the Federal District Court, or that such approvals will be received in a timely fashion, that a new amended plan will be confirmed, or that a new amended plan, if confirmed, will become effective.

      Congoleum is presently involved in litigation with certain insurance carriers related to disputed insurance coverage for asbestos related liabilities, and certain insurance carriers filed various objections to Congoleum's previously proposed plans of reorganization and related matters and may file objections to any new amended plan. Certain other parties have also filed various objections to Congoleum's previously proposed plans of reorganization and may file objections to any new amended plan.

      During 2005, the Company has entered into a number of settlement agreements with excess insurance carriers over coverage for asbestos-related claims. In May 2005, certain AIG companies agreed to pay approximately $103 million over ten years to the Plan Trust. This settlement resolves coverage obligations of policies with a total of $114 million in liability limits for asbestos bodily injury claims, and is subject to the effectiveness of a plan of reorganization that provides AIG with certain specified relief including a channeling injunction pursuant to Section 524(g) of the Bankruptcy Code. An insurer has appealed the approval order granted by the Bankruptcy Court to the U.S. District Court, where it is pending. In June 2005, the Company entered into a settlement agreement with certain underwriters at Lloyd's, London, pursuant to which the certain underwriters paid approximately $20 million into an escrow account in exchange for a release of insurance coverage obligations. The escrow agent will transfer the funds to the Plan Trust once a plan of reorganization

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


with the Section 524(g) protection specified in the settlement agreement goes effective and the Bankruptcy Court approves the transfer of the funds. In August 2005, the Company entered into a settlement agreement with Federal Insurance Company pursuant to which Federal will pay $4 million to the Plan Trust once a plan of reorganization with the Section 524(g) protection specified in the settlement agreement goes effective and the Bankruptcy Court approves the transfer of the funds. A motion to reconsider the Bankruptcy Court's approval of the settlement with Federal is scheduled to be heard by the Bankruptcy Court on November 21, 2005. In October 2005, Congoleum entered into a settlement agreement with Mt. McKinley Insurance Company and Everest Reinsurance Company pursuant to which Mt. McKinley and Everest has paid $21.5 million into an escrow account. The escrow agent will transfer the funds to the Plan Trust once a plan goes effective and the Bankruptcy Court approves the transfer of the funds. Court approval of these settlement agreements may be appealed by other insurance carriers who are not party to the agreements, or by other parties. It also is possible that a settling insurer may argue that any new amended plan is not substantially similar to the Sixth Plan and therefore is relieved of its settlement obligation.

      Although the terms of a new amended plan have not yet been determined, the Company is negotiating amendments and modifications with reference to the terms of the Sixth Plan. There can be no assurance that terms of any new amended plan will not materially differ from the terms of the Sixth Plan or that the Company will reach agreement on a new amended plan before December 2, 2005. The following description of the Sixth Plan is provided to assist the reader in understanding the basis from which any further amended plan may be negotiated. There can be no assurance that the terms of any new amended plan will not materially differ from the terms of the Sixth Plan or that the Company will reach agreement on a new amended plan on or before December 2, 2005. The Company expects that it will take until some time in the second or third quarter of 2006 at the earliest to obtain confirmation of any new amended plan of reorganization.

      Under the Sixth Plan and related documents, Congoleum's assignment of insurance recoveries to the Plan Trust is net of costs incurred by Congoleum in connection with insurance coverage litigation. Congoleum is entitled to withhold from recoveries, or seek reimbursement from the Plan Trust, for coverage litigation costs incurred after January 1, 2003 in excess of $6 million. Furthermore, once insurance recoveries exceed $375 million, Congoleum is entitled to withhold from recoveries, or seek reimbursement from the Plan Trust, for the first $6 million of such costs for which it could not presently seek reimbursement due to the above items of the Sixth Plan. Congoleum also paid $1.3 million in claims processing fees in connection with claims settled under the Claimant Agreement. Under the Sixth Plan, Congoleum is entitled to withhold from recoveries, or seek reimbursement from the Plan Trust, for the $1.3 million claims processing fee once insurance recoveries exceed $375 million. There can be no assurance that any future plan will provide for Congoleum to recover any coverage litigation costs or claims processing fees.

      In connection with modifications to the Sixth Plan and certain prior proposed plans and to the Collateral Trust, Congoleum agreed to indemnify the Claimants Counsel and the trustee of the Collateral Trust for all acts relating to the modifications of such plan, and the Collateral Trust made on or after April 1, 2005, including attorneys' fees, up to a maximum of $3 million.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


      The Sixth Plan provides for the channeling of asbestos property damage claims in addition to asbestos personal injury claims to the Plan Trust. There were no property damage claims asserted against the Company at the time of its bankruptcy filing. The Bankruptcy Court approved an order establishing a bar date of May 3, 2004 for the filing of asbestos property damage claims. The claims agent appointed in the Company's bankruptcy proceeding advised the Company that, as of the bar date, it received 35 timely filed asbestos property damage claims asserting liquidated damages in the amount of approximately $0.8 million plus additional unspecified amounts. The Company objected to certain claims on various grounds, and the Bankruptcy Court ultimately allowed 19 claims valued at $133 thousand.

      The Sixth Plan provides that the Company will issue a promissory note (the "Company Note") to the Plan Trust. Under the terms of the Sixth Plan, the original principal amount of the Company Note will be $2,738,234.75 (the "Original Principal Amount") and will be subject to increase as of the last trading day of the 90 consecutive trading day period commencing on the first anniversary of the effective date of the Company's confirmed Chapter 11 plan of reorganization (the "Principal Adjustment Date") in an amount equal to the excess, if any, of the amount by which 51% of the Company's market capitalization as of the Principal Adjustment Date (based upon (subject to certain exceptions) the total number of shares of the Company's common stock outstanding as of such date multiplied by the average of the closing trading prices of the Company's Class A common stock for the 90 consecutive trading days ending on the Principal Adjustment Date) exceeds the Original Principal Amount (the "Additional Principal Amount"), plus any accrued but unpaid interest or other amounts that may be added to such principal amount pursuant to the terms of the Company Note. This adjustment amount could result in the principal amount of the note increasing materially. For example, if the adjustment amount were calculated during the 90 consecutive day trading period ended September 30, 2005, the resulting adjustment amount would be $14.9 million. Under the terms of the Sixth Plan, interest on the outstanding principal of the Company Note will accrue at a rate of 9% per annum, with interest on the Original Principal Amount payable quarterly and interest on the Additional Principal Amount added to the Additional Principal Amount as additional principal. Upon the earlier of August 1, 2008 and the date that all of the Company's outstanding 8-5/8% Senior Notes due 2008 (the "Senior Notes") are repaid in full, interest on the then outstanding Additional Principal Amount will become payable quarterly.

      Under the terms of the Sixth Plan, all principal on the Company Note then outstanding together with any accrued but unpaid interest will be payable in full on the tenth anniversary of the date of the Company Note, subject to the right of the Plan Trust to accelerate all amounts then owed on the Company Note following an uncured event of default under the Company Note. Events of default under the Company Note would include the failure to pay interest and principal prior to the expiration of a 10-day grace period following the applicable due date, the occurrence of an event of default under the indenture governing the Senior Notes, the breach by the Company of any covenant or agreement contained in the Company Note which remains uncured 30 days following notice by the Plan Trust to the Company and its controlling shareholder, American Biltrite Inc. ("ABI"), of the breach and a material breach of the pledge agreement (the "ABI Pledge Agreement") by ABI (which agreement is discussed below) which remains uncured 30 days following notice by the Plan Trust to ABI and the Company of the breach. The terms of the Company Note would provide that, upon the occurrence of an event of default under the Company Note, the Company and ABI would have 10 days from the date they receive notice that an event of default has occurred to cure the event of default. If the event of default remains uncured after the

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


10-day cure period, the aggregate outstanding principal amount of the Company Note together with any accrued but unpaid interest thereon would become immediately due and payable if the event of default relates to an uncured event of default under the indenture governing the Senior Notes, and with regard to other events of default under the Company Note, the Plan Trust may, upon notice to the Company and ABI, declare the aggregate outstanding principal amount of the Company Note together with any accrued but unpaid interest thereon to be immediately due and payable. The Plan Trust's rights to payment under the Company Note will be subordinate and subject in right of payment to the prior payment in full of all amounts owing and payable pursuant to the Senior Notes and the Company's credit facility, except that regularly scheduled interest payments under the Company Note are expected to be payable by the Company so long as no default or event of default has occurred or is continuing under the indenture governing the Senior Notes or the Company's credit facility.

      The Sixth Plan contemplates that, pursuant to the ABI Pledge Agreement, ABI will pledge all of the shares of the Company's common stock that ABI owns, together with any other equity interests and rights ABI may own or hold in the Company, as of the date of the Company Note, as collateral for the Company's obligations under the Company Note. As additional security for the Company Note, the ABI Pledge Agreement and the terms of the Sixth Plan provide that any amounts that the Company would be obligated to pay ABI pursuant to any rights of indemnity that ABI may have against the Plan Trust for asbestos-related claims pursuant to the Sixth Plan or a certain Joint Venture Agreement, entered into in 1992, to which both the Company and ABI are parties (as amended, the "Joint Venture Agreement"), will not be paid by the Plan Trust until after any amounts due and payable to the Plan Trust under the Company Note have been paid in full to the Plan Trust. Until such time, any such indemnity payments that would otherwise have been payable by the Plan Trust to ABI would be set aside by the Plan Trust and held in escrow by the Plan Trust for ABI's benefit and pledged by ABI as additional collateral securing the Company's obligations under the Company Note until released from such escrow and paid to ABI, as further provided under the Sixth Plan, the Company Note and the ABI Pledge Agreement.

      The Company Note, the ABI Pledge Agreement and the Sixth Plan also provide that the Company would be prohibited from making any payments to ABI pursuant to any rights of indemnity that ABI may have against the Company for claims pursuant to the Joint Venture Agreement until after any amounts due and payable to the Plan Trust under the Company Note have been paid in full to the Plan Trust. Until such time, any such indemnity payments that would otherwise have been payable to ABI by the Company will be paid by the Company to the Plan Trust and the Plan Trust will set aside and hold in escrow such amounts for ABI's benefit and ABI will pledge such amounts as additional collateral securing the Company's obligations under the Company Note until released from such escrow and paid to ABI, as further provided under the Sixth Plan, the Company Note and the ABI Pledge Agreement.

      Under the Sixth Plan, ABI would be permitted to prepay the principal amount of the Company Note, in whole but not in part, without any penalty or premium at any time following the Principal Adjustment Date and any interest that may have accrued but not yet paid at the time of any principal repayment would be due and payable at the time of the principal repayment. The Company would be obligated to repay ABI for any amounts paid by ABI pursuant to the Company Note, which repayment obligation would by evidenced by a promissory note or notes to be issued by the Company to ABI. Any such note would have similar payment terms as those expected to be afforded to the Plan Trust with regard to the Company Note, which rights of repayment are expected to be subordinate and

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


subject in right of payment to the prior payment in full of all amounts owing and payable to the Plan Trust with regard to the Company Note and with regard to amounts owing and payable pursuant to the Senior Notes and credit facility, except that the right of full subordination with regard to the Senior Notes and credit facility would contain an exception that would allow the Company to make regularly scheduled interest payments to ABI pursuant to any such note so long as no default or event of default has occurred or is continuing under the indenture governing the Senior Notes or the Company's credit facility.

      The Sixth Plan also provides that if ABI prepays the Company Note and ABI sells all or substantially all of the shares of the Company's stock that it holds as of the Principal Adjustment Date during the three-year period following such date, ABI would be obligated to make a contribution to the Plan Trust if the equity value of the Company implied by the price paid to ABI for the shares of the Company's stock exceeded the greater of $2,738,234.75 or 51% of the Company's market capitalization as of the Principal Adjustment Date (based upon (subject to certain exceptions) the total number of shares of the Company's common stock outstanding as of such date multiplied by the average of the closing trading prices of the Company's Class A common stock for the 90 consecutive trading days ending on the Principal Adjustment Date). In such instance, the Sixth Plan would obligate ABI to pay to the Plan Trust an amount equal to 50% of such excess amount. Under the terms of the Sixth Plan, the Company would be obligated to repay ABI for any amounts paid by ABI to the Plan Trust pursuant to this obligation. In satisfaction of this repayment obligation, the Company would issue a promissory note to ABI in a principal amount equal to the amount of any such payments made by ABI plus any accrued but unpaid interest or other amounts that may be added to such principal amount pursuant to the terms of the promissory note which would be subordinate and subject in right of payment to the prior payment in full of all amounts owing and payable pursuant to the Senior Notes and credit facility, except that regularly scheduled interest payments could be paid on such note so long as no default or event of default has occurred or is continuing under the indenture governing the Senior Notes or the Company's credit facility.

      The Sixth Plan provides that the Plan Trust would be able to transfer the Company Note, in whole but not in part, at any time following the Principal Adjustment Date. Upon any transfer of the Company Note, the amounts pledged by ABI and held in escrow by the Plan Trust for ABI's benefit with regard to ABI's indemnity rights discussed above will be paid by the Plan Trust, first, to the Plan Trust in repayment of principal then outstanding on the Company Note together with any accrued but unpaid interest thereon and, second, any amounts remaining would be distributed by the Plan Trust to ABI.

      Under the Sixth Plan and related documents, ABI has agreed to make a cash contribution in the amount of $250 thousand to the Plan Trust upon the formation of the Plan Trust. Under the Sixth Plan, ABI would receive certain relief as may be afforded under Section 524(g)(4) of the Bankruptcy Code from asbestos claims that derive from claims made against the Company, which claims are expected to be channeled to the Plan Trust. However, the Sixth Plan does not provide that any other asbestos claims that may be asserted against ABI would be channeled to the Plan Trust.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


      While the Company believes that it will be able to negotiate a new amended plan which is feasible and should be confirmed by the Bankruptcy Court, there are sufficient risks and uncertainties such that no assurances of the outcome can be given. In addition, the remaining costs to effect the reorganization process, consisting principally of legal and advisory fees and contributions to the Plan Trust, including one or more notes expected to be contributed to the Plan Trust by the Company, are expected to be approximately $12.7 million at a minimum, not including any Additional Principal Amount arising from revaluation of the Company Note, and could be materially higher. The Company is not yet able to determine the additional costs that may be required to effect a new amended plan, and actual amounts that will be contributed to the Plan Trust and costs for pursuing and implementing any plan of reorganization could be materially higher.

      Based on the Sixth Plan, the Company has made provision in its financial statements for the minimum amount of the range of estimates for its contribution to effect its plan to settle asbestos liabilities through the Plan Trust. The Company recorded charges aggregating approximately $26 million in prior years and a further approximately $15.5 million in the second quarter of 2005, to provide for the estimated minimum costs of completing its reorganization given the revised timeline then assumed in the second quarter of 2005 for anticipated confirmation and as based on the Sixth Plan. The Company is not yet able to determine the additional costs that may be required to effect a new amended plan, and actual amounts that will be contributed to the Plan Trust and costs for pursuing and implementing any plan of reorganization could be materially higher than currently recorded. Delays in proposing, filing and obtaining approval of any new amended plan of reorganization could result in a proceeding that takes longer and is more costly than the Company has estimated. The Company may record significant additional charges should the minimum estimated cost increase.

      Pending Asbestos Claims

      In 2003, the Company was one of many defendants in approximately 22 thousand pending lawsuits (including workers' compensation cases) involving approximately 106 thousand individuals, alleging personal injury or death from exposure to asbestos or asbestos-containing products. Claims involving approximately 80 thousand individuals have been settled pursuant to the Claimant Agreement and litigation related to unsettled or new claims is presently stayed by the Bankruptcy Code. The Company expects unsettled and future claims to be handled in accordance with the terms of a plan of reorganization and the Plan Trust.

      Nearly all asbestos-related claims that have been brought against the Company to date allege that various diseases were caused by exposure to asbestos-containing products, including resilient sheet vinyl and tile manufactured by the Company (or, in the workers' compensation cases, exposure to asbestos in the course of employment with the Company). The Company discontinued the manufacture of asbestos-containing sheet products in 1983 and asbestos-containing tile products in 1974. In general, governmental authorities have determined that asbestos-containing sheet and tile products are nonfriable (i.e., cannot be crumbled by hand pressure) because the asbestos was encapsulated in the products during the manufacturing process. Thus, governmental authorities have concluded that these products do not pose a health risk when they are properly maintained in place or properly removed so that they remain nonfriable. The Company has issued warnings not to remove asbestos-containing flooring by sanding or other methods that may cause the product to become friable.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


      Status of Insurance Coverage

      During the period that Congoleum produced asbestos-containing products, the Company purchased primary and excess insurance policies providing in excess of $1 billion of coverage for general and product liability claims. Through August 2002, substantially all asbestos-related claims and defense costs were paid through primary insurance coverage. In August 2002, the Company received notice that its primary insurance limits had been paid in full. The payment of limits in full by one of the primary insurance companies was based on its contention that limits in successive policies were not cumulative for asbestos claims and that Congoleum was limited to only one policy limit for multiple years of coverage. Certain excess insurance carriers claimed that the non-cumulation provisions of the primary policies were not binding on them and that there remained an additional $13 million in primary insurance limits plus related defense costs before their policies were implicated. There is insurance coverage litigation currently pending between Congoleum and its excess insurance carriers, and the guaranty funds and associations for the State of New Jersey. The litigation was initiated in September 2001, by one of Congoleum's excess insurers (the "Coverage Action"). In April 2003, the New Jersey Supreme Court ruled in another case involving the same non-cumulation provisions as in the Congoleum primary policies (the "Spaulding Case") that the non-cumulation provisions are invalid under New Jersey law and that the primary policies provide coverage for the full amount of their annual limits for all successive policies. Congoleum has reached a settlement agreement ("Insurance Settlement") with the insurance carrier whose policies contained the non-cumulation provisions, pursuant to which the insurance carrier will pay Congoleum $15.4 million in full satisfaction of the applicable policy limits, of which $14.5 million has been paid to date. Pursuant to the terms of the Security Agreement, the Company is obligated to pay any insurance proceeds it receives under the Insurance Settlement, net of any fees and expenses it may be entitled to deduct, to the Collateral Trust. Payment of such fees and expenses are subject to Bankruptcy Court order or approval. The Company does not expect the Insurance Settlement to have a material effect on its financial condition or results of operations. As of December 31, 2002, the Company had entered into additional settlement agreements with asbestos claimants exceeding the amount of previously disputed coverage. The excess carriers have objected to the reasonableness of several of these settlements, and Congoleum believes that they will continue to dispute the reasonableness of the settlements and contend that their policies still are not implicated and will dispute their coverage for that and other various reasons in ongoing coverage litigation. The excess insurance carriers have also raised various objections to the Company's previously proposed plans of reorganization and may raise objections to any new amended plan that is proposed.

      The excess insurance carriers have objected to the global settlement of the asbestos claims currently pending against Congoleum as contemplated by the Claimant Agreement on the grounds that, among other things, the negotiations leading to the settlement and the Claimant Agreement violate provisions in their insurance policies, including but not limited to the carriers' right to associate in the defense of the asbestos cases, the duty of Congoleum to cooperate with the carriers and the right of the carriers to consent to any settlement. The excess insurance carriers also contend the Claimant Agreement is not fair, reasonable or in good faith. Congoleum disputes the allegations and contentions of the excess insurance carriers. In November 2003, the Court denied a motion for summary judgment by the excess insurance carriers that the Claimant Agreement was not fair, reasonable or in good faith, ruling that material facts concerning these issues were in dispute. In April 2004, the Court denied motions for summary judgment by the excess carriers that the Claimant Agreement was not binding on them because Congoleum had breached the consent and cooperation clauses of their insurance policies by, among other things, entering into the Claimant Agreement without their consent. Congoleum argues, among other things,

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


that it was entitled to enter into the Claimant Agreement and/or the Claimant Agreement was binding on the excess insurance carriers because they were in breach of their policies and/or had denied coverage and/or had created a conflict with Congoleum by reserving rights to deny coverage and/or the Claimant Agreement was fair, reasonable and in good faith and/or there was and is no prejudice to the excess insurance carriers from the Claimant Agreement and/or the excess insurance carriers had breached their duties of good faith and fair dealing.

      In August 2004, the Court entered a case management order that divides the trial into three phases. A new judge was assigned to the case effective February 23, 2005 and the schedule was modified as a result.

      In February 2005, the Court ruled on a series of summary judgment motions filed by various insurers. The Court denied a motion for summary judgment filed by certain insurers, holding that there were disputed issues of fact regarding whether the Claimant Agreement and other settlement agreements between Congoleum and the claimants had released Congoleum and the insurers from any liability for the asbestos bodily injury claims of the claimants who signed the Claimant Agreement and the other settlement agreements.

      The Court also denied another motion for summary judgment filed by various insurers who argued that they did not have to cover the liability arising from the Claimant Agreement because they had not consented to it.

      The Court granted summary judgment regarding Congoleum's bad faith claims against excess insurers (other than first-layer excess insurers), holding that the refusal of these excess insurers to cover the Claimant Agreement was at least fairly debatable and therefore not in bad faith.

      The first phase of the trial began on August 2, 2005 and will address all issues and claims relating to whether the insurers are obligated to provide coverage under the policies at issue in this litigation for the global Claimant Agreement entered into by Congoleum, including but not limited to all issues and claims relating to both Congoleum's decision and conduct in entering into the Claimant Agreement and filing a pre-packaged bankruptcy and the insurance company defendants' decisions and conduct in opposing the Claimant Agreement and Congoleum's pre-packaged bankruptcy, the reasonableness and good faith of the Claimant Agreement, whether the Claimant Agreement breached any insurance policies and, if so, whether the insurance companies suffered any prejudice, and whether the insurance companies' opposition to the Claimant Agreement and bankruptcy and various other conduct by the insurers has breached their duties of good faith and fair dealing such that they are precluded from asserting that Congoleum's decision to enter into the Claimant Agreement constitutes any breach(es) on the part of Congoleum. The Company believes, however, that even if the insurers were to succeed in the first phase of the Coverage Action, such result would not deprive individual claimants of the right to seek payment from the insurers who issued the affected insurance policies. Additionally, Congoleum could negotiate settlements with some or all of the signatories to the Claimant Agreement and seek payment from its insurers for such settlements. Such result would not preclude the Company from attempting to amend the Claimant Agreement and thereafter seek recovery under the Claimant Agreement as amended; moreover, the Company does not believe that it would be deprived of coverage-in-place insurance for future obligations of or demands upon the insurers under the applicable insurance policies. However, there can be no assurances of the outcome of these matters or their potential effect on the Company's ability to obtain approval of its plan of reorganization.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


      The second phase of the trial will address all coverage issues, including but not limited to trigger and allocation. The final phase of the trial will address bad faith punitive damages, if appropriate.

      In March 2005, the Company filed a motion in the Bankruptcy Court asking the Bankruptcy Court to vacate its prior order lifting the automatic stay in bankruptcy to permit the Coverage Action to proceed. The Company requested that the Coverage Action proceedings be stayed until the Company has completed its plan confirmation process in the Bankruptcy Court. A hearing on the Company's motion was held in April 2005 and the motion was denied.

      In October 2005, a federal appeals court ruled that the law firm of Gilbert Heintz & Randolph, which had been acting as the Company's insurance co-counsel in the Coverage Action, had other representations which were in conflict with its representation of Congoleum. As a result of this ruling, Gilbert Heintz & Randolph has filed a motion to withdraw as coverage counsel and Congoleum retained the firm of Covington & Burling to represent it as co-counsel with Dughi & Hewit in the insurance coverage litigation and insurance settlement matters previously handled by Gilbert Heintz. The retention of Covington & Burling is subject to Bankruptcy Court approval. A Bankruptcy Court hearing on Covington & Burling's retention was held on November 7, 2005 and has been adjourned to November 29, 2005, pending certain additional disclosures requested by the Bankruptcy Court.

      Given the actions of its excess insurance carriers, the Company believes it likely that it would currently have to fund any asbestos-related expenses for defense expense and indemnity itself. However, litigation by asbestos claimants against the Company is stayed pursuant to the Company's bankruptcy proceedings, and the Company does not anticipate its future expenditures for defense and indemnity of asbestos-related claims, other than expenditures pursuant to a plan of reorganization, will be significant.

      Accounting for Asbestos-Related Claims

      Under the terms of the Claimant Agreement, the Company's claims processing agent processed 79,630 claims meeting the requirements of the Claimant Agreement with a settlement value of approximately $466 million. In addition, Pre-Existing Settlement Agreements and Trial-Listed Settlement Agreements with claims secured by the Collateral Trust total approximately $25 million. As a result of tabulating ballots on its fourth amended plan, the Company is also aware of claims by claimants whose claims were not determined under the Claimant Agreement but who have submitted claims with a value of approximately $512 million based on the settlement values applicable in the Sixth Plan.

      The Company's gross liability of approximately $491 million for these settlements and contingent liability for the additional approximately $512 million in unsettled claims is substantially in excess of the total assets of the Company. The Company believes that it does not have the necessary financial resources to litigate and/or fund judgments and/or settlements of the asbestos claims in the ordinary course of business. Therefore, the Company believes the most meaningful measure of its probable loss due to asbestos litigation is the amount it will have to contribute to the Plan Trust plus the costs to effect its reorganization under Chapter 11. At September 30, 2005, the Company estimates the minimum remaining amount of the contributions and costs to be $12.7 million,

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


of which it has recorded $10.0 million as a current liability and $2.7 million as a non-current liability. These amounts do not include the liability associated with a $14.5 million insurance settlement recorded as restricted cash, which the Company expects to contribute, less any amounts withheld pursuant to reimbursement arrangements, to the Plan Trust. At September 30, 2005 this liability (comprised of the original settlement plus interest to date, less $6.1 million in reimbursements approved by the bankruptcy court) amounted to $8.7 million and is included in current asbestos-related liabilities. The Company is not yet able to determine the additional costs that may be required to effect a new amended plan, and actual amounts that will be contributed to the Plan Trust and costs for pursuing and implementing any plan of reorganization could be materially higher.

      The Company recorded charges aggregating approximately $26 million in prior years and a further approximately $15.5 million in the second quarter of 2005, to provide for the estimated minimum costs of completing its reorganization given the revised timeline then assumed in the second quarter of 2005 for anticipated confirmation and based on the Sixth Plan. Additional charges may be required in the future should the minimum estimated cost increase. The maximum amount of the range of possible asbestos-related losses is limited to the going concern or liquidation value of the Company, an amount which the Company believes is substantially less than the minimum gross liability for the known claims against it.

      The Company has not attempted to make an estimate of its probable insurance recoveries for financial statement purposes given the accounting for its estimate of future asbestos-related costs. Substantially all future insurance recoveries have been assigned to the Collateral Trust or Plan Trust.

      Amounts Recorded in Financial Statements

      The table below provides an analysis of changes in the Company's asbestos reserves and related receivables from December 31, 2004 to September 30, 2005:

                                                                   Reimbursement
                                                                       From
                            Balance at                    Reserve    Insurance     Balance at
(In thousands)               12/31/04       Spending     Addition   Settlements      9/30/05
                            -----------------------------------------------------------------

Reserves
--------
    Current                  $  6,550      $ (9,610)     $13,092           --      $ 10,032
    Long-Term                   2,738            --           --           --         2,738

Receivables
-----------
    Current                    (1,509)      (11,209)       2,362       $6,091        (4,265)
    Long-Term                  (7,300)           --           --           --        (7,300)
                            -----------------------------------------------------------------
Net Asbestos Liability       $    479      $(20,819)     $15,454       $6,091      $  1,205
----------------------       ========      ========      =======       ======      ========

Restricted Cash
---------------
    Insurance Proceeds       $ 14,530        (6,091)         302           --      $  8,741

7.    Product Warranties

      The Company provides product warranties for specific product lines and accrues for estimated future warranty cost in the period in which the revenue is recognized. The following table sets forth activity in the Company's warranty reserves (in millions) for the:

                                        Nine Months Ended      Nine Months Ended
                                          September 30,          September 30,
                                              2005                   2004
                                              ----                   ----

      Beginning balance                      $  2.8                 $  2.7

      Accruals                                  2.5                    4.4

      Charges                                  (3.2)                  (4.2)
                                             ------                 ------

      Ending balance                         $  2.1                 $  2.9
                                             ======                 ======

8.    Liabilities Subject to Compromise

      As a result of the Company's Chapter 11 filing (see Notes 1 and 6 to the Unaudited Condensed Consolidated Financial Statements), pursuant to SOP 90-7, the Company is required to segregate pre-petition liabilities that are subject to compromise and report them separately on the consolidated balance sheet. Liabilities that may be affected by a plan of reorganization are recorded at the amount of the expected allowed claims, even if they may be settled for lesser amounts. Substantially all of the Company's pre-petition debt is recorded at face value and is classified within liabilities subject to compromise. In addition, the Company's accrued interest expense on its Senior Notes is also recorded in liabilities subject to compromise.

      Liabilities subject to compromise at September 30, 2005 and December 31, 2004 are as follows:

                                                           (In thousands)
                                                     September 30,  December 31,
                                                         2005           2004
--------------------------------------------------------------------------------
Current
-------
Other pre-petition payables and accrued interest       $ 21,377      $ 14,225

Non-current
-----------
Debt (at face value)                                    100,000       100,000
Pension liability                                        15,490        16,936
Other post-retirement benefit obligation                  8,067         8,303
Other pre-petition liabilities                           12,284        12,051
                                                       --------      --------
--------------------------------------------------------------------------------
Non-current                                             135,841       137,290
-----------
--------------------------------------------------------------------------------
Total liabilities subject to compromise                $157,218      $151,515
                                                       ========      ========
--------------------------------------------------------------------------------

      Additional pre-petition claims (liabilities subject to compromise) may arise due to the rejection of executory contracts or unexpired leases, or as a result of the allowance of contingent or disputed claims.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


9.    Accrued Liabilities

      A summary of the significant components of accrued liabilities consists of the following:

                                                           (In thousands)
                                                     September 30,  December 31,
                                                         2005           2004
--------------------------------------------------------------------------------
Accrued warranty, marketing and sales promotion         $17,864       $18,487
Employee compensation and related benefits                3,576         4,735
Other                                                     1,254         3,173
--------------------------------------------------------------------------------
Total accrued liabilities                               $22,694       $26,395
--------------------------------------------------------------------------------

      As a result of the Company's Chapter 11 bankruptcy filing and in accordance with SOP 90-7, certain liabilities are included in liabilities subject to compromise on the balance sheet as of September 30, 2005 (see Note
8).

10.   Pension Plans

      The Company sponsors several non-contributory defined benefit pension plans covering most of the Company's employees. Benefits under the plans are based on years of service and employee compensation. Amounts funded annually by the Company are actuarially determined using the projected unit credit and unit credit methods and are equal to or exceed the minimum required by government regulations. The Company also maintains health and life insurance programs for retirees (reflected in the table below in "Other Benefits").

      The following summarizes the components of the net periodic benefit cost for the Pension and Other Benefit Plans for the three months ended September 30, 2005 and 2004:

                                                                           (In thousands)
                                                              Three Months Ended      Three Months Ended
                                                              September 30, 2005      September 30, 2004
                                                              ------------------      ------------------
                                                                           Other                   Other
                                                             Pension     Benefits    Pension     Benefits
                                                             -------     --------    -------     --------
Components of Net Periodic Benefit Cost:
    Service cost ..........................................  $   285      $  46      $   312      $  50
    Interest cost .........................................    1,092        130        1,052        140
    Expected return on plan assets ........................     (976)        --         (842)        --
    Recognized net actuarial loss .........................      280         15          349         11
    Amortization of transition obligation .................       (9)        --          (18)        --
    Amortization of prior service cost ....................      (72)       (47)         (72)      (116)
                                                             -------      -----      -------      -----
Net periodic benefit cost .................................  $   600      $ 144      $   781      $  85
                                                             =======      =====      =======      =====

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


      The weighted average assumptions used to determine net periodic benefit cost were as follows:

                                                          September 30, 2005      September 30, 2004
                                                          ------------------      ------------------
                                                                       Other                   Other
                                                         Pension     Benefits    Pension     Benefits
                                                         -------     --------    -------     --------
Discount rate .......................................    6.25%        6.25%      6.25%         6.75%
Expected long-term return on plan assets ............    7.00%          --       7.00%           --
Rate of compensation increase .......................    4.00%          --       4.00%           --
                                                         5.50%                   5.50%

      The following summarizes the components of the net periodic benefit cost for the Pension and Other Benefit Plans for the nine months ended September 30, 2005 and 2004:

                                                                           (In thousands)
                                                              Nine Months Ended       Nine Months Ended
                                                              September 30, 2005      September 30, 2004
                                                              ------------------      ------------------
                                                                           Other                   Other
                                                             Pension     Benefits    Pension     Benefits
                                                             -------     --------    -------     --------
Components of Net Periodic Benefit Cost:
    Service cost ..........................................  $   995      $ 138      $   982      $ 150
    Interest cost .........................................    3,280        390        3,212        420
    Expected return on plan assets ........................   (2,738)        --       (2,538)        --
    Recognized net actuarial loss .........................    1,049         45        1,098         33
    Amortization of transition obligation .................      (45)                    (54)        --
    Amortization of prior service cost ....................     (216)      (141)        (214)      (348)
                                                             -------      -----      -------      -----
Net periodic benefit cost .................................  $ 2,325      $ 432      $ 2,486      $ 255
                                                             =======      =====      =======      =====

      The weighted average assumptions used to determine net periodic benefit cost were as follows:

                                                          September 30, 2005      September 30, 2004
                                                          ------------------      ------------------
                                                                       Other                   Other
                                                         Pension     Benefits    Pension     Benefits
                                                         -------     --------    -------     --------
Discount rate .......................................    6.25%        6.25%      6.25%         6.75%
Expected long-term return on plan assets ............    7.00%          --       7.00%           --
Rate of compensation increase .......................    4.00%          --       4.00%           --
                                                         5.50%                   5.50%

                                               EXHIBIT E TO DISCLOSURE STATEMENT


             SETTLEMENT AGREEMENT BETWEEN CONGOLEUM CORPORATION AND
                           VARIOUS ASBESTOS CLAIMANTS

      This settlement agreement (the "Claimant Agreement") is entered into by, between and among Congoleum Corporation, its predecessors, successors, distributors and assigns (collectively, "Congoleum"), and the Participating Asbestos Claimants (as defined below), by and through representative plaintiffs' counsel, Perry Weitz, Esq. and Joseph F. Rice, Esq. ("Claimants' Counsel").

                                    RECITALS

      WHEREAS, numerous individuals have asserted asbestos-related bodily injury claims against Congoleum (each an "Asbestos Claimant" and collectively, the "Asbestos Claimants"), each alleging exposure to an asbestos-containing product manufactured, sold, or distributed by Congoleum or for which Congoleum otherwise may have legal liability (the "Asbestos Claims"), and it is anticipated that additional asbestos-related bodily injury claims will continue to be asserted against Congoleum; and

      WHEREAS, Congoleum is unable to meet its liability with respect to the Asbestos Claims absent prompt payment from its insurers of their obligations under the Policies, (as defined in the Collateral Trust Agreement referenced to below); and

      WHEREAS, Congoleum believes that substantial insurance coverage is available under the Policies for asbestos-related bodily injury claims and Congoleum intends vigorously to pursue such insurance coverage; and

      WHEREAS, Congoleum, contemporaneously herewith, is executing an agreement, titled Collateral Trust Agreement, establishing a trust (the "Collateral Trust") for, among other lawful purposes not inconsistent with this Claimant Agreement, distributing certain proceeds of the Policies in accordance with the Collateral Trust Agreement and this Claimant Agreement; and

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      WHEREAS, Congoleum, contemporaneously herewith, is executing an agreement titled Security Agreement ("Security Agreement"), granting to the Collateral Trust a present and continuing security interest in Congoleum's rights to receive payment under and in certain insurance proceeds relating to the Policies; and

      WHEREAS, Congoleum entered into settlement agreements prior to this Claimant Agreement to resolve certain Asbestos Claims, under which some or all of the consideration has yet to be paid (the "Pre-Existing Settlement Agreements"); and

      WHEREAS, Congoleum may enter into additional settlement agreements to resolve certain Asbestos Claims that are scheduled for trial prior to the commencement of an anticipated chapter 11 reorganization case for Congoleum in an aggregate amount not to exceed $15,000,000.00 (the "Trial-Listed Settlement Agreements"); and

      WHEREAS, Congoleum and Claimants' Counsel, on behalf of Participating Asbestos Claimants (as defined below), wish to resolve and settle, in the amounts set forth in the compensable disease matrix attached hereto as Appendix A ("Compensable Disease Matrix"), all of the Asbestos Claims asserted by Asbestos Claimants who qualify as Participating Asbestos Claimants (as defined below) and to secure, in part, payment of the amounts for which such Asbestos Claims are settled by the grant of a security interest in the Collateral (as defined in the Security Agreement); and

      WHEREAS, Congoleum wishes to settle the Asbestos Claims asserted by Asbestos Claimants in order to attain certainty as to its asbestos-related liability to Participating Asbestos Claimants so that it may concentrate its attention on the operation of its business; and

      WHEREAS, Congoleum anticipates that it will commence a reorganization case under chapter 11 of the U.S. Bankruptcy Code; and

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      WHEREAS, Congoleum intends to incorporate the terms of this Claimant Agreement in a "pre-packaged" plan of reorganization that Congoleum shall seek to confirm in its anticipated chapter 11 case (assuming the requisite acceptances are obtained).

      NOW, THEREFORE, in consideration of the mutual covenants below contained and intending to be legally bound hereby, Congoleum and each of the Asbestos Claimants agree as follows:

                                    AGREEMENT

I.    ASBESTOS CLAIM SETTLEMENT AND QUALIFICATION

      A. Upon the terms and conditions herein, Congoleum and each Asbestos Claimant who submits the information and documentation satisfactory to the Claims Reviewer (as defined below) as required under Section I.B (such Asbestos Claimant, together with any successor or assign, a "Participating Asbestos Claimant"), hereby compromise and settle the Asbestos Claim of such Participating Asbestos Claimant. The amount for which an Asbestos Claim is liquidated, compromised and settled (the "Participating Asbestos Claimant's Settlement Amount") shall be the respective amount set forth in the Compensable Disease Matrix applicable to the particular Participating Asbestos Claimant's disease category.

      B. To qualify as a Participating Asbestos Claimant, each Asbestos Claimant, or his counsel, must

            1. On or before May 15, 2003, submit in an electronic form reasonably satisfactory to the Claims Reviewer the following documents and information in form and substance satisfactory to the Claims Reviewer: (1) the Asbestos Claimant's name and social security number; (2) the Asbestos Claimant's alleged disease or injury; (3) a statement that his or her Asbestos Claim was filed in a court of competent jurisdiction on or before the Effective Date (as defined below); and (4) a statement that the Asbestos Claimant is interested in participating in this Claimant Agreement; and

                                               EXHIBIT E TO DISCLOSURE STATEMENT


            2. On or before July 1, 2003, submit in writing the following documents and information in form and substance satisfactory to the Claims
      Reviewer: (1) evidence of bodily injury, sickness or disease consistent with the terms and meaning of the Compensable Disease Matrix however, if such Asbestos Claimant was qualified as a Participating Category D Claimant under the Settlement Agreement Between ACandS, Inc. and Various Asbestos Claimants, dated April 17, 2002 (the "ACandS Claimant Agreement"), a notice indicating that the claimant will rely upon the evidence submitted to the Claims Reviewer in connection with the ACandS Claimant Agreement will satisfy this requirement; (2) a verified statement that the Asbestos Claimant was exposed to an asbestos-containing product manufactured, sold, or distributed by Congoleum or for which Congoleum has legal liability; (3) a claim form that will indicate the Asbestos Claimant's name, address, social security number, exposure date and diagnosis date; (4) proof that the Asbestos Claimant had filed a claim in a court of competent jurisdiction against Congoleum on or before the Effective Date (as defined below); and (5) a release in the form of Appendix B hereto or another form acceptable to Congoleum (collectively "Claim Documentation"). Asbestos Claimants should note that if they were qualified under the ACandS Claimant Agreement as a Non-Malignant Participating Category D Claimant, reliance on the submission in connection with the ACandS Claimant Agreement will mean qualification here as a Level 1 Non-Malignant disease category pursuant to the attached Compensable Disease Matrix.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


            3. If the Asbestos Claimant's claim was first filed after January 13, 2003, the Asbestos Claimant shall submit a sworn affidavit or other evidence satisfactory to the Claims Reviewer in order to satisfy the requirements of I.B.2.(2).

      C. A claims reviewer (the "Claims Reviewer") shall review the Claim Documentation provided by an Asbestos Claimant and shall notify the Collateral Trustee (as defined below) in writing that a particular Asbestos Claimant has satisfied the Claim Documentation requirements. The Claims Reviewer shall provide Congoleum and Claimants' Counsel with a copy of any such notices provided to the Collateral Trustee. The initial Claims Reviewer shall be the Kenesis Group. Should the Claims Reviewer identify deficiencies in the Claim Documentation submitted by an Asbestos Claimant, the Claims Reviewer shall notify Claimants' Counsel of such deficiencies. Any Asbestos Claimant who is subject to a notice of Claim Documentation deficiency shall have a period of sixty (60) days from the date of mailing of notice of deficiency to remedy such deficiencies. The Claims Reviewer and the Asbestos Claimant shall confer in good faith for fifteen (15) days in order to resolve such deficiencies. If the deficiencies identified by the Claims Reviewer are not remedied within the fifteen (15) day meet and confer period, such Asbestos Claimant will not become a Participating Asbestos Claimant and such Asbestos Claimant will be allowed to withdraw its claim.

      D. Any Asbestos Claimant may appeal a disallowance pursuant to Section I.C. by having the court in which the claim is pending determine on summary judgment basis whether the documentation satisfies the standards of allowance, and no appeal of the court's determination shall be allowed. Congoleum, Claimants' Counsel or the Plan Trustee may oppose the Asbestos Claimant's appeal.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      E. As to any Asbestos Claimant who submits Claim Documentation on or before May 20, 2003, the Claims Reviewer will mail any notice of deficiencies in Claim Documentation within forty (40) days after receipt of the Claims Documentation. As to any Asbestos Claimant who submits Claim Documentation after May 20, 2003, the Claims Reviewer will mail any notice of deficiencies in Claim Documentation within sixty (60) days after receipt of the Claims Documentation. If the Claims Reviewer does not mail notices of deficiencies within the time period set forth above to a particular Asbestos Claimant, that Asbestos Claimant's Claim Documentation shall be deemed satisfactory.

      F. Should the Claims Reviewer be unable or unwilling at any time to serve in the above-described capacity, Claimants' Counsel and Congoleum shall agree on an acceptable replacement. The Claims Reviewer shall provide periodic reports to Congoleum and Claimants' Counsel as they may reasonably request, at the expense of Congoleum.

      G. An Asbestos Claimant shall not qualify as a Participating Asbestos Claimant hereunder if the Asbestos Claimant's cause of action has been dismissed with prejudice by a court of competent jurisdiction on or before the Effective Date.

      H. Upon the Effective Date, a Participating Asbestos Claimant shall be deemed to have fully and finally liquidated, compromised and settled any and all of his or her Asbestos Claims in accordance with the terms of this Claimant Agreement.

II.   SECURED RIGHTS OF PARTICIPATING ASBESTOS CLAIMANTS

      A. On the Effective Date of this Claimant Agreement, Congoleum shall grant to the collateral trustee of the Collateral Trust (the "Collateral Trustee") for the benefit of each Participating Asbestos Claimant, a security interest (the "Security Interest") in the Collateral (as defined in the Security Agreement), as provided in and subject to the terms and conditions of the Security Agreement.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      B. The Security Interest shall secure an amount equal to seventy-five percent (75%) of the aggregate of all Participating Asbestos Claimants' Settlement Amounts (the "Secured Amount") as provided in the Collateral Trust Agreement and the Security Agreement. Congoleum's obligation to pay each Participating Asbestos Claimant its pro rata share of the Secured Amount shall be referred to herein as the "Secured Asbestos Claims."

      C. Until all of the Secured Asbestos Claims for all Participating Asbestos Claimants are paid in full, Congoleum shall evaluate, bring, prosecute, litigate, defend and settle any claim against its insurers to obtain Insurance Proceeds. Congoleum shall consult with Claimants' Counsel in order to retain a mutually acceptable counsel to prosecute any claim against its insurers to obtain Insurance Proceeds. Congoleum agrees to obtain the consent of Claimants' Counsel prior to entering into settlement of any claim against its insurers to obtain Insurance Proceeds, which consent shall not be unreasonably withheld, conditioned or delayed.

III.  TRUST ACCOUNT FOR INSURANCE PROCEEDS

      A. Payment of Secured Asbestos Claims shall be made from the Collateral Trust in accordance with the provisions of Section IV below and in accordance with the Collateral Trust Agreement.

      B. Congoleum may qualify the Collateral Trust as a Qualified Settlement Fund, pursuant to Section 468B of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder ("QSF").

      C. It is the expectation of Congoleum and Participating Asbestos Claimants that the Secured Asbestos Claims shall be paid entirely out of the Insurance Proceeds (as defined in the Security Agreement). Until such time as the Secured Asbestos Claims have been paid in full, Congoleum shall direct that payment of all Insurance Proceeds be made to the Collateral Trust and, in the event Congoleum receives any Insurance Proceeds, Congoleum, no later than five (5) business days after its receipt of any Insurance Proceeds, shall remit such Insurance Proceeds to the Collateral Trust.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


IV.   PAYMENT OF SECURED ASBESTOS CLAIMS

      A. The Collateral Trustee shall make payments to each Participating Asbestos Claimant up to the amount of such Participating Asbestos Claimant's Secured Asbestos Claim, by payment to the respective Claimants' Counsel for such Participating Asbestos Claimant, in accordance with the terms of the Collateral Trust Agreement.

      B. The portion of Congoleum's obligation to a Participating Asbestos Claimant to pay in excess of such Participating Asbestos Claimant's Secured Asbestos Claim shall constitute an unsecured claim (an "Unsecured Asbestos Claim"). Such an Unsecured Asbestos Claim shall be treated in accordance with the terms of a confirmed plan of reorganization in the event Congoleum files a chapter 11 case. If unpaid and if Congoleum does not commence a chapter 11 case within 24 months of the Effective Date, the Unsecured Asbestos Claim shall become immediately due and payable.

V.    LITIGATION MORATORIUM

      Congoleum and each Asbestos Claimant that has submitted the documents and information pursuant to Section I.B.1 agree to a 150-day litigation moratorium, commencing from the Effective Date, during which such Asbestos Claimant shall not pursue any lawsuit or other legal process with respect to any claim against Congoleum or any parent, subsidiary, distributor, or affiliate of Congoleum other than the claims process set forth in Section I above. Congoleum and each such Asbestos Claimant agree to toll all time-related affirmative defenses (including statute of limitation defenses) applicable to the respective Asbestos Claims during the period of the 150-day litigation moratorium.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


VI.   PAYMENT TO CLAIMANTS COUNSEL

      Promptly on or as soon as practicable after the Effective Date of this Claimant Agreement, Congoleum will pay $1,000,000 to each Claimants' Counsel ("Expense Payments"). Expense Payments will be used by Claimants' Counsel to pay all out-of-pocket expenses, reasonable professionals' fees and expenses, and other costs that Claimants' Counsel may have incurred or may incur (i) in connection with the negotiation and implementation of this Claimant Agreement and the related Collateral Trust Agreement and Security Agreement, (ii) in connection with the negotiation of a possible "pre-packaged" chapter 11 plan of reorganization for Congoleum, and/or (iii) in connection with due diligence investigations related to a possible chapter 11 plan of reorganization.

VII.  CONSTRUCTION, ENTIRE AGREEMENT, DURATION

      A. This Claimant Agreement was negotiated between the parties hereto at arm's length, with each party receiving advice from independent legal counsel. It is the intent of the parties that no part of this Claimant Agreement be construed against any other party because of the identity of the drafter.

      B. This Claimant Agreement constitutes a single integrated written contract expressing the entire agreement among the parties hereto. This Claimant Agreement supersedes any prior understandings and agreements between or among the parties with respect to the subject matter of the Claimant Agreement. There are no representations, agreements, arrangements or understandings between or among the parties, oral or written, relating to the subject matter of this Claimant Agreement that are not fully expressed herein. Any statements, promises or inducements, whether made by any party or any agents of any party, that are not contained in this written Claimant Agreement shall not be valid or binding. The failure or invalidation of any provision of this Claimant Agreement shall not in any way affect the validity, or performance of any party pursuant to, any other provision of this Claimant Agreement.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      C. The effective date of this Claimant Agreement shall be the date on which the Claimant Agreement has been signed and delivered by Congoleum and Claimants' Counsel ("Effective Date"). This Claimant Agreement shall have perpetual existence and may not be enlarged, modified or altered except by a written agreement signed by Congoleum and Claimants' Counsel.

      D. The signatory who has executed this Claimant Agreement on behalf of Congoleum expressly represents and warrants that he or she is fully authorized to sign on behalf of Congoleum for the purpose of duly binding Congoleum to this Claimant Agreement. The Claimant Agreement shall be binding upon the parties and their respective successors and assigns.

VIII. BANKRUPTCY OBLIGATIONS

      Congoleum shall incorporate substantially all of the material terms of this Claimant Agreement in any plan of reorganization that it may file or support in any chapter 11 case that Congoleum may commence as a debtor

IX.   AGREEMENT TO MEET AND CONFER

      To the extent any dispute arises over the application, interpretation or performance of this Claimant Agreement, Congoleum and Claimants' Counsel, on behalf of Participating Asbestos Claimants, agree to meet and confer for the purpose of attempting to resolve amicably any such dispute. To the extent any dispute cannot be resolved amicably by negotiation, Congoleum and Claimants' Counsel, on behalf of the Participating Asbestos Claimants, agree that they shall attempt to agree on an alternative dispute resolution mechanism before initiating any lawsuit; provided, however, that nothing contained herein shall obligate either Congoleum or Claimants' Counsel to agree to any alternative dispute resolution mechanism.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


X.    NOTICES

      All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes (if mailed) three (3) calendar days after being deposited, postage prepaid, in the United States Mail, registered or certified mail, or (if delivered by express courier) one (1) business day after being delivered to such courier, or (if delivered in person or via facsimile with faxed confirmation) the same day as delivery if delivered on a business day before 4:30 p.m. EST or EDT (as applicable) or if not so delivered, on the next succeeding business day, except with respect to notices issued to the Collateral Trustee, such notices shall be deemed received on the date actually received by the Collateral Trustee. Notice to the Claimants' Counsel shall be deemed notice to each Asbestos Claimant. Notices shall be addressed as follows:

Congoleum:

Roger Marcus
Congoleum Corporation
3500 Quakerbridge Road
P.O. Box 3127
Mercerville, NJ 08619
(609) 584-3000 - Telephone No.
(609) 584-3685 - Facsimile No.

With copies to:

Bette Orr, Esq.
Gilbert, Heintz & Randolph LLP
1100 New York Avenue
7th Floor
Washington, DC 20005
(202) 772-2200 - Telephone No.
(202) 772-3333 - Facsimile No.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


Norman L. Pernick, Esq.
Saul Ewing LLP
222 Delaware Avenue
Suite 1200
Wilmington, DE 19899
(302) 421-6800 - Telephone No.
(302) 421-6813 - Facsimile No.

Mark Chehi, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
P.O. Box 636
Wilmington, DE 19899
(302) 651-3000 - Telephone No.
(302) 651-3001 - Facsimile No.

Collateral Trustee:

Arthur Pergament
Pergament Advisors
950 Third Avenue, 3rd Floor
New York, NY  10022
(212) 754-7913
(212) 994-6229

Claimants' Counsel:

Perry Weitz, Esq.
Weitz & Luxenberg
180 Maiden Lane
New York, NY  10038
(212) 558-5500 - Telephone No.
(212) 344-5461 - Facsimile No.

Joseph F. Rice, Esq.
28 Bridgeside Boulevard
P.O. Box 1792
Mt. Pleasant, SC  29464
(843) 216-9000 - Telephone No.
(843) 216-9290 - Facsimile No.

XI.   GOVERNING LAW

      All disputes concerning the validity, interpretation and application of the Claimant Agreement or the Appendices hereto, or any provision thereof, and disputes concerning issues within the scope of the Claimant Agreement shall be determined in accordance with the law of the State of Delaware, excluding any conflict of law provisions.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


XII.  MISCELLANEOUS

      A. Each party shall take such steps and shall execute such documents as reasonably may be necessary or proper to effectuate the purpose and intent of this Claimant Agreement.

      B. This Claimant Agreement shall be executed in duplicate originals and signed by or on behalf of the parties hereto.

      C. This Claimant Agreement may be executed in any number of counterparts. Each of such counterparts for all purposes shall be deemed to be an original, and all such counterparts together shall constitute but one and the same Claimant Agreement.

      IN WITNESS WHEREOF, the parties have caused this Claimant Agreement to be duly executed this 10th day of April 2003.

                                    CONGOLEUM CORPORATION

                                    By /s/ Howard N. Feist III
                                       ---------------------------

                                    Title Chief Financial Officer
                                          ------------------------


                                    PARTICIPATING ASBESTOS CLAIMANTS

                                    By Claimants' Counsel

                                       /s/ Perry Weitz
                                    -----------------------------
                                          Perry Weitz, Esq.

                                       /s/ Joseph F. Rice
                                    -----------------------------
                                          Joseph F. Rice, Esq.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


APPENDIX A

                           Compensable Disease Matrix
                           --------------------------

    ------------------------------------------------------------------------
      Disease Category                   Settlement Amount*
    ------------------------------------------------------------------------
        Mesothelioma                          $100,000
    ------------------------------------------------------------------------
         Lung Cancer                           $30,000
    ------------------------------------------------------------------------
        Other Cancer                           $10,000
    ------------------------------------------------------------------------
          Level II                             $3,000
        Non-Malignant
    ------------------------------------------------------------------------
    Level I Non-Malignant                      $1,000
    ------------------------------------------------------------------------

* Settlement Amounts do not include Extraordinary Claim Settlement Amounts, if any (as defined below)

                                Medical Criteria

      To satisfy the requirements of Section I.B.2(1) of the Settlement Agreement Between Congoleum Corporation and Various Asbestos Claimants (the "Claimant Agreement"), a Participating Asbestos Claimant (as defined in the Claimant Agreement) must submit the evidence listed below for his or her applicable disease category.

XIII. General Provisions

      For purposes of this Appendix, the following terms shall have the meanings set forth below. Terms used in singular shall be deemed to include the plural, and vice versa.

      A. "Basilar Crackles," sometimes called "rales," shall mean those sounds described in American Thoracic Society, "The Diagnosis of Nonmalignant Diseases Related to Asbestos," 134 American Review of Respiratory Disease 363(1986), and shall be observed in accordance with the criteria set forth therein.

      B. "Board-certified Internist" shall mean a physician licensed to practice medicine in the District of Columbia or in one or more U.S. states or territories and certified by the American Board of Internal Medicine in internal medicine at the time of that physician's relevant medical report or document.

      C. "Board-certified Pathologist" shall mean a physician licensed to practice medicine in the District of Columbia or in one or more U.S. states or territories and certified in anatomic pathology, or combined anatomic and clinical pathology, from the American Board of Pathology, and whose professional practice includes the field of pathology and involves regular evaluation of pathological materials obtained from surgical and post-mortem specimens.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      D. "Board-certified Pulmonary Specialist" shall mean a physician licensed to practice medicine in the District of Columbia or in one or more U.S. states or territories and certified by the American Board of Internal Medicine in the sub-specialty of pulmonary disease at the time of the relevant medical report.

      E. "Certified B-reader" shall mean an individual who has successfully completed the x-ray interpretation course sponsored by the National Institute of Occupational Safety and Health (NIOSH) and passed the NIOSH examination for certification as a B-reader and whose NIOSH certification is up to date at the time of his or her interpretation of the x-rays. Certified B-reader shall also include an individual who was at one time a certified B-reader and who has not subsequently failed the exam for certification or recertification as a B-reader.

      F. "Chest x-rays" shall mean chest radiographs taken in at least one view (Posterior-Anterior and Lateral) and graded quality 1 or 2 for reading according to the criteria established by the ILO. Notwithstanding the foregoing, in cases in which no quality 1 or 2 radiographs are available, radiographs of poorer quality shall not be automatically rejected but shall be evaluated for acceptability on a case-by-case basis.

      G. "ILO Grade" shall mean the radiology ratings for the presence of pleural or parenchymal lung changes by chest x-rays as established from time to time by the International Labour Office (ILO) and as set forth in "Guidelines for the Use of ILO International Classification of Radiographs of Pneumoconioses" (1980).

      H. "Occupational Physician" shall mean a physician specializing in the diagnosis and treatment of lung disease who is currently licensed to practice medicine in any state of the United States, the District of Columbia or any U.S. territory.

      I. "Predicted Values" for spirometry and lung volumes shall be those published by Morris, Clinical Pulmonary Function Testing, 2d Edition, Intermountain Thoracic Society (1984), or by Crapo, et al., "Reference Spirometric Values Using Techniques and Equipment That Meet ATS Recommendations," 123 American Review of Respiratory Diseases 659-64 (1981), or others that are substantially equivalent. "Predicted Values" for diffusing capacity shall be those published by Miller, et al., 127 American Review of Respiratory Disease 270-77
            (1983), or others that are substantially equivalent.

      J. "Pulmonary Function Testing" shall mean spirometry [forced vital capacity ("FVC"), the ratio of forced expiratory volume exhaled in one second over forced vital capacity ("FEV-1/FVC"), and vital capacity ("VC")], lung volume [total lung capacity ("TLC")], and diffusing capacity ("DLCO") testing that is in material compliance with the quality criteria established by the American Thoracic Society ("ATS") and is performed on equipment which is in material compliance with ATS standards for technical quality and calibration, all as set forth in 20 C.F.R. 718.103 and Appendix B thereto or in

                                               EXHIBIT E TO DISCLOSURE STATEMENT


            the ATS guidelines in 144 American Review of Respiratory Disease 1202-18 (1991), and 152 American Review of Respiratory and Critical Care Medicine 1107-36 (1995), or other standards for technical quality and calibration that are substantially equivalent to the ATS standards. The Claims Reviewer may examine all back-up data (including, without limitation, flow volume loops and spirographs) pertaining to Pulmonary Function Testing of a Participating Asbestos Claimant to ensure that these quality criteria and standards have been satisfied in all material respects.

      K. "Qualified Physician" shall mean any physician as defined in Section I.B to D, and H and for purposes of x-ray interpretation any individual as defined in Section I.E.

XIV.  MESOTHELIOMA

      In order for a Participating Asbestos Claimant to satisfy the requirements of Section I.B.2(1) of the Claimant Agreement for the Mesothelioma disease category, the Participating Asbestos Claimant must submit a report by a Board-certified Pathologist, or another competent physician acceptable to the Claims Reviewer, supporting the Participating Asbestos Claimant's diagnosis of a malignant mesothelioma.

XV.   LUNG CANCER

      In order for a Participating Asbestos Claimant to satisfy the requirements of Section I.B.2(1) of the Claimant Agreement for the Lung Cancer disease category, the Participating Asbestos Claimant must submit:

      A. A report by a Qualified Physician establishing that the Participating Asbestos Claimant has a primary carcinoma of the lung; and

            B.    Either one of the following:

                  1. A statement from a Qualified Physician that the carcinoma in question is causally related to Participating Asbestos Claimant's asbestos exposure; or

                  2. A report by a Certified B-reader showing that the Participating Asbestos Claimant has a Chest X-ray reading of 1/0 or higher on the ILO scale and/or bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification.

XVI.  OTHER CANCER

      In order for a Participating Asbestos Claimant to satisfy the requirements of Section I.B.2(1) of the Claimant Agreement for the Other Cancer disease category, the Participating Asbestos Claimant must submit:

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      A. A report by a Board-certified Pathologist establishing the Participating Asbestos Claimant with a primary colorectal, esophageal, laryngeal, pharyngeal or gastric carcinoma; and

      B.    Either one of the following:

            1. A statement by a Qualified Physician that the carcinoma in question is causally related to Participating Asbestos Claimant's asbestos exposure; or

            2. A report by a Certified B-reader showing that the Participating Asbestos Claimant has a Chest X-ray reading of 1/0 or higher on the ILO scale and/or bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification. No other asbestos-related cancer shall be compensable as an Other Cancer under this Claimant Agreement.

XVII. LEVEL II NON-MALIGNANT

      In order for a Participating Asbestos Claimant to satisfy the requirements of Section I.B.2(1) of the Claimant Agreement for the Level II Non-Malignant disease category, the Participating Asbestos Claimant must submit:

      A. Clinical Evidence of Asbestosis: A diagnosis of pulmonary asbestosis by a Qualified Physician based upon either or the following two sets of minimum objective criteria:

            1. Chest x-rays which, in the opinion of a Certified B-reader, show small irregular opacities of ILO Grade 1/0; and Pulmonary Function Testing and physical examination that show either:

                  a. FVC<80% of Predicted Value with FEV-1/FVC>/= 65% (actual value) if the individual tested is at least 75 years old at the date of testing, >/=70% (actual value) if the individual tested is at least 65 years old but less than 75 years old at the date of testing, and >/= 75% (actual value) if the individual tested is less than 65 years old at the date of testing; or

                  b.    TLC<80% of Predicted Value; or

                  c. Bilateral Basilar Crackles, and also the absence of any more probable explanation for the crackles other than the presence of asbestos-related lung disease; or

            2. Chest x-rays which, in the opinion of a Certified B-reader show small irregular opacities of ILO grade 1/1 or greater; and Pulmonary Function Testing that shows either:

                                               EXHIBIT E TO DISCLOSURE STATEMENT


                  a. FVC<80% of Predicted Value with FEV-1/FVC>/= 65% (actual value) if the individual tested is at least 70 years old at the date of testing, >/= 70% (actual value) if the individual tested is at least 60 years old but less than 70 years old at the date of testing, and >/= 75% (actual value) if the individual tested is less than 60 years old at the date of testing; or

                  b.    TLC<80% of Predicted Value.

      B.    Pathological Evidence of Asbestosis: A statement by a
            Board-certified Pathologist that more than one representative section of lung tissue otherwise uninvolved with any other process (e.g., cancer or emphysema) demonstrates a pattern of peribronchiolar or parenchymal scarring in the presence of characteristic asbestos bodies, and also that there is no other more probable explanation for the presence of the fibrosis.

      C. Bilateral Pleural Thickening: Chest x-rays demonstrating bilateral pleural thickening of ILO Grade B2 or greater that (1) has not been followed by a malignancy; and (2) is not explained by any other condition in the subject's history; and Pulmonary Function Testing that, in the opinion of a Board-certified Internist, Pulmonary Specialist, or Occupational Physician shows:

            1.    TLC<80% of Predicted Value; or

            2.    FVC<80% of Predicted Value; and in either case

            3. A statement by the Board-certified Internist, Pulmonary Specialist, or Occupational Physician that the asbestos-related changes are substantial contributing factors in causing the pulmonary function changes.

XVIII.      LEVEL I NON-MALIGNANT

      In order for a Participating Asbestos Claimant to satisfy the requirements of Section I.B.2(1) of the Claimant Agreement for the Level I Non-Malignant disease category, the Participating Asbestos Claimant must submit either:

      A. A report by a Qualified Physician stating that the Participating Asbestos Claimant has or had a Chest X-ray reading of 1/0 or higher on the ILO scale, or a CT scan read by a Qualified Physician showing bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification or if an ILO reading is not available, a Chest X-Ray reading or CT scan read by a Qualified Physician showing bilateral interstitial fibrosis, bilateral interstitial markings, bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification consistent with, or compatible with, a diagnosis of asbestos-related disease, or such other competent evidence acceptable to the Claims Reviewer with medical evidence such as a diagnosis of an asbestos-related condition by a Qualified Physician, showing that the Participating Asbestos Claimant's non-malignant condition is causally related to asbestos exposure; or

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      B.    A statement by a Board-certified Pathologist that:

            1. More than one representative section of lung tissue otherwise uninvolved with any other process (e.g. cancer, emphysema) demonstrates a pattern of per bronchiolar or parenchymal scarring in the presence of characteristic asbestos bodies; and

            2. There is no other more likely explanation for the presence of the fibrosis.

                              Extraordinary Claims

      The Claims Reviewer may award a settlement amount to a Participating Asbestos Claimant up to five (5) times the Settlement Amount for the Disease Category in question ("Extraordinary Claim Settlement Amount"). The procedures relating to any such award are as follows:

      At the same time that an Asbestos Claimant submits the documentation required under Section I.B.2 of the Claimant Agreement, an Asbestos Claimant may request in writing to the Claims Reviewer that his or her Asbestos Claim be considered for an Extraordinary Claim Settlement Amount.

      A Participating Asbestos Claimant may be entitled to an Extraordinary Claim Settlement Amount only if he or she:

            Satisfies the requirements to the Medical Criteria above for the Disease Category in question; and

            Demonstrates that his or her exposure to asbestos was greater than 40% the result of exposure to an asbestos-containing product manufactured, sold, or distributed by Congoleum or for which Congoleum otherwise may have legal liability; and

            Demonstrates that there is little likelihood of a successful recovery elsewhere.

      C. The Claims Reviewer shall consider simultaneously all requests for an Extraordinary Claim Settlement Amount no later than ninety (90) days from the deadline to submit Claim Documentation under Section I.B.2 of the Claimant Agreement. The Claims Reviewer shall notify the Participating Asbestos Claimants in writing as to whether the Participating Asbestos Claimants is entitled to the requested Extraordinary Claims Settlement Amount and the amount of the Extraordinary Claims Settlement Amount, if any.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


D.    Appeal Procedures

      1. A Participating Asbestos Claimant may appeal a Claims Reviewer's determination by requesting arbitration in writing to the Claims Reviewer within ten (10) days of receipt of the Claims Reviewer's determination.

      2. The neutral arbitrator shall be Michael Rozen from The Feinberg Group, LLP (the "Arbitrator"). Should Mr. Rozen be unable or unwilling at any time to serve as the Arbitrator, Claimants' Counsel and Congoleum shall agree on an acceptable replacement.

      3. The Arbitrator shall consider the positions of the parties as set forth in written submissions to be filed with the Arbitrator within sixty (60) days after the written request for arbitration.

      4. The Arbitrator shall make a final decision within sixty (60) days of the date set for submission. The Arbitrator is not empowered to award damages in excess of the maximum amount of the Extraordinary Claims Settlement Amount for the Disease Category in question and the Participating Asbestos Claimant expressly waives and foregoes any right to punitive, exemplary or similar damages. The decision of the Arbitrator shall be final and binding.

      5. The Participating Asbestos Claimant shall bear its own costs. The reasonable fees and costs of the Arbitrator and the reasonable costs incurred by the Claims Reviewer shall be paid by the Collateral Trust, Plan Trust or any successor trust (as defined in Collateral Trust Agreement).

                                               EXHIBIT E TO DISCLOSURE STATEMENT


APPENDIX B

                              RELEASE AND INDEMNITY

STATE OF
         ---------------------
COUNTY OF
         ---------------------

      KNOW ALL MEN BY THESE PRESENTS THAT the Undersigned, [Executor], individually and as [Capacity] of the Estate of _______________, deceased (Social Security No. __________) ("Decedent"), on behalf of himself or herself and the heirs, administrators, executors, personal representatives, and assigns of Decedent, hereinafter collectively referred to as "Releasors," for consideration of the sum of One Dollar and other good and valuable consideration, do hereby forever release and discharge Congoleum Corporation, all of its present and former shareholders, directors, officers, employees, agents and servants, and all of its present and former divisions and subsidiary corporations, and any and all predecessors, successors, distributors, and assigns, and their insurance carriers to the extent of coverage provided to any of the foregoing, hereinafter collectively referred to as "Releasees," from any and all claims, causes or rights of action, demands and damages of every kind and nature whatsoever, including but not limited to, any and all present claims relating to asbestos-related diseases, injuries, cancers, and/or malignancies, including, but not limited to, loss of consortium, companionship, service, support, pain and suffering, medical expenses, injury and damage of any kind, including the wrongful death of Decedent, which any of the Releasors now has that is in any way related to the possible exposure of Decedent to asbestos or asbestos-containing products manufactured, sold, supplied, distributed, installed, handled, or removed by any of the Releasees, which may have caused injuries or damages to any of the Releasors or for which Releasees may bear legal responsibility. The undersigned reserve all rights to proceed at law and/or in equity against any person, corporation and/or association other than Releasees for harmful exposure to asbestos or asbestos-containing products.

      The Releasors agree that this is a compromise of doubtful and disputed claims and that the payment of the consideration for this Release is not to be considered as an admission of liability on the part of any person or entity released hereby. It is further understood that this Release is not intended to relinquish any claim the Releasees may have against any party or any claim the Releasors have against any party that is not a Releasee. The parties further agree that this Agreement shall not be admissible in any suit or proceeding whatsoever as evidence or admission of any liability.

      In order to induce the payment of the aforesaid consideration, the Releasors, jointly and severally, do covenant and agree to defend, hold harmless and indemnify all Releasees from any and all claims, actions, and suits of every nature whatsoever, including without limitation any and all claims (i) of any Worker's Compensation carrier, any employer who is self-insured for Worker's Compensation purposes, any governmental Worker's Compensation funds, and/or arising under any state Worker's Compensation law, (ii) arising under the Federal Longshoremen's and Harbor Workers' Act, (iii) of any health care provider (including all medical, hospital, ambulance and/or drug bills or related expenses), and (iv) of any insurance carrier or other party who has, or

                                               EXHIBIT E TO DISCLOSURE STATEMENT


APPENDIX B

claims to have, a lien against the aforesaid consideration, and all such claims as may now be pending or which may heretofore have been made, against any or all of the Releasees, which may be brought and/or made on account of any claimed injuries and/or damages arising from or relating to the exposure of Decedent to asbestos or asbestos-containing products, and to indemnify them in legal tender and/or by offset, up to the full extent of the compensation paid or to be paid pursuant to the Claimant Agreement (defined below). The Release and Indemnity provisions contained herein are specifically intended to operate and be applicable even if it is alleged, charged or proven that all or some of the claims released or damages sought are caused in whole or in part by the sole, concurrent or contributory negligence or other conduct of any type by any of the Releasees.

      It is further agreed that this Release and that certain Settlement Agreement between Congoleum Corporation. and Various Asbestos Claimants (the "Claimant Agreement"), in which Releasors have joined, set forth the entire agreement between the parties and there is no other promise, agreement or inducement other than that as expressed herein and in the Settlement Agreement.

      The undersigned further states:

1. That he or she is of legal age, with no mental disability of any kind, and is fully and completely competent to execute this Release and Indemnity on his or her own behalf and on behalf of the Estate of Decedent and the other Releasors. The undersigned certifies that he or she is the duly appointed [Capacity] of the Estate of Decedent, having been appointed to that position by order of a court of competent jurisdiction;

2. That the above Release and Indemnity has been explained to the undersigned and he or she knows the contents as well as the effect thereof;

3. That he or she understands that Congoleum has made a settlement offer to pay approximately _______ claims and the amount of compensation paid with respect to Decedent is based on the application of a matrix value to Decedent's medical diagnosis; and

4. That Decedent was exposed to an asbestos-containing product manufactured, sold, or distributed by Congoleum or for which Congoleum has legal liability.

      The undersigned further states that he or she executed this instrument after consultation with his or her attorney or the opportunity to consult with an attorney.

      The undersigned hereby declares under penalty of perjury, pursuant to 28 U.S.C ss. 1746, that the foregoing is true and correct,

_______________________________

[Executor's Name]

Date: _________________________

                                               EXHIBIT E TO DISCLOSURE STATEMENT


APPENDIX B

                              RELEASE AND INDEMNITY

      STATE OF
              -------------

      COUNTY OF
               ------------

      KNOW ALL MEN BY THESE PRESENTS THAT WE, [Name], (Social Security No. __________) ("Claimant"), individually, and, if he/she is married, his/her spouse, [Spouse] ("Spouse"), Social Security No. _____________, as husband and wife, on behalf of themselves, their heirs, administrators, executors, personal representatives, and assigns, hereinafter collectively referred to as "Releasors," for consideration of the sum of One Dollar and other good and valuable consideration, do hereby forever release and discharge Congoleum Corporation, all of its present and former shareholders, directors, officers, employees, agents and servants, and all of its present and former divisions and subsidiary corporations, and any and all predecessors, successors, distributors and assigns, and their insurance carriers to the extent of coverage provided to any of the foregoing, hereinafter collectively referred to as "Releasees," from any and all claims, causes or rights of action, demands and damages of every kind and nature whatsoever, including but not limited to, any and all present claims relating to asbestos-related diseases, injuries, cancers, and/or malignancies, including, but not limited to, loss of consortium, companionship, service, support, pain and suffering, medical expenses, injury and damage of any kind, including the wrongful death of Claimant, which any of the Releasors now has that is in any way related to the possible exposure of Claimant to asbestos or asbestos-containing products manufactured, sold, supplied, distributed, installed, handled, or removed by any of the Releasees, which may have caused injuries or damages to any of the Releasors or for which Releasees may bear legal responsibility. The undersigned reserve all rights to proceed at law and/or in equity against any person, corporation and/or association other than Releasees for harmful exposure to asbestos or asbestos- containing products.

      It is the intent of this Release not to release, and the Releasors specifically do not release, claims for lung cancer, mesothelioma, primary colon-rectal, laryngeal, esophageal or stomach cancer, or death resulting from lung cancer, mesothelioma, primary colon-rectal, laryngeal, esophageal or stomach cancer, not diagnosed as of the date hereof and allegedly resulting or alleged to result from Claimant's exposure to asbestos or asbestos-containing products.

      The parties to this Release further understand and agree that nothing in this Release is intended to settle, waive or relinquish any claim that Spouse individually may have today or in the future against Releasees or any other entity for an asbestos-related injury or disease that results from his/her personal exposure to asbestos-fibers and/or products manufactured, sold or distributed by Releasees or any other manufacturer, supplier or distributor of asbestos-containing products. The Releasors further agree that this is a compromise of doubtful and disputed claims and that the payment of the consideration for this Release is not to be considered as an admission of liability on the part of any person or entity released hereby. It is further understood that this Release is not intended to relinquish any claim the Releasees may have against any party or any claim the Releasors have against any party that is not a Releasee. The parties further agree that this Agreement shall not be admissible in any suit or proceeding whatsoever as evidence or admission of any liability.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


APPENDIX B

      In order to induce the payment of the aforesaid consideration, the Releasors, jointly and severally, do covenant and agree to defend, hold harmless and indemnify all Releasees from any and all claims, actions, and suits of every nature whatsoever, including without limitation any and all claims (i) of any Worker's Compensation carrier, any employer who is self-insured for Worker's Compensation purposes, any governmental Worker's Compensation funds, and/or arising under any state Worker's Compensation law, (ii) arising under the Federal Longshoremen's and Harbor Workers' Act, (iii) of any health care provider (including all medical, hospital, ambulance and/or drug bills or related expenses), and (iv) of any insurance carrier or other party who has, or claims to have, a lien against the aforesaid consideration, and all such claims as may now be pending or which may heretofore have been made against any or all of the Releasees, which may be brought and/or made on account of any claimed injuries and/or damages arising from or relating to the exposure of Claimant to asbestos or asbestos-containing products, and to indemnify them in legal tender and/or by offset, up to the full extent of the compensation paid or to be paid pursuant to the Settlement Agreement. The Release and Indemnity provisions contained herein are specifically intended to operate and be applicable even if it is alleged, charged or proven that all or some of the claims released or damages sought are caused in whole or in part by the sole, concurrent or contributory negligence or other conduct of any type by any of the Releasees.

      It is further agreed that this Release and that certain Settlement Agreement between Congoleum Corporation and Various Asbestos Claimants (the "Claimant Agreement"), in which Releasors have joined, set forth the entire agreement between the parties and there is no other promise, agreement or inducement other than that as expressed herein and in the Claimant Agreement.

      The undersigned further state:

1. That each of them is of legal age, with no mental disability of any kind, and is fully and completely competent to execute this Release and Indemnity on his or her own behalf;

2. That the above Release and Indemnity has been explained to them and they know the contents as well as the effect thereof;

3. That they understand that Congoleum Corporation made a settlement offer to pay approximately ______ claims and the amount of compensation paid to Claimant is based on the application of a matrix value to Claimant's medical diagnosis; and

4. That Claimant was exposed to an asbestos-containing product manufactured, sold, or distributed by Congoleum or for which Congoleum has legal liability.

      The undersigned further state that they executed this instrument after consultation with their attorney or the opportunity to consult with an attorney.

      Each of the undersigned hereby declares under penalty of perjury, pursuant to 28 U.S.C ss. 1746, that the foregoing is true and correct,

      ---------------------------------------
      [Name]
      Social Security No.
                         --------------------
      Date:
           ----------------------------------

      ---------------------------------------
      [Spouse]
      Social Security No.:
                           ------------------
      Date:
           ----------------------------------

                                               EXHIBIT E TO DISCLOSURE STATEMENT


                 FIRST AMENDMENT TO SETTLEMENT AGREEMENT BETWEEN
              CONGOLEUM CORPORATION AND VARIOUS ASBESTOS CLAIMANTS

      This first amendment to the Settlement Agreement Between Congoleum Corporation And Various Asbestos Claimants ("Amendment to the Claimant Agreement") is entered into by, between and among Congoleum Corporation, its predecessors, successors, distributors and assigns (collectively, "Congoleum"), and the Participating Asbestos Claimants, by and through representative plaintiffs' counsel, Perry Weitz, Esq. and Joseph F. Rice, Esq. ("Claimants' Counsel").

                                    RECITALS

      WHEREAS, Congoleum and Participating Asbestos Claimants entered into an agreement titled Settlement Agreement Between Congoleum Corporation And Various Asbestos Claimants (the "Claimant Agreement") dated April 10, 2003; and

      WHEREAS, Congoleum and Participating Asbestos Claimants wish to extend the time within which Asbestos Claimants may accept the terms of the Claimant Agreement and agree to be bound by the Claimant Agreement and to extend the time for such Asbestos Claimants to be eligible to provide Claim Documentation and to qualify as a Participating Asbestos Claimant; and

      WHEREAS, Congoleum, the Collateral Trustee and the Delaware Trustee entered into the Collateral Trust Agreement pursuant to which a statutory trust under the Delaware Statutory Trust Act was created on April 17, 2003 (the "Collateral Trust Agreement"); and

      WHEREAS, Congoleum, the Collateral Trustee, and the Delaware Trustee, with the consent of Claimants' Counsel, contemporaneously herewith are executing that certain first amendment to the Collateral Trust Agreement (the "Amendment to the Collateral Trust Agreement"); and

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      WHEREAS, on or about April 11, 2003 and April 17, 2003, respectively, Congoleum executed agreements titled "Security Agreement" and "Second Security Agreement" (collectively, the "Security Agreements") granting to the Collateral Trust a present and continuing security interest in certain insurance proceeds; and

      WHEREAS, Congoleum and the Collateral Trustee have contemporaneously herewith terminated the Security Agreements and entered into a subsequent security agreement ("Superceding Security Agreement") to eliminate any confusion as to the effective date of the grant of the Security Interest; and

      WHEREAS, the Parties desire to enter into this Amendment to the Claimant Agreement to confirm their agreement with respect to (i) the amendment of certain deadlines related to qualification as Participating Claimants; (ii) the termination of the Security Agreements; (iii) the execution of the Superceding Security Agreement; and (iv) certain other matters relating to the foregoing, as hereafter provided;

      NOW, THEREFORE, intending to be legally bound hereby, Congoleum and each of the Participating Asbestos Claimants agree that the Claimant Agreement shall be amended as follows:

                                    AGREEMENT

      1. Section I.B.1 and I.B.2 of the Claimant Agreement shall be replaced in its entirety with:

            B. To qualify as a Participating Asbestos Claimant, each Asbestos Claimant, or his counsel, must

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      1. On or before July 1, 2003, submit in an electronic form reasonably satisfactory to the Claims Reviewer the following documents and information in form and substance satisfactory to the Claims Reviewer: (1) the Asbestos Claimant's name and social security number; (2) the Asbestos Claimant's alleged disease or injury; (3) for all cases filed after February 14, 2003, a statement by counsel of record that the claimant can comply with exposure requirements of the Agreement; (4) a statement that his or her Asbestos Claim was filed in a court of competent jurisdiction on or before July 1, 2003; and (5) a statement that the Asbestos Claimant is interested in participating in this Claimant Agreement; and

      2. On or before August 15, 2003, submit in writing the following documents and information in form and substance satisfactory to the Claims Reviewer: (1) evidence of bodily injury, sickness or disease consistent with the terms and meaning of the Compensable Disease Matrix; however, if such Asbestos Claimant was qualified as a Participating Category D Claimant under the Settlement Agreement Between ACandS, Inc. and Various Asbestos Claimants, dated April 17, 2002 (the "ACandS Claimant Agreement"), a notice indicating that the claimant will rely upon the evidence submitted to the Claims Reviewer in connection with the ACandS Claimant Agreement will satisfy this requirement; (2) a statement swearing under penalty of perjury or witnessed by a notary, that the Asbestos Claimant was exposed to an asbestos-containing product manufactured, sold, or distributed by Congoleum or for which Congoleum has legal liability; (3) a claim form that will indicate the Asbestos Claimant's name, social security number, exposure date and diagnosis date; (4) proof that the Asbestos Claimant had filed a claim in a court of competent jurisdiction against Congoleum on or before July 1, 2003; and (5) a release in the form of Appendix B hereto or another form acceptable to Congoleum (collectively "Claim Documentation"). Asbestos Claimants should note that if they were qualified under the ACandS Claimant Agreement as a Non-Malignant Participating Category D Claimant, reliance on the submission in connection with the ACandS Claimant Agreement will mean qualification here as a Level 1 Non-Malignant disease category pursuant to the attached Compensable Disease Matrix.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      2. Section I.E of the Claimant Agreement shall be replaced in its entirety with:

            E. As to any Asbestos Claimant who submits Claim Documentation on or before July 7, 2003, the Claims Reviewer will mail any notice of deficiencies in Claim Documentation within thirty (30) days after receipt of the Claims Documentation. As to any Asbestos Claimant who submits Claim Documentation after July 7, 2003, the Claims Reviewer will mail any notice of deficiencies in Claim Documentation within sixty (60) days after receipt of the Claims Documentation. If the Claims Reviewer does not mail notices of deficiencies within the time period set forth above to a particular Asbestos Claimant, that Asbestos Claimant's Claim Documentation shall be deemed satisfactory.

      3. Sections II.A and II.B of the Claimant Agreement shall be replaced in their entirety with:

II.   SECURED RIGHTS OF PARTICIPATING ASBESTOS CLAIMANTS

      A. The Security Interest contemplated by the Superceding Security Agreement shall secure an amount equal to seventy-five percent (75%) of the aggregate of all Participating Asbestos Claimants' Settlement Amounts (the "Secured Amount") as provided in the Collateral Trust Agreement and the Superceding Security Agreement. Congoleum's obligation to pay each Participating Asbestos Claimant its pro rata share of the Secured Amount shall be referred to herein as the "Secured Asbestos Claims."

      B. Until all of the Secured Asbestos Claims for all Participating Asbestos Claimants are paid in full, Congoleum shall evaluate, bring, prosecute, litigate, defend and settle any claim against its insurers to obtain Insurance Proceeds. Congoleum shall consult with Claimants' Counsel in order to retain a mutually acceptable counsel to prosecute any claim against its insurers to obtain Insurance Proceeds. Congoleum agrees to obtain the consent of Claimants' Counsel prior to entering into settlement of any claim against its insurers to obtain Insurance Proceeds, which consent shall not be unreasonably withheld, conditioned or delayed.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      4. Section II.C of the Claimant Agreement shall be deleted.

      5. The paragraph below shall be added to the Claimant Agreement as Section
III.D:

            D. The beneficial interests in the Collateral Trust are not transferable or assignable, except as may be provided under operation of law or after the death of a Participating Asbestos Claimant pursuant to a will or the law applicable to the decendent's estate. The beneficial interests in the Collateral Trust shall not be evidenced by a separate certificate. Nothing in this paragraph III.D shall in any way restrict the ability of the Collateral Trust to transfer the Trust Assets (as defined in the Collateral Trust Agreement) to any trust established pursuant to a plan of reorganization for Congoleum under chapter 11 of the United States Bankruptcy Code.

      6. Other than expressly provided for herein, the terms of the Claimant Agreement shall remain in full force and effect.

      7. The Claimant Agreement and this Amendment to the Claimant Agreement (collectively, the "Agreements") constitute a single integrated written contract expressing the entire agreement among the parties hereto with respect to the subject matter hereof. The Agreements supercede any prior understandings and agreements between or among the parties with respect to the subject matter of the Agreements. Any statements, promises or inducements, whether made by any party or any agents of any party, that are not contained in the Agreements shall not be valid or binding. The failure or invalidation of any provision of the Agreements shall not in any way affect the validity or performance of any party pursuant to any other provision of the Agreements.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      8. References in the Claimant Agreement, the Superceding Security Agreement, and the Collateral Trust Agreement to the "Claimant Agreement" shall be deemed references to the Agreements.

      9. This Amendment to the Claimant Agreement may be executed in any number of counterparts. Each of such counterparts for all purposes shall be deemed to be an original, and all such counterparts together shall constitute but one and the same Amendment to the Claimant Agreement.

      IN WITNESS WHEREOF, the parties have caused this First Amendment to the Claimant Agreement to be duly executed this 6th day of June 2003.

                                    CONGOLEUM CORPORATION


                                    By  /s/ Howard N. Feist III
                                      ----------------------------------

                                    Title  Chief Financial Officer
                                         -------------------------------


                                    PARTICIPATING ASBESTOS CLAIMANTS

                                    By Claimants' Counsel


                                    /s/ Perry Weitz
                                    ------------------------------------
                                    Perry Weitz, Esq.


                                    /s/ Joseph F. Rice
                                    ------------------------------------
                                    Joseph F. Rice, Esq.